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As filed with the Securities and Exchange Commission on June 9, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Form F-10
BAUER PERFORMANCE SPORTS LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada
(Province or other jurisdiction of incorporation or organization)

3949, 5091, 5941
(Primary Standard Industrial Classification Code Number, if applicable)

Not applicable
(I.R.S. Employer Identification No., if applicable)

100 Domain Drive
Exeter, NH 03833
Tel: 603-610-5802
(Address and telephone number of Registrant's principal executive offices)

Bauer Hockey Inc.
100 Domain Drive
Exeter, NH 03833
Tel: 603-610-5802
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Amir Rosenthal Michael J. Wall Bauer Performance Sports Ltd. 100 Domain Drive Exeter, NH 03833 Tel: 603-610-5802	Ian Putnam Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 Tel: 416-869-5506	Andrew J. Foley Angelo Bonvino Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 Tel: 212-373-3078	Richard D. Truesdell, Jr. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel: 212-450-4000	Pierre Dagenais Norton Rose Fulbright LLP Royal Bank Plaza, South Tower, Suite 3800 200 Bay Street Toronto, Ontario, Canada M5J 2Z4 Tel: 416-216-1857

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below):
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Common Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Shares, no par value			U.S.$135,000,000	U.S.$17,388

(1)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended (the "Act") or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION DATED JUNE 9, 2014

PRELIMINARY PROSPECTUS

currently, BAUER PERFORMANCE SPORTS LTD.
                   Common Shares
U.S.$                   per share (C$                   per share)

This offering (the "Offering") is the initial public offering of the common shares (the "Common Shares") of Bauer Performance Sports Ltd. ("PSG", "we", "us", "our" or the "Company") in the United States and includes a new issue of Common Shares in Canada. The Offering consists of a treasury offering of              Common Shares (the "Offered Shares"). The Company currently anticipates the aggregate gross proceeds of the Offering will be approximately $110 million (without giving effect to the exercise of the Over-Allotment Option (as defined herein)). The Offering is being made concurrently in Canada under the terms of this prospectus and in the United States under the terms of a registration statement on Form F-10 filed with the United States Securities and Exchange Commission (the "SEC"). The outstanding Common Shares are currently listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "BAU". The Company plans to change its corporate name from Bauer Performance Sports Ltd. to Performance Sports Group Ltd. on June 17, 2014. Following the Company's name change, the Company's share symbol on the TSX will be changed to "PSG". See "General Matters". We have applied to list the Offered Shares on the TSX. We have also applied to list the Offered Shares and the outstanding Common Shares on the New York Stock Exchange ("NYSE") under the trading symbol "PSG". Listing will be subject to our fulfillment of all of the listing requirements of the TSX and NYSE, respectively. On June 6, 2014, the last trading day prior to the filing of this prospectus, the closing price of the Common Shares on the TSX was U.S.$14.38 or C$15.73 based on the Bank of Canada dollar noon rate of exchange of U.S.$1.00 = C$1.0936 on June 6, 2014.

An investment in Common Shares is subject to a number of risks that should be considered by a prospective purchaser. Investors should carefully consider the risk factors described under "Risk Factors" beginning on page 27 of this prospectus and elsewhere in this prospectus and the documents incorporated herein by reference before purchasing Common Shares.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions(2)	$	$
Proceeds to the Company before expenses(3)(4)	$	$

(1)
The public offering price has been determined by negotiation between the Company and the underwriters named herein. The public offering price is payable in U.S. dollars by U.S. purchasers and in Canadian dollars by Canadian purchasers (based on the Bank of Canada noon rate of exchange of U.S.$1.00 = C$              on June               , 2014), except as may otherwise be agreed by the Underwriters.

(2)
The Underwriters' fee will be paid in the currency in which we receive payment for the Offered Shares. See "Plan of Distribution".

(3)
Before deducting expenses of the Offering, which are estimated to be approximately U.S.$1.7 million in the aggregate and will be paid by the Company through drawings under the New ABL Facility (as defined herein).

(4)
If the Over-Allotment Option (as defined herein) is exercised in full, the total number of Offered Shares under the Offering will be              , the total "Price to Public" will be U.S.$              , the total "Underwriters' Fees" will be U.S.$              and the total "Net Proceeds" will be U.S.$               (or C$              , C$              and C$              , respectively).

Morgan Stanley	BofA Merrill Lynch	RBC Capital Markets

PERFORMANCE SPORTS GROUP

BAUER MISSION MAVERIK LACROSSE CASCADE

INARIA COMBAT EASTON

The Offered Shares are being offered in Canada by Morgan Stanley Canada Limited, Merrill Lynch Canada Inc., RBC Dominion Securities Inc., Paradigm Capital Inc. and GMP Securities L.P. (the "Canadian Underwriters") and in the United States by Morgan Stanley & Co. LLC, BofA Merrill Lynch, RBC Capital Markets, LLC, Paradigm Capital Inc., Griffiths McBurney Corp. and Roth Capital Partners, LLC (together with the Canadian Underwriters, the "Underwriters").

The Company's registered office is located at 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8 and its headquarters and executive officers are located at 100 Domain Drive, Exeter, New Hampshire, 03833, United States. Directors Christopher Anderson, Karyn O. Barsa, Samuel P. Frieder, C. Michael Jacobi and Matthew Mannelly, as well the Chief Executive Officer, Kevin Davis, and the Chief Financial Officer, Amir Rosenthal, reside outside of Canada and have appointed the Company, 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8, as their representative agent for service of process in Canada. It may not be possible for investors to enforce judgments obtained in Canada against such directors and officers of the Company that reside outside of Canada.

The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when issued by us and accepted by us in accordance with the conditions contained in the Underwriting Agreement referred to under "Plan of Distribution" and subject to the approval of certain legal matters on our behalf by our Canadian counsel, Stikeman Elliott LLP, and our U.S. counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, and on behalf of the Underwriters by the Underwriters' Canadian counsel, Norton Rose Fulbright Canada LLP and the Underwriters' U.S. counsel, Davis Polk & Wardwell LLP.

Subject to applicable laws, the Underwriters may, in connection with the Offering, effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail on the open market. Such transactions, if commenced, may be discontinued at any time. The Underwriters may offer the Offered Shares at lower prices than stated above. See "Plan of Distribution".

Subscriptions for the Offered Shares will be received subject to rejection or allotment, in whole or in part, and the right is reserved to close the subscription books at any time without notice. We expect to arrange for an instant deposit of the Offered Shares to or for the account of the Underwriters with CDS Clearing and Depositary Services Inc. and The Depositary Trust Company on the date of closing, which is expected to take place on or about                  , 2014, or such other date as may be agreed upon by us and the Underwriters, but in any event no later than                  , 2014 (the "Closing Date"). In any event, the Offered Shares are to be taken up by the Underwriters, if at all, on or before a date not later than 42 days after the date of the receipt of the (final) prospectus.

We have granted to the Underwriters an option (the "Over-Allotment Option") to purchase that number of Common Shares representing up to 15% of the Offered Shares at the offering price less the Underwriters' fee, for a period of 30 days following the Closing Date, to cover over-allotments, if any, and for market stabilization purposes. See "Plan of Distribution". This prospectus qualifies both the grant of the Over-Allotment Option and the issuance of Common Shares if the Over-Allotment Option is exercised. A purchaser who acquires Common Shares forming part of the Underwriters' over-allocation position acquires those securities under this short form prospectus, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or through secondary market purchases. See "Plan of Distribution".

Underwriters' Position	Maximum size	Exercise period	Exercise price
Over-Allotment Option	Common Shares	30 days following the Closing Date	U.S.$ per Common Share (C$ per Common Share)

Unless otherwise indicated, all information in this prospectus is presented without giving effect to the exercise of the Over-Allotment Option.

Morgan Stanley Canada Limited, Morgan Stanley & Co. LLC, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Inc. and RBC Capital Markets, LLC are affiliates of certain banks that are members of a syndicate of lenders (collectively, the "Lenders") that have made the Credit Facilities (as defined herein) available to the Company. Accordingly, the Company may be considered a "connected issuer" of such Underwriters. See "Plan of Distribution" and "Relationship Between the Company and Certain Underwriters".

The Company's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of proportionate voting shares (the "Proportionate Voting Shares"). Generally, the Common Shares and Proportionate Voting Shares have the same rights, are interconvertible at any time, are equal in all respects and are treated by us as if they were shares of one class only, except that: each Proportionate Voting Share carries 1,000 votes per share (compared to one vote per Common Share) and is entitled to dividends and liquidation distributions in an amount equal to 1,000 times the amount distributed in respect of each Common Share. A holder of Common Shares may at any time, at the option of the holder, convert such Common Shares into Proportionate Voting Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share. Each Proportionate Voting Share may at any time, at the option of the holder, be converted into 1,000 Common Shares. See "Description of Share Capital — Conversion Rights".

An investor should rely only on the information contained or incorporated by reference in this prospectus, and, if you reside in the United States, on the other information included in the registration statement of which this prospectus forms a part. Neither the Company nor any of the Underwriters has authorized anyone to provide investors with additional or different information. Neither the Company nor any of the Underwriters is offering to sell the Offered Shares in any jurisdictions where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date hereof, regardless of the time of delivery of this prospectus or any sale of the Offered Shares.

NEITHER THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION OR SIMILAR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED THE OFFERED SHARES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

This offering of securities is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system ("MJDS") adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Purchasers of the Offered Shares should be aware that such requirements are different from those of the United States. Historical consolidated financial statements of the Company included or incorporated herein (prior to the completion of the Easton Baseball/Softball Acquisition (as defined herein)) and pro forma financial statements contained herein (giving effect to the Easton Baseball/Softball Acquisition) have been prepared in accordance with International Financial Reporting Standards ("IFRS"), as issued by the International Accounting Standards Board ("IASB"), and may be subject to Canadian auditor and independence standards, and thus may not be comparable to financial statements of United States companies that use generally accepted accounting principles in the United States ("U.S. GAAP"). See "Presentation of Financial Information".

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences in both the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully for investors who are resident in, or citizens of either Canada or the United States. You should consult your tax advisor about the potential tax consequences that may be applicable in your particular circumstances. See "Canadian Federal Tax Considerations" and "United States Federal Income Tax Considerations for U.S. Holders".

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of British Columbia, that certain of our directors are residents of Canada, that some of the Underwriters or experts named in the registration statement to which this prospectus relates are not residents of the United States and that a material portion of our assets and a significant portion of the assets of said persons are located outside of the United States.

In this prospectus, references to "$", "U.S.$", "dollars" or "U.S. dollars" are to United States dollars and references to "C$" and "Canadian dollars" are to Canadian dollars. Amounts are stated in U.S. dollars unless otherwise indicated. See "Exchange Rate Information".

i

 GENERAL MATTERS

        Unless otherwise noted or the context otherwise indicates, "PSG", the "Company", "we", "us" and "our" refers to Bauer Performance Sports Ltd. and its direct and indirect subsidiaries or other entities controlled by them.

        The Company plans to change its corporate name from Bauer Performance Sports Ltd. to Performance Sports Group Ltd. on June 17, 2014. The renaming of the Company as Performance Sports Group Ltd. is another step in the Company's evolution as a world-class performance sports product platform and is undertaken to better reflect the growth of the Company with its recent strategic acquisitions and expansion into new high performance sports. The change of name will become effective upon the filing of a Notice of Alteration with the British Columbia Registry Services.

        Investors should rely only on the information contained in or incorporated by reference in this prospectus. Neither the Company nor the Underwriters have authorized any other person to provide investors with different information. Information contained on our website, www.bauerperformancesports.com, is not part of this prospectus and is not incorporated herein by reference. We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        Prospective investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations or prospects may have changed since those dates.

        As of the date hereof, the Company has 31,445,160 issued and outstanding Common Shares and 4,325 issued and outstanding Proportionate Voting Shares, or an equivalent of 35,770,160 Common Shares (assuming the conversion of all Proportionate Voting Shares into Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share). An aggregate of 7,428,549 Common Shares may be issued upon the exercise of options granted under the Company's stock option plans and an aggregate of 35,913 Common Shares may be issued upon settlement of outstanding deferred share units ("DSUs") issued under the Company's deferred share unit plan for eligible directors.

        Unless otherwise indicated, the disclosure contained in this prospectus assumes that the Over-Allotment Option has not been exercised.

PRESENTATION OF FINANCIAL INFORMATION

        All references to "Fiscal 2014", "Fiscal 2013", and "Fiscal 2012" are to the Company's fiscal year ending May 31, 2014, fiscal year ended May 31, 2013, and fiscal year ended May 31, 2012, respectively. Any reference to a prior fiscal year is to May 31st of the year then ended.

        The Company presents its consolidated financial statements in United States dollars. In this prospectus, references to "$", "U.S.$", "dollars", or "U.S. dollars" are to United States dollars and references to "C$" and "Canadian dollars" are to Canadian dollars. Amounts are stated in U.S. dollars unless otherwise indicated.

        All financial statements and financial data contained in this prospectus relating to the Company (including the pro forma information) have been prepared using IFRS as issued by the IASB unless otherwise indicated.

        All financial statements and financial data contained in this prospectus relating to Easton Baseball/Softball (as defined herein) have been prepared using U.S. GAAP, unless otherwise indicated. U.S. GAAP differs in certain significant respects from IFRS.

        The pro forma information (giving effect to the Easton Baseball/Softball Acquisition) contained in this prospectus should not be considered to be what the actual financial position or other results of operations would have necessarily been had the Company and Easton Baseball/Softball operated as a single combined company, as, at, or for the periods stated. See "Risk Factors — Our historical and pro forma combined financial information may not be representative of our results as a combined company".

 NON-GAAP MEASURES

        This prospectus and the documents incorporated by reference herein make reference to certain non-GAAP measures in respect of financial information of the Company and Easton Baseball/Softball. These non-GAAP measures are not recognized measures under GAAP and do not have a standardized meaning prescribed by GAAP, and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those GAAP measures by providing further understanding of results of operations from management's perspective. Accordingly, they should not be considered in isolation nor as a substitute for analyses of financial information reported under the applicable accounting standards.

        As used herein, "GAAP" means the applicable accounting principles used to prepare the relevant company's financial statements as set out under "Presentation of Financial Information".

        We use non-GAAP measures such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Net Income/Loss, Adjusted EPS and Free Cash Flow, to provide investors with a supplemental measure of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on GAAP. We also believe that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of issuers. We also use non-GAAP measures in order to facilitate operating performance comparisons from period to period, prepare annual operating budgets and assess our ability to meet our future debt service, capital expenditure and working capital requirements.

        Adjusted EBITDA is defined as net income adjusted for income tax expense, depreciation and amortization, losses related to amendments to the credit facilities, gain or loss on disposal of fixed assets, net interest expense, deferred financing fees, unrealized gains/losses on derivative instruments, and realized and unrealized gains/losses related to foreign exchange revaluation, and before restructuring and other one-time or non-cash charges associated with acquisitions, other one time or non-cash items, pre-IPO sponsor fees, costs related to share offerings, as well as share-based payment expenses.

        Adjusted Gross Profit is defined as gross profit plus the following expenses which are part of cost of goods sold: (i) amortization and depreciation of intangible assets, (ii) non-cash charges to cost of goods sold resulting from fair market value adjustments to inventory as a result of business acquisitions, (iii) reserves established to dispose of obsolete inventory acquired from acquisitions, and (iv) other one-time or non-cash items.

        Adjusted Net Income/Loss is defined as net income adjusted for all unrealized gains/losses related to derivative instruments and unrealized gains/losses related to foreign exchange revaluation, non-cash or incremental charges associated with acquisitions, amortization of acquisition-related intangible assets for acquisitions since the IPO (as defined herein), costs related to share offerings, share-based compensation expense and other non-cash or one-time items.

        Adjusted EPS is defined as Adjusted Net Income/Loss divided by the weighted average diluted shares outstanding.

        Free Cash Flow means Adjusted EBITDA minus net interest expense, term loan amortization, net cash taxes and capital expenditures.

        See "Selected Consolidated Financial Data" for a reconciliation of such non-GAAP measures used and presented in respect of the Company and Easton Baseball/Softball, respectively, to the most directly comparable applicable GAAP measures. With respect to the tables included in the "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" sections, as applicable, net income as it relates to Easton Baseball/Softball represents direct revenues less direct expenses.

 EXCHANGE RATE INFORMATION

        We disclose certain financial information contained in this prospectus and the documents incorporated herein by reference in U.S. dollars. The following table sets forth, for the periods indicated, the high, low, average and period-end noon spot rates of exchange for one U.S. dollar, expressed in Canadian dollars, published by the Bank of Canada.

	Fiscal Year Ended		Nine Month Period Ended		Three Month Period Ended
	May 31, 2013	May 31, 2012	Feb. 28, 2014	Feb. 28, 2013	Feb. 28, 2014	Feb. 28, 2013
	(C$)	(C$)	(C$)	(C$)	(C$)	(C$)
Highest rate during the period	1.0418	1.0604	1.1171	1.0418	1.1171	1.0285
Lowest rate during the period	0.9710	0.9449	1.0170	0.9710	1.0577	0.9839
Average noon spot rate for the period	1.0044	0.9993	1.0548	0.9988	1.0878	0.9969
Rate at the end of the period	1.0339	1.0349	1.1075	1.0285	1.1075	1.0285

        On June 6, 2014, the noon rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was U.S.$1.00 equals C$1.0936.

TRADEMARKS AND BUSINESS NAMES

        This prospectus includes trademarks, such as BAUER, SUPREME, NEXUS, MISSION, MAVERIK, CASCADE, INARIA, COMBAT, EASTON and MAKO which are protected under applicable intellectual property laws and are the property of the Company's subsidiaries. Solely for convenience, our trademarks and business names referred to in this prospectus may appear without the ™ or ® symbol, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and business names. All other trademarks used in this prospectus are the property of their respective owners or have been licensed to us.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and the documents incorporated herein by reference about our current and future plans, expectations and intentions, results, levels of activity, performance, goals or achievements or any other future events or developments constitute "forward-looking information" and "forward-looking statements" within the meaning of applicable Canadian and United States securities laws, respectively (collectively, "forward-looking statements").

        The words "may", "will", "would", "should", "could", "expects", "plans", "intends", "trends", "indicates", "anticipates", "believes", "estimates", "predicts", "likely", or "potential" or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements. Discussions containing forward-looking statements may be found, among other places, under "Prospectus Summary", "Risk Factors", "Use of Proceeds", "The Easton Baseball/Softball Acquisition", "Market Opportunity (Industry Overview)", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business". Forward-looking statements are based on estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable in the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct.

        Many factors could cause our actual results, level of activity, performance, achievements, future events or developments to differ materially from those expressed or implied by the forward-looking statements, an illustrative list of which is included below. The more pertinent factors that may affect our business are described in greater detail in the "Risk Factors" section of this prospectus and should be carefully considered by prospective investors:

  •
  inability to maintain and enhance brands;

  •
  inability to introduce new and innovative products;

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  intense competition in the sporting equipment and apparel industries;

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  inability to introduce technical innovation;

  •
  inability to own, enforce, defend and protect intellectual property rights worldwide;

  •
  inability to ensure third-party suppliers will meet quality and regulatory standards;

  •
  infringement of intellectual property rights of others;

  •
  diminution of the goodwill associated with the EASTON and MAKO brands caused by licensed users or unauthorized users;

  •
  inability to translate booking orders into realized sales;

  •
  change in the mix or timing of orders placed by customers;

  •
  seasonal fluctuations in the demand for our products resulting from adverse weather or other conditions;

  •
  decrease in ice hockey, baseball and softball, roller hockey or lacrosse participation rates;

  •
  adverse publicity related to or reduced popularity of the National Hockey League ("NHL"), Major League Baseball ("MLB") or other professional or amateur leagues in sports in which our products are used;

  •
  reliance on third-party suppliers and manufacturers;

  •
  disruption of distribution chain or loss of significant customers or suppliers;

  •
  imposition of new trade restrictions or existing trade restrictions becoming more burdensome;

  •
  consolidation of our customer base (and the resulting possibility of lower gross margins due to negotiated lower prices);

  •
  change in the sales mix towards larger customers;

  •
  cost of raw materials, shipping costs and other cost pressures;

  •
  risks associated with doing business abroad;

  •
  inability to expand into international market segments;

  •
  inability to accurately forecast demand for products;

  •
  insufficient sell through of our products at retail;

  •
  inventory shrinkage or excess inventory;

  •
  product liability claims and product recalls;

  •
  changes in compliance standards of testing and athletic governing bodies;

  •
  risks associated with our third-party suppliers and manufacturers failing to manufacture products that comply with all applicable laws and regulations;

  •
  inability to source merchandise profitably in the event new trade restrictions are imposed or existing trade restrictions become more burdensome;

  •
  departure of senior executives or other key personnel, including senior management of Easton Baseball/Softball;

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  litigation, including certain class action lawsuits;

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  employment or union-related disputes;

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  disruption of information technology systems;

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  potential environmental liabilities;

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  restrictive covenants in the Credit Facilities;

  •
  unanticipated levels of indebtedness;

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  inability to generate sufficient cash to service all the Company's indebtedness;

  •
  inability to successfully integrate new acquisitions, such as Easton Baseball/Softball;

  •
  inability to realize growth opportunities or cost synergies that are anticipated to result from new acquisitions, such as the Easton Baseball/Softball Acquisition;

  •
  undisclosed liabilities acquired pursuant to recent acquisitions;

  •
  possibility that historical and pro forma combined financial information may not be representative of our results as a combined company;

  •
  significant transaction and related costs in connection with the integration of Easton Baseball/Softball;

  •
  inability to continue making strategic acquisitions;

  •
  possibility that judgments may be enforced against us;

  •
  no public market for our securities in the United States;

  •
  volatility in the market price for Common Shares;

  •
  no prior trading history for Common Shares in the United States;

  •
  possibility that we may be declared a passive foreign investment company ("PFIC") for United States tax purposes;

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  possibility that we may need additional capital in the future;

  •
  assertion that the acquisition of the Bauer business at the time of the IPO was an inversion transaction;

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  conversions and potential future sales of Equity Shares;

  •
  our current intention not to pay cash dividends;

  •
  conflicts of interests among investors;

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  fluctuations in the value of certain foreign currencies, including the Canadian dollar, Chinese renminbi, euro, Swedish krona, Taiwanese new dollar and Thai baht in relation to the U.S. dollar;

  •
  inability to manage foreign derivative instruments;

  •
  general adverse economic and market conditions;

  •
  changes in consumer preferences and the difficulty in anticipating or forecasting those changes;

  •
  changes in government regulations, including tax laws and unanticipated tax liabilities;

  •
  inability of counterparties and customers to meet their financial obligations; and

  •
  natural disasters.

        The purpose of the forward-looking statements made herein is to provide prospective investors with a description of management's expectations regarding the Company's financial performance and may not be appropriate for other purposes. Accordingly, prospective investors should not place undue reliance on such forward-looking statements.

        Unless otherwise stated, the forward-looking statements contained in this prospectus are made as of the date hereof, and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The forward-looking statements contained in this prospectus and the documents incorporated herein by reference are expressly qualified by this cautionary statement.

 INDUSTRY AND MARKET DATA

        We have obtained the market and industry data presented in this prospectus and the documents incorporated herein by reference from a combination of (i) internal company surveys and commissioned reports, (ii) third-party information, including information from independent industry publications and reports, such as the Sports and Fitness Industry Association ("SFIA") and SportScan Info, (iii) publicly available sport participation surveys from national sport organizations or governing bodies, including the Canadian Hockey Association ("Hockey Canada"), the International Ice Hockey Federation ("IIHF"), USA Hockey, Inc. ("USA Hockey"), USA Baseball, the World Baseball Softball Confederation, U.S. Lacrosse, Inc. ("U.S. Lacrosse"), and the International Federation of Football Association ("FIFA"), and (iv) the estimates of the Company's management team. As the sources that objectively and consistently report on ice hockey, roller hockey, baseball, softball, lacrosse, and soccer equipment and related apparel markets are limited, much of the industry and market data presented in this prospectus or the documents incorporated herein by reference is based on internally generated management estimates by the Company, including estimates based on extrapolations from third-party surveys of ice hockey, roller hockey, baseball, softball, lacrosse, and soccer equipment and related apparel markets, as well as publicly available sport participation surveys. While we believe our internal surveys and the third-party information, publicly available sport participation surveys and estimates of our management are reliable, neither we nor the Underwriters have verified them, nor have they been verified by any independent sources. While neither we nor the Underwriters are aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, such data involves risks and uncertainties and is subject to change based on various factors, including those factors discussed under "Special Note Regarding Forward-Looking Statements" and "Risk Factors". References to market share data and market size in this prospectus or the documents incorporated herein by reference are based on wholesale revenues unless otherwise indicated.

        To the extent market and industry data contained in this prospectus or the documents incorporated herein by reference is referenced as a "management estimate" or qualified by phrases such as "we believe" or comparable words or phrases, we have internally generated such data by using a variety of methodologies. With respect to unregistered ice hockey player participation, we have relied on a combination of available external sources and assumed registered-to-unregistered player ratios in the major ice hockey markets. With respect to market size and market share data for the sports markets which we address, we have relied on our internal sales figures and have estimated the sales figures of our competitors using the following data: (i) sales data supplied by major suppliers who participate in voluntary surveys, (ii) cross references to participation rates and estimates of equipment replacement rates by consumers, (iii) available public reports from competitors (such as Reebok), largely to confirm industry trends, and (iv) retail surveys. Certain market and industry data estimated by us are based on, or take into account, assumptions made by us in light of our experience of historical trends, current conditions, as well as other factors. Although we believe such assumptions to be appropriate and reasonable in the circumstances, there can be no assurance that such estimates and assumptions are entirely accurate or correct. The purpose of using internal estimates is to provide prospective investors with information concerning the industries in which we compete and our relative performance and may not be appropriate for other purposes. Accordingly, prospective investors should not place undue reliance on internal estimates made herein. The internal estimates contained in this prospectus and the documents incorporated herein by reference are expressly qualified by this paragraph. The Underwriters have not independently verified any of the data prepared by management.

 PROSPECTUS SUMMARY

        The following is a summary of the principal features of the Offering and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus, including the documents incorporated herein by reference. Prospective purchasers should carefully consider, among other things, the matters discussed in "Risk Factors" beginning on page 27 of this prospectus.

 BUSINESS

Our Company

        Headquartered in Exeter, New Hampshire, we are a leading developer and manufacturer of high performance sports equipment and related apparel. Our mission is to elevate player performance and protection at all levels through a combination of athlete insights and superior innovation. We have the most recognized and strongest brands in ice hockey, roller hockey, baseball and softball, and hold top market share positions in these sports, with an expanding presence in the fast growing lacrosse market. Our products are marketed under the BAUER (ice and roller hockey), MISSION (roller hockey), MAVERIK (lacrosse), CASCADE (lacrosse), INARIA (soccer apparel), EASTON (baseball and softball) and COMBAT (baseball and softball) brand names and are sold by sales representatives and independent distributors throughout the world. Our brands have a rich history of innovation, authenticity and market leadership, with the BAUER and EASTON brands dating back to 1927 and 1922, respectively.

        In recent years, we have experienced strong revenue and profit growth through innovation, product development, marketing and acquisitions that have driven market share gains in all of our sports. Our scale, strong distribution and manufacturing relationships, disciplined cost management and sourcing strategies have enabled us to maintain consistent and attractive Adjusted EBITDA margins and to compete successfully. Our annual revenues have grown from $220 million in Fiscal 2008 to $400 million in Fiscal 2013, representing a compound annual growth rate of 12.7%; Adjusted EBITDA has grown from $22.9 million in Fiscal 2008 to $62.3 million in Fiscal 2013, representing a compound annual growth rate of 22.9%; and Adjusted EPS has grown from $0.15 in Fiscal 2010 to $0.98 in Fiscal 2013, representing a compound annual growth rate of 87% (we did not report Adjusted EPS prior to Fiscal 2010). Our Adjusted EBITDA, together with our relatively low level of capital expenditures and certain tax attributes, allow us to generate predictable and significant cash flows to invest in research and development ("R&D"), pursue acquisitions and other growth initiatives, and reduce our indebtedness.

        As part of our growth strategy, we have acquired, integrated and significantly accelerated the growth of six businesses since 2008, and recently completed our seventh acquisition, Easton Baseball/Softball, in April 2014. As we have done with prior acquisitions, we will utilize our platform to accelerate Easton Baseball/Softball's growth by increasing market share in every category of baseball and softball equipment both domestically and internationally, and to expand EASTON's presence in apparel.

        On a pro forma basis, we would have generated revenues and Adjusted EBITDA in 2013 (year ended December 31, 2013 for Easton Baseball/Softball and 12 months ended February 28, 2014 for the Company) of approximately $594 million and $95 million, respectively, without accounting for the synergies that are expected to be realized through operational efficiencies. Our revenue, profitability and working capital needs will be significantly more balanced as a result of the seasonality of Easton Baseball/Softball's sales, and we believe that this counter-seasonality to our existing sales will also allow us to improve the efficiency and effectiveness of our manufacturing, distribution and marketing platform.

Our Core Strengths

        We believe the following strengths are integral to enhancing our leadership position and market share in all product categories in all our sports:

  Strong and Authentic Brands in Attractive Markets

        We have the #1 brands in the ice hockey, roller hockey and diamond sports (baseball and softball) equipment industries through the BAUER, MISSION and EASTON brands, respectively. BAUER is the most recognized and strongest brand in ice hockey with an estimated 53% overall worldwide market share. MISSION is the leading brand in roller hockey with an estimated 55% market share. EASTON is one of the most iconic diamond sports brand with the #1 market share in North America estimated at 28%. Easton Baseball/Softball has an opportunity to meaningfully increase its market share above 28% by growing its core bats category and expanding its position in several other large and profitable diamond sports categories where it is underpenetrated today. In the lacrosse category, our CASCADE brand is the leading helmet provider with an estimated 85% market share. Through continued rapid growth of our CASCADE and MAVERIK brands, we aim to become the market leader in the lacrosse market by 2016. Our market leadership within each sport extends across multiple product categories through a full product suite that addresses our consumers' needs for high performance equipment and apparel.

        We believe the strong brand recognition and consumer loyalty for our brands is the result of regularly bringing to market innovative, top quality equipment with superior performance, our "true to the game" authenticity, and consistent and effective brand communication. Our brand recognition in every sport creates significant barriers to entry in our markets, as many consumers believe that brands with heritage and authenticity will provide the best products to improve their game. This belief is reinforced by the numerous professional and elite-level athletes who utilize our products and who thereby create a halo effect that influences our broader group of consumers. These elite athletes include the 72% of NHL players who wore BAUER skates last season, 37 of the last 44 National Collegiate Athletic Association ("NCAA") Division I lacrosse national championship finalist teams who wore CASCADE helmets, and numerous elite college baseball programs who utilize EASTON equipment.

        Our brands and their broad product offerings address an attractive, highly popular team sports market that is estimated at approximately $3 billion. Despite modest participation growth in these sports, these markets exhibit strong dollar value growth due to positive underlying fundamentals. There are attractive purchasing patterns in the markets we service. A short replacement cycle is driven by our core youth consumers regularly outgrowing their equipment and parents wanting to provide their children with the highest performing products. Additionally, we deliver products to market using one to two year innovation-led product cycles that ensure a relentless flow of the latest technologies are available for consumers. Consistent innovation that improves the quality and performance of our products also allows us to raise average selling prices, further underpinning growth in the size of our markets.

  Integrated Performance Sports Platform

        We have achieved our leadership position and growth by leveraging our world-class performance sports products platform. Customer-facing, consumer-facing and product development functions are managed individually by sport, and by category within each sport. Back-end functions and certain R&D activities are shared across sports to drive operational synergies and efficiency. This integrated platform is supported by authentic brands, deep consumer insights, significant R&D investments, and strong intellectual property protections. We originally developed this organizational structure to promote and support the rapid growth of our ice hockey equipment business but have also used it to successfully integrate and significantly grow the new performance equipment and apparel categories and sports markets we have entered through our recent acquisitions.

        Each of our businesses maintains dedicated management, sales, marketing and product development teams, while leveraging highly scalable and shared resources such as R&D, sourcing & manufacturing, distribution & logistics, information technology, human resources, finance and legal. These distinct units within each business often collaborate with their counterparts across the Company. This approach ensures we benefit from our scale and capitalize on opportunities to apply key advances across our platform without compromising the functions that support our strong consumer connections, "true to the game" authenticity, high performance products and well-established retailer relationships. Our platform will provide Easton Baseball/Softball numerous revenue and profit growth opportunities as we improve the efficiency of the business through additional scale in manufacturing, distribution and product development.

        Our collaborative product development process exemplifies the potential of our integrated platform. We deploy a multi-disciplinary approach to product development that is organized by product categories within each sport and takes advantage of our category-based integrated R&D platform. This process has been successful in leveraging best practices and innovation across the Company; one of the many examples of this is where we recently cross-pollinated innovative helmet technology between BAUER and CASCADE to launch the latest CASCADE helmet with BAUER technologies and introduced customizable BAUER hockey helmets made at our lacrosse business' facilities utilizing CASCADE technology and processes.

  Industry Leading R&D and Innovation

        We believe our development capabilities and intellectual property portfolio provide us with a strategic competitive advantage by allowing us to create advanced products, drive new purchases and create barriers to entry. With the Easton Baseball/Softball Acquisition, our intellectual property portfolio now includes 627 patents (including design patents and patents pending). Both the Easton Baseball/Softball and Combat Sports acquisitions have provided us with valuable and proprietary trade secrets and know-how relating to advanced materials technologies, further strengthening the industry-leading R&D capabilities we share across our platform.

        Our mission is to elevate player performance and protection at all levels by combining athlete insights with superior innovation. To achieve this we have consistently invested in R&D, spending on average, from Fiscal 2009 to Fiscal 2013, approximately 4% of our annual revenues on R&D ($16.1 million in Fiscal 2013). Few of our competitors can match this level of investment due to their lack of scale or their concentration on a single sport. We employ a passionate and committed team of over 75 designers, developers, engineers and technicians, who work closely with our scientific and research partners, including McGill University, the University of Pittsburgh Medical Center, the Composites Innovation Center and the University of Bath. This team has a world-class reputation and leads the sporting goods industry by continuously bringing to market innovative, often revolutionary, top-quality equipment with superior performance that is trusted by players of all skill levels. Recent examples of our game changing products include:

  •
  the TUUK LIGHTSPEED EDGE: Revolutionary, trigger-based system allows for immediate replacement of steel and tighter turns;

  •
  the EASTON MAKO bat: Provides an unparalleled combination of maximum barrel length with minimum swing weight; and

  •
  the CASCADE R helmet: Most advanced impact management system Cascade has ever created with a dual SevenTech™ and Poron®XRD™ liner system that addresses both high and low energy impacts.

        We have a disciplined, rolling, multi-year product development program through which we bring hundreds of new products to market across all of our sports in an organized and efficient manner every year. We introduce new products on a regular basis, with the timing of new product launches typically driven by one to two year product life cycles, depending on the sport. For example, new Bauer Hockey products are planned and initiated by cross-functional category teams who transform formal consumer and professional athlete insights into category business plans that leverage our integrated R&D platform.

  Diversified and Balanced Business Model

        As a result of the successful expansion of our performance sports platform beyond hockey equipment, we have built a balanced business model that provides a consistent flow of revenue across several product categories and geographies. The growth in our multi-sport platform combined with the Easton Baseball/Softball

Acquisition allows us to achieve significant diversification across sport, product categories, seasons, customers and geographies.

        Following the recent Easton Baseball/Softball Acquisition, we expect that hockey will represent approximately 60% of our sales, with baseball and softball accounting for approximately 30% of sales and other sports contributing the remainder. Within each sport, we maintain a broad offering across all major equipment categories, with an increasing team and related-apparel offering, that limits our reliance on any one type of product, sport season or geography.

        Easton Baseball/Softball will significantly reduce seasonality, further diversify our performance sports platform and balance our revenue and profitability stream. The majority of sales for the spring/summer season of baseball and softball are shipped December through March, a perfect complement to ice hockey, where the majority of sales are shipped May through October. We believe this diversified model will generate more consistent cash flow to allow us to invest in other growth opportunities and/or pay down our debt more evenly each year. We expect that the complementary seasonality of ice hockey and diamond sports will offer us incremental benefits in physical distribution, raw material purchasing and internal manufacturing, and provide the most efficient utilization of our third party manufacturing partners' annual production capacity.

        The Company has a global sales and distribution network in over 60 countries to service a broad and diverse customer base. With the recent Easton Baseball/Softball Acquisition, we now sell to more than 5,000 retailers in Canada, U.S., Scandinavia and Finland, and more than 60 distributors in other international markets. The majority of our sales are to independent or specialty retailers and as a result we have relatively low customer concentration, as evidenced by our largest customer representing approximately 12% of sales on a pro forma basis.

        Our sales are diversified geographically, but we expect increased sales concentration in the United States as a result of our acquisition of Easton Baseball/Softball. In Fiscal 2013, approximately 40% of our total sales were in the United States, approximately 34% were in Canada, and approximately 26% were in the rest of the world. The combined Company (including Easton Baseball/Softball) would have generated approximately 57% of sales in the United States, approximately 25% in Canada and approximately 18% in the rest of the world.

  Proven Acquisition Platform

        We have a proven capability to identify, acquire, integrate and rapidly grow complementary businesses. We believe that our integrated performance sports platform and scale enable us to materially enhance the synergy potential and success of an acquisition by leveraging our industry-leading R&D expertise, customer relationships, marketing resources and low-cost manufacturing.

        Since September 2008, as part of our growth strategy, we have acquired, integrated and significantly accelerated the growth of six businesses, and recently completed our seventh acquisition, Easton Baseball/Softball, in April 2014. From our base with Bauer Hockey, we acquired Mission-ITECH Hockey Inc. in September 2008, the leader in roller hockey and at the time the fourth largest ice hockey company; entered the performance apparel market through the acquisition of certain intellectual property assets from Jock Plus Hockey Inc. in November 2009; secured a lacrosse platform brand with our acquisition of Maverik Lacrosse LLC ("Maverik") in June 2010; complemented Maverik with the acquisition of Cascade Helmets Holdings, Inc. ("Cascade"), the industry-leader in lacrosse helmets, in June 2012; acquired the assets of Inaria International Inc. ("Inaria") in October 2012 to provide the capability to support all of our existing sports with team and performance apparel and enter the youth soccer apparel market; entered the diamond sports market through the acquisition of specialty bat manufacturer Combat Sports in May 2013; and gained the market-leading position in the North American baseball and softball market through the Easton Baseball/Softball Acquisition in April 2014.

        As we expanded our performance sports platform, we remained focused on value, maintained prudent debt levels and acquired only complementary brands and businesses that have allowed us to drive significant organic revenue, market share and earnings growth in the acquired businesses. We have maintained the discipline to forgo other acquisition opportunities that did not meet our criteria. We expect that our acquisition platform will be best exemplified with the Easton Baseball/Softball Acquisition, which we believe will result in revenue growth and increased market share as we expand and enhance EASTON's product offering, go-to-market strategy, and marketing initiatives.

  Seasoned Management Team

        We are led by an experienced and committed management team with a successful track record of developing and marketing innovative products, integrating strategic acquisitions, and implementing successful growth strategies that continually outperform the respective market in which we compete. Under their leadership, we have expanded our market share in hockey, sourced and integrated six acquisitions since September 2008, and dramatically increased sales and earnings.

        Led by Kevin Davis, President and Chief Executive Officer, who has been with the Company for more than 12 years and Amir Rosenthal, Chief Financial Officer, who has been with the Company for nearly six years, the senior management team has an average of nearly 20 years' experience in the sporting goods and consumer product industries, including with Nike, Procter & Gamble, Newell Rubbermaid, Unilever and the Boston Bruins. On a company-wide basis, our dedicated and passionate employees have been with the Company for an average of more than eight years, which we believe represents a strong commitment to the Company and an enthusiasm for our sports categories.

Growth Strategies

  Significantly Grow Market Share in Baseball and Softball

        As a result of the Easton Baseball/Softball Acquisition, we now have the leading market share in the overall diamond sports equipment market with an estimated 30% market share in North America, the largest market in the world. The EASTON brand provides authentic brand equity and heritage, strong consumer connections, high-quality and innovative performance products and adds 146 patents (including patents pending) to our existing portfolio of 481 global patents while the COMBAT brand has provided us with a strong grass-roots brand and superior composite technologies. See "The Easton Baseball/Softball Acquisition."

  Easton Baseball/Softball Growth

        We believe that we can successfully leverage EASTON's authenticity and credibility to strengthen its position in its core categories of bats, helmets and catchers' protective gear and expand its presence in other categories such as ball gloves, accessories, batting gloves and apparel in the same manner that we increased our market share in hockey from approximately 35% in 2007 to approximately 53% in 2013. We expect to leverage our performance sports platform to increase Easton Baseball/Softball's market share in diamond sports by accelerating investment in product development, implementing category management, enhancing already strong consumer connections, expanding into team apparel and leveraging our scale in other key areas. In addition, we expect to grow our diamond sports business through territorial expansion. See "The Easton Baseball/Softball Acquisition — Rationale for the Easton Baseball/Softball Acquisition."

  Combat Sports Growth

        We intend to use the COMBAT brand, its dedicated and passionate team and its intellectual property assets to grow our diamond sports business. We believe Combat Sports will continue its rapid growth in bats through an expansion of marketing and grass roots initiatives and by leveraging our unique and proprietary technologies. Combat Sports has significant experience embodied in trade secrets and know how related to prototyping and manufacturing advanced composite sporting goods and other products using proprietary software, formulations, seamless construction and precision molding processes. This knowledge enables advanced composite products to be manufactured with greater quality and efficiency, and provides a significant competitive advantage over existing and potential competitors. Combat Sports' valuable intellectual property assets have further strengthened our industry-leading R&D capabilities across our high performance sports equipment platform while providing cost efficiencies and allowing us to expand our platform in baseball and softball.

  Continue to Grow in Hockey

        BAUER is the most recognized brand in ice hockey equipment and has been synonymous with the sport itself for more than 85 years. We have the leading market share in the overall ice hockey equipment market, with an estimated 53% market share in Fiscal 2013, which is in excess of all other equipment manufacturers combined. As the result of our continued focus on category management, product development and consistent innovation, we have increased our market share substantially from approximately 35% in 2007 and hold the #1 market share position in each of our ice and roller hockey equipment categories. For Fiscal 2013, we estimate we had more than a 65% market share in ice hockey skates and helmets, more than a 40% market share in other key ice hockey categories, and more than a 55% market share in roller hockey.

        While we are already the leading player in ice hockey, we believe there is still a substantial opportunity to increase our market share. We intend to expand our market share in all categories, and are particularly focused on categories where we have a leading but less than 65% market share, such as sticks, the largest ice hockey product category. Historically, we have driven market share growth by introducing new products with performance improvements each year, and we intend to continue leveraging our world-class R&D and product development platform to develop high performance and innovative products that advance player performance and protection and distinguish us from our competitors.

        In addition, we are utilizing Bauer Hockey's unique position in the market to develop partnerships and initiatives to drive hockey participation growth across the world. In October 2012, Bauer Hockey, in partnership with Hockey Canada and USA Hockey, launched "Grow the Game", a multi-faceted global initiative to add one million new players globally to the game of hockey by 2022 (double the recent industry growth rate) and increase player safety. The first round of pilot programs was launched in Canada this past winter and has proven to be extremely successful through innovations such as reducing the length of seasons, parent outreach and education, and cost reduction initiatives. We plan to launch an expanded program in the upcoming hockey season across Canada and are working with USA Hockey to launch a similar program in the United States. Based on our success in hockey, we see an additional opportunity to launch similar initiatives in other sports.

  Grow Apparel Across All Sports

        Our ice hockey, roller hockey, lacrosse and diamond sports authentic brands and product offerings provide us with an opportunity to develop and sell a comprehensive line of related apparel and accessories, including team, performance and lifestyle apparel. Drawing on our experience in ice hockey, where we have successfully grown our apparel revenues at a 37% compound annual growth rate from Fiscal 2009 to Fiscal 2013, we believe we can also grow our share in each of these apparel categories in other sports.

        When we acquired Inaria in 2012, we not only acquired the INARIA soccer apparel brand but also an engine to drive growth in team apparel across all sports. We are now a "one-stop shop" in this growing segment of the market through our ability to offer a full-line of team apparel products for hockey, including pro-style jerseys, practice jerseys and socks for both youth sports programs and the most elite-level teams with the #1 brand in the sport. We deliver convenience and consistent branding to a traditionally fragmented market, thus helping our retail partners to provide a fully customized service to their customers. We are expanding our team apparel offering across our high performance sports platform, including building on our iconic EASTON and cutting-edge MAVERIK brands in the diamond sports and lacrosse apparel markets, respectively, while focusing the INARIA brand on the soccer apparel market. The expansion of our team apparel capabilities in hockey under the BAUER brand has provided another lever of growth to our hockey business by combining team apparel offerings with customized equipment such as helmets and pants. Furthermore, our ability to offer full finishing and embellishment services has better positioned us to bid for the NHL apparel license in 2017, which accounts for approximately one-third of the hockey apparel market.

        In addition to team apparel, we believe there is a significant opportunity to leverage our strong brand names to increase our presence and product offering in performance and lifestyle apparel. We are making significant R&D investments in apparel as well as in our equipment categories. Recent examples of products developed from these efforts include our training and base layer products for hockey utilizing the 37.5™ moisture management system and our new line of protective hockey apparel utilizing PORON XRD®, a proprietary foam exclusively available to us for use in hockey and lacrosse. Our performance apparel business has seen the benefit of this investment and grown at a 66% compound annual growth rate from Fiscal 2009 to Fiscal 2013.

  Continue Our Rapid Growth in Lacrosse

        Through our CASCADE and MAVERIK brands, we estimate our lacrosse market share to be 25%, including an 85% market share in helmets. We believe our intellectual property assets (enhanced with the addition of certain lacrosse patents from the Easton Baseball/Softball Acquisition), authentic lacrosse brand names, and strong R&D and product development platform position us well to achieve overall market leadership by 2016.

        We intend to continue to focus and drive growth amongst core youth (15 and under) and high school markets, which represent 39% and 54% of lacrosse participants in the United States, respectively. Similar to ice hockey and baseball, the high representation of youth in the sport provides the industry with a more frequent product replacement cycle as players grow out of their equipment.

        With our CASCADE brand, we are the leading manufacturer and distributor of men's and youth lacrosse helmets in North America. CASCADE has been able to develop its leading market position, long-term relationships with retailers and strong industry-wide brand recognition due to an efficient manufacturing process and supply chain that allows it to manufacture and ship customized products within 48 hours of order. We intend to maintain our factory custom competitive advantage while ensuring our lacrosse business continues to provide its specialty dealers and retailers with strong customer service and product customization capabilities.

        Beyond increasing market share in our current men's lacrosse categories, we see substantial opportunity to expand our presence in women's lacrosse and in lacrosse team apparel by leveraging the combined product innovation and research capabilities of the Company. We launched women's lacrosse equipment in 2013, are well positioned to deliver advancements in women's head protection as a result of CASCADE's leadership position in helmets and recently launched MAVERIK branded lacrosse uniforms through a targeted strategy incorporating our team apparel capabilities and Cascade's strong customization-based customer relationships.

  Continue to Pursue Strategic Acquisitions

        We have repeatedly used our world-class performance sports product platform to grow our business into new performance equipment and apparel categories and sports markets. Our successful acquisition and integration of six businesses since 2008 has demonstrated our ability to identify targets and integrate acquired businesses. We are continuing to explore a number of potential near-term opportunities to complement our organic growth. When evaluating potential targets, we look for the ability to leverage our world-class performance sports platform, existing or potential market leaders, authentic brand equity and heritage and sports that demand high quality, innovative performance products. We are disciplined in our approach and have foregone many acquisition opportunities that did not satisfy our criteria. While we remain receptive to other acquisition opportunities, considering the size of the Easton Baseball/Softball Acquisition, any such acquisitions in the short-term are likely to be smaller bolt-on acquisitions to complement our existing brands and sport presence. See "Business — Our Core Strengths".

 THE EASTON BASEBALL/SOFTBALL ACQUISITION

        On April 15, 2014, we completed the acquisition of the Easton baseball and softball business and the assets formerly used in Easton-Bell Sports, Inc.'s lacrosse business ("Easton Baseball/Softball") from Easton-Bell Sports, Inc. (now named BRG Sports, Inc. ("BRG Sports")) for $330 million in cash, subject to a working capital adjustment (the "Easton Baseball/Softball Acquisition"). The purchase price of $330 million values Easton Baseball/Softball at an Adjusted EBITDA multiple of 9.0x, including the value of the tax benefit acquired as part of the transaction.

        The combined Company (including Easton Baseball/Softball) would have generated pro forma revenues and Adjusted EBITDA in 2013 (year ended December 31, 2013 for Easton Baseball/Softball and 12 months ended February 28, 2014 for the Company) of approximately $594 million and $95 million, respectively, excluding synergies that are expected to be realized through operational efficiencies.

Rationale for the Easton Baseball/Softball Acquisition

        We acquired Easton Baseball/Softball as part of an ongoing strategy to utilize our proven acquisition platform to expand our business into complementary categories and sports. The acquisition greatly enhances our brand portfolio, offers us another significant lever for growth, adds valuable intellectual property (including 146 patents and patents pending) and provides a significant counter-seasonal business to our existing revenue stream and working capital needs. Additionally, our R&D-focused platform will allow for cross-pollination of technologies between EASTON and COMBAT, as well as our other sports, and provide the necessary infrastructure to grow the EASTON brand.

        We expect the acquisition to have numerous financial benefits, including being accretive to Adjusted EPS within the first year of ownership and generating significant Free Cash Flow to support our growth. The spring/summer season of baseball and softball is highly complementary to the fall / winter season of hockey, and our quarterly sources of revenue and profitability will be more balanced throughout the year as a result. The more evenly distributed seasonality of the combined business will provide more consistent working capital levels and will allow us to improve our efficiency in our manufacturing, distribution and marketing efforts. We believe we will be able to leverage our existing platform to achieve operating cost synergies of approximately $2 million annually, while benefitting from a reduced exposure to fluctuations in the value of the Canadian dollar to the U.S. dollar.

        As a result of the Easton Baseball/Softball Acquisition, we acquired the EASTON and MAKO brands and trademarks and entered into an intellectual property agreement to license back the use of these trademarks to BRG Sports (and their permitted successors and assigns) for use in their hockey and cycling businesses on an exclusive, perpetual, royalty-free basis. EASTON is one of the world's leading and most iconic diamond sports brands with authentic brand equity accumulated over 40 years of designing and manufacturing high performance diamond sports products. Building upon its heritage in bats, EASTON has developed into one of the strongest and most innovative brands in baseball and softball, and holds the #1 position in diamond sports in North America with an approximately 28% market share and strong positions in multiple product categories. Easton Baseball/Softball has gained market share in recent years, as revenues grew at a 7% compound annual growth rate from 2009 to 2013 driven by innovative and higher-priced new product lines, an effective go-to-market strategy and significant brand investment.

        The acquisition provides us with significant opportunities to build on the business' strong foundation to further drive revenue growth opportunities in the United States and internationally. We believe EASTON's brand equity positions it well to expand in other diamond sports equipment categories that have historically been less of a focus for the business, such as ball gloves, accessories, batting gloves and apparel. As we have done with Bauer Hockey, we expect to increase Easton Baseball/Softball's market share in diamond sports equipment by accelerating investment in product development, instilling category management discipline and enhancing already strong connections with consumers. We also believe we can leverage our team apparel capabilities to add uniforms to Easton Baseball/Softball's apparel business, further increasing its revenue growth potential. Another area of revenue growth opportunity is the expansion of EASTON's presence internationally, particularly in Japan, the second largest baseball market globally.

 MARKET OPPORTUNITY (INDUSTRY OVERVIEW)

Sporting Goods Industries

        We design, develop, manufacture and sell performance sports equipment for ice hockey and roller hockey, baseball and softball and lacrosse, as well as related apparel and accessories.

        We operate in the global sporting goods industry with a primary focus on North America and Europe. We believe this global industry is growing, including in the U.S. where from 2009 to 2013, manufacturers' wholesale sales of sporting goods increased from $48.3 billion in 2009 to $55.0 billion in 2013, representing a compound annual growth rate of 3%.

A Large and Growing Addressable Market

        Within the sporting goods industry, we currently target an approximately $3 billion directly addressable market with attractive growth rates across multiple team sports, consisting of approximately $2 billion in equipment wholesale sales and approximately $1 billion in team apparel sales. The growing size of team sports and improving U.S. macroeconomic outlook serve as a strong tailwind for our growth.

Sport/Category	Anticipated Percentage Dollar Annual Growth

Hockey equipment (Global)	Low-Single-Digit to Mid-Single-Digit
Hockey apparel (Global)	Mid-Single-Digit to High-Single-Digit

Baseball/Softball equipment (Global)	Low-Single-Digit
Baseball/Softball apparel (Global)	Low-Single-Digit

Lacrosse equipment (U.S., Canada)	High-Single-Digit to Low-Double-Digit
Lacrosse apparel (U.S., Canada)	Mid-Single-Digit to High-Single Digit

Soccer team apparel (U.S., Canada)	Low-Single-Digit to Mid-Single-Digit

Source: Management estimates.

        Our addressable market features attractive category fundamentals, including frequent replacement cycles and innovation-driven rising average selling prices. Due to the younger demographics across team sports (approximately 63% of hockey participants are under the age of 20, 50% of U.S. baseball/softball participants are under the age of 25 and 93% of U.S. lacrosse participants are under the age of 20) and consumers' need to purchase new equipment as young sports participants grow, we benefit from short replacement cycles for equipment. On average, a two-year product life cycle and one-year product life cycle exists for hockey equipment and baseball bats, respectively. We successfully capitalize on this trend with one-to-two year product cycles focused on innovation and driving customer replenishment purchases. Often, more advanced technology across product cycles allows us to increase average selling prices when introducing new products, further driving growth in our addressable market.

Ice Hockey

  Ice Hockey Participation Rates and Demographics

        Ice hockey is a team sport played in over 80 countries by more than an estimated six million people. While ice hockey is played around the world, the largest and most significant markets for ice hockey are Canada, the United States and a number of European countries, including the Nordic countries (principally, Sweden and Finland), certain Central European countries (principally, the Czech Republic, Germany, Switzerland, Austria and Slovakia) and certain Eastern European countries (principally, Russia).

        Global registered hockey participation has grown, on average, 2% annually over the last eight years, and according to a 2013 report by the SFIA, ice hockey participation in the United States experienced a 5.1% increase from 2007 to 2012, including a 10.9% increase from 2011 to 2012. We believe that the global industry is currently growing at an annual rate in the low-to-mid single digits. Growth rates in Eastern European countries (principally, Russia) and women's hockey have exceeded that of the registered segment as a whole.

  Ice Hockey Equipment and Related Apparel Industry

        The global ice hockey equipment industry has significant barriers to entry and is stable in certain regions and growing in others, such as the United States, Eastern Europe and Russia. Ice hockey equipment and related apparel sales are driven primarily by global ice hockey participation rates (registered and unregistered). Other drivers of equipment sales include demand creation efforts, the introduction of innovative products, a shorter product replacement cycle, general macroeconomic conditions and the level of consumer discretionary spending. Management estimates that the global ice hockey equipment wholesale market (which excludes related apparel, such as performance apparel, team jerseys and socks) totaled approximately $650 million in 2013. Skates and sticks are the largest contributors to equipment sales, accounting for an estimated 60% of industry sales in 2013, according to management estimates.

        Management estimates that over 85% of the ice hockey equipment market is attributable to three major competitors: Bauer Hockey, Reebok (which owns both the REEBOK and CCM brands) and Easton Hockey (which is owned by BRG Sports and utilizes the EASTON brand under a trademark license from the Company), each of which offers consumers a full range of products (skates, sticks and full protective equipment). The remaining equipment market is highly fragmented among many smaller equipment manufacturers offering specific products, catering to niche segments within the broader market. These competitors include, but are not limited to, WARRIOR, GRAF, VAUGHN and SHER-WOOD/TPS.

Market Position of the Three Major Ice Hockey Equipment Manufacturers

Company	Total Market	Skates	Sticks	Helmets	Protective	Goalie

Bauer Hockey	#1	#1	#1	#1	#1	#1

Reebok	#2	#2	#2	#2	#2	#2

Easton Hockey	#3	#3	#3	#3	#3	n/a

Source: Management estimates.

        Management estimates that the wholesale global ice hockey-related apparel market for 2013 (which includes such items as performance apparel, team jerseys and socks) was approximately $390 million in size, and is growing at an annual rate which we believe exceeds that of the ice hockey equipment market. Included in the ice hockey-related apparel market is licensed apparel, which represents approximately one-third of the market. The related apparel market is more fragmented than the equipment market and includes a variety of larger and smaller participants. We expect consolidation in this market to occur in the coming years, in a manner similar to what has occurred in the ice hockey equipment industry.

Roller Hockey

  Roller Hockey Participation Rates and Demographics

        Roller hockey is a team sport played principally in the United States, particularly in warmer regions such as California. According to SFIA, there were approximately 493,000 "frequent" roller hockey participants in the United States in 2012 who played at least 13 times during the year, which represents a 22.1% increase over the prior year. In 2012, total participation was reported to be 1.4 million participants, a 10.5% increase in participation from the previous year.

  Roller Hockey Equipment and Related Apparel Industry

        The roller hockey equipment and related apparel industry shares similar characteristics to the ice hockey equipment and related apparel industry given the similarity of the sports. Management estimates that the wholesale roller hockey equipment market generated approximately $20 million in sales in 2013. Through the Company's MISSION and BAUER brands, we hold the number one and two market share positions in the roller hockey equipment market, respectively, and have a substantial lead over our primary competitors, including Reebok, Tour and a few competitors in niche categories such as wheels and accessories.

Street Hockey

  Street Hockey Participation Rates and Demographics

        Street hockey is a team sport played throughout the world, primarily in the largest ice hockey markets. According to management estimates and industry sources, there are approximately 93,000 registered players in Canada, approximately 48,000 registered players in the United States, and approximately 50,000 registered players in the rest of the world. Youth players represent approximately 50% of the registered participants.

  Street Hockey Equipment Industry

        The street hockey equipment industry shares similar characteristics to the ice hockey equipment and related apparel industry given the similarity of the sports. Management estimates that the wholesale street hockey equipment market generated approximately $25 million in sales in 2013. The Company has not yet entered the street hockey market but intends to do so in the near future.

Baseball and Softball

  Participation Rates and Demographics

        Baseball and softball are team sports played principally in the United States, Japan, certain other Asian countries (such as South Korea) and Latin America. Globally, the World Baseball Softball Confederation estimates that there are 65 million baseball/softball participants. Baseball is experiencing growth in participation globally and remains one of the most popular sports by participation in the United States, second only to basketball, according to SFIA. Fast-pitch softball participation grew by 9.4% from the 2011 to 2012 season, a sport that is a significant focus for Easton Baseball/Softball and Combat Sports businesses of high-performing elite bats. While participation for baseball and slow-pitch softball in the United States has declined in recent years, the market continues to grow as innovation, particularly in bats, has driven rising prices.

  Baseball and Softball Equipment and Related Apparel Industry

        Management estimates that in 2013, the North American and global baseball and softball equipment and related apparel (excluding uniforms) wholesale markets were estimated to be approximately $600 million and $1 billion in size, respectively, one-third of which is attributable to bat sales. We believe the enthusiast base in these sports will experience continued growth, driven by increasing popularity of travel ball, club baseball and softball, and more frequent play.

        The baseball and softball equipment market is fragmented and is currently led by five major players: our EASTON brand, Hillerich & Bradsby-owned LOUISVILLE SLUGGER, Jarden-owned Rawlings Sporting Goods, Amer Sports-owned Wilson Sporting Goods and Mizuno Corp. Similar to Easton Baseball/Softball, our major competitors offer a full line of baseball and softball products and varying degrees of related apparel. In total, we compete with over a dozen brands in the baseball and softball equipment market including, in addition to those above, Amer Sports-owned DEMARINI, MARUCCI, Jarden-owned MIKEN and WORTH, NOKONA, ZETT and SSK.

Lacrosse

  Lacrosse Participation Rates and Demographics

        Lacrosse is a team sport played principally in the United States and Canada. According to U.S. Lacrosse, lacrosse has been one of the fastest growing team sports in the United States, with participation growing at a compound annual growth rate of approximately 10% from 2001 to 2012, with over 750,000 registered players in the United States in 2013. In Canada, we estimate that there are currently 150,000 participants. The drivers of this growth include: (i) the establishment and popularity of the National Lacrosse League and Major League Lacrosse, (ii) the rapid expansion of high school and youth programs, (iii) emerging growth outside of key lacrosse markets in the Mid-Atlantic and Northeastern United States, (iv) enhanced funding and popularity of the NCAA lacrosse programs, and (v) increased visibility of the sport in media and advertising.

        Approximately 93% of lacrosse participants in the United States are under the age of 20, with 54% of participants in the youth (15 and under) category and 39% of participants in the high school category. Similar to ice hockey, the high representation of youth in the sport provides the industry with a more frequent product replacement cycle as players grow out of their equipment.

  Lacrosse Equipment and Related Apparel Industry

        In 2013, the United States lacrosse equipment market was estimated to be approximately $110 million in size at wholesale while the Canadian market was estimated to be approximately $10 million in size. Management estimates that the lacrosse market will continue to grow in the range of high single digits to low double digits for the next several years. The lacrosse equipment market is made up of four primary equipment categories: sticks (shafts and heads), gloves, helmets and protective equipment. Representing approximately 35% of 2013 industry-wide United States sales, sticks currently make up the largest segment of the lacrosse equipment market. Helmets currently make up approximately 25% of 2013 industry-wide United States sales.

        The North American lacrosse equipment and related apparel market is a high growth, emerging sports equipment market underpinned by strong growth in participation rates. The lacrosse equipment market is currently led by six major brands: New Balance-owned WARRIOR and BRINE, our MAVERIK and CASCADE brands, STX, and Jarden-owned DEBEER (women's only). The Company's three major competitors all offer full lines of lacrosse equipment products, while Cascade's product offering is primarily focused on helmets.

Team and Other Apparel

        Team apparel and uniforms make up a large and growing market characterized by high fragmentation and competition, which provides significant competitive advantages to companies that can offer one-stop shopping for high quality products and a unified look (equipment and apparel) under authentic brands. Most of our major competitors in the sports markets that we address offer related apparel to varying degrees but since our acquisition of Inaria, we are able to offer a one-stop shop across all segments of apparel: team, performance and lifestyle. The performance nature of team apparel also provides growth opportunities through innovation, demonstration events and enhanced consumer connection.

        We currently offer all segments of apparel under the BAUER brand in hockey. We have recently launched MAVERIK-branded uniforms in lacrosse and will be looking to expand our apparel presence in lacrosse in the future. We expect to expand our apparel presence in baseball/softball using the strength of the EASTON and COMBAT brands to grow this category in the future.

        We participate in the soccer uniform market through our INARIA brand, which offers a wide variety of soccer apparel, including uniforms, as well as related accessories. As the most popular and widely played sport in the world, global soccer participation is estimated to be approximately 265 million, according to FIFA. In 2011, similar reports estimated that there were nearly one million registered soccer players in Canada and more than 4.5 million registered players in the U.S. The Canadian and U.S. soccer uniform market is estimated to be in excess of $300 million, including both registered and recreational players.

Intercorporate Organization Chart

        The organization chart below indicates the intercorporate relationships of our Company and our wholly-owned material operating subsidiaries and certain other subsidiaries (together with the jurisdiction of incorporation or constitution of each such subsidiary). The Company plans to change its corporate name from Bauer Performance Sports Ltd. to Performance Sports Group Ltd. prior to the closing of the Offering. See "General Matters".

 THE OFFERING

Offered Shares	Common Shares
Option to purchase additional shares
We have granted the Underwriters an option to purchase up to an additional Common Shares (equal to 15% of the Offered Shares) at the offering price less the Underwriters' fee, exercisable during the period ending 30 days after the Closing Date to cover over-allotments, if any, and for market stabilization purposes. See "Plan of Distribution".
Offering Price	$ per share (C$ per share)
Common Shares outstanding assuming completion of the Offering
Common Shares (assuming the conversion of all Proportionate Voting Shares, into Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share). This represents immediate dilution of % for existing holders of Common Shares (assuming the conversion of all Proportionate Voting Shares). The number of Common Shares on an as-converted basis and the dilution calculation assume no exercise of the Over-Allotment Option or any other options or DSUs. See "Capitalization".
Use of Proceeds
We expect to use the net proceeds of the sale of the Offered Shares to reduce leverage and repay up to $ of the New Term Loan Facility (as defined herein) which was drawn at the closing of the Easton Baseball/Softball Acquisition to finance part of the purchase price. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness".
Dividend Policy
We have never declared or paid any cash dividends on the Common Shares or Proportionate Voting Shares (together, our "Equity Shares"). The Company currently intends to use its earnings to finance the expansion of its business and to reduce indebtedness. See "Dividend Policy".
Authorized Capital
The Company's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Proportionate Voting Shares. Generally, the Common Shares and Proportionate Voting Shares have the same rights, are interconvertible at any time, are equal in all respects and are treated by us as if they were shares of one class only, except that: each Proportionate Voting Share carries 1,000 votes per share (compared to one vote per Common Share) and is entitled to dividends and liquidation distributions in an amount equal to 1,000 times the amount distributed in respect of each Common Share. A holder of Common Shares may at any time, at the option of the holder, convert such Common Shares into Proportionate Voting Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share. Each Proportionate Voting Share may at any time, at the option of the holder, be converted into 1,000 Common Shares. See "Description of Share Capital — Conversion Rights".
Risk Factors
Investment in the Common Shares is subject to a number of risks that prospective investors should carefully consider. These risks include risks related to the Company, its businesses and outstanding indebtedness, risks related to the recent Easton Baseball/Softball Acquisition, risks related to the Offering, and risks related to the macroeconomic environment. See "Risk Factors" beginning on page 27 of this prospectus and elsewhere in this prospectus and the documents incorporated herein by reference.

Toronto Stock Exchange Symbol	Currently, "BAU". The Company plans to change its corporate name from Bauer Performance Sports Ltd. to Performance Sports Group Ltd. on June 17, 2014. Following the Company's name change, the Company's share symbol on the TSX will be changed to "PSG". See "General Matters."
Proposed NYSE symbol	"PSG".

 SUMMARY CONSOLIDATED FINANCIAL DATA

        The following table sets forth our summary historical financial information for the years ended May 31, 2013 and 2012 and for the nine month periods ended February 28, 2014 and 2013 (the "Company Financial Information").

        The Company Financial Information has been derived from, and should be read in conjunction with:

  •
  our audited consolidated financial statements for the year ended May 31, 2013, which were prepared in accordance with IFRS; and

  •
  our unaudited condensed consolidated interim financial statements for the three and nine months ended February 28, 2014, which were prepared in accordance with International Accounting Standard 34 — Interim Financial Reporting.

Historical and Unaudited Pro Forma Consolidated Statement of Income Items
(Expressed in millions of U.S. dollars, except per share amounts)

	For the year ended May 31,		For the nine months ended February 28,
	2013	2012	2014	2013
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Bauer Performance Sports Ltd.
Revenues	$399.6	$374.8	$333.3	$312.9
Gross Profit	147.2	142.6	116.5	113.4
Operating Expenses
Selling, general & administrative	90.4	83.3	77.8	67.1
Research & development	16.1	13.9	13.1	11.5
Adjusted EBITDA(1)	62.3	51.5	47.7	48.3
Interest expense	8.2	9.0	5.4	6.5
Net income	25.3	30.2	19.8	19.2
Adjusted Net Income(1)	35.7	25.5	26.5	26.0
Basic earnings per share	$0.74	$1.00	$0.56	$0.56
Diluted earnings per share	$0.70	$0.95	$0.53	$0.53
Adjusted EPS(1)	$0.98	$0.81	$0.71	$0.72

(1)
Represents a non-IFRS measure. These non-IFRS measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS. See "Non-GAAP Measures" for the relevant definitions and "Selected Consolidated Financial Data" for the relevant reconciliations.

        The following table sets forth the Easton Baseball/Softball summary historical financial information for the years ended December 28, 2013 and December 29, 2012, and for the three months ended March 29, 2014 and March 30, 2013 (the "Easton Baseball/Softball Financial Information"). For purposes of Easton Baseball/Softball, net income presented herein represents operating income.

The Easton Baseball/Softball Financial Information was prepared in accordance with U.S. GAAP and has been derived from, and should be read in conjunction with:

  •
  the audited abbreviated financial statements of Easton Baseball/Softball for the years ended December 28, 2013 and December 29, 2012; and

  •
  the unaudited interim abbreviated financial statements of Easton Baseball/Softball for the three months ended March 29, 2014 and March 30, 2013,

        which are included in this prospectus.

	For the year ended		For the three months ended
	December 28, 2013	December 29, 2012	March 29, 2014	March 30, 2013
	(U.S. GAAP) (Audited)	(U.S. GAAP) (Audited)	(U.S. GAAP) (Unaudited)	(U.S. GAAP) (Unaudited)
Easton Baseball / Softball
Revenues	$174.0	$161.3	$64.7	$63.8
Gross Profit	60.2	53.7	25.6	21.9
Operating Expenses
Selling, general & administrative	31.0	31.1	8.5	8.3
Research & development	5.5	6.1	0.9	1.4
Adjusted EBITDA(1)	33.6	26.6	17.1	14.8

(1)
Represents a non-U.S. GAAP measure that is not recognized under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. See "Non-GAAP Measures" for the relevant definitions and "Selected Consolidated Financial Data" for the relevant reconciliations.

        The following tables set forth our summary unaudited pro forma consolidated financial information for the year ended May 31, 2013 and for the nine month period ended February 28, 2014 (the "Unaudited Pro Forma Financial Information"), in each case reflecting the closing of the Easton Baseball/Softball Acquisition, the completion of the Offering (assuming no exercise of the Over-Allotment Option), and the borrowings under the Credit Facilities that will remain outstanding after completion of the Offering and the application of the net proceeds therefrom, each as contemplated in this prospectus.

The Unaudited Pro Forma Financial Information was prepared under IFRS and has been derived from and should be read in conjunction with:

  •
  our unaudited pro forma consolidated statement of financial position as of February 28, 2014;

  •
  our unaudited pro forma consolidated statement of comprehensive income for the nine months ended February 28, 2014; and

  •
  our unaudited pro forma consolidated statement of comprehensive income for the year ended May 31, 2013,

        which are each included in this prospectus.

	Company	Easton
	For the twelve months ended
	May 31, 2013	March 30, 2013	Pro forma Adjustments		Pro forma Consolidated
	(IFRS) (Audited)	(U.S. GAAP) (Unaudited)
Revenues	$399.6	$163.0	$—		$562.6
Gross Profit	147.2	54.3	(15.3)	(2)	186.2
Operating Expenses
Selling, general & administrative	90.4	30.2	(2.9)	(3)	117.7
Research & development	16.1	6.0	—		22.1
Adjusted EBITDA(1)	62.3	28.9	5.8		97.0
Interest expense	8.2	—	14.7	(4)	22.9
Net income	25.3	18.1	(18.7)		24.7
Adjusted Net Income(1)	35.7	23.7	(4.0)		55.4
Basic earnings per share	$0.74				$0.58
Diluted earnings per share	$0.70				$0.55
Adjusted EPS(1)	$0.98				$1.24

(1)
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-IFRS and non-U.S. GAAP measures. As applicable, these non-IFRS and non-U.S. GAAP measures are not recognized measures under IFRS and U.S. GAAP, respectively, and do not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures" for the relevant definitions and "Selected Consolidated Financial Data" for the relevant reconciliations.

(2)
Amortization expense on new intangibles reflecting the Easton Baseball/Softball Acquisition is assumed to be approximately $10.4 million and non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory of Easton Baseball/Softball is assumed to be approximately $4.9 million.

(3)
Acquisition costs including legal, accounting, and advisory fees assumed to be approximately $4.0 million, share listing fees incurred as part of the Offering assumed to be approximately $0.3 million, share-based payment expense of $0.5 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition, and integration costs associated with the Easton Baseball/Softball Acquisition assumed to approximate $1.8 million, offset by a gain on the settlement of certain intellectual property matters between Easton-Bell Sports, Inc. and the Company related to patents held by the Company's subsidiaries of $6.0 million and removal of the Easton Baseball/Softball intangible asset amortization expense of $3.5 million.

(4)
Amortization expense of $2.7 million on deferred financing fees related to the Credit Facilities, write off of unamortized deferred financing fees of $4.4 million relating to the Company's former credit facilities which were terminated as a result of the Credit Facilities, and an increase in interest expense of $7.6 million to reflect the Credit Facilities.

	Company	Easton
	For the nine months ended
	February 28, 2014	December 28, 2013	Pro forma Adjustments		Pro forma Consolidated
	(IFRS) (Unaudited)	(U.S. GAAP) (Unaudited)
Revenues	$333.3	$110.1	$—		$443.4
Gross Profit	116.5	38.2	(6.9)	(2)	147.8
Operating Expenses
Selling, general & administrative	77.8	22.7	0.7	(3)	101.2
Research & development	13.1	4.1	—		17.2
Adjusted EBITDA(1)	47.7	18.8	—		66.5
Interest expense	5.4	—	8.4	(4)	13.8
Net income	19.8	11.4	(10.9)		20.3
Adjusted Net Income(1)	26.5	15.2	(6.2)		35.5
Basic earnings per share	$0.56				$0.47
Diluted earnings per share	$0.53				$0.45
Adjusted EPS(1)	$0.71				$0.78

(1)
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-IFRS and non-U.S. GAAP measures. As applicable, these non-IFRS and non-U.S. GAAP measures are not recognized measures under IFRS and U.S. GAAP, respectively, and do not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures" for the relevant definitions and "Selected Consolidated Financial Data" for the relevant reconciliations.

(2)
Amortization expense on new intangibles reflecting the Easton Baseball/Softball Acquisition.

(3)
Share-based payment expense of $0.2 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition, and integration costs associated with the Easton Baseball/Softball Acquisition assumed to approximate $0.9 million, offset by the removal of the Easton Baseball/Softball intangible amortization expense of $0.4 million.

(4)
Amortization expense of $2.1 million on deferred financing fees related to the Credit Facilities, and an increase in interest expense of $6.3 million to reflect the Credit Facilities.

 Historical and Unaudited Pro Forma Balance Sheet Items
(Expressed in millions of U.S. dollars)

        The following pro forma consolidated statement of financial position items represent the unaudited consolidated interim statement of financial position of the Company as of February 28, 2014, the unaudited statement of assets acquired and liabilities assumed of Easton Baseball/Softball as of December 28, 2013 and pro forma adjustments to reflect the closing of the Easton Baseball/Softball Acquisition, the completion of the Offering (assuming no exercise of the Over-Allotment Option), and the borrowings under the Credit Facilities that will remain outstanding after completion of the Offering and the application of the net proceeds therefrom, each as contemplated in this prospectus. The pro forma adjustments are described in more detail in the unaudited pro forma consolidated financial statements.

Pro forma Consolidated
Cash	$7.7
Working capital(1)	225.6
Deferred income tax assets (liabilities)	5.1
Goodwill & intangibles	415.2
Total Assets	775.2
Debt	373.9
Total Equity	297.0

(1)
Working capital is defined as trade and other receivables plus inventories, net trade and other payables, accrued liabilities and income taxes payable.

 RISK FACTORS

        An investment in the Offered Shares involves a number of risks. In addition to the other information contained in this prospectus, prospective purchasers should give careful consideration to the following risk factors. Any of the matters highlighted in these risk factors could adversely affect our business and financial condition, causing an investor to lose all, or part of, its, his or her investment. The risks and uncertainties described below are those we currently believe to be material, but they are not the only ones we face. If any of the following risks, or any other risks and uncertainties that we have not yet identified or that we currently consider not to be material, actually occur or become material risks, our business, prospects, financial condition, results of operations and cash flows and consequently the price of the Offered Shares could be materially and adversely affected.

Risks Related to Our Business

Our business depends on strong brands, and if we are not able to maintain and enhance our brands we may be unable to sell our products, which would harm our business and cause the results of our operations to suffer

        We believe that the brand image we have developed has significantly contributed to the success of our business. We also believe that maintaining and enhancing the BAUER, VAPOR, SUPREME, NEXUS, MISSION, MAVERIK, CASCADE, INARIA, COMBAT, EASTON and MAKO brands is critical to maintaining and expanding our customer base. Maintaining and enhancing our brands may require us to make substantial investments in areas such as R&D, marketing and employee training, and these investments may not be successful. A primary component of our strategy involves expanding into other geographic markets, particularly within Russia and other Eastern European countries (for ice hockey), in Japan and other non-North American countries (for baseball and softball) and in Canada (for lacrosse). As we expand into new geographic markets, consumers in these markets may not accept our brand image and may not be willing to pay a premium to purchase our sporting equipment as compared to the locally established branded equipment. We anticipate that as our business expands into new markets, maintaining and enhancing our brands may become increasingly difficult and expensive. If we are unable to maintain or enhance the image of our brands, it could adversely affect our business and financial condition.

Sales of our products may be adversely affected if we cannot effectively introduce new and innovative products that meet our quality standards

        Although design, safety and performance of our products is a key factor for consumer acceptance of our products, technical innovation and quality control in the design and manufacture of sporting equipment and related apparel is also essential to the commercial success of our products. R&D plays a key role in technical innovation. We include specialists in the fields of biomechanics, engineering, industrial design and related fields, as well as research committees and advisory boards made up of athletes, coaches, trainers, equipment managers and other experts to develop and test cutting-edge performance products. While we strive to produce quality products that enhance athletic safety and performance, and maximize comfort, if we fail to introduce technical innovation in our products the consumer demand for our products could decline.

        The sporting equipment and related apparel industry is subject to constantly and rapidly changing consumer demands based, in part, on performance benefits. Our continued success depends, in part, on our ability to anticipate, gauge and respond to these changing consumer preferences in a timely manner while preserving the authenticity and quality of our brands. We believe the historical success of our business has been attributable, in part, to the introduction of products that represent an improvement in performance over products then available in the market. Our future success and growth will depend, in part, upon our continued ability to develop and introduce innovative products. Successful product design, however, can be displaced by other product designs introduced by competitors which shift market preferences in their favor. If we do not introduce successful new products or our competitors introduce products that are superior to ours, our customers may purchase more products from our competitors, which would result in a decrease in our revenues and an increase in our inventory levels, either of which could adversely affect our business and financial condition.

        Our success is also dependent on our ability to prevent competitors from copying our innovative products and on the laws and law enforcement practices in respect of intellectual property in the countries in which we manufacture and sell our products. We may not be able to obtain intellectual property protection for an innovative product and, even if we do, we cannot assure that we would be successful in challenging a competitor's attempt to copy that product. Conversely, our competitors may obtain intellectual property protection for superior products that would preclude us from offering the same or similar features on our products. If a competitor's proprietary product feature became the industry standard, our customers may purchase more products from our competitors, which would result in a decrease in our revenues and an increase in our inventory levels, either of which could adversely affect our business and financial condition.

        If we experience problems with the quality of our products, we may incur substantial expense to remedy the problems and our reputation and brands may be harmed, which could adversely affect our business and financial condition. See also "Risk Factors — We are subject to product liability, warranty and recall claims, and our insurance coverage may not cover such claims".

Our financial results will be affected by market conditions in the sporting equipment and related apparel industry, which is highly competitive and has certain segments with low barriers to entry

        The sporting equipment industry is highly competitive. Competitive factors that affect our market position include the style, quality, technical and safety aspects and pricing of our products and the strength and authenticity of our brands. While our brand recognition creates significant barriers to entry in our markets, there are minimal barriers to entry into certain segments of the sporting equipment industry and related apparel industry. For example, there are low barriers to entry in the related apparel market, including certain performance, team and lifestyle segments. The general availability of offshore manufacturing capacity allows for rapid expansion by competitors and new entrants. Our competitors may overproduce, or face financial or liquidity difficulties, which may lead them to release their products at lower prices into the market or offer discounts to clear their inventory, resulting in decreased demand for our products. We face competition from well-known sporting goods companies, such as Adidas-owned Reebok, which has strong brand recognition inside and outside of hockey (and which also owns both the REEBOK and CCM brands) and Easton Hockey (which utilizes the EASTON brand under a trademark license from us). In baseball and softball, we compete with a number of international peers such as Hillerich & Bradsby-owned LOUISVILLE SLUGGER, Jarden-owned Rawlings Sporting Goods, Amer Sports-owned Wilson Sporting Goods and Mizuno Corp. In lacrosse, our principal competitors include New Balance-owned WARRIOR and BRINE, and privately-held STX, each of which has significant market share (other than in the helmet category), as well as Jarden-owned DEBEER in women's lacrosse. We also compete with smaller companies who specialize in marketing to our core customers. Our inability to effectively compete in the sporting equipment and related apparel market could adversely affect our business and financial condition.

One of our growth strategies is to operate in the highly competitive apparel market and the brand recognition, size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in us failing to execute on such growth strategy, a loss of our market share and a decrease in our net revenue and profitability

        The market for athletic apparel is highly competitive and there are low barriers to entry in certain segments of the apparel market, including performance, team and lifestyle segments. Competition may result in pricing pressures, reduced profit margins or lost market share or a failure to grow our market share, any of which could adversely affect our business and financial condition. We compete directly against wholesalers and direct retailers of athletic apparel, including large, diversified apparel companies with substantial market share and established companies expanding their production and marketing of athletic apparel. We also face competition from wholesalers and direct retailers of traditional commodity athletic apparel, such as cotton T-shirts and sweatshirts. Many of our competitors in this segment are large apparel and sporting goods companies with strong worldwide brand recognition, such as Nike, Inc. ("Nike"), Under Armour, Inc. and adidas AG, which includes the ADIDAS and REEBOK brands. Due to the fragmented nature of the industry, we also compete with other apparel sellers, including those specializing in hockey, baseball and softball, and lacrosse related apparel. Many of our competitors have significant competitive advantages, including longer operating histories, larger and broader customer bases, more established relationships with a broader set of suppliers, greater brand recognition and greater financial, R&D, store development, marketing, distribution and other resources than we do. In addition, much of our athletic apparel is sold at a price premium to our competitors.

        Our competitors may be able to create and maintain brand awareness and market share in apparel more quickly and effectively than we can using traditional forms of advertising or otherwise. Our competitors may also be able to increase sales in their new and existing markets faster than we do by emphasizing different distribution channels than we do, such as catalog sales or an extensive franchise network, as opposed to distribution through retail stores or wholesale, and many of our competitors have substantial resources to devote toward increasing sales in such ways. If we are unable to grow our apparel business, it could adversely affect our business and financial condition.

Our success is dependent on our ability to protect our valuable intellectual property rights worldwide and, if we are unable to acquire, enforce, defend and protect our intellectual property rights, our competitive position may be harmed

        We rely on a combination of patent, trademark, industrial design and trade secret laws (including, contractual restrictions in, for example, confidentiality and license agreements) in our core geographic markets and other jurisdictions, to protect the innovations, brands and proprietary trade secrets and know how related to certain aspects of our business. We seek to protect our confidential proprietary information, in part, by entering into confidentiality and invention assignment agreements with our employees, consultants, contractors, suppliers, and collaborators. These agreements are designed to protect our proprietary information, however, we cannot be certain that such agreements have been entered into with all relevant parties, and we cannot be certain that our trade secrets and other confidential proprietary information will not be disclosed or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. For example, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, or any third party may independently develop similar trade secrets and know how, and we may not be able to obtain adequate remedies for such breaches or independent developments. We also seek to preserve the integrity and confidentiality of our confidential proprietary information by maintaining physical security of our premises and physical and electronic security of our information technology systems, but it is possible that these security measures could be breached.

        We cannot assure that our actions taken to establish and protect our technology and brands will be adequate to prevent others from seeking to block sales of our products or to obtain monetary damages, based on alleged violation of their patents, trademarks or other proprietary rights. In addition, our competitors have obtained and may continue to obtain patents on certain features of their products, which may prevent us from offering such features on our products, may subject us to patent litigation, and in turn, could result in a competitive disadvantage to us. Moreover, third parties may independently develop technology or other intellectual property that is comparable with or similar to our own, and we may not be able to prevent their use of it. We cannot assure that any third party intellectual property, including patents and trademarks, for which we have obtained licenses are adequately protected to prevent imitation by others. If those third party owners fail to obtain or maintain adequate intellectual property protection or prevent substantial unauthorized use of the licensed intellectual property, we risk the loss of our rights under the third party intellectual property and competitive advantages we have developed based on those rights.

        While we have selectively pursued patent and trademark protection in our core geographic markets, in some countries we have not perfected important patent and trademark rights. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of Canada or the United States. As a result, we may encounter significant problems in protecting, enforcing and defending our intellectual property outside of Canada and the United States. If we are unable to prevent material disclosure of the proprietary and confidential know how and trade secrets related to our technologies to third parties, we will not be able to establish or maintain a competitive advantage in our market, which could adversely affect our business and financial condition.

We may be involved in lawsuits to protect, defend or enforce our intellectual property rights, which could be expensive, time consuming and unsuccessful

        Our success depends in part on our ability to protect our trademarks, patents and trade secrets or know how from unauthorized use by others. To counter infringement or unauthorized use, we may be required to file infringement or misappropriation claims, which can be expensive and time-consuming. Any claims that we assert against perceived infringers could also provoke these parties to assert counterclaims against us alleging that we infringe or misappropriate their intellectual property rights. In addition, in an infringement proceeding, a court may decide that a patent or trademark of ours is invalid or is unenforceable, in whole or part, or may refuse to stop the other party in such infringement proceeding from using the technology or mark at issue on the grounds that our patents do not cover the technology in question or misuse our trade secrets or know how. An adverse result in any litigation or defense proceedings, including proceedings at the patent and trademark offices, could put one or more of our patents or trademarks at risk of being invalidated, held unenforceable or interpreted narrowly, and could put any of our patent or trademark applications at risk of not being issued as a registered patent or trademark. We cannot be sure that our patents, trademarks and trade secrets, including our contractual restrictions, will be adequate to prevent imitation of our products and technology by others. We may be unable to prevent third parties from using our intellectual property rights without our authorization, particularly in countries where we have not registered such rights, where the laws or law enforcement practices do not protect our intellectual property rights as fully as in Canada or the United States, or where intellectual property protection is otherwise limited or unavailable. In some foreign countries, where intellectual property laws or law enforcement practices do not protect our intellectual property rights as fully as in Canada and the United States, third-party manufacturers may be able to manufacture and sell imitation products and diminish the value of our brands as well as infringe our trademark rights. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential proprietary information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Shares. If we fail to obtain enforceable patent, trademark and trade secret protection, maintain our existing patent, trademark rights and trade secret protection, or prevent substantial unauthorized use of our trade secrets or know how and brands, we risk the loss of our intellectual property rights and competitive advantages we have developed, causing us to lose revenues and have an adverse effect on our business and financial condition. Accordingly, we devote substantial resources to the establishment and protection of our trademarks, patents, industrial designs and trade secrets or know how, and we continuously evaluate the registration of additional trademarks, industrial designs and patents, as appropriate. We cannot guarantee that any of our pending applications will be approved by the applicable governmental authorities. Moreover, even if the applications will be registered during the registration process, third parties may seek to oppose or otherwise challenge these applications or registrations.

Our success relies on our ability to protect our known brands and our rights to use of such brands. Any difficulties in maintaining these brands may result in damage to our business and financial condition

        Our best known brands include BAUER, VAPOR, SUPREME, NEXUS, MISSION, MAVERIK, CASCADE, INARIA, COMBAT, EASTON and MAKO. We believe that these trademarked and licensed brands, as applicable, are a core asset of our business and are of great value to us. If we lose any rights necessary for the use of a product name, our efforts spent building that brand will be lost and we will have to rebuild a brand for that product, which we may not be able to do.

        VAPOR, one of our key hockey brands, is not owned by us and VAPOR and SUPREME are subject to use by third parties on products outside of hockey and skating. Our rights to the VAPOR brand are licensed from Nike (the "Vapor License Agreement"), and Nike continues to own the mark and the goodwill associated therewith. We are required to comply with certain conditions regarding our use of the VAPOR mark, and are not permitted to use it on apparel or equipment primarily manufactured for participants in athletic activities other than hockey or skating. If we materially breach certain provisions of the Vapor License Agreement and do not or are unable to remedy such breach following notice by Nike, the Vapor License Agreement could be terminated, which would have an adverse effect on our business and financial condition. Nike has rights to use the VAPOR mark and the SUPREME mark on equipment and apparel outside of the hockey and skating markets. If Nike's, or its licensees', use of the VAPOR or SUPREME marks is associated with negative publicity, it may have an adverse effect on our business and financial condition.

        While we retain ownership of the EASTON and MAKO marks, in connection with the Easton Baseball/Softball Acquisition, we granted to BRG Sports and its successors and assigns a license to use these brands to identify and market their hockey and cycling products (BRG Sports has since announced the planned sale of the cycling business to Raceface Performance Products Inc.). Under the terms of this license agreement, BRG Sports must ensure that all products, packing and advertising materials are of the same quality attained by BRG Sports in its 2013-2014 hockey and cycling product lines and marketed and distributed through channels that are consistent with maintaining this quality standard. Further, as a result of the Easton Baseball/Softball Acquisition, we assumed a license granted by Easton-Bell Sports, Inc. to a company owned by one of Easton-Bell Sports, Inc.'s founding members, to use the EASTON trademark in connection with the manufacture and sale of archery bows and accessories. As we do not control either of the above licensees or their successors, we can make no assurances as to how they will conduct business under the EASTON and MAKO brand names. If the conduct or product of a licensee were to create negative publicity for the EASTON or MAKO brands, it may have an adverse effect on our business and financial condition.

Our products may infringe the intellectual property rights of others, which may cause us to incur unexpected costs or prevent us from selling our products

        From time to time, third parties have challenged our patents, trademark rights and branding practices, or asserted intellectual property rights that relate to our products and product features. We may be required to defend such claims in the future, which, whether or not meritorious, could result in substantial costs and diversion of resources and could have an adverse effect on our business and financial condition or competitive position. If we are found to infringe a third party's intellectual property rights, we could be forced, including by court order, to cease developing, manufacturing or commercializing the infringing product. Alternatively, we may be required to obtain a license from such third party in order to use the infringing technology and continue developing, manufacturing or marketing the infringing product. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We may also need to redesign or rename some of our products to avoid future infringement liability. In addition, we could be found liable for monetary damages, including treble damages and attorneys' fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our products or force us to cease some of our business operations, which could materially harm our business. We may also elect to enter into license agreements in order to settle patent infringement claims or to resolve disputes prior to litigation, and any such license agreements may require us to pay royalties and other fees that could be significant. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business. Moreover, our involvement in litigation against third parties based on infringement of our intellectual property rights presents some risk that our intellectual property rights could be challenged and invalidated. See also "— We may be involved in lawsuits to protect or enforce our intellectual property rights, which could be expensive, time consuming and unsuccessful". Any of the foregoing could cause us to incur significant costs and prevent us from manufacturing or selling certain of our products, which could adversely affect our business and financial condition.

We may not be successful in converting booking orders into realized sales

        Our revenues are generated from (i) booking orders, which are typically received several months in advance of the actual delivery date or range of delivery dates, (ii) repeat orders, which are for at-once delivery, and (iii) other orders. Booking orders include firm orders for which we are given specific delivery dates and planning orders for which we are given a range of delivery dates. Planning orders represent a small, but growing part of our total booking orders. In recent years, the conversion rate of planning orders, or the percentage of planning orders which are ultimately shipped, is not materially different than the conversion rate of firm orders. There can be no assurances that this trend will continue for upcoming seasons. Disclosure in our historical periodic filings regarding our hockey booking orders is intended to provide visibility into the demand for our products by our customers.

        The seasonality of our business and the manner in which we solicit orders could create quarterly variations in the percentage of our revenues that are comprised of booking orders. Although our booking orders give us some visibility into our future financial performance, there may not be a direct relationship between our booking orders and our future financial performance given several factors, among which are: (i) the timing of order placement compared to historical patterns, (ii) our ability to service demand for our product, (iii) the willingness of our customers to commit to purchasing our product, and (iv) the actual sell-through of our products at retail driving changes in repeat orders. As a result, there can be no assurances that our booking orders will translate into realized sales. Failure to convert booking orders into realized sales could adversely affect our business and financial condition.

Our business is affected by seasonality, which could result in fluctuations in our operating results and the trading price of the Common Shares

        We experience material fluctuations in aggregate sales volume during the year. Historically, revenues in the first fiscal quarter have exceeded those in the second and fourth fiscal quarters and revenues in the third fiscal quarter are lower than the other quarters. While the Easton Baseball/Softball Acquisition is expected to reduce our seasonality, the mix of product sales may nevertheless vary considerably from time to time as a result of changes in seasonal and geographic demand for particular types of equipment and related apparel. In addition, our customers may cancel orders, change delivery schedules or change the mix of products ordered with minimal notice. We may also make strategic decisions to deliver and invoice product at certain dates in order to lower costs or improve supply chain efficiencies. As a result, we may not be able to accurately predict our quarterly sales. Accordingly, our results of operations are likely to fluctuate significantly from period to period. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer preferences, weather conditions, availability of import quotas, and currency exchange rate fluctuations, could adversely affect our business and financial condition. Our operating margins are also sensitive to a number of factors, including those that are beyond our control, as well as shifts in product sales mix, geographic sales trends, and currency exchange rate fluctuations, all of which we expect to continue. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

Our success depends in large part on the continued popularity of ice hockey, baseball and softball, roller hockey, and lacrosse as recreational sports and the popularity of the NHL, MLB, MLL, NCAA and Little League Baseball and other high-performance leagues for sports in which our products are used

        We generate a material portion of our revenue from the sale of ice hockey equipment and related apparel. The other portion of our revenue flow is generated from the sale of baseball and softball, roller hockey, and lacrosse equipment and related apparel.

        The demand for our ice hockey equipment and related apparel is directly related to the popularity of the sport of ice hockey, the number of professional and amateur ice hockey participants, and the amount of ice hockey being played by these participants. If ice hockey participation decreases, sales of our ice hockey equipment and related apparel could be adversely affected. The popularity of the NHL, as well as other professional ice hockey leagues in North America, Europe and the rest of the world, also affect the sales of our ice hockey equipment and related apparel. Our brands receive significant "on-ice" exposure as a result of our endorsements with, or purchases by, NHL players and other professional athletes. We depend on this "on-ice" exposure of our brands to increase brand recognition and reinforce the quality and high performance of our products. The Company maintains an important and valuable relationship with the NHL, the world's premier professional hockey league, and any work stoppages or significant reduction in television coverage of NHL games or any other significant decreases in either attendance at NHL games or viewership of NHL games will reduce the visibility of our brands and could adversely affect our sales of hockey equipment and related apparel. The NHL entered into a lockout during a portion of the 2012-2013 NHL regular season, and during that time the Company was unable to sell BAUER products to NHL teams or continue our NHL-related marketing efforts, reducing the visibility of BAUER products. There was a resolution to the NHL lockout on January 12, 2013, but we cannot assure you there will not be another lockout or long term decrease in the popularity of the

NHL or other professional hockey leagues or in the "on-ice" exposure of BAUER products, which may adversely affect player participation rates and our sales of ice hockey equipment and related apparel.

        Likewise, our sales of baseball and softball, roller hockey and lacrosse equipment and related apparel depends on the popularity of these sports, professional and amateur participation, and brand exposure from league play which if negatively impacted could adversely affect our business and financial condition. If MLB, the NCAA or Little League Baseball were to experience a significant reduction in television coverage or any other significant decreases in either attendance at games or viewership (including, in the case of MLB, as a result of work stoppages), the visibility of our brands would decrease, which could adversely affect the sales of our baseball and lacrosse equipment.

        We cannot assure you that we will be able to maintain our existing endorsements with NHL players or other professional athletes or relationships with these leagues in the future or that we will be able to attract new leagues or athletes to endorse our products. Larger companies with greater access to capital for athlete or league sponsorship may in the future increase the cost of sponsorship to levels we may choose not to match. If this were to occur, our sponsored leagues may terminate their relationships with us and endorse the products of our competitors and we may be unable to obtain endorsements from other comparable leagues.

The value of our brands and sales of our products could be diminished if we, the athletes who use our products or the sports in which our products are used, are associated with negative publicity

        We sponsor a variety of athletes and feature those athletes in our advertising and marketing materials, and many athletes and teams use our products, including those teams or leagues for which we are an official supplier. Actions taken by athletes, teams or leagues associated with our products that harm the reputations of those athletes, teams or leagues could also harm our brand image and result in a material decrease in our revenues, net income, and cash flows which could have an adverse effect on our financial condition and liquidity. We may also select athletes who are unable to perform at expected levels or who are not sufficiently marketable, which could also have an adverse effect on our business. If we are unable in the future to secure prominent athletes and arrange athlete endorsements of our products on terms we deem to be reasonable, we may be required to modify our marketing platform and to rely more heavily on other forms of marketing and promotion, which may not prove to be as effective or may result in additional costs. Also, union strikes or lockouts affecting professional play could negatively impact the popularity of the sport, which could have an adverse effect on our revenues from products used in that sport. Furthermore, negative publicity resulting from severe injuries or death occurring in the sports in which our products are used could negatively affect our reputation and result in restrictions, recalls or bans on the use of our products, whether or not such injuries or deaths are related to our products, and if the popularity of ice hockey, baseball and softball, or lacrosse (or other sports for which we design, manufacture and sell equipment and related apparel) among players and fans were to decrease due to these risks or the associated negative publicity, sales of our products could decrease and it could have an adverse impact on our revenues, profitability and operating results. We could become exposed to additional claims and litigation relating to the use of our products and our reputation may be adversely affected by such claims, whether or not successful or meritorious, including potential negative publicity about our products, which could adversely impact our business and financial condition.

Many of our products or components of our products are provided by a limited number of third-party suppliers and manufacturers and, because we have limited control over these parties, we may not be able to obtain quality products on a timely basis or in sufficient quantities

        We rely on a limited number of suppliers and manufacturers for many of our products and for many of the components in our products. During Fiscal 2013, approximately 90% of our raw materials for our manufactured products were sourced from international suppliers. In addition, a substantial portion of our products are manufactured by third-party manufacturers. During Fiscal 2013, ten international manufacturers produced approximately 90% of our purchased finished goods. Following the Easton Baseball/Softball Acquisition, international manufacturers now produce approximately 93% of our finished goods.

        If we experience significantly increased demand, or if, for any reason, we need to replace an existing manufacturer or supplier, there can be no assurance that additional supplies of raw materials or additional manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any new supplier or manufacturer would allocate sufficient capacity to us in order to meet our requirements. In addition, should we decide to transition existing manufacturing between third-party manufacturers, the risk of such a problem could increase. For example (prior to the Easton Baseball/Softball Acquisition), Easton Baseball/Softball experienced quality issues when the manufacturing of composite baseball and softball bats was outsourced, which led to an increase in returns of defective bats in 2008. The issue was successfully addressed by working with the supplier in Asia to improve process controls to allow for the identification and resolution of quality issues prior to products being sold into the marketplace. Even if we are able to expand existing or find new manufacturing sources, we may encounter delays in production and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any material delays, interruption or increased costs in the supply of raw materials or manufacture of our products could have an adverse effect on our ability to meet customer demand for our products and result in lower revenues and net income both in the short and long-term.

        We have occasionally received, and may in the future receive, shipments of products that fail to conform to our quality control standards. In that event, unless we are able to obtain replacement products in a timely manner, we risk the loss of revenues resulting from the inability to sell those products and could incur related increased administrative and shipping costs, and there also could be a negative impact to our brands which could adversely impact our business and financial condition.

Problems with our distribution system could harm our ability to meet customer expectations, manage inventory, complete sales, and achieve objectives for operating efficiencies

        We rely on our distribution facility in Mississauga, Ontario, and on third-party logistics providers in Boras, Sweden and Aurora, Illinois for substantially all of our hockey product distribution. We broadened our arrangement with the Aurora, Illinois third-party vendor to encompass the distribution of all U.S. ice hockey equipment, and may further broaden our arrangements with both third-party vendors for additional products, but there can be no assurance that we will be able to enter into an agreement with these third parties on acceptable terms. We rely on our facilities in Salt Lake City, Utah and a third-party logistics provider in Memphis, Tennessee for substantially all of our baseball and softball product distribution. We rely on our facility in Liverpool, New York for substantially all of our lacrosse helmet and whitewater product distribution and we also distribute certain hockey helmets from this facility. Our distribution network includes computer processes and software that may be subject to a number of risks related to security or computer viruses, the proper operation of software and hardware, electronic or power interruptions or other system failures. We maintain business interruption insurance, but it may not adequately protect us from the adverse effects that could result from significant disruptions to our distribution system, such as the long-term loss of customers or an erosion of our brand image. Our distribution facilities include computer controlled and automated equipment, which means their operations are complicated and may be subject to a number of risks related to security or computer viruses, the proper operation of software and hardware, electronic or power interruptions or other system failures. In addition, because substantially all of our products are distributed from a few locations, our operations could also be interrupted by labor difficulties, or by floods, fires or other natural disasters near our distribution centers. In addition, our distribution capacity is dependent on the timely performance of services by third parties, including the shipping of our products to and from the Aurora, Illinois, Boras, Sweden, Memphis, Tennessee, Salt Lake City, Utah, Mississauga, Ontario and Liverpool, New York distribution facilities. If we encounter problems with our distribution system, our ability to meet customer expectations, manage inventory, complete sales and achieve objectives for operating efficiencies could be harmed, which could adversely affect our business and financial condition.

The loss of one or more key customers could result in a material loss of revenues

        Our customers do not have any contractual obligations to purchase our products on a multi-season or multi-year basis. For Fiscal 2013, our top 10 customers collectively accounted for approximately 39% of our revenues, with one customer accounting for approximately 11% of our revenues. With the Easton Baseball/Softball Acquisition we expect our top 10 customers collectively to account for approximately 37% of our revenues, with one customer to account for approximately 12% of our revenues. We face the risk that one or more of our key customers may not increase their business with us as much as we expect, may suffer from an economic downturn, may significantly decrease their business with us, may negotiate lower prices or may terminate their relationship with us altogether. The failure to increase our sales to these customers would have a negative impact on our growth prospects and any decrease or loss of these key customers' business or lower gross margins as a result of negotiated lower prices could adversely affect our business and financial condition. In addition, our customers in the retail industry continue to experience consolidation and some may face financial difficulties from time to time. A large portion of our sales are to specialty and "big box" sporting goods retailers, certain of whom are not strongly capitalized. Adverse conditions in the sporting goods retail industry can adversely impact the ability of retailers to purchase our products, or could lead retailers to request credit terms that would adversely affect our cash flow and involve significant risks of non-payment. As a result, we may experience a loss of customers or the un-collectability of accounts receivable in excess of amounts against which we have reserved, which could adversely affect our business and financial condition.

The cost of raw materials could affect our operating results

        The materials used by us, our suppliers and our manufacturers involve raw materials, including carbon-fiber, aluminum, steel, resin and other petroleum-based products. Significant price fluctuations or shortages in petroleum or other raw materials, including the costs to transport such materials or finished products, the uncertainty of Asian currencies' fluctuations against the U.S. dollar, increases in labor rates, and/or the introduction of new and expensive raw materials, could have an adverse effect on our cost of goods sold, results of operations and financial condition.

We are subject to numerous risks associated with doing business abroad, any one of which, if realized, could adversely affect our business or financial condition

        Our business is subject to the risks generally associated with doing business abroad. We cannot predict the effect of various factors in the countries in which we sell our products or where our suppliers are located, including, among others: (i) economic trends in international markets; (ii) legal and regulatory changes and the burdens and costs of our compliance with a variety of laws, including trade restrictions and tariffs; (iii) difficulties in obtaining, enforcing, defending and protecting intellectual property rights; (iv) increases in transportation costs or delays; (v) work stoppages and labor strikes; (vi) increase and volatility in labor input costs; (vii) fluctuations in exchange rates; (viii) political unrest, terrorism and economic instability; and (ix) limitations on repatriation of earnings. If any of these or other factors were to render the conduct of our business in a particular country undesirable or impractical, our business and financial condition could be adversely affected. Should our current third-party manufacturers become incapable of meeting our manufacturing or supply requirements in a timely manner or cease doing business with us for any reason, our business and financial condition could be adversely affected.

        A significant amount of our finished goods are purchased from international third party suppliers, the majority of which are located in mainland China and Thailand. Most of what we purchase in Asia is finished goods rather than raw materials. We may increase our international sourcing in the future.

        Any violation of our policies or any applicable laws and regulations by our suppliers, manufacturers or licensees could interrupt or otherwise disrupt our sourcing, adversely affect our reputation or damage our brand image. While we do not control these suppliers, manufacturers or licensees or their labor practices, negative publicity regarding the production methods of any of our suppliers, manufacturers or licensees could adversely affect our reputation and sales and force us to locate alternative suppliers, manufacturing sources or licensees, which could adversely affect our business and financial condition.

        Another significant risk resulting from our international operations is compliance with the U.S. Foreign Corrupt Practices Act ("FCPA"), Canadian Corruption of Foreign Public Officials Act ("CFPOA"), and other anti-bribery laws applicable to our operations. In many foreign countries, particularly in those with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA, the CFPOA or other U.S., Canadian and foreign laws and regulations applicable to us. Although we have implemented procedures designed to ensure compliance with the FCPA, the CFPOA and similar laws, there can be no assurance that all of our employees, agents and other channel partners, as well as those companies to which we outsource certain of our business operations, will not take actions in violation of our policies. Any such violation could have an adverse effect on our business and financial condition.

We may not be successful in our efforts to expand into international market segments

        We intend to expand into additional international markets, particularly Russia and other Eastern European countries (for ice hockey), Japan and other non-North American countries (for baseball and softball), and in Canada (for lacrosse), in order to grow our business. These expansion plans will require significant management attention and resources and may be unsuccessful. We have limited experience adapting our products to conform to local cultures, standards and policies, particularly in non-Western markets. In addition, to achieve satisfactory performance for consumers in international locations, it may be necessary to locate physical facilities, such as regional offices, in the foreign market. We may not be successful in expanding into any additional international markets or in generating revenues from foreign operations.

        In addition to risks described elsewhere in this prospectus, our international sales and operations are subject to a number of risks, including:

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  economic and political conditions, including inflation, fluctuation in interest rates and currency exchange rates;

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  government regulation and restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization, measures protecting cultural industries, expropriation and restrictions on foreign ownership and/or corruption or criminal activity;

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  restrictions on sales or distribution of certain products and uncertainty regarding enforcement and protection of intellectual property rights;

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  business licensing or certification requirements;

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  lower levels of consumer spending and fewer opportunities for growth compared to our existing markets; and

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  geopolitical events, including unstable governments and legal systems, war, civil unrest, and terrorism.

        Adverse developments in any of these areas could adversely affect our business and financial condition.

Our results of operations may suffer if we are not able to accurately forecast demand for our products

        To reduce purchasing costs and ensure supply, we place orders with our suppliers in advance of the time period we expect to deliver our products. However, a large portion of our products are sold into consumer markets that are difficult to accurately forecast. If we fail to accurately forecast demand for our products, we may experience excess inventory levels or inventory shortages. Factors that could affect our ability to accurately forecast demand for our products include, among others:

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  changes in consumer demand for our products or the products of our competitors;

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  new product introductions by our competitors;

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  failure to accurately forecast consumer acceptance of our products;

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  inability to realize revenues from booking orders;

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  work stoppages or negative publicity associated with leagues or athletes we endorse;

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  unanticipated changes in general market conditions or other factors, which may result in cancellations of advance orders or a reduction or increase in the rate of reorders placed by retailers;

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  weakening of economic conditions or consumer confidence in future economic conditions, which could reduce demand for discretionary items, such as our products;

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  terrorism or acts of war, or the threat thereof, which could adversely affect consumer confidence and spending or interrupt production and distribution of products and raw materials;

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  abnormal weather pattern or extreme weather conditions including hurricanes, floods, etc., which may disrupt economic activity; and

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  general economic conditions.

        Inventory levels in excess of consumer demand may result in inventory write-downs and the sale of excess inventory at discounted prices, which could significantly harm our operating results and impair the value of our brands. For example, in Fiscal 2013, sales of our hockey skates and sticks declined (down 3.8% and 3.0%, respectively), primarily due to low recreational sales as a result of aggressive competitor pricing related to closeout activity. Inventory shortages may result in unfulfilled orders, negatively impact customer relationships, diminish brand loyalty and result in lost revenues, any of which could adversely affect our business and financial condition.

We are subject to product liability, warranty and recall claims, and our insurance coverage may not cover such claims

        Our products expose us to warranty claims and product liability claims in the event that products manufactured, sold or designed by us actually or allegedly fail to perform as expected, or the use of those products results, or is alleged to result, in personal injury, death or property damage. Further, we or one or more of our suppliers might not adhere to product safety requirements or quality control standards, and products may be shipped to retail partners before the issue is identified. In the event this occurs, we may have to recall our products to address performance, compliance, or other safety related issues. The financial costs we may incur in connection with these recalls typically would include the cost of the product being replaced or repaired and associated labor and administrative costs and, if applicable, governmental fines and/or penalties.

        For example, in 2010, Bauer Hockey conducted a recall of approximately 130,000 youth hockey sticks in North America after we found that the paint on these sticks contained lead in excess of the regulatory limits established in Canada and the United States for children's products. The manufacturer of these sticks assumed full responsibility for the costs incurred by us in connection with this recall, but there can be no assurance that the costs of any future recalls will not be borne, at least in part, by us. In 2012, the lacrosse division of Easton-Bell Sports, Inc. conducted a recall of the Easton "Raptor" lacrosse helmet. The chin bar on the subject helmet was determined to be susceptible to breakage, in which event the wearer would be exposed to a jaw or facial injury. The recall involved approximately 12,000 helmets, was initiated voluntarily, and was performed in conjunction with staff from the Consumer Product Safety Commission ("CPSC").

        Product recalls can harm our reputation and cause us to lose customers, particularly if those recalls cause consumers to question the safety or reliability of our products. Substantial costs incurred or lost sales caused by future product recalls could adversely affect our business and financial condition. Conversely, not issuing a recall or not issuing a recall on a timely basis can harm our reputation and cause us to lose customers for the same reasons as expressed above. Product recalls, withdrawals, repairs or replacements may also increase the amount of competition that we face.

        We vigorously defend or attempt to settle all product liability cases brought against us. However, there is no assurance that we can successfully defend or settle all such cases. We believe that we are not currently subject to any material product liability claims not covered by insurance, although the ultimate outcome of these and future claims cannot presently be determined. Because product liability claims are part of the ordinary course of our business, we maintain product liability insurance which we currently believe is adequate. Our insurance policies provide coverage against claims resulting from alleged injuries arising from our products sustained during the respective policy periods, subject to policy terms and conditions. Our product liability coverage will be increased at the upcoming renewal as a result of the Easton Baseball/Softball Acquisition. The primary portion of our product liability coverage is written under a policy expiring on June 1, 2015 with a primary limit of $5 million, and with a self-insured retention of $50,000 for all products, including helmets and soft goods. We have umbrella coverage with a limit of $20 million above the primary layer. The umbrella coverage expires on June 1, 2015. We also have first excess liability coverage, expiring on June 1, 2015, with a limit of $25 million above the umbrella layer, and a second excess layer with an additional limit of $25 million, also expiring on June 1, 2015, providing a total of $75 million of liability insurance. Management believes the insurance will be renewed on substantially similar terms upon its expiry but there can be no assurance that this coverage will be renewed or otherwise remain available in the future, that our insurers will be financially viable when payment of a claim is required, that the cost of such insurance will not increase, or that this insurance will ultimately prove to be adequate under our various policies. Furthermore, future rate increases might make insurance uneconomical for us to maintain. These potential insurance problems or any adverse outcome in any liability suit could create increased expenses which could harm our business. We are unable to predict the nature of product liability claims that may be made against us in the future with respect to injuries, diseases or other illnesses resulting from the use of our products or the materials incorporated in our products.

        With regard to warranty claims, our actual product warranty obligations could materially differ from historical rates which would oblige us to revise our estimated warranty liability accordingly. Also, certain products sold by us, such as composite ice hockey sticks and aluminum and composite baseball bats, have a higher warranty expense than other products. Adverse determinations of material product liability and warranty claims made against us could have an adverse effect on our business and financial condition (including gross profit) and could harm the reputation of our brands.

Sales of our products will be adversely affected if we cannot satisfy the standards established by testing and athletic governing bodies

        Our products are designed to satisfy the standards established by a number of regulatory and testing bodies, including the Canadian Standards Association and the Hockey Equipment Certification Council, as well as by athletic organizations and governing bodies, including the NHL, MLB, NCAA, Little League Baseball and USA Baseball. For certain products, we rely on our in-house testing equipment to ensure that such products comply with these standards. There can be no assurance that our future products will satisfy these standards, that our in-house testing equipment will produce the same results as the equipment used by the applicable testing bodies, athletic organizations and governing bodies or that existing standards will not be altered in ways or at times that adversely affect our brands and the sales of our products. In addition, conferences within these athletic organizations have their own standards that can be stricter than the standards promulgated by the organizations themselves. Any failure to comply with applicable standards could have an adverse effect on our business and financial condition.

        Sales of our baseball and softball products will be adversely affected if we cannot satisfy the standards established by athletic organizations and governing bodies. These standards can be changed on short notice and in ways that are disruptive to manufacturers such as us.

        In the past, in response to injuries or death caused by balls hit off non-wood bats, industry governing bodies such as Little League Baseball and several state legislatures and other local governing bodies introduced bills to ban non-wood bats in youth sports. For example, in March 2007, the New York City Council passed a law banning non-wood bats in high school games. A successful bill in a state legislature or other local governing bodies or a change in NCAA regulations to restrict or ban the use of non-wood bats could adversely affect our business and financial condition. In the past, the NCAA has also considered restricting the use of non-wood bats and passed regulations limiting batted ball speed. In August 2009, the NCAA placed a moratorium on the use of composite bats in NCAA competition. The NCAA's concern about composite bats is that they are susceptible to performance improvement above standards set by the NCAA, either through normal use or alterations to the bats made illegally by players. Subsequently, the NCAA has decided that composite bats will be allowed to be used provided that they pass the revised performance standards limiting batted ball speed. If the NCAA, Little League Baseball, USA Baseball or other governing bodies were to prohibit composite bats, or if we were not able to adapt our products to the standards the NCAA may develop, it could have a negative impact on our operating results.

        Some of our lacrosse products are made to meet requirements of governing bodies and athletic organizations such as the NCAA, National Federation of State High School Associations and U.S. Lacrosse. Specifically, lacrosse helmets and facemasks must meet the National Operating Committee on Standards for Athletic Equipment ("NOCSAE") standard. Lacrosse balls also must meet the NOCSAE standard. Lacrosse goggles are made to meet an American Society for Testing and Materials standard for lacrosse eyewear. These requirements and standards may change on short notice and any failure to comply with applicable requirements or standards could have an adverse effect on our business and financial condition.

There can be no assurance that our third-party suppliers and manufacturers will continue to manufacture products that comply with all applicable laws and regulations

        The labeling, distribution, importation and sale of our products are subject to extensive regulation by various federal agencies, including the Competition Bureau (Industry Canada) in Canada, and the Federal Trade Commission, the CPSC, and state attorneys general in the United States, as well as by various other federal, state, provincial, local and international regulatory authorities in the countries in which our products are manufactured, distributed or sold. If we fail to comply with applicable regulations, we could become subject to significant penalties or claims, which could harm our results of operations or our ability to conduct our business. In addition, the adoption of new regulations or changes in the interpretation of existing regulations may result in significant compliance costs or discontinuation of product sales and may impair the marketing of our products, which could adversely affect our business and financial condition.

Our ability to source our merchandise profitably or at all could be affected if new trade restrictions are imposed or existing trade restrictions become more burdensome

        The United States and the countries in which our products are produced or sold internationally have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty or tariff levels. For example, under the provisions of the World Trade Organization ("WTO"), Agreement on Textiles and Clothing, effective as of January 1, 2005, the United States and other WTO member countries eliminated quotas on textiles and apparel-related products from WTO member countries. In 2005, China's exports into the United States surged as a result of the eliminated quotas. In response to the perceived disruption of the market, the United States imposed new quotas, which remained in place through the end of 2008, on certain categories of natural-fiber products that we import from China. These quotas were lifted on January 1, 2009. Countries impose, modify and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards and customs restrictions, could increase the cost or reduce the supply of products available to us or may require us to modify our supply chain organization or other current business practices, any of which could adversely affect our business and financial condition.

If we lose the services of our CEO or other members of our team who possess specialized market knowledge and technical skills, it could reduce our ability to compete, to manage our operations effectively, or to develop new products and services

        Many of our team members have extensive experience in our industry and with our business, products, and customers. Since we are managed by a small group of senior executive officers, the loss of the technical knowledge, management expertise and knowledge of our operations of one or more members of our team, including Kevin Davis, our President and CEO, could result in a diversion of management resources, as the remaining members of management would need to cover the duties of any senior executive who leaves us and would need to spend time usually reserved for managing our business to search for, hire and train new members of management. The loss of some or all of our team could negatively affect our ability to develop and pursue our business strategy, and/or our ability to integrate recent acquisitions, including Easton Baseball/Softball, which could adversely affect our business and financial condition. In addition, the market for key personnel in the industry in which we compete is highly competitive, and we may not be able to attract and retain key personnel with the skills and expertise necessary to manage our business. We do not maintain "key executive" life insurance.

Litigation may adversely affect our business and financial results

        Our business is subject to the risk of litigation by employees, customers, consumers, suppliers, competitors, shareholders, government agencies, or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. On June 5, 2014, the Company received notice from the Canadian Competition Bureau that it had commenced an inquiry relating to certain marketing practices of Bauer Hockey Corp. in relation to the RE-AKT hockey helmet. See "Business — Legal Proceedings and Regulatory Actions". The outcome of litigation, particularly class action lawsuits, regulatory actions and intellectual property claims, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to these lawsuits may remain unknown for substantial periods of time. In addition, certain of these proceedings, if decided adversely to us or settled by us, may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operations are required. The cost to defend future litigation may be significant. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business or our products, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business and financial condition.

We may be subject to certain class action lawsuits, which could result in negative publicity and, if decided against us, could require us to pay substantial judgments, settlements or other penalties

        In addition to being subject to litigation in the ordinary course of business, in the future, we may be subject to certain class action lawsuits. We expect that this type of litigation may be time consuming, expensive and distracting from the conduct of our daily business. It is possible that we will be required to pay substantial judgments, settlements or other penalties and incur expenses that could have an adverse effect on our operating results, liquidity or financial position. Expenses incurred in connection with these lawsuits, which include substantial fees of lawyers and other professional advisors and our obligations to indemnify officers and directors who may be parties to such actions, could adversely affect our operating results, liquidity or financial position. We do not know if any of this type of litigation and resulting expenses will be covered by insurance. In addition, these lawsuits may cause our insurance premiums to increase in future periods. For example, certain sports equipment manufacturers are currently subject to ongoing class action lawsuits. Further, in November 2013, 10 retired NHL players launched a lawsuit against the NHL seeking class action certification and alleging that the NHL failed to protect them from concussion related health problems. Two similar lawsuits by certain retired NHL players were filed in April 2014. While we are not currently subject to any class action lawsuits, there can be no assurance that the Company will be able to prevail in, or achieve a favorable settlement of, any of these matters to the extent they arise in the future. There also may be adverse publicity associated with class action lawsuits that could negatively affect customer perception of the sports in which our products are used or of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

Employment-related matters, such as unionization, may affect our profitability or reputation

        As of April 30, 2014, 86 of our 800 employees were unionized. Although we have good labor relations with these unionized employees, we have little control over union activities and could face difficulties in the future. Our collective bargaining agreement with a union in Mississauga, Ontario, covering 54 employees, expires on July 6, 2014 and we expect to renew the agreement without any disruption in our operations. Our collective bargaining agreement with a union at our R&D and manufacturing facility in St. Jerome, Québec, covering 32 employees, expires on November 30, 2017. Labor organizing activities could result in additional employees becoming unionized. We cannot assure you that we will be able to negotiate new collective bargaining agreements on similar or more favorable terms or that we will not experience work stoppages or other labor problems in the future at our unionized and non-union facilities. We could experience a disruption of our operations or higher ongoing labor costs, which could adversely affect our business and financial condition.

        In addition, labor disputes at our suppliers or manufacturers create significant risks for our business, particularly if these disputes result in work slowdowns, lockouts, strikes or other disruptions during our peak importing or manufacturing seasons, and could have an adverse effect on our business, potentially resulting in cancelled orders by customers, unanticipated inventory accumulation or shortages, and reduced revenues and net income.

        Further, any negative publicity associated with actions by any of our employees, whether during the course of employment or otherwise, could negatively affect our reputation, which could adversely affect our business and financial condition.

If we experience significant disruptions in our information technology systems, our business and financial results may be adversely affected

        We depend on our information technology systems for the efficient functioning of our business, including accounting, data storage, customer order processing, purchasing and inventory management. Our software solutions are intended to enable management to better and more efficiently conduct our operations and gather, analyze, and assess information across all business segments and geographic locations. However, difficulties with the hardware and software platform could disrupt our operations, including our ability to timely ship and track product orders, project inventory requirements, manage our supply chain, and otherwise adequately service our customers, which would have an adverse effect on our business and financial condition. In the event we experience significant disruptions with our information technology system, we may not be able to fix our systems in an efficient and timely manner. Accordingly, such events may disrupt or reduce the efficiency of our entire operation and have an adverse effect on our business and financial condition. Costs associated with potential interruptions to our information systems could be significant.

We may be subject to potential environmental liability

        We are subject to many federal, state, provincial, and local requirements relating to the protection of the environment, and we have made and will continue to make expenditures to comply with such requirements. Past and present manufacturing operations subject us to environmental laws and regulations that regulate the use, handling and contracting for disposal or recycling of hazardous or toxic substances, the discharge of pollutants into the air and the discharge of wastewaters. If environmental laws and regulations become more stringent, our capital expenditures and costs for environmental compliance could increase. Under applicable environmental laws we may also be liable for the remediation of contaminated properties, including properties currently or previously owned, operated or acquired by us and properties where wastes generated by our operations were disposed. Such liability can be imposed regardless of whether we were responsible for creating the contamination. However, due to the possibility of unanticipated factual or regulatory developments, the amount and timing of future environmental expenditures could vary substantially from those currently anticipated and could have an adverse effect on our business and financial condition.

The ability to operate our business will be limited by restrictive covenants contained in the Credit Facilities

        The Credit Facilities contain restrictive financial and other covenants which affect and, in some cases, significantly limit or prohibit, among other things, the manner in which we may structure or operate our business, including by reducing our liquidity, limiting our ability to incur indebtedness, create liens, sell assets, pay dividends, make capital expenditures, be subject to a change of control, and engage in acquisitions, mergers or restructurings. Future financings and other major agreements may also be subject to similar covenants which limit our operating and financial flexibility, which could have an adverse effect on our business and financial condition.

        A failure by us to comply with our contractual obligations (including restrictive, financial and other covenants) or to pay our indebtedness and fixed costs could result in a variety of material adverse consequences, including the acceleration of our indebtedness, and the exercise of remedies by our creditors, and such defaults could trigger additional defaults under other indebtedness or agreements. In such a situation, it is unlikely that we would be able to repay the accelerated indebtedness or fulfill our obligations under certain contracts, or otherwise cover our fixed costs. Also, the Lenders could foreclose upon all or substantially all of our assets which secure our obligations.

We have a substantial amount of indebtedness which may adversely affect our cash flow and our ability to operate our business

        As a result of the Easton Baseball/Softball Acquisition, we have a significant amount of debt which could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, and prevent us from meeting our debt obligations.

        In order to finance the Easton Baseball/Softball Acquisition and refinance our former credit facilities, we incurred $44.4 million of revolving debt under the New ABL Facility (as defined herein) and $450 million of term debt under the New Term Loan Facility (as defined herein) due in 2021. We anticipate the term debt to be reduced by $104.0 after applying the net proceeds of the Offering. See "Use of Proceeds". The amount of debt under our Credit Facilities also includes $16.8 million of financing costs which we are amortizing over the life of the Credit Facilities and finance lease obligations of $0.3 million. We are required to amortize our term loan by $1.1 million per fiscal quarter, starting August 31, 2014, with the balance due in a lump sum in 2021. See also "Management's Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness". Our degree of leverage could have important consequences, including the following:

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  a substantial portion of our cash flows from operations will be dedicated to the payment of principal and interest on our indebtedness and other financial obligations and will not be available for other purposes, including funding our operations, growth strategies and capital expenditures for projects such as a new warehouse or distribution center, new R&D facility, and future business opportunities;

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  the debt service requirements of our other indebtedness and lease expense could make it more difficult for us to make payments on our debt;

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  our ability to obtain additional financing for future acquisitions, working capital and general corporate or other purposes may be limited;

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  certain of our borrowings under the Credit Facilities are at variable rates of interest, exposing us to the risk of increased interest rates;

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  our debt level may limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general, placing us at a competitive disadvantage compared to our competitors that have less debt;

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  our leverage may make us vulnerable to a downturn in general economic conditions and adverse industry conditions; and

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  changes in interest rates could materially and adversely affect our cash flows and results from operations. Our financing includes long-term debt under the New Term Loan Facility and revolving debt under the New ABL Facility that bears interest based on floating market rates. Changes in these rates result in fluctuation in the required cash flow to service this debt and could adversely affect our business and financial condition.

Despite our substantial indebtedness level, we will still be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with our substantial indebtedness

        We may be able to incur substantial additional indebtedness in the future. Although the Credit Facilities contain restrictions on the incurrence of additional indebtedness, such restrictions are subject to a number of qualifications and exceptions, and under certain circumstances, incurrence of indebtedness in accordance with such restrictions could be substantial. Under the Credit Facilities and our current debt instruments we have the flexibility to incur indebtedness in the future. If our current debt levels are increased, the related risks that we now face could intensify. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness".

Risks Relating to the Easton Baseball/Softball Acquisition

Our business could suffer if we are unsuccessful in making, integrating, and maintaining acquisitions and investments, including integrating the recent Easton Baseball/Softball Acquisition

        One of our growth strategies is to continue to pursue strategic acquisitions of new or complementary businesses, products or technologies. There can be no assurance that we would be able to expand our efforts and operations in a cost-effective, accretive or timely manner or that any such efforts would increase overall market acceptance. Further, given our current level of market share in the hockey and baseball/softball equipment segments, respectively, any acquisitions or investments may be subject to regulatory approval, and there can be no assurance that such approval would be received, whether in a timely manner or at all.

        Furthermore, any new businesses or products acquired by us that were not favorably received by consumers could damage our reputation or our existing brands. The lack of market acceptance of such businesses or products or our inability to generate satisfactory revenues from such businesses or products to offset their cost could have an adverse effect on our business and financial condition.

        We have recently acquired and invested in a number of companies and we may acquire or invest in or enter into joint ventures with additional companies. These transactions, including the Easton Baseball/Softball Acquisition, create such risks as:

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  disruption of our ongoing business, including loss of management focus on existing businesses;

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  problems retaining key personnel;

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  additional operating losses and expenses of the businesses we acquired or in which we invested;

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  the potential impairment of tangible assets, intangible assets and goodwill acquired in the acquisitions;

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  the potential impairment of customer and other relationships of a company we acquired or in which we invested or our own customers as a result of any integration of operations;

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  the difficulty of incorporating acquired businesses and unanticipated expenses related to such integration;

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  the difficulty of integrating a new company's accounting, financial reporting, management, information, human resource and other administrative systems to permit effective management, and the lack of control if such integration is delayed or not implemented;

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  the difficulty of implementing at a company we acquire the controls, procedures and policies appropriate for a public company;

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  potential environmental liabilities;

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  potential unknown liabilities associated with a company we acquire or in which we invest; and

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  for foreign transactions, additional risks related to the integration of operations across different cultures and languages, and the economic, political, and regulatory risks associated with specific countries.

        While we believe that the operations of the Company and our recently acquired companies, including Easton Baseball/Softball, can be successfully integrated, there can be no assurance that this will be the case. We could face impediments in our ability to implement our integration strategy. In addition, there can be no assurance that unforeseen costs and expenses or other factors will not offset, in whole or in part, the expected benefits of our integration and operating plans. Further, the integration may require substantial attention from, and place substantial demands upon, our senior management, as well as requiring the cooperation of our employees and those employees of the acquired businesses. Moreover, there can be no assurance that our customers and suppliers will look upon the acquisitions favorably. Failure to successfully integrate the operations of the Company and any of the acquired businesses, including Easton Baseball/Softball, could adversely affect our business and financial condition.

        As a result of future acquisitions or mergers, we might need to issue additional equity securities, spend our cash, or incur additional debt, contingent liabilities, or amortization expenses related to intangible assets, any of which could reduce our profitability and harm our business. In addition, valuations supporting our acquisitions and strategic investments could change rapidly given the current global economic climate and the inherent uncertainty involved in such matters. We could determine that such valuations have experienced impairments or other-than-temporary declines in fair value which could adversely impact our business and financial condition.

        Acquisitions and investment also increase the complexity of our business and places significant strain on our management, personnel, operations, supply chain, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth and adversely affect our business and financial condition.

        Moreover, there can be no assurance that our customers and suppliers will look upon the Easton Baseball/Softball Acquisition favorably. Failure to successfully integrate the operations of the Company and Easton Baseball/Softball could adversely affect our business and financial condition.

        The successful integration and management of integrating the businesses involves numerous risks that could adversely affect our growth and profitability, including: (i) the risk that management may not be able to successfully manage the Easton Baseball/Softball operations and the integration may place significant demands on management, diverting their attention from existing operations; (ii) the risk that our operational, financial and management systems may be incompatible with or inadequate to effectively integrate and manage acquired systems; (iii) the risk that the Easton Baseball/Softball Acquisition may require substantial financial resources that could otherwise be used in the development of other aspects of our business; and (iv) the risk that customers and suppliers may not be retained following the Easton Baseball/Softball Acquisition, which could be significant to our operations. The successful integration of Easton Baseball/Softball is also subject to the risk that personnel from Easton Baseball/Softball and our existing business may not be able to work together successfully, which could affect the operations of the combined business. There can be no assurance that we will be successful in integrating Easton Baseball/Softball's operations or that the expected benefits will be realized. There is a risk that some or all of the expected benefits will fail to materialize or may not occur within the time periods anticipated.

We may not realize the growth opportunities that are anticipated from the Easton Baseball/Softball Acquisition

        The benefits we expect to achieve as a result of the Easton Baseball/Softball Acquisition, including among other things, those set forth under "The Easton Baseball/Softball Acquisition — Rationale for the Easton Baseball/Softball Acquisition", will depend, in part, on our ability to realize anticipated growth opportunities. Our success in realizing these growth opportunities, and the timing of this realization, depends on the successful integration of Easton Baseball/Softball operations with our business and operations. Even if we are able to integrate these businesses and operations successfully, this integration may not result in the realization of the full benefits of the growth opportunities we currently expect within the anticipated time frame or at all. While we anticipate that certain expenses will be incurred, such expenses are difficult to estimate accurately, and may exceed current estimates. Accordingly, the benefits from the Easton Baseball/Softball Acquisition may be offset by unexpected costs incurred or delays in integrating the companies, which could cause our profit assumptions to be inaccurate.

There may be undisclosed liabilities related to the Easton Baseball/Softball Acquisition

        Although we have conducted what we believe to be a prudent and thorough level of investigation in connection with each of our recent acquisitions, including the Easton Baseball/Softball Acquisition, an unavoidable level of risk remains regarding any undisclosed or unknown liabilities of, or issues concerning the acquired businesses. Following each of the acquisitions, including the Easton Baseball/Softball Acquisition, we may discover that we have acquired substantial undisclosed liabilities. In addition, we may be unable to retain Easton Baseball/Softball's customers or employees following the Easton Baseball/Softball Acquisition or third parties may attempt to infringe Easton Baseball/Softball's intellectual property or claim that Easton Baseball/Softball's products infringe such third party's intellectual property. Only certain of these events may entitle us to claim indemnification from BRG Sports under the purchase agreement. In addition, even if indemnification is available it may not offset such liabilities. The existence of undisclosed liabilities, our inability to retain customers or employees, our inability to enforce, protect and defend intellectual property, including proprietary trade secrets and know how, or defend claims for infringement or misappropriation of trade secrets or know how, or the inability to claim indemnification all or in part from each of the sellers of the acquired businesses could adversely affect our business and financial condition.

If we lose the services of Easton Baseball/Softball's senior management it could reduce our ability to compete, to manage our operations effectively, or to develop new products

        Many of Easton Baseball/Softball's team members have extensive experience in the performance equipment and apparel industry with their business, products, and customers. Since both the Company and Easton Baseball/Softball are managed by a small group of senior executive officers, the loss of the technical knowledge, operational knowledge and management expertise of one or more members of Easton Baseball/Softball's team could result in a diversion of our management resources, as the remaining members of management would need to cover the duties of any senior executive who leaves us, and we would need to spend time usually reserved for managing our business to search for, hire and train new members of management. The loss of some or all of our team or Easton Baseball/Softball's team could negatively affect our ability to develop and pursue our business strategy, which could adversely affect our business and financial condition.

We may not be able to achieve the full amount of cost synergies that are anticipated, or achieve the cost synergies on the schedule anticipated, from the Easton Baseball/Softball Acquisition

        We continue to evaluate our estimates of cost synergies to be realized from the Easton Baseball/Softball Acquisition and refine them. Actual cost synergies, the expenses required to realize the cost synergies and the sources of the cost synergies could differ materially from our internal estimates, and we cannot assure you that we will achieve the full amount of such cost synergies on the schedule anticipated or at all or that these cost synergy programs will not have other adverse effects on our business. In light of these significant uncertainties, you should not place undue reliance on our estimated cost synergies.

Our historical and pro forma combined financial information may not be representative of our results as a combined company.

        The pro forma combined financial information included in this prospectus is constructed from the consolidated financial statements of the Company and from the abbreviated financial statements of Easton Baseball/Softball and does not purport to be indicative of the financial information that will result from operations of the combined Company. In addition, the pro forma combined financial information included in this prospectus is based in part on certain assumptions and adjustments regarding the Easton Baseball/Softball Acquisition that we believe are reasonable at this time. We cannot assure you that our assumptions and such adjustments will prove to be accurate over time. Accordingly, the historical and pro forma financial information included in this prospectus does not purport to be indicative of what our results of operations and financial condition would have been had we been a combined company during the periods presented, or what our results of operations and financial condition will be in the future. The challenge of integrating previously independent businesses makes evaluating our business and our future financial prospects difficult. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

        In preparing the pro forma financial information in this prospectus, the Company has given effect to, among other items, the Offering, the Credit Facilities and the completion of the Easton Baseball/Softball Acquisition. While management believes that the estimates, adjustments and assumptions underlying the pro forma financial information are reasonable, such assumptions and estimates may be materially different from the Company's actual experience going forward.

We will incur significant transaction and related costs in connection with integrating Easton Baseball/Softball

        We expect to incur various costs associated with integrating the operations of the Company and Easton Baseball/Softball. The substantial majority of these costs will be non-recurring expenses resulting from the Easton Baseball/Softball Acquisition and will consist of transaction costs related to the acquisition, facilities and systems consolidation costs and employment-related costs. Additional unanticipated costs may be incurred in the integration of the Company's business and Easton Baseball/Softball. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction costs over time, this net benefit may not be achieved in the near term or at all.

Risks relating to the Offering and our Share Capital

The market price for the Common Shares may be volatile and subject to wide fluctuations

        The market price for the Common Shares may be volatile and subject to fluctuation in response to numerous factors, many of which are beyond the Company's control, including the following:

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  actual or anticipated fluctuations in the Company's quarterly results of operations;

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  changes in estimates of our future results of operations by us or securities research analysts;

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  changes in the economic performance or market valuations of other companies that investors deem comparable to the Company;

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  addition or departure of the Company's executive officers and other key personnel;

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  release or other transfer restrictions on outstanding Common Shares;

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  sales or perceived sales of additional Common Shares;

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  significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Company or its competitors;

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  news reports relating to trends, concerns or competitive developments, regulatory changes and other related issues in the Company's industry or target markets; and

  •
  conversion or sale of the Proportionate Voting Shares.

        Financial markets continue to experience significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of the Company's environmental, governance, diversity and social practices and performance against such institutions' respective investment guidelines and criteria, and failure to meet such criteria may result in limited or no investment in the Common Shares by those institutions, which could adversely affect the trading price of the Common Shares. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company's business and financial condition could be adversely impacted and the trading price of the Common Shares may be adversely affected.

        Listing the Common Shares (including the Offered Shares) on the NYSE in addition to the TSX may increase share price volatility on the TSX and also result in volatility of the trading price on the NYSE because trading will be split between the two markets, resulting in less liquidity on both exchanges. In addition, different liquidity levels, volume of trading, currencies and market conditions on the two exchanges may result in different prevailing trading prices.

        Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources, which could adversely affect our business. Any adverse determination in litigation against us could also subject us to significant liabilities.

The Common Shares have no prior trading history in the United States and an active market may not develop

        The Common Shares are currently listed on the TSX but are not listed on any United States stock exchange. Accordingly, prior to the Offering, there has been no public market in the United States for the Common Shares. The initial offering price for the Offered Shares may bear no relationship to the price at which the Common Shares will trade on the completion of the Offering. The price of the Common Shares may be lower than the offering price. In addition, because the liquidity and trading patterns of securities listed on the TSX may be substantially different from those of securities quoted on the NYSE, historical trading prices may not be indicative of the prices at which the Common Shares will trade in the future on the NYSE.

        Although we have applied to list the outstanding Common Shares and the Offered Shares on the NYSE, an active trading market for the Common Shares may never develop or be sustained in the United States following the Offering. If an active market for the Common Shares does not develop, it may be difficult for United States residents to sell the Offered Shares they purchase in the Offering without depressing the market price for the shares, or at all.

We may require additional capital in the future and we cannot give any assurance that such capital will be available at all or available on terms acceptable to us and, if it is available, additional capital raised by us may dilute holders of the Company's Equity Shares

        We may need to raise additional funds through public or private debt or equity financings in order to:

  •
  fund ongoing operations;

  •
  take advantage of opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses;

  •
  develop new products; or

  •
  respond to competitive pressures.

        Any additional capital raised through the sale of equity will dilute the percentage ownership of holders of the Company's Common Shares and Proportionate Voting Shares (collectively, "Shareholders"). Capital raised through debt financing would require us to make periodic interest payments and may impose restrictive covenants on the conduct of our business. Furthermore, additional financings may not be available on terms favorable to us, or at all. Our failure to obtain additional funding could prevent us from making expenditures that may be required to grow our business or maintain our operations.

The IRS may assert that a certain acquisition is an inversion transaction

        In certain circumstances, a U.S. corporation that is acquired by a non-U.S. corporation may be required to recognize certain taxable income, or the new foreign parent corporation may be treated as a U.S. corporation for U.S. federal income tax purposes ("inversion transactions"). If the Company were treated as a U.S. corporation for U.S. federal income tax purposes, the Company and its Shareholders that are not U.S. holders could be subject to adverse tax consequences. The Company believes, based on the facts and circumstances of the acquisition of the Bauer business at the time of its initial public offering in Canada ("IPO") and the Company's operations that such acquisition was not an inversion transaction, but there can be no assurance that the IRS will not challenge this conclusion. Please see "United States Federal Income Tax Consideration for U.S. Holders — U.S. Federal Income Tax Consequences of the Acquisition of the Bauer business to the Company" section for a more detailed discussion.

Conversions and potential future sales of Equity Shares could adversely affect prevailing market prices for the Equity Shares

        Common Shares may at any time, at the option of the holder, be converted into Proportionate Voting Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share. Each issued and outstanding Proportionate Voting Share may at any time, at the option of the holder, be converted into 1,000 Common Shares. See "Description of Share Capital".

        Future sales of a substantial number of Equity Shares by our Shareholders, officers, directors, principal shareholder and their affiliates, or the perception that such sales could occur, could adversely affect prevailing market prices for the Equity Shares and could impair our ability to raise capital through any future sales of our securities.

        Kohlberg TE Investors VI, LP, Kohlberg Investors VI, LP, Kohlberg Partners VI, LP and KOCO Investors VI, LP (the "Kohlberg Funds") currently hold collectively 12.1% of the issued and outstanding Common Shares (assuming conversion of all of their Proportionate Voting Shares). The Kohlberg Funds hold all of the outstanding Proportionate Voting Shares. The Kohlberg Funds may sell some or all of their Equity Shares in the future and no prediction can be made as to the effect, if any, such future sales of Equity Shares could have on the market price of the Common Shares or other Equity Shares prevailing from time to time. Pursuant to a registration rights agreement, the Kohlberg Funds and other pre-IPO holders were granted certain demand and "piggy-back" registration rights provided certain minimum ownership levels are maintained.

        No prediction can be made as to the effect of any conversion of an Equity Share into another class of Equity Shares. Generally, any conversion from Common Shares to Proportionate Voting Shares could have an adverse effect on the liquidity and market price for the Common Shares.

We do not currently intend to pay dividends on our Equity Shares

        We currently intend to retain future earnings, if any, for future operation, expansion and debt repayment. Any decision to declare and pay dividends on our Equity Shares in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our financial results, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we incur, including the Credit Facilities. As a result, you may not receive any return on an investment in the Common Shares in the foreseeable future unless you sell the Common Shares for a price greater than that which you paid for it. See "Dividend Policy".

An investor may be unable to bring actions or enforce judgments against us and certain of our directors

        The Company is incorporated under the laws of the Province of British Columbia. Some of our directors reside principally outside of the United States and a portion of our assets and a substantial portion of the assets of these persons are located outside the United States. Consequently, it may not be possible for an investor to effect service of process within the United States on us or those persons. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against us or those persons.

Risks Related to Macroeconomic Environment

Fluctuations in the value of the Canadian dollar and the U.S. dollar in relation to each other and other world currencies may impact our operating and financial results and may affect the comparability of our results between financial periods

        We are exposed to market risks attributable to fluctuations in foreign currency exchange rates, primarily changes in the value of the U.S. dollar versus other currencies such as the Canadian dollar, the euro and the Swedish krona. Exchange rate fluctuations could have an adverse effect on our results of operations. We conduct business in many geographic markets. For example, most of our supply purchases are in U.S. dollars, and historically approximately half of our revenues have been in Canadian dollars. As a result of the Easton Baseball/Softball Acquisition, we expect approximately one-third of our revenues to be in Canadian dollars. Therefore, a fluctuation in the exchange rate of the U.S. dollar versus other currencies such as the Canadian dollar, the euro and the Swedish krona, could materially affect our gross profit margins and operating results. We have entered into various arrangements to mitigate our foreign currency rate, but there can be no assurances that such arrangements will prove to be favorable to the Company.

        Our financial statements are presented in accordance with IFRS, and we report, and will continue to report, our results in U.S. dollars. Any change in the value of the Canadian dollar or of the currencies in the other markets in which we operate against the U.S. dollar during a given financial reporting period would result in a foreign currency loss or gain on the translation of U.S. dollar denominated revenues and costs. Consequently, our reported earnings could fluctuate materially as a result of foreign exchange translation gains or losses and may not be comparable from period to period.

        In addition, if you are a U.S. Shareholder, the value of your investment in us will fluctuate as the U.S. dollar rises and falls against the Canadian dollar. Also, if we pay dividends in the future, we may pay those dividends in Canadian dollars. In that case, and if the U.S. dollar rises in value relative to the Canadian dollar, the U.S. dollar value of the dividend payments received by U.S. Shareholders would be less than they would have been if exchange rates were stable.

        The Company employs a hedging strategy that can include foreign exchange swaps, interest rate contracts, and foreign currency forwards as economic hedges. Currency hedging entails a risk of illiquidity and the risk of using hedges could result in losses greater than if the hedging had not been used. Hedging arrangements may have the effect of limiting or reducing the total returns to the Company if purchases at hedged rates result in lower margins than otherwise earned if purchases had been made at spot rates. In addition, the costs associated with a hedging program may outweigh the benefits of the arrangements in such circumstances.

An economic downturn or economic uncertainty in our key markets may adversely affect consumer discretionary spending and demand for our products

        Many of our products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, particularly those in North America and other factors such as consumer confidence in future economic conditions, fears of recession, the availability of consumer credit, levels of unemployment, tax rates and the cost of consumer credit. As global economic conditions continue to be volatile or economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions due to credit constraints and uncertainties about the future. The current volatility in the United States economy in particular has resulted in an overall slowing in growth in the retail sector because of decreased consumer spending, which may remain depressed for the foreseeable future. These unfavorable economic conditions may lead consumers to delay or reduce purchases of discretionary items including our products. Consumer demand for our products may not reach our sales targets, or may decline, when there is an economic downturn or economic uncertainty in our key markets, particularly in North America. Our sensitivity to economic cycles and any related fluctuation in consumer demand could adversely affect our business and financial condition.

A reduction in discretionary consumer spending could reduce sales of our sporting equipment and related apparel

        We sell recreational, non-essential products. The success of our business depends to a significant extent upon discretionary consumer spending. Discretionary consumer spending is affected by general economic conditions affecting disposable consumer income, such as rates of employment, business conditions, consumer confidence, the stock market, interest rates and taxation. Any significant decline in these general economic conditions or uncertainties regarding future economic prospects that adversely affect discretionary consumer spending could lead to reduced sales of our sporting equipment and related apparel, which could have an adverse effect on our business and financial condition. Anticipating and forecasting such changes in discretionary consumer spending is difficult and cannot be done with certainty. We use internal forecasts to plan and make important decisions relating to our business, however these forecasts may prove to be incorrect and this can lead to negative economic consequences for the business.

Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and profitability

        We are subject to income taxes in Canada, the United States, and numerous foreign jurisdictions. Our effective income tax rate in the future could be adversely affected by a number of factors, including changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities, changes in tax laws, and the outcome of income tax audits in various jurisdictions around the world. We regularly assess all of these matters to determine the adequacy of our tax provision, which is subject to discretion. If our assessments are incorrect, it could have an adverse effect on our business and financial condition.

        On March 21, 2013, the Canadian government announced that it will reduce import tariffs on certain hockey equipment effective as of April 1, 2013 ("Canadian Tariff Reduction"). Prior to April 1, 2013, the Company's tariffs on hockey equipment imported into Canada were up to 18.0% and were included in the Company's cost of goods sold. Retroactive to April 1, 2013, Bauer Hockey reduced wholesale prices to its Canadian retail partners to reflect the lower duties on certain categories of hockey equipment. Management currently expects that the reduced wholesale prices on affected products will have a limited impact on future profitability, as the reduction in the costs of goods sold is passed on to retailers. We also reduced wholesale prices on products affected by the Canadian Tariff Reduction that were imported prior to April 1, 2013. The total amount of import tariffs paid on products imported prior to April 1, 2013 was $1.6 million, of which $0.5 million was recognized in cost of goods sold in the three months ended May 31, 2013 and $0.8 million was recognized in the nine months ended February 28, 2014. The remaining higher cost of goods sold for these products was primarily recognized within the fourth quarter of Fiscal 2014 as this inventory was sold.

The inability for counterparties and customers to meet their financial obligations to us may result in financial losses

        Credit risk is the risk that the counterparty to a financial instrument fails to meet its contractual obligations, resulting in a financial loss to us.

        We sell to a diverse customer base over a global geographic area. We evaluate collectability of specific customers receivables based on a variety of factors including currency risk, geopolitical risk, payment history, customer stability and other economic factors. Collectability of receivables is reviewed on an ongoing basis by management and the allowance for doubtful accounts is adjusted as required. Account balances are charged against the allowance for doubtful accounts when we determine that it is probable that the receivable will not be recovered. Although the geographic diversity of the customer base, combined with our established credit approval practices and ongoing monitoring of customer balances mitigates the counterparty risk, there are no assurances that our customers will meet their contractual obligations to us.

Natural disasters, unusual weather, pandemic outbreaks, boycotts and geo-political events or acts of terrorism could adversely affect our operations and financial results

        The occurrence of one or more natural disasters, such as hurricanes, floods and earthquakes, unusually adverse weather, pandemic outbreaks, boycotts and geo-political events, such as civil unrest in countries in which our suppliers are located and acts of terrorism, or similar disruptions could adversely affect our operations and financial results. These events could result in physical damage to one or more of our properties, increases in fuel or other energy prices, the temporary or permanent closure of one or more of our warehouses or distribution centers, the temporary lack of an adequate workforce in a market, the temporary or long-term disruption in the supply of products from some local and overseas suppliers, the temporary disruption in the transport of goods from overseas, delay in the delivery of goods to our warehouses and distribution centers, and disruption to our information systems. These factors could otherwise disrupt our operations and could have an adverse effect on our business and financial condition.

 SELECTED CONSOLIDATED FINANCIAL DATA

        The following table sets forth our selected historical financial information for the years ended May 31, 2013 and 2012 and for the nine month periods ended February 28, 2014 and 2013.

        The Company Financial Information has been derived from, and should be read in conjunction with:

  •
  our audited consolidated financial statements for the year ended May 31, 2013, which were prepared in accordance with IFRS; and

  •
  our unaudited condensed consolidated interim financial statements for the three and nine months ended February 28, 2014, which were prepared in accordance with International Accounting Standard 34 — Interim Financial Reporting.

Historical and Unaudited Pro Forma Consolidated Statement of Income Items
(Expressed in millions of U.S. dollars, except per share amounts)

	For the year ended May 31,		For the nine months ended February 28,
	2013	2012	2014	2013
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Bauer Performance Sports Ltd.
Revenues	$399.6	$374.8	$333.3	$312.9
Gross Profit	147.2	142.6	116.5	113.4
Operating Expenses
Selling, general & administrative	90.4	83.3	77.8	67.1
Research & development	16.1	13.9	13.1	11.5
Adjusted EBITDA(1)	62.3	51.5	47.7	48.3
Interest expense	8.2	9.0	5.4	6.5
Net income	25.3	30.2	19.8	19.2
Adjusted Net Income(1)	35.7	25.5	26.5	26.0
Basic earnings per share	$0.74	$1.00	$0.56	$0.56
Diluted earnings per share	$0.70	$0.95	$0.53	$0.53
Adjusted EPS(1)	$0.98	$0.81	$0.71	$0.72

(1)
Represents a non-IFRS measure. These non-IFRS measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS. See "Non-GAAP Measures".

        The following table sets forth the Easton Baseball/Softball summary historical financial information for the years ended December 28, 2013 and December 29, 2012, and for the three months ended March 29, 2014 and March 30, 2013. For the purposes of Easton Baseball/Softball, net income presented herein represents operating income.

The Easton Baseball/Softball Financial Information was prepared in accordance with U.S. GAAP and has been derived from, and should be read in conjunction with:

  •
  the audited abbreviated financial statements of Easton Baseball/Softball for the years ended December 28, 2013 and December 29, 2012; and

  •
  the unaudited interim abbreviated financial statements of Easton Baseball/Softball for the three months ended March 29, 2014 and March 30, 2013,

    which are included in this prospectus.

	For the year ended		For the three months ended
	December 28, 2013	December 29, 2012	March 29, 2014	March 30, 2013
	(U.S. GAAP) (Audited)	(U.S. GAAP) (Audited)	(U.S. GAAP) (Unaudited)	(U.S. GAAP) (Unaudited)
Easton Baseball/Softball
Revenues	$174.0	$161.3	$64.7	$63.8
Gross Profit	60.2	53.7	25.6	21.9
Operating Expenses
Selling, general & administrative	31.0	31.1	8.5	8.3
Research & development	5.5	6.1	0.9	1.4
Adjusted EBITDA(1)	33.6	26.6	17.1	14.8

(1)
Represents a non-U.S. GAAP measure that is not recognized under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. See "Non-GAAP Measures".

        The following tables set forth our selected unaudited pro forma consolidated financial information for the year ended May 31, 2013 and for the nine month period ended February 28, 2014, in each case reflecting the closing of the Easton Baseball/Softball Acquisition, the completion of the Offering (assuming no exercise of the Over-Allotment Option), and the borrowings under the Credit Facilities that will remain outstanding after completion of the Offering and the application of the net proceeds therefrom, each as contemplated in this prospectus.

The Unaudited Pro Forma Financial Information was prepared under IFRS and has been derived from and should be read in conjunction with:

  •
  our unaudited pro forma consolidated statement of financial position as of February 28, 2014;

  •
  our unaudited pro forma consolidated statement of comprehensive income for the nine months ended February 28, 2014; and

  •
  our unaudited pro forma consolidated statement of comprehensive income for the year ended May 31, 2013,

        which are each included this prospectus.

	Company	Easton
	For the twelve months ended
	May 31, 2013	March 30, 2013	Pro forma Adjustments		Pro forma Consolidated
	(IFRS) (Audited)	(U.S. GAAP) (Unaudited)
Revenues	$399.6	$163.0	$—		$562.6
Gross Profit	147.2	54.3	(15.3	)(2)	186.2
Operating Expenses
Selling, general & administrative	90.4	30.2	(2.9	)(3)	117.7
Research & development	16.1	6.0	—		22.1
Adjusted EBITDA(1)	62.3	28.9	5.8		97.0
Interest expense	8.2	—	14.7	(4)	22.9
Net income	25.3	18.1	(18.7)		24.7
Adjusted Net Income(1)	35.7	23.7	(4.0)		55.4
Basic earnings per share	$0.74				$0.58
Diluted earnings per share	$0.70				$0.55
Adjusted EPS(1)	$0.98				$1.24

(1)
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-IFRS and non-U.S. GAAP measures. As applicable, these non-IFRS and non-U.S. GAAP measures are not recognized measures under IFRS and U.S. GAAP, respectively, and do not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures".

(2)
Amortization expense on new intangibles reflecting the Easton Baseball/Softball Acquisition is assumed to be approximately $10.4 million and non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory of Easton Baseball/Softball is assumed to be approximately $4.9 million.

(3)
Acquisition costs including legal, accounting, and advisory fees assumed to be approximately $4.0 million, share listing fees incurred as part of the Offering assumed to be approximately $0.3 million, share-based payment expense of $0.5 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition, and integration costs associated with the Easton Baseball/Softball Acquisition assumed to approximate $1.8 million, offset by a gain on the settlement of certain intellectual property matters between Easton-Bell Sports, Inc. and the Company related to patents held by the Company's subsidiaries of $6.0 million and the removal of the Easton Baseball/Softball intangible asset amortization expense of $3.5 million.

(4)
Amortization expense of $2.7 million on deferred financing fees related to the Credit Facilities, write off of unamortized deferred financing fees of $4.4 million relating to the Company's former credit facilities which were terminated as a result of the Credit Facilities, and an increase in interest expense of $7.6 million to reflect the Credit Facilities.

	Company	Easton
	For the nine months ended
	February 28, 2014	December 28, 2013	Pro forma Adjustments		Pro forma Consolidated
	(IFRS) (Unaudited)	(U.S. GAAP) (Unaudited)
Revenues	$333.3	$110.1	$—		$443.4
Gross Profit	116.5	38.2	(6.9	)(2)	147.8
Operating Expenses
Selling, general & administrative	77.8	22.7	0.7	(3)	101.2
Research & development	13.1	4.1	—		17.2
Adjusted EBITDA(1)	47.7	18.8	—		66.5
Interest expense	5.4	—	8.4	(4)	13.8
Net income	19.8	11.4	(10.9)		20.3
Adjusted Net Income(1)	26.5	15.2	(6.2)		35.5
Basic earnings per share	$0.56				$0.47
Diluted earnings per share	$0.53				$0.45
Adjusted EPS(1)	$0.71				$0.78

(1)
Adjusted EBITDA, Adjusted Net Income and Adjusted EPS are non-IFRS and non-U.S. GAAP measures. As applicable, these non-IFRS and non-U.S. GAAP measures are not recognized measures under IFRS and U.S. GAAP, respectively, and do not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures".

(2)
Amortization expense on new intangibles reflecting the Easton Baseball/Softball Acquisition.

(3)
Share-based payment expense of $0.2 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition, and integration costs associated with the Easton Baseball/Softball Acquisition assumed to approximate $0.9 million, offset by the removal of Easton Baseball/Softball intangible amortization expense of $0.4 million.

(4)
Amortization expense of $2.1 million on deferred financing fees related to the Credit Facilities, and an increase in interest expense of $6.3 million to reflect the Credit Facilities.

 Historical and Unaudited Pro Forma Balance Sheet Items
(Expressed in millions of U.S. dollars)

        The following pro forma consolidated statement of financial position items represent the unaudited consolidated interim statement of financial position of the Company as of February 28, 2014, the unaudited statement of assets acquired and liabilities assumed of Easton Baseball/Softball as of December 28, 2013 and pro forma adjustments to reflect the closing of the Easton Baseball/Softball Acquisition, the completion of the Offering (assuming no exercise of the Over-Allotment Option), and the borrowings under the Credit Facilities that will remain outstanding after completion of the Offering and the application of the net proceeds therefrom, each as contemplated in this prospectus. The pro forma adjustments are described in more detail in the unaudited pro forma consolidated financial statements.

Pro forma Consolidated
Cash	$7.7
Working capital(1)	225.6
Deferred income tax assets (liabilities)	5.1
Goodwill & intangibles	415.2
Total Assets	775.2
Debt	373.9
Total Equity	297.0

(1)
Working capital is defined as trade and other receivables plus inventories, net trade and other payables, accrued liabilities and income taxes payable.

 Reconciliation of Pro forma Adjusted EBITDA
(Expressed in millions of U.S. dollars)

        The unaudited pro forma adjustments are tax affected at the Company's effective tax rate or specific tax rates, where appropriate.

	Company		Easton
	For the twelve months ended
	May 31, 2013		March 30, 2013		Pro forma Adjustments		Pro forma Consolidated
	(IFRS) (Audited)		(U.S. GAAP) (Unaudited)
Net income	$25.3		$18.1		$(18.7)		$24.7

Income tax expense	9.8		—		(8.5)		1.3
Depreciation & amortization	7.8		5.3		6.9	(9)	20.0
Loss on amendment of revolving loan	0.3		—		4.4	(10)	4.7
Gain on bargain purchase	(1.2	)(1)	—		—		(1.2)
Interest expense, net	6.6		—		7.6	(11)	14.2
Deferred financing fees	1.5		—		2.7	(12)	4.2
Unrealized (gain)/loss on derivative instruments, net	(0.9	)(2)	—		—		(0.9)
Foreign exchange (gain)/loss	(0.5	)(2)	—		—		(0.5)

EBITDA	$48.7		$23.4		$(5.6)		$66.5
Acquisition Charges
Inventory step-up/step-down & reserves	1.7	(3)	—		4.8	(13)	6.5
Rebranding/integration costs	3.2	(4)	—		1.8	(14)	5.0
Acquisition costs	2.6	(5)	—		4.0	(15)	6.6

Subtotal	$7.5		$—		$10.6		$18.1
Costs related to share offerings	$0.8	(6)	$—		$0.3	(16)	$1.1
Share-based payment expense	$3.6		$—		$0.5	(17)	$4.1
Other	$1.7	(7)	$5.5	(8)	$—		$7.2

Adjusted EBITDA(18)	$62.3		$28.9		$5.8		$97.0

(1)
This amount represents the gain on bargain purchase as a result of the Combat Sports acquisition.

(2)
The unrealized gain/loss on derivatives is the change in fair market value of the foreign exchange swaps, foreign currency forward contracts and interest rate contracts. The Company has not elected hedge accounting and therefore the changes in the fair value of these derivatives are recognized through profit or loss each reporting period. The foreign exchange gain/loss is the realized and unrealized gains and losses generated by the effect of foreign exchange on recorded assets and liabilities denominated in a currency different from the functional currency of the applicable entity and are recorded in finance costs (income), as applicable, in the period in which they occur.

(3)
Following the closing of the Inaria acquisition, the Company adjusted Inaria's inventories to fair market value. This amount represents non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory.

(4)
The rebranding/integration costs are associated with the integration of the Cascade and Inaria acquisitions.

(5)
Acquisition-related transaction costs including legal, audit, and other consulting costs, incurred as part of the Cascade, Inaria and the Combat Sports acquisitions. Acquisition-related transaction costs also include costs related to reviewing corporate opportunities.

(6)
In the twelve months ended May 31, 2013, the costs related to share offerings include legal, audit and other consulting costs incurred as part of the secondary offerings by the Kohlberg Funds in accordance with the Company's obligations under the Registration Rights Agreement.

(7)
Other represents the impact of the Canadian Tariff Reduction and $1.2 million for termination benefits.

(8)
Other items include the operating loss associated with the Easton lacrosse business which was shut down as of June 2013 and certain restructuring costs related to Easton-Bell Sports, Inc.'s baseball/softball business.

(9)
Amortization expense on new intangibles as a result of the Easton Baseball/Softball Acquisition.

(10)
Write off of unamortized deferred financing fees of $4.4 million relating to the Company's former credit facilities which were terminated as a result of the Credit Facilities.

(11)
Increase in interest expense of $7.6 million to reflect the Credit Facilities.

(12)
Amortization expense of $2.7 million on deferred financing fees related to the Credit Facilities.

(13)
Represents non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory of Easton Baseball/Softball as a result of the acquisition assumed to approximate $4.9 million.

(14)
Integration costs associated with the Easton Baseball/Softball Acquisition are assumed to approximate $1.8 million.

(15)
One-time acquisition-related costs including legal, accounting and advisory fees are assumed to approximate $4.0 million for the Easton Baseball/Softball Acquisition.

(16)
Share listing fees incurred as part of the Offering are assumed to be approximately $0.3 million.

(17)
Share-based payment expense is assumed to approximate $0.5 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition.

(18)
Adjusted EBITDA is a non-IFRS and non-U.S. GAAP measure. As applicable, this non-IFRS and non-U.S. GAAP measure is not recognized under IFRS and U.S. GAAP, respectively, and does not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures".

	Company		Easton
	For the nine months ended
	February 28, 2014		December 28, 2013		Pro forma Adjustments		Pro forma Consolidated
	(IFRS) (Unaudited)		(U.S. GAAP) (Unaudited)
Net income	$19.8		$11.4		$(10.9)		$20.3

Income tax expense	8.4		—		(5.1)		3.3
Depreciation & amortization	6.7		1.7		6.6	(8)	15.0
Loss on amendment of revolving loan	—		—		—		—
Gain on bargain purchase	—		—		—		—
Interest expense, net	4.1		—		6.3	(9)	10.4
Deferred financing fees	1.1		—		2.0	(10)	3.1
Unrealized (gain)/loss on derivative instruments, net	(1.5	)(1)	—		—		(1.5)
Foreign exchange (gain)/loss	(2.8	)(1)	—		—		(2.8)

EBITDA	$35.8		$13.1		$(1.1)		$47.8
Acquisition Charges
Inventory step-up/step-down & reserves	0.9	(2)	—		—		0.9
Rebranding/integration costs	1.8	(3)	—		0.9	(11)	2.7
Acquisition costs	4.9	(4)	—		—		4.9

Subtotal	$7.6		$—		$0.9		$8.5
Costs related to share offerings	$0.5	(5)	$—		$—		$0.5
Share-based payment expense	$2.9		$—		$0.2	(12)	$3.1
Other	$0.9	(6)	$5.7	(7)	$—		$6.6

Adjusted EBITDA(13)	$47.7		$18.8		(0.0)		$66.5

(1)
The unrealized gain/loss on derivatives is the change in fair market value of the foreign exchange swaps, foreign currency forward contracts and interest rate contracts. The Company has not elected hedge accounting and therefore the changes in the fair value of these derivatives are recognized through profit or loss each reporting period. The foreign exchange gain/loss is the realized and unrealized gains and losses generated by the effect of foreign exchange on recorded assets and liabilities denominated in a currency different from the functional currency of the applicable entity and are recorded in finance costs (income), as applicable, in the period in which they occur.

(2)
Upon completion of the Combat Sports acquisition, the Company adjusted Combat Sports' inventories to fair market value. This amount represents non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory. This line also includes inventory reserves established to dispose of INARIA branded inventory.

(3)
The rebranding/integration costs are associated with the integration of the Cascade, Inaria and Combat Sports acquisitions.

(4)
Acquisition-related transaction costs include legal, audit, and other consulting costs. This amount represents costs related to the Combat Sports acquisition, the Easton Baseball/Softball Acquisition and costs related to reviewing corporate opportunities.

(5)
The costs related to share offerings include legal, audit, and other consulting costs incurred as part of the secondary offerings by the Kohlberg Funds in accordance with the Company's obligations under the Registration Rights Agreement.

(6)
Other represents the impact of the Canadian Tariff Reduction and an adjustment to the gain on bargain purchase related to the Combat Sports acquisition.

(7)
Other items include the operating loss associated with the Easton lacrosse business which was shut down as of June 2013 and certain restructuring costs related to Easton-Bell Sports, Inc.'s baseball/softball business.

(8)
Amortization expense on new intangibles reflecting the Easton Baseball/Softball Acquisition.

(9)
Increase in interest expense of $6.3 million to reflect the Credit Facilities.

(10)
Amortization expense of $2.0 million on deferred financing fees related to the Credit Facilities.

(11)
Integration costs associated with the Easton Baseball/Softball Acquisition are assumed to approximate $0.9 million.

(12)
Share-based payment expense is assumed to approximate $0.2 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition.

(13)
Adjusted EBITDA is a non-IFRS and non-U.S. GAAP measure. As applicable, this non-IFRS and non-U.S. GAAP measure is not recognized under IFRS and U.S. GAAP, respectively, and does not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures".

 Reconciliation of Pro forma Net Income, Pro forma Adjusted Net Income and Pro forma Adjusted EPS
(Expressed in millions of U.S. dollars; except per share amounts)

        The unaudited pro forma adjustments are tax affected at the Company's effective tax rate or specific tax rates, where appropriate.

	Company		Easton
	For the twelve months ended
	May 31, 2013		March 30, 2013		Pro forma Adjustments		Pro forma Consolidated
	(IFRS) (Audited)		(U.S. GAAP) (Unaudited)
Net income	$25.3		$18.1		$(18.7)		$24.7

Unrealized foreign exchange loss/(gain)	(1.1	)(1)	—		—		(1.1)
Costs related to share offerings	0.8	(2)	—		0.3	(7)	1.1
Acquisition related charges	9.5	(3)	3.5	(5)	17.6	(8)	30.6
Share-based payment expense	3.6		—		0.5	(9)	4.1
Other	0.8	(4)	5.5	(6)	4.4	(10)	10.7
Tax impact on above items	(3.2)		(3.4)		(8.1)		(14.7)

Adjusted Net Income(11)	$35.7		$23.7		$(4.0)		$55.4

Avg. diluted shares outstanding	36,407,008						44,555,156

Adjusted EPS(11)	$0.98		n/a		n/a		$1.24

(1)
The unrealized foreign exchange loss/gain represents the unrealized gain and loss on derivatives and the unrealized portion of the foreign exchange gain and loss from the Adjusted EBITDA table. The unrealized portion of the foreign exchange gain and loss was a gain of $0.2 million.

(2)
Costs related to share offerings include legal, audit and other consulting costs incurred as part of the secondary offerings by the Kohlberg Funds in accordance with the Company's obligations under the Registration Rights Agreement.

(3)
Acquisition related charges include rebranding/integration costs, and legal, audit, and other consulting costs associated with acquisition transactions. These charges relate to the Cascade, Inaria and Combat Sports acquisitions and costs related to reviewing corporate opportunities. The charges also include amortization of intangible assets of $2.0 million, and non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory of $1.7 million.

(4)
Other items include the $1.2 million gain on bargain purchase related to the Combat Sports acquisition, $1.2 million for termination benefits and $0.5 million related to the Canadian Tariff Reduction. Also included is the write-off of $0.3 million of deferred financing fees as a result of amending the former credit facilities.

(5)
Acquisition related charges associated with Easton Baseball/Softball include amortization of intangible assets of $3.5 million.

(6)
Other items include the operating loss associated with the Easton lacrosse business which was shut down as of June 2013 and certain restructuring costs related to Easton's Baseball/Softball business.

(7)
Share listing fees incurred as part of the Offering are assumed to be approximately $0.3 million.

(8)
Acquisition related charges associated with the Easton Baseball/Softball Acquisition include amortization of intangible assets of $10.4 million, non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory of $4.8 million, integration costs assumed to approximate $1.8 million, and one-time acquisition costs including legal, accounting and advisory fees assumed to approximate $4.0 million.

(9)
Share-based payment expense is assumed to approximate $0.5 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition.

(10)
Other represents the write-off of unamortized deferred financing fees of $4.4 million relating to the Company's former credit facilities which were terminated as a result of the Credit Facilities.

(11)
Adjusted Net Income and Adjusted EPS are non-IFRS and non-U.S. GAAP measures. As applicable, these non-IFRS and non-U.S. GAAP measures are not recognized measures under IFRS and U.S. GAAP, respectively, and do not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures". For purposes of Adjusted EPS the average diluted shares outstanding includes the dilutive effect of the Company's outstanding options.

	Company		Easton
	For the nine months ended
	February 28, 2014		December 28, 2013		Pro forma Adjustments	Pro forma Consolidated
	(IFRS) (Unaudited)		(U.S. GAAP) (Unaudited)
Net income	$19.8		$11.4		$(10.9)	$20.3

Unrealized foreign exchange loss/(gain)	(3.3)	(1)	—		—	(3.3)
Costs related to share offerings	0.5	(2)	—		—	0.5
Acquisition related charges	9.4	(3)	0.4	(5)	7.4 (7)	17.2
Share-based payment expense	2.9		—		0.2 (8)	3.1
Other	0.9	(4)	5.7	(6)	—	6.6
Tax impact on above items	(3.7)		(2.3)		(2.9)	(8.9)

Adjusted Net Income(9)	$26.5		$15.2		$(6.2)	$35.5

Avg. diluted shares outstanding	37,155,632					45,303,780

Adjusted EPS(9)	$0.71		n/a		n/a	$0.78

(1)
The unrealized foreign exchange loss/gain represents the unrealized gain/loss on derivatives and the unrealized portion of the foreign exchange gain/loss from the Adjusted EBITDA table. The unrealized portion of the foreign exchange gain/loss was a gain of $1.9 million.

(2)
The costs related to share offerings include legal, audit, and other consulting costs incurred as part of the secondary offerings by the Kohlberg Funds in accordance with the Company's obligations under the Registration Rights Agreement.

(3)
Acquisition-related charges include rebranding/integration costs, and legal, audit, and other consulting costs associated with acquisition transactions. These charges relate to the Cascade, Inaria, and Combat Sports acquisitions, the Easton Baseball/Softball Acquisition and costs related to reviewing corporate opportunities. The charges also include amortization of intangible assets of $1.8 million, and non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory of $0.5 million. This line also includes inventory reserves established to dispose of INARIA branded inventory.

(4)
Other items represent the impact of the Canadian Tariff Reduction and an adjustment to the gain on bargain purchase related to the Combat Sports acquisition.

(5)
Acquisition related charges associated with Easton Baseball/Softball include amortization of intangible assets of $0.4 million.

(6)
Other items include the operating loss associated with the Easton lacrosse business which was shut down as of June 2013 and certain restructuring costs related to Easton's Baseball/Softball business.

(7)
Acquisition related charges associated with the Easton Baseball/Softball Acquisition include amortization of intangible assets of $6.5 million and integration costs assumed to approximate $0.9 million.

(8)
Share-based payment expense is assumed to approximate $0.2 million reflecting the grant of stock options to certain new employees in connection with the closing of the Easton Baseball/Softball Acquisition.

(9)
Adjusted Net Income and Adjusted EPS are non-IFRS and non-U.S. GAAP measures. As applicable, these non-IFRS and non-U.S. GAAP measures are not recognized measures under IFRS and U.S. GAAP, respectively, and do not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. See "Non-GAAP Measures". For purposes of Adjusted EPS the average diluted shares outstanding includes the dilutive effect of the Company's outstanding options and other share-based awards.

 USE OF PROCEEDS

        The Company expects to receive $            in net proceeds from the Offering ($            if the Over-Allotment Option is exercised in full), after deducting fees payable by the Company to the Underwriters (the "Underwriters' Fees") and the expenses of the Offering estimated at $1.7 million. The estimated expenses of the Offering will be paid out of drawings under the New ABL Facility. The purchase price of the Easton Baseball/Softball Acquisition payable by the Company at the Easton Baseball/Softball Acquisition closing was $330 million (subject to adjustment). See "The Easton Baseball/Softball Acquisition". The Company intends to use the net proceeds of the Offering to reduce leverage and repay up to $            of the New Term Loan Facility which was drawn at the closing of the Easton Baseball/Softball Acquisition to finance part of the purchase price. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness".

DIVIDEND POLICY

        The Company has never declared or paid any cash dividends on its Equity Shares. The Company currently intends to use its earnings to finance the expansion of its business and to reduce indebtedness. Any future determination to pay dividends on Equity Shares will be at the discretion of our Board of Directors and will depend on, among other things, the Company's results of operations, current and anticipated cash requirements and surplus, financial condition, contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law, and other factors that our Board of Directors may deem relevant. See "Risk Factors — We do not currently intend to pay dividends on our Equity Shares".

 CAPITALIZATION

        The following table sets forth the consolidated capitalization of the Company as at the date indicated, both on an actual basis and a pro forma as adjusted basis to give effect to:

  (A)
  the Easton Baseball/Softball Acquisition and the borrowings under the Credit Facilities as at the closing of the acquisition; and

  (B)
  the Easton Baseball/Softball Acquisition, the Offering (but without giving effect to any exercise of the Over-Allotment Option and the application of the net proceeds therefrom) and the borrowings under the Credit Facilities that will remain outstanding after completion of the Offering and the application of the net proceeds therefrom. See "Use of Proceeds".

        This table is presented and should be read in conjunction with our consolidated unaudited financial statements and the related notes incorporated herein by reference and the unaudited pro forma financial statements of the Company giving effect to the Easton Baseball/Softball Acquisition set forth in "Index to Consolidated Financial Statements — Unaudited Pro Forma Consolidated Financial Statements of Bauer Performance Sports Ltd."

	February 28, 2014
	Actual	Pro forma as adjusted to give effect to the Easton Baseball/Softball Acquisition and the borrowings under the Credit Facilities as at the closing of acquisition (A)		Pro forma as adjusted to give effect to the Easton Baseball/Softball Acquisition, the Offering and the borrowings that will remain under the Credit Facilities (B)
	(millions of U.S. dollars)	(millions of U.S. dollars)		(millions of U.S. dollars)
Long-term Indebtedness
Former Credit Facilities	$122,931	—		—
Credit Facilities(1)
New Term Loan Facility	—	$431,451		$
Shareholders' Equity
Shareholders' Equity(2)(3)	$195,126	194,932	(4)	$

Total Capitalization	$318,057	$626,383		$

(1)
For a summary of the material terms of the Credit Facilities see "Management's Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness".

(2)
Based on the issuance of            Common Shares for aggregate proceeds of $             million less Underwriters' fees of $             million and expenses of the Offering estimated to be $1.7 million. If the Over-allotment Option is exercised in full, the aggregate gross proceeds, Underwriters' Fees, and estimated expenses of the Offering will be $             million, $             million, and $1.7 million, respectively. See "The Offering" in this prospectus.

(3)
Assumes the conversion of all Proportionate Voting Shares to Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share.

(4)
Pro forma Shareholders' Equity is slightly reduced as a result of certain adjustments relating to the Easton Baseball/Softball Acquisition that impact retained earnings.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        Each prospective investor should read the following in conjunction with the "Selected Consolidated Financial Data" section of this prospectus, our unaudited condensed consolidated interim financial statements, including the related notes, for the three and nine month periods ended February 28, 2014 and our audited consolidated financial statements, including the related notes, for the fiscal year ended May 31, 2013, which are included or incorporated by reference in this prospectus. Our consolidated financial statements have been prepared in accordance with IFRS, as issued by the IASB. Certain measures used in this MD&A do not have any standardized meaning under IFRS. When used, these measures are defined in such terms as to allow the reconciliation to the closest IFRS measure. It is unlikely that these measures could be compared to similar measures presented by other companies. See "Non-GAAP Measures".

        The forward-looking statements in this discussion regarding our industry, our expectations regarding our future performance, liquidity and capital resources and other non-historical statements in this discussion include numerous risks and uncertainties, as described in the "Risk Factors" and "Special Note Regarding Forward-Looking Statements" sections of this prospectus. Our actual results may differ materially from those contained in any forward-looking statements. Each prospective investor should read this discussion completely and with the understanding that our actual future results may be materially different from what we expect.

        This MD&A presents information contained in our publicly disclosed documents and, in particular, information contained in our management's discussion and analysis of financial condition and results of operations of the Company for the three and nine months ended February 28, 2014 dated April 9, 2014, and our management's discussion and analysis of financial conditions and results of operations of the Company for the year ended May 31, 2013 dated August 7, 2013, which are incorporated by reference in this prospectus.

        All references to "Fiscal 2014", "Fiscal 2013", and "Fiscal 2012" are to the Company's fiscal year ending May 31, 2014, fiscal year ended May 31, 2013, and fiscal year ended May 31, 2012, respectively. Any reference to a prior fiscal year is to May 31st of the year then ended.

        Unless otherwise indicated, all references to "$" and "dollars" in this MD&A mean U.S. dollars. Any references to market share data and market size are based on wholesale revenues unless otherwise indicated.

Financial Performance Metrics

        Key financial performance metrics which we use to manage our business and evaluate our financial results and operating performance include revenues, gross profit, selling, general and administrative ("SG&A") expenses, R&D expenses, net income, diluted earnings per share, Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income/Loss, and Adjusted EPS. We evaluate our performance on these metrics by comparing our actual results to management budgets, forecasts, and prior period results on a reported and constant dollar basis. Adjusted Net Income/Loss, Adjusted EPS, Adjusted EBITDA and Adjusted Gross Profit are non-IFRS measures that we use to assess the operating performance of the business. See "Non-GAAP Measures" and "Selected Consolidated Financial Data" for the definition and reconciliation, respectively, of Adjusted Net Income/Loss, Adjusted EPS, Adjusted EBITDA and Adjusted Gross Profit used and presented by the Company to the most directly comparable IFRS measures.

  Revenues

        We generate revenues from the sale of performance sports equipment and related apparel and accessories. We offer various cooperative marketing incentive programs in North America to assist our sales channels with the marketing and selling of our products. These costs are recorded as a reduction of revenues.

        Our current sales channels include (i) retailers in North America and the Nordic countries, and (ii) distributors throughout the rest of the world (principally, Western Europe, Eastern Europe and Russia). Based on the regional mix, our revenues are generated in multiple currencies. For revenues, we are exposed to fluctuations of the U.S. dollar against, among others, the Canadian dollar, the Danish krona, the euro, the Norwegian krona and the Swedish krona.

  Cost of Goods Sold

        Our cost of goods sold is comprised primarily of (i) the cost of finished goods, materials and components purchased from our suppliers, manufacturing labor and overhead costs in our Van Nuys, California, Salt Lake City, Utah, Liverpool, New York, Toronto, Ontario, Ottawa, Ontario and St. Jerome, Québec facilities, (ii) inventory provisions and write-offs, and (iii) warranty costs and supply chain-related costs, such as freight and tariff costs and warehousing. Our warranty costs result from a general warranty policy providing coverage against manufacturing defects. Warranties range from 30 days to one year from the date sold to the consumer, depending on the type of product. Our warranty costs are primarily driven by sales of composite ice hockey sticks and baseball bats. Amortization associated with certain acquired intangible assets, such as purchased technology and customer relationships, is also included in cost of goods sold. We also include non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory associated with certain acquired inventories.

        We source the majority of our products in China and Thailand. In particular, we purchase a majority of our imported merchandise from suppliers in China and Thailand using U.S. dollars. Therefore, our cost of goods sold is impacted by the fluctuations of the Chinese renminbi and the Thai baht against the U.S. dollar and the fluctuation of the U.S. dollar against other Asian currencies, such as the Taiwanese new dollar. We do not currently hedge our exposure to fluctuations in the value of the Chinese renminbi and the Thai baht and other Asian currencies to the U.S. dollar. Instead, we enter into supplier agreements ranging from six to 12 months with respect to the U.S. dollar cost of our Asian-sourced finished goods. As the Company generates significant revenues in Canadian dollars, yet purchases the majority of its inventory in U.S. dollars, we use foreign currency forward contracts to hedge part of our exposure to fluctuations in the value of the U.S. dollar against the Canadian dollar. The resulting realized gain/loss on derivatives are reported in finance costs/income and are an economic offset to the cost of goods sold that are recorded in gross profit.

        As a result of the Canadian Tariff Reduction, effective April 1, 2013, the Company reduced wholesale prices to its Canadian retail partners to reflect the lower duties on certain categories of hockey equipment. While these reduced wholesale prices are slightly reducing reported revenues, management currently expects the impact of these reduced wholesale prices on affected products will have a limited impact on future profitability, as the reduction in the costs of goods sold is passed on to retailers. We also reduced wholesale prices on products affected by the Canadian Tariff Reduction that were imported prior to April 1, 2013. The total amount of import tariffs paid on products imported prior to April 1, 2013 was $1.6 million, of which $0.5 million was recognized in cost of goods sold in the three months ended May 31, 2013 and $0.8 million was recognized in the nine months ended February 28, 2014. The remaining higher cost of goods sold for these products will primarily be recognized within the fourth quarter of Fiscal 2014 as this inventory is sold.

        Our gross profit margins are susceptible to change due to higher or lower product costs, the mix of sales between product categories or different price points, as well as other factors. Our year-to-date gross profit margins have been unfavorably impacted by higher product costs, partially offset by economic hedges we have put in place and higher average selling prices. We currently expect continued increases in our cost of goods sold due to, among other factors, unfavorable fluctuations in certain Asian currencies against the U.S. dollar, increases in labor rates, and increases in raw material and freight costs. To help mitigate this cost inflation, we intend to continue our cost reduction and supply chain initiatives as well as evaluate alternative strategies as needed. Current initiatives include working with our manufacturing partners to develop lower cost materials and to assemble products more efficiently. We also currently intend to continue our investment in R&D, and review our internal and external distribution structure to lower costs and improve services.

  Selling, General and Administrative Expenses

        Our SG&A expenses consist primarily of costs relating to our sales and marketing activities, including salaries, commissions and related personnel costs, customer order management and support activities, advertising, trade shows, and other promotional activities. Our marketing expenses include promotional costs for launching new products, advertising, and athlete endorsement costs. Our administrative expenses consist of costs relating to information systems, legal and finance functions, professional fees, insurance, and other corporate expenses. We also include share-based payment expense, costs related to share offerings, and acquisition costs, including rebranding and integration costs, in SG&A expenses. We expect our SG&A expenses to increase as a result of the Easton Baseball/Softball Acquisition and as we continue to grow our business, but we expect these expenses as a percentage of revenues to remain consistent with our historical financial performance.

  Research and Development Expenses

        R&D expenses consist primarily of salaries and related consulting expenses for technical personnel, contracts with leading research facilities, as well as materials and consumables used in product development. To date, no development costs have been capitalized. We incur most of our R&D expenses in Canada and are eligible to receive Scientific Research and Experimental Development investment tax credits for certain eligible expenditures. R&D expenses are net of investment tax credits. We currently expect our R&D expenses to grow as a result of the Easton Baseball/Softball Acquisition and as we focus on enhancing and expanding our product lines.

  Finance Costs/Income

        Finance costs consist of interest expense, fair value losses on financial assets, impairment losses recognized on financial assets (other than trade receivables), losses on derivative instruments, and losses related to foreign exchange revaluation on recorded assets and liabilities.

        Finance income consists of interest income on bank balances and past due customer accounts, fair value gains on financial assets, gains on derivative instruments, and gains related to foreign exchange revaluation on recorded assets and liabilities.

        Interest expense is derived from the financing activities of the Company. As of April 15, 2014, the Credit Facilities consist of a $450 million New Term Loan, denominated in U.S. dollars, and a $200 million New ABL Facility, denominated in both Canadian dollars and U.S. dollars, the availability of which is subject to meeting certain borrowing base requirements. Please see the "— Indebtedness" section for a more detailed discussion of the Credit Facilities.

        Interest income primarily reflects interest charged to our customers on past due receivable balances.

        The Company is exposed to global market risks, including the effect of changes in foreign currency exchange rates and interest rates, and uses derivatives to attempt to manage financial exposures that occur during the normal course of business. The Company's hedging strategy can employ foreign exchange swaps, interest rate contracts, and foreign currency forwards as economic hedges, which are recorded on the consolidated statements of financial position at fair value. The Company primarily uses foreign currency forward contracts to hedge the effect of changes in currency exchange rates on its product costs. The resulting realized gain/loss on derivatives reported in finance costs/income are an economic offset to the cost of goods sold that are recorded in the Company's gross profit. The Company has not elected hedge accounting; therefore, the changes in the fair value of these derivatives are recognized as unrealized gains and losses through profit or loss each reporting period.

        The Company's reporting currency is the U.S. dollar. Adjustments resulting from translating foreign functional currency financial statements into U.S. dollars are included in the foreign currency translation adjustment, a component of accumulated other comprehensive income (loss) in equity. Transaction gains and losses generated by the effect of foreign exchange on recorded assets and liabilities denominated in a currency different from the functional currency of the applicable entity are recorded in finance costs/income in the period in which they occur. Balances on the statements of financial position are converted at the month-end foreign exchange rates or at historical exchange rates, and all profit and loss transactions are recognized at monthly average rates.

        The majority of our transactions are processed in Canadian dollars, euros, Swedish kronas and U.S. dollars.

  Impact of Foreign Exchange

        In this MD&A, we provide the impact of foreign exchange on our various financial measures. These amounts reflect only the impact of translating the current period results at the monthly foreign exchange rates of the prior year period. This translation impact does not include the impact of foreign exchange on our direct material costs or our gains/losses on derivatives described above.

        The following table summarizes the change in the reported U.S. dollars versus constant currency U.S. dollars for the nine month periods ended February 28, 2014 and February 28, 2013:

	Nine Months Ended
	February 28, 2014	February 28, 2013
	Reported	Constant Currency	Impact of Foreign Exchange
	(millions of U.S. dollars)
Revenues	$333.3	$337.1	$(3.8)
Gross Profit	$116.5	$117.6	$(1.1)
Selling, general & administrative	$77.8	$78.5	$0.7
Research & development	$13.1	$13.4	$0.3
Adjusted EBITDA(1)	$47.7	$48.3	$(0.6)

(1)
Represents a non-IFRS measure. For the relevant definitions and reconciliations to reported results, see "Non-GAAP Measures" and "Selected Consolidated Financial Data", respectively.

        The following table summarizes the average of the monthly exchange rates used to translate profit and loss transactions for the periods indicated, as reported by the Wall Street Journal:

	Nine Months Ended
	February 28, 2014	February 28, 2013	% Change
CAD / USD	1.044	0.999	(4.5)%
EUR / USD	0.748	0.782	4.3%
SEK / USD	6.535	6.758	3.3%

  Income Taxes

        The Company is subject to cash taxes in the United States, Canada and Europe for federal, state, and provincial income taxes, as applicable. The Company utilizes its tax loss carry forwards, tax credits and other tax assets, as available, to offset its taxable income.

  Seasonality

        Our business demonstrates substantial seasonality, although this seasonality has been reduced as a result of the Easton Baseball/Softball Acquisition. We currently launch BAUER products, which represent approximately 60% of our sales on a pro forma basis, over two seasons each fiscal year — the April to September period which we classify as the "Back-To-Hockey" season and the October to March period which we classify as the "Holiday" season. Generally, our highest sales volumes occur during the peak of the "Back-to-Hockey" season during the first quarter of our fiscal year, from June to August. The majority of our sales volumes for our "Holiday" season occur during the second quarter of our fiscal year. As our expanded high performance sports platform matures and continues to grow, we believe it will produce stronger financial results across multiple seasons.

        In ice hockey, we have three sub-brands of products — VAPOR, SUPREME and NEXUS. In certain seasons, we will launch new products under more than one sub-brand (for example, in our 2013 "Back-to-Hockey" season, we launched new products under the VAPOR brand while in our 2014 "Back-to-Hockey" season we are launching new SUPREME and NEXUS products). The launch timing of our products may change in future periods.

        Our other sports have a different seasonal trend than our core ice hockey business and increasingly provide substantial counter-seasonal balance to our revenues and profitability. Roller hockey products are typically launched at retail from October to March. In lacrosse, the launch of MAVERIK and CASCADE products occurs from November to April, with lacrosse sales being highest in our second and third fiscal quarters. In addition, CASCADE sales are primarily custom orders with a 48-hour turnaround time, so the visibility to customer orders in advance is limited. The launch of EASTON and COMBAT products occurs substantially from November to April. EASTON and COMBAT sales will be highest in our third and fourth fiscal quarters.

        The launch of INARIA soccer products occurs substantially from April to September. We expect our team apparel revenues, including uniforms for ice hockey, roller hockey, lacrosse and other team sports, to align with the underlying sports' selling seasons as we expand our team apparel offering. In addition, these custom team orders are typically fulfilled within a 30 to 60 day turnaround time, so the visibility to customer orders in advance is limited.

  Results of Operations

        The following table sets forth a consolidated statement of financial data, for the periods indicated in millions of U.S. dollars, except for percentages.

	Nine Months Ended February 28,		Fiscal Year Ended May 31,
(millions of U.S. dollars, except for percentages and per share amounts)	2014	2013	2013	2012
	(Unaudited)		(Audited)
Revenues	$333.3	$312.9	$399.6	$374.8
Cost of goods sold	216.8	199.5	252.4	232.2
Gross profit	$116.5	$113.4	$147.2	$142.6
Operating expenses:
Selling, general & administrative	77.8	67.1	90.4	83.3
Research & development	13.1	11.5	16.1	13.9
Operating income (loss)	$25.6	$34.8	$40.7	$45.4
Finance costs (income)	(2.7)	6.0	6.6	1.9
Other expense (income)	0.1	0.1	(1.0)	0.2
Income tax expense (benefit)	8.4	9.5	9.8	13.1
Net income (loss)	$19.8	$19.2	$25.3	$30.2
Basic earnings (loss) per share	$0.56	$0.56	$0.74	$1.00
Diluted earnings (loss) per share	$0.53	$0.53	$0.70	$0.95
Adjusted Gross Profit(1)	$120.9	$117.1	$153.0	$145.1
Adjusted EBITDA(1)	$47.7	$48.3	$62.3	$51.5
Adjusted Net Income (Loss)(1)	$26.5	$26.0	$35.7	$25.5
Adjusted EPS(1)	$0.71	$0.72	$0.98	$0.81
Total assets	$391.8	$368.0	$407.4	$309.0
Total long-term liabilities	$129.2	$139.0	$168.6	$132.7
As a percentage of revenues:
Revenues	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	65.0%	63.8%	63.2%	62.0%
Gross profit	35.0%	36.2%	36.8%	38.0%
Operating expenses:
Selling, general & administrative	23.3%	21.4%	22.6%	22.2%
Research & development	3.9%	3.7%	4.0%	3.7%
Operating income (loss)	7.7%	11.1%	10.2%	12.1%
Finance costs (income)	(0.8)%	1.9%	1.7%	0.5%
Other expense (income)	0.0%	0.0%	(0.3)%	0.0%
Income tax expense (benefit)	2.5%	3.0%	2.5%	3.5%
Net income (loss)	5.9%	6.1%	6.3%	8.1%
Adjusted Gross Profit(1)	36.3%	37.4%	38.3%	38.7%
Adjusted EBITDA(1)	14.3%	15.4%	15.6%	13.7%
Adjusted Net Income (Loss)(1)	8.0%	8.3%	8.9%	6.8%

(1)
Each of Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted EPS is a non-IFRS and non-U.S. GAAP measure, and does not have a standardized meaning prescribed by IFRS and U.S. GAAP, respectively. For the relevant definitions and certain reconciliations to reported results, see "Non-GAAP Measures" and "Selected Consolidated Financial Data", respectively.

Nine months ended February 28, 2014 compared to nine months ended February 28, 2013

  Revenues

        Revenues in the nine month period ended February 28, 2014 increased by $20.4 million, or 6.5%, to $333.3 million due to strong growth in all apparel categories, the addition of Combat Sports revenues, and continued growth in lacrosse, partially offset by unfavorable impacts from foreign exchange, and the impact of lower wholesale prices as a result of the Canadian Tariff Reduction. Apparel revenues grew by 55.0% driven by the addition of hockey, lacrosse and soccer uniforms, 40.3% growth in our base layer performance apparel, 36.0% growth in lifestyle apparel, and 31.5% growth in off-ice team apparel. Lacrosse sales increased 15.9% driven by strong demand for the new CASCADE "R" helmet, higher bookings for the new line of MAVERIK products, the launch of women's product line, and nine months of Cascade sales in Fiscal 2014 as compared to eight months in Fiscal 2013. Excluding the impact of foreign exchange and the impact of lower wholesale prices as a result of the Canadian Tariff Reduction, ice hockey equipment revenues increased $3.9 million, or 1.5%, driven by growth in key categories such as skates, protective, goalie, and replacement steel, partially offset by a slight decline in stick sales driven by the initial launch of the NEXUS sticks in the first quarter of Fiscal 2013.

        Excluding the impact of foreign exchange, revenues increased 7.7%, and excluding the impact of foreign exchange, the impact of lower wholesale prices as a result of the Canadian Tariff Reduction, and the impact of the Inaria, Cascade, and Combat Sports acquisitions, revenues increased 4.2%. Overall revenues in North America grew by 7.6% and increased by 3.3% in the rest of the world. The translation impact of foreign exchange in the nine month period ended February 28, 2014 decreased our reported revenues by $3.8 million compared to the prior year.

  Gross Profit

        Gross profit in the nine month period ended February 28, 2014 increased by $3.2 million, or 2.8%, to $116.5 million. Gross profit was favorably impacted by higher revenues, partially offset by the cost of duty paid on products imported prior to the Canadian Tariff Reduction, higher freight and distribution costs, and higher initial costs to support the growth in the uniforms business. Please see the Adjusted Gross Profit table for reconciliation of gross profit to Adjusted Gross Profit in the "Summary Consolidated Financial Data" section of this prospectus.

        As a percentage of revenues, gross profit decreased to 35.0% for the nine month period ended February 28, 2014 from 36.2% in the nine month period ended February 28, 2013 driven by the above items. The translation impact of foreign exchange in the nine month period ended February 28, 2014 decreased gross profit by $1.1 million compared to the prior year.

  Adjusted Gross Profit

        Adjusted Gross Profit in the nine month period ended February 28, 2014 increased by $3.8 million, or 3.3%, to $120.9 million. Adjusted Gross Profit as a percentage of revenues decreased to 36.3% for the nine month period ended February 28, 2014 from 37.4% for the nine month period ended February 28, 2013 driven by the factors described above except for the purchase accounting impacts, Inaria and Combat Sports fair value inventory adjustments, and the cost of duty paid on products imported prior to the Canadian Tariff Reduction, which are removed from Adjusted Gross Profit.

  Selling, General and Administrative Expenses

        SG&A expenses in the nine month period ended February 28, 2014 increased by $10.7 million, or 16.0%, to $77.8 million, due to the addition of Combat Sports, higher acquisition-related costs, nine months of Inaria expenses compared to expenses in only four and a half months of Fiscal 2013, higher legal expenses to support intellectual property litigation and related matters, higher share-based payment expense, and increased investments in our team uniforms business. Excluding the impact of acquisition-related charges, costs related to share offerings, and share-based payment expense, SG&A expenses increased by $7.6 million, or 12.6%, to $67.7 million driven by SG&A expenses from acquisitions noted above, higher legal expenses to support intellectual property litigation and related matters, higher selling expenses to support higher revenues, and higher endorsement expense as a result of the NHL lockout in Fiscal 2013.

        As a percentage of revenues, our SG&A (including acquisition-related charges, costs related to share offerings, and share-based payment expense) increased to 23.3% for the nine month period ended February 28, 2014 from 21.4% of revenues for the nine month period ended February 28, 2013. Excluding the impact of acquisition-related charges, costs related to share offerings, and share-based payment expense, SG&A expenses as a percentage of revenues increased to 20.3% from 19.2% of revenues for the nine month period ended

February 28, 2013. The translation impact of foreign exchange for the nine month period ended February 28, 2014 decreased our reported SG&A expenses by $0.7 million compared to the prior year.

  Research and Development Expenses

        R&D expenses in the nine month period ended February 28, 2014 increased by $1.6 million, or 15.2%, to $13.1 million, due to the addition of Combat Sports and nine months of Inaria expenses compared to expenses in only four and a half months of Fiscal 2013. As a percentage of revenues, our R&D expenses increased to 3.9% for the nine month period ended February 28, 2014 from 3.7% of revenues for the nine month period ended February 28, 2013. The translation impact of foreign exchange for the nine month period ended February 28, 2014 increased our reported R&D expenses by $0.3 million compared to prior year.

  Adjusted EBITDA

        Adjusted EBITDA in the nine month period ended February 28, 2014 decreased $0.6 million, or 1.2%, to $47.7 million from $48.3 million for the nine month period ended February 28, 2013 due to higher R&D and SG&A expenses primarily resulting from the Fiscal 2013 mid-year acquisitions, which was partially offset by higher Adjusted Gross Profit and a favorable change in realized gain on derivatives. As a percentage of revenues, Adjusted EBITDA decreased to 14.3% for the nine month period ended February 28, 2014 from 15.4% for the nine month period ended February 28, 2013. Please see the Adjusted EBITDA table for the reconciliation of net income to Adjusted EBITDA in the "Summary Consolidated Financial Data" section of this prospectus.

  Finance Costs/Income

        Finance costs/income in the nine month period ended February 28, 2014 improved by $8.7 million, or 146.1%, to finance income of $2.7 million from finance costs of $6.0 million primarily due to a favorable change in the realized gain/loss on derivatives of $3.8 million, a favorable change in the realized and unrealized gain/loss on foreign exchange of $2.2 million, a $1.3 million higher unrealized gain on derivatives, and lower interest expense of $1.1 million.

  Income Taxes

        Income tax expense in the nine month period ended February 28, 2014 decreased by $1.1 million to $8.4 million from $9.5 million in the nine month period ended February 28, 2013. Current tax expense for the period was $8.0 million and the deferred income tax expense was $0.4 million. The Company's effective tax rate was 29.8% compared to 33.1% for the same period in the prior year. The change in the effective tax rate was driven primarily by income tax expense incurred in the nine months ended February 28, 2013 related to specific income tax matters that did not recur in the nine months ended February 28, 2014 and an increased tax benefit for share-based payment expense in the current period when compared to the prior year.

  Net Income

        Net income in the nine month period ended February 28, 2014 increased by $0.6 million, or 3.3%, to $19.8 million from net income of $19.2 million in the nine month period ended February 28, 2013. This was driven by higher gross margin, a favorable change in both the realized and unrealized gain/loss on derivatives, lower interest expense, and lower taxes, partially offset by higher SG&A and R&D expenses. The translation impact of foreign exchange for the nine month period ended February 28, 2014 increased our net income by $0.9 million compared to the prior year.

  Adjusted Net Income

        Adjusted Net Income in the nine month period ended February 28, 2014 increased by $0.5 million, or 1.8%, to $26.5 million from $26.0 million in the nine month period ended February 28, 2013 driven by the operating results reflected in the Adjusted EBITDA section, which was more than offset by lower interest expense. Adjusted Net Income/Loss removes unrealized foreign exchange gains/losses, acquisition-related charges, share-based payment expense, costs related to share offerings, and other one-time or non-cash expenses. Please see the Adjusted Net Income/Loss table in the "Summary Consolidated Financial Data" section of this prospectus for the reconciliation of net income to Adjusted Net Income/Loss and Adjusted EPS.

Fiscal 2013 compared to Fiscal 2012

  Revenues

        Revenues in Fiscal 2013 increased by $24.8 million, or 6.6%, to $399.6 million due to strong growth in several ice hockey equipment categories, apparel, and the addition of Cascade and Inaria revenues, partially offset by the unfavorable effect of foreign exchange on our reported revenues. Apparel revenues grew by 42.4% driven by the addition of soccer and hockey uniform revenue from Inaria, continued success in performance apparel and bags (increase of 18.6%) and strong growth in team apparel (increase of 32.4% excluding Inaria). Lacrosse sales increased significantly as a result of the acquisition of Cascade. Ice hockey equipment revenues were flat compared to prior year, or grew by 1.1% excluding the impact of foreign exchange and the impact of lower wholesale prices as a result of the Canadian Tariff Reduction. Ice hockey equipment growth was driven by 12.1% growth in helmets reflecting strong demand for the new BAUER RE-AKT helmet, 44.1% growth in accessories due to the launch of the TUUK LIGHTSPEED EDGE holder and replaceable steel blades, and 3.7% growth in protective equipment driven by the success of the NEXUS protective line and the three sub-brand product strategy, partially offset by a 3.8% decline in skates (1.6% decline excluding the impact of foreign exchange and the Canadian Tariff Reduction) and a 3.0% decline in sticks (1.6% decline excluding the impact of foreign exchange) both primarily due to lower performance and recreational sales as a result of high levels of competitor closeout activity. The translation impact of foreign exchange in Fiscal 2013 decreased our reported revenues by $6.9 million compared to the prior year. Excluding the impact of foreign exchange, revenues increased by 8.5%, and excluding the impact of foreign exchange, the acquisition of Cascade and the acquisition of Inaria, revenues increased by 1.9%. Overall revenues in North America grew by 6.9% (or declined 2.0% excluding the Cascade and Inaria acquisitions) and by 5.7% in the rest of the world.

  Gross Profit

        Gross profit in Fiscal 2013 increased by $4.6 million, or 3.2%, to $147.2 million. Gross profit was favorably impacted by higher revenues, partially offset by the corresponding increase in cost of goods sold, freight, and distribution costs. Gross profit was negatively impacted by the purchase accounting related amortization and non-cash charges to cost of goods sold resulting from the fair value adjustment inventories related to the acquisition of Inaria as well as the reduction in wholesale prices as a result of the Canadian Tariff Reduction.

        As a percentage of revenues, gross profit decreased to 36.8% for Fiscal 2013 versus 38.0% in Fiscal 2012 largely driven by the purchase accounting and Canadian Tariff Reduction-related impacts. The translation impact of foreign exchange in Fiscal 2013 decreased gross profit by $5.1 million compared to the prior year.

  Adjusted Gross Profit

        Adjusted Gross Profit in Fiscal 2013 increased by $7.9 million, or 5.4%, to $153.0 million. Adjusted Gross Profit was favorably impacted by higher revenues, partially offset by increased cost of goods sold, freight, and distribution costs all as a result of the higher revenues. Adjusted Gross Profit as a percentage of revenues decreased to 38.3% for Fiscal 2013 from 38.7% for Fiscal 2012 driven by higher product and distribution costs, partially offset by the impact of the acquisition of Cascade. Please see the Adjusted Gross Profit table for the reconciliation of gross profit to Adjusted Gross Profit in the "Summary Consolidated Financial Data" section of this prospectus.

  Selling, General and Administrative Expenses

        SG&A expenses in Fiscal 2013 increased by $7.1 million, or 8.6%, to $90.4 million due largely to expenses associated with the acquisitions of Cascade and Inaria, the secondary offerings of Common Shares completed by the Kohlberg Funds on October 17, 2012, February 6, 2013 and November 1, 2013, share-based payment expenses, and termination benefits. Excluding the impact of acquisition-related charges, termination benefits and share-based payment expenses, SG&A expenses increased by $1.0 million, or 1.4%, driven by the addition of

SG&A expenses related to the Cascade and Inaria operations partially offset by lower endorsement costs as a result of the shortened NHL season.

        As a percentage of revenues, our SG&A expenses (including acquisition-related charges, costs related to share offerings, termination benefits and share-based payment expenses) increased to 22.6% for Fiscal 2013 from 22.2% of revenues for Fiscal 2012. Excluding the impact of acquisition-related charges, termination benefits and share-based payment expenses, SG&A expenses as a percentage of revenue decreased to 19.8% for Fiscal 2013 from 20.8% of revenues for Fiscal 2012. The translation impact of foreign exchange for Fiscal 2013 decreased our reported SG&A expenses by $0.5 million compared to the prior year.

  Research and Development Expenses

        R&D expenses in Fiscal 2013 increased by $2.2 million, or 15.4%, to $16.1 million, due to our continued focus on product development efforts and the addition of Cascade's R&D. As a percentage of revenues, our R&D expenses increased to 4.0% for Fiscal 2013 from 3.7% of revenues for Fiscal 2012. The translation impact of foreign exchange for Fiscal 2013 did not have a significant impact on our reported R&D expenses compared to the prior year.

  Adjusted EBITDA

        Adjusted EBITDA in Fiscal 2013 increased by $10.8 million, or 20.9%, to $62.3 million due to the gross profit and expenses described above and a favorable year-over-year impact in realized gains/losses on derivatives which are included in finance costs/income. As a percentage of revenues, Adjusted EBITDA increased to 15.6% for Fiscal 2013 from 13.7% for Fiscal 2012 due to the lower SG&A expenses (excluding acquisition-related charges and costs related to share offerings) as a percentage of revenues and the favorable year-over-year impact from realized gains/losses on derivatives. Please see the Adjusted EBITDA table for the reconciliation of net income to Adjusted EDBITDA in the "Summary Consolidated Financial Data" section of this prospectus

  Finance Costs/Income

        Finance costs in Fiscal 2013 increased by $4.7 million to $6.6 million from $1.9 million in Fiscal 2012. The change was driven by a $13.4 million lower unrealized gain on derivatives, partially offset by a $5.0 million decrease in the realized loss on derivatives, a $3.2 million favorable change in foreign exchange gains and losses (primarily the result of fluctuations in the value of the Canadian dollar against the U.S. dollar), and a $0.8 million decrease in interest expense. Finance costs for Fiscal 2013 also included a non-recurring and non-cash charge of $0.3 million for the loss on the amendment of the former credit facilities incurred as a result of the debt refinancing completed at the time of the acquisition of Cascade.

  Income Taxes

        Income tax expense in Fiscal 2013 decreased by $3.3 million to $9.8 million. Current tax expense for the period was $5.8 million and the deferred income tax expense was $4.0 million. The Company's effective tax rate was 28.0% compared to 30.3% for the same period in the prior year. The change in the effective tax rate was driven by a favorable impact from the non-taxable gain on bargain purchase related to the acquisition of Combat Sports and favorable adjustments related to prior period items, partially offset by an increase in the Company's estimated U.S. state tax rates.

  Net Income

        Net income in Fiscal 2013 decreased by $4.9 million to $25.3 million from net income of $30.2 million in Fiscal 2012. The decrease was primarily driven by higher acquisition-related charges, costs related to share offerings, termination benefits and the lower unrealized gain on derivatives which more than offset the increase in gross profit. The translation impact of foreign exchange for Fiscal 2013 decreased our net income by $3.9 million compared to the prior year.

  Adjusted Net Income

        Adjusted Net Income in Fiscal 2013 increased by $10.2 million, or 40.0%, to $35.7 million. This was the result of strong operating results, as reflected in the Adjusted EBITDA growth, lower interest expense, and lower taxes, partially offset by higher depreciation and amortization. Adjusted Net Income/Loss removes unrealized gains/losses on foreign exchange, acquisition-related charges, share-based payment expenses, costs related to share offerings, and other one-time or non-cash expenses. Please see the Adjusted Net Income/Loss table for the reconciliation of net income to Adjusted Net Income/Loss and Adjusted EPS in the "Summary Consolidated Financial Data" section of this prospectus.

Liquidity and Capital Resources

  Cash Flows

        We believe that ongoing operations and associated cash flow, in addition to our cash resources and New ABL Facility (as defined herein), provide sufficient liquidity to support our business operations for at least the next 12 months. Furthermore, as of April 30, 2014, the Company held cash and cash equivalents of $10.5 million and had availability of $76.3 million under the New ABL Facility, which provides further flexibility to meet any unanticipated cash requirements due to changes in working capital commitments or liquidity risks associated with financial instruments. Such changes may arise from, among other things, the seasonality of our business, the failure of one or more customers to pay their obligations or from losses incurred on derivative instruments, such as foreign exchange swaps, interest rate contracts, and foreign currency forwards (see the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations — Quantitative Disclosures About Market and Other Financial Risks" sections).

        Net Cash From (Used In) Operating Activities. Net cash from operating activities for the nine month period ended February 28, 2014 was $44.6 million, an increase of $0.1 million compared to net cash from operating activities of $44.5 million for the nine month period ended February 28, 2013, driven by improved cash flow from working capital and lower interest paid, partially offset by higher taxes paid.

        Net cash from operating activities for Fiscal 2013 was $16.9 million, a decrease of $0.2 million compared to net cash from operating activities of $17.1 million for Fiscal 2012, driven by lower income tax refunds received, partially offset by lower interest paid.

        Net Cash From (Used In) Investing Activities. Net cash used in investing activities for the nine month period ended February 28, 2014 was $3.6 million, a decrease of $70.8 million compared to net cash used of $74.4 million for the nine month period ended February 28, 2013, due primarily to the acquisition of Cascade and Inaria in the nine month period ended February 28, 2013.

        Net cash used in investing activities for Fiscal 2013 was $81.4 million, an increase of $76.9 million compared to net cash used of $4.5 million for Fiscal 2012, due primarily to the acquisitions of Cascade, Inaria and Combat Sports and higher capital expenditures in Fiscal 2013. The higher capital expenditures were driven by R&D investments, information systems to assist in streamlining our growing organization, investments in retail marketing assets, and renovations to our facilities.

        Net Cash From (Used In) Financing Activities. Net cash used in financing activities for the nine month period ended February 28, 2014 was $37.3 million, a decrease of $70.4 million compared to net cash flows from financing activities of $33.1 million for the nine month period ended February 28, 2013, due primarily to the financing of the acquisition of Cascade through the issuance of Common Shares and the amendments to the former credit facilities during the nine month period ended February 28, 2013, partially offset by net repayments on the former asset-backed credit facility.

        Net cash flows from financing activities for Fiscal 2013 was $63.9 million, an increase of $72.9 million compared to net cash used in financing activities of $9.0 million for Fiscal 2012, due primarily to the financing of the acquisition of Cascade through the issuance of Common Shares and the amendments to the former credit facilities during Fiscal 2013.

Indebtedness

        Concurrently with the closing of the Easton Baseball/Softball Acquisition, the Company entered into the New Term Loan Facility (as defined herein) and the Company and certain of its subsidiaries entered into the New ABL Facility. The New Term Loan Facility and the New ABL Facility (referred to herein together as the "Credit Facilities") replaced the Company's existing credit facilities. The Company refinanced its former credit facilities, financed the cash purchase price of the Easton Baseball/Softball Acquisition and paid fees and expenses incurred in connection with the transaction with the use of cash on hand and an aggregate amount of $475 million drawn from the Credit Facilities. Following completion of the Offering, the Company intends to use the net proceeds to repay approximately $             million under the New Term Loan Facility. See "Use of Proceeds" and "Capitalization".

        The following is a summary of certain provisions of the Credit Facilities, which summary is not intended to be complete. Reference is made to the Credit Facilities for a complete description, and the full text of their provisions, which are available on SEDAR at www.sedar.com.

  New Term Loan Facility

        Concurrently with the closing of the Easton Baseball/Softball Acquisition, the Company entered into an amortizing term credit facility in the principal amount of U.S.$450 million by and among the Company, as borrower, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A., J.P. Morgan Securities LLC, RBC Capital Markets and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Bank of America, N.A., J.P. Morgan Securities LLC, and RBC Capital Markets, as bookrunners, JP Morgan Chase Bank, N.A. and RBC Capital Markets, as syndication agents, and the lenders party thereto from time to time (the "New Term Loan Facility"). The New Term Loan Facility matures on April 15, 2021 and is subject to quarterly amortization of principal equal to 0.25% of the original aggregate principal amount of the New Term Loan Facility drawn, with the balance of the New Term Loan Facility payable on maturity. The New Term Loan Facility contains representations and warranties, affirmative and negative covenants and events of default customary for credit facilities of this nature.

        The New Term Loan Facility may be prepaid at any time in whole or in part without premium or penalty, upon written notice, at the option of the Company, other than (i) reimbursement of the New Term Loan Facility lenders for any funding losses and redeployment costs (but not loss of margin) resulting from prepayments of LIBOR advances in certain circumstances, and (ii) a 1% soft-call premium for certain voluntarily prepayments made during the six month period following the closing of the Easton Baseball/Softball Acquisition. Any amounts prepaid under the New Term Loan Facility may not be reborrowed.

        In certain circumstances, the Company is permitted to add one or more incremental term loan facilities under the New Term Loan Facility. As well, in certain circumstances and from time to time, the Company is permitted to refinance loans or incremental term loans under the New Term Loan Facility, in whole or in part.

  Interest Rates

        The interest rates per annum applicable to the New Term Loan Facility equal the sum of (a) the applicable margin percentage (as described below), plus, at the Company's option, (b) either (x) the U.S. base rate or (y) LIBOR (each as determined in accordance with the terms of the New Term Loan Facility). The applicable margin is 3.50% per annum in the case of LIBOR advances and 2.50% per annum in the case of U.S. base rate advances, subject to adjustment upon the occurrence of the Leverage Step-Down Trigger (as defined in the New Term Loan Facility) for so long as the Consolidated Total Net Leverage Ratio (as defined in the New Term Loan Facility) remains less than 4.25:1.00. For LIBOR advances, the Company may select interest periods of one, two, three or six months (and 12 months if agreed to by all New Term Loan Facility lenders).

        The interest rates per annum applicable to the loans under the former credit facilities were equal to an applicable margin percentage, plus, at the Company's option depending on the currency of borrowing, (1) the U.S. base rate/Canadian base rate, or (2) LIBOR/Bankers Acceptance rate. The applicable margin percentages are subject to adjustment based upon the Company's Leverage Ratio (as defined under the former credit facilities). The interest rate on the former credit facilities for the nine month period ended February 28, 2014 ranged from 2.48% to 4.25%. In the twelve month period ended May 31, 2013, the interest rate on the former credit facilities ranged from 2.52% to 5.50%.

  Guarantees and Security

        The obligations of the Company under the New Term Loan Facility are guaranteed by certain subsidiaries of the Company, including each of the existing and future direct and indirect wholly-owned material Canadian and U.S. subsidiaries of the Company (collectively, the "Term Loan Guarantors").

        The New Term Loan Facility is secured by a perfected first priority security interest (subject to permitted liens and certain exceptions) in: (a) all present and future shares of capital stock of each present and future subsidiary of the Company (subject to certain exceptions); (b) all present and future debt owed to the Company or any Term Loan Guarantor; (c) all present and future property and assets, real and personal (other than assets constituting ABL Priority Collateral (as defined herein)) of the Company and each Term Loan Guarantor, and all proceeds and products of the property and assets described above (collectively, the "Term Priority Collateral"). The New Term Loan Facility is further secured by a perfected second priority security interest in the ABL Priority Collateral (as defined herein), subject to permitted liens and certain exceptions.

New ABL Facility

        Concurrently with the closing of the Easton Baseball/Softball Acquisition, the Company and certain of its subsidiaries entered into a revolving, non-amortizing asset-based credit facility in an amount equal to the lesser of U.S.$200 million (or the Canadian dollar equivalent thereof) and the Borrowing Base (as defined herein) by and among Bauer Hockey Corp. and its Canadian subsidiaries from time to time party thereto, as Canadian borrowers (collectively, the "Canadian ABL Borrowers"), Bauer Hockey, Inc. and its U.S. subsidiaries from time to time party thereto, as U.S. borrowers (collectively, the "U.S. ABL Borrowers", and collectively with the Canadian ABL Borrowers, the "ABL Borrowers"), the Company as parent, Bank of America, N.A., as administrative agent and collateral agent, JP Morgan Chase Bank, N.A. and an affiliate of RBC Dominion Securities Inc., as syndication agents, Bank of America, N.A., J.P. Morgan Securities LLC, RBC Capital Markets and Morgan Stanley Senior Funding, Inc., as joint lead arrangers, Bank of America, N.A., J.P. Morgan Securities LLC, and RBC Capital Markets, as bookrunners, and the various lenders party thereto (the "New ABL Facility"). The ABL Borrowers are permitted under the New ABL Facility to solicit the lenders to provide additional revolving loan commitments in an aggregate amount not to exceed U.S.$75 million (or the Canadian dollar equivalent thereof). The New ABL Facility matures on April 15, 2019 and may be drawn in U.S. dollars by the U.S. ABL Borrowers and either U.S. dollars or Canadian dollars by the Canadian ABL Borrowers, as LIBOR loans, CDOR loans, U.S. base rate loans, Canadian prime rate loans, as applicable, or letters of credit or swingline loans (with a sublimit of up to U.S.$25 million available for letters of credit and up to U.S.$20 million for swingline loans (or, in each case, the Canadian dollar equivalent thereof)), each as determined in accordance with the terms of the New ABL Facility. The New ABL Facility contains representations and warranties, affirmative and negative covenants, and events of default customary for credit facilities of this nature.

        Under the New ABL Facility, the ABL Borrowers were permitted to draw up to U.S.$25 million (or the Canadian dollar equivalent thereof) to partially finance the Easton Baseball/Softball Acquisition. The ABL Borrowers are permitted to use the undrawn amount under the New ABL Facility from time to time for ordinary course working capital and for general corporate purposes.

        Voluntary reductions of the unutilized portion of the New ABL Facility commitments and voluntary prepayments under the New ABL Facility are permitted at any time, without premium or penalty, subject to reimbursement of the Lenders' redeployment costs in the case of prepayments of LIBOR advances in certain circumstances. Voluntary prepayments under the New ABL Facility may be reborrowed.

Borrowing Base

        The borrowing base (the "Borrowing Base") under the New ABL Facility at any time equals the sum of the Canadian Borrowing Base (as defined herein) and the U.S. Borrowing Base (as defined herein).

        The "Canadian Borrowing Base" means, subject to customary reserves and eligibility criteria, the sum of (a) 85% of the Canadian ABL Borrowers' eligible accounts receivable; plus (b) the lesser of (x) 70% of the cost (valued on a first in, first out basis) of the Canadian ABL Borrowers' eligible inventory, and (y) 85% of the appraised net orderly liquidation value of the Canadian ABL Borrowers' eligible inventory.

        The "U.S. Borrowing Base" means, subject to customary reserves and eligibility criteria, the sum of (a) 85% of the U.S. ABL Borrowers' eligible accounts receivable; plus (b) the lesser of (x) 70% of the cost (valued on a first in, first out basis) of the U.S. ABL Borrowers' eligible inventory, and (y) 85% of the appraised net orderly liquidation value of the U.S. ABL Borrowers' eligible inventory.

Interest Rates and Fees

        At the option of the ABL Borrowers, until August 31, 2014, the interest rates under the New ABL Facility are (i) LIBOR or CDOR, as applicable, plus 1.75% per annum or (ii) the U.S. base rate or Canadian prime rate, as applicable, plus 0.75% per annum.

        Following August 31, 2014, interest rate margins under the New ABL Facility are determined with reference to the following grid, based on the average availability, as a percentage of the aggregate commitments, during the immediately preceding quarter:

Average Availability (% of Line Cap)	Interest Rate Margin for LIBOR/CDOR Rate Loans	Interest Rate Margin for U.S. Base Rate/Canadian Prime Rate Loans
Equal to or greater than 66%	1.50%	0.50%

Less than 66% but equal to or greater than 33%	1.75%	0.75%

Less than 33%	2.00%	1.00%

        The ABL Borrowers may elect interest periods of one, two, three or six months (or 12 months if agreed to by all the Lenders) for LIBOR or CDOR loans.

        A per annum fee equal to the interest rate margin for LIBOR or CDOR loans under the New ABL Facility will accrue on the average daily amount of the aggregate undrawn amount of outstanding letters of credit, payable in arrears on the first day of each quarter. In addition, the ABL Borrowers shall pay (a) a fronting fee equal to 0.125% on the average daily amount of the aggregate undrawn amount of outstanding letters of credit, and (b) customary issuance and administration fees.

        The ABL Borrowers will initially pay a commitment fee of 0.50% per annum on the average daily unused portion of the New ABL Facility. From and after August 31, 2014, the commitment fee is to be determined by reference to the following grid based on the average utilization of the commitments under the New ABL Facility during the immediately preceding fiscal quarter:

Average Usage (% of commitments)	Commitment Fee %
Less than 50%	0.375%

Equal to or greater than 50%	0.25%

        Upon the occurrence and during the continuance of a payment event of default, the outstanding amounts under the New ABL Facility are subject to an additional 2% per annum of default interest.

Guarantees and Security

        The obligations of the ABL Borrowers under the New ABL Facility are guaranteed by the Company and certain subsidiaries of the Company, including each of the existing and future direct and indirect wholly-owned material Canadian and U.S. subsidiaries of the Company (collectively, the "ABL Guarantors").

        The New ABL Facility is secured by a perfected first priority security interest (subject to permitted liens and certain exceptions) in all present and future personal property of the ABL Borrowers and ABL Guarantors, and all proceeds and products of such property (collectively, the "ABL Priority Collateral"). The New ABL Facility is further secured by a perfected second priority security interest in the Term Priority Collateral (subject to permitted liens and certain exceptions).

Former Credit Facilities

        Prior to the Easton Baseball/Softball Acquisition, the Company's former credit facilities consisted of a (i) $130.0 million term loan, denominated in both Canadian dollars and U.S. dollars, of which $97.2 million was available and drawn as of February 28, 2014, and (ii) $145.0 million revolving loan, denominated in both Canadian dollars and U.S. dollars, of which $36.0 million was available and drawn as of February 28, 2014. Further information regarding the applicable interest rates can be found in our management's discussion and analysis of financial condition and results of operations of the Company for the three and nine months ended February 28, 2014 dated April 9, 2014, and our management's discussion and analysis of financial conditions and results of operations of the Company for Fiscal 2013 dated August 7, 2013, which are incorporated by reference in this prospectus.

Capital Expenditures

        In the nine month period ended February 28, 2014 and the nine month period ended February 28, 2013, we incurred capital expenditures of $3.6 million and $3.9 million, respectively. In the twelve month period ended May 31, 2013 and the twelve month period ended May 31, 2012, we incurred capital expenditures of $7.4 million and $4.5 million, respectively. As a percentage of revenues, our capital expenditures for the trailing 12 months ended February 28, 2014 were 1.7% of revenues compared to 1.4% of revenues for the trailing 12 months ended February 28, 2013. The capital investments were incurred for R&D, information systems to assist in streamlining our growing organization, investments in retail marketing assets, and renovations to our facilities. Our ordinary course of operations requires minimal capital expenditures for equipment given that we manufacture most of our products through our manufacturing partners. Going forward, to support our growth and key business initiatives, we currently anticipate moderately higher levels of capital expenditures and investment. See also "— Indebtedness".

Contractual Obligations

        The following table summarizes our material contractual obligations as of February 28, 2014:

	Twelve Months Ending February 28,
(millions of U.S. dollars)	Total	2015	2016	2017	2018	2019	Thereafter
Operating lease obligations	$14.1	$4.5	$3.6	$1.5	$0.9	$0.9	$2.7
Endorsement contracts	7.1	4.1	1.9	0.8	0.3	—	—
Long-term borrowings:
Revolving loan	36.0	—	—	36.0	—	—	—
Term loan due 2016	97.1	9.1	9.1	78.9	—	—	—
Inventory purchases	67.9	67.9	—	—	—	—	—
Non-inventory purchases	1.5	1.5	—	—	—	—	—

Total	$223.7	$87.1	$14.6	$117.2	$1.2	$0.9	$2.7

Off Balance Sheet Arrangements

        We enter into agreements with our manufacturing partners on tooling requirements for our manufactured products. The following table summarizes our vendor tooling commitments as of February 28, 2014 and Fiscal 2014:

Vendor	Tooling acquisition value	Cost paid	Owed amounts as of February 28, 2014	Open purchase orders amortization value	Outstanding liability Fiscal 2014
	(millions of U.S. dollars)
Supplier A	$5.5	$3.2	$2.3	$0.4	$1.9
Supplier B	4.7	4.2	0.5	0.1	0.4
Supplier C	0.8	0.2	0.6	—	0.6
Supplier D	0.5	0.3	0.2	—	0.2
Supplier E	0.3	0.1	0.2	—	0.2
Supplier F	0.1	—	0.1	—	0.1

Total	$11.9	$8.0	$3.9	$0.5	$3.4

Related Party Transactions

        The Kohlberg Funds are collectively the largest Shareholder of the Company. The Kohlberg Funds include Kohlberg TE Investors VI, LP, Kohlberg Investors VI, LP, Kohlberg Partners VI, LP, and KOCO Investors VI, LP, each of which is advised or managed by Kohlberg Management VI, L.L.C. Two nominees of the Kohlberg Funds currently serve as directors of the Company. See "Principal Shareholder".

Contingencies

        In connection with the purchase of the Company from Nike, a subsidiary of Kohlberg Sports Group Inc. agreed to pay additional consideration to Nike in future periods based upon the attainment of a qualifying exit event. As of February 28, 2014, the maximum potential future consideration pursuant to such arrangements, to be resolved on or before the eighth anniversary of April 16, 2008, is $10.0 million. As a condition to the acquisition in connection with the IPO, the pre-IPO holders entered into a reimbursement agreement with the Company pursuant to which each such pre-IPO holder has agreed to reimburse the Company, on a pro rata basis, in the event that the Company or any of its subsidiaries are obligated to make such a payment to Nike.

        The Company previously entered into employment agreements with the former owners of Inaria in connection with the closing of the acquisition of Inaria. Included in the employment agreements are yearly performance bonuses payable in the event Inaria achieves gross profit targets in the period one to four years following the closing. These amounts will be accrued over the required service period. As of February 28, 2014, the potential undiscounted amount of the future payments that the Company could be required to make is between $0 and $2.0 million Canadian dollars. During the three months and nine months ended February 28, 2014 the Company recorded $(0.3) million and $0.0 million, respectively, related to the performance bonuses. In the nine months ended February 28, 2014 the Company paid $0.6 million related to the performance bonuses for gross profit targets achieved in Fiscal 2013.

        See "Business — Legal Proceedings and Regulatory Actions".

Quantitative Disclosures About Market And Other Financial Risks

Foreign Currency Risk

        Foreign currency risk is the risk we incur due to fluctuating foreign exchange rates impacting our results of operations. We are exposed to foreign exchange rate risk driven by the fluctuations against the U.S. dollar of the currencies in which we collect our revenues: the Canadian dollar, Danish krona, the euro, Norwegian krona and the Swedish krona. Our exposure also relates to debt held in Canadian dollars and purchases of goods and services in foreign currencies. While we purchase a majority of our products in U.S. dollars, we are exposed to cost variability due to fluctuations against the U.S. dollar of certain foreign currencies, primarily: the Canadian dollar, Chinese renminbi, Taiwanese new dollar and Thai baht. We continuously monitor foreign exchange risk and have entered into various arrangements to mitigate our foreign currency risk.

Interest Rate Risk

        Interest rate risk is the risk that the value of a financial instrument will be affected by changes in market interest rates. Our financing includes long-term debt and a New ABL Facility that bears interest based on floating market rates. Changes in these rates result in fluctuations in the required cash flow to service this debt. We have entered into an interest rate cap on a portion of our term debt to mitigate our interest rate risk.

Credit Risk

        Credit risk is when the counterparty to a financial instrument or a customer fails to meet its contractual obligations, resulting in a financial loss to the Company. The counterparties to all derivative transactions are major financial institutions with investment grade credit ratings. However, this does not eliminate the Company's exposure to credit risk with these institutions. This credit risk is generally limited to the unrealized gains in such contracts should any of these counterparties fail to perform as contracted. To manage this risk, the Company has established strict counterparty credit guidelines that are continually monitored and reported to senior management according to specified guidelines.

        We sell to a diverse customer base over a global geographic area. We evaluate collectability of specific customers' receivables based on a variety of factors including currency risk, geopolitical risk, payment history, customer stability, and other economic factors. Collectability of receivables is reviewed on an ongoing basis by management and the allowance for doubtful accounts is adjusted as required. Account balances are charged against the allowance for doubtful accounts when we determine that it is probable that the receivable will not be recovered. We believe that the geographic diversity of the customer base, combined with our established credit approval practices and ongoing monitoring of customer balances, mitigates the counterparty risk.

Liquidity Risk

        Liquidity risk is the risk that we will not be able to meet our financial obligations. We continually monitor our actual and projected cash flows. We believe our cash flows generated from operations combined with our New ABL Facility provide sufficient funding to meet our obligations.

Critical Accounting Estimates

        The preparation of the financial statements in conformity with IFRS requires management to make judgments, estimates, and assumptions that affect the application of accounting policies and the reported amount of assets, liabilities, income, and expenses. The judgments and estimates are reviewed on an ongoing basis and estimates are revised and updated accordingly. Actual results may differ from these estimates. Significant areas requiring the use of judgment in application of accounting policies, assumptions, and estimates include fair value determination of assets and liabilities in connection with business combinations, fair valuation of financial instruments, impairment of non-financial assets, valuation allowances for receivables and inventory, amortization periods, provisions, employee benefits, share-based payment transactions, and income taxes.

        We believe our critical accounting estimates are those related to acquisitions, valuation of derivatives, share-based payments, warranties, retirement benefit obligations, depreciation and amortization, income taxes, and impairment of non-financial assets. We consider these accounting estimates critical because they are both important to the portrayal of our financial condition and operating results, and they require us to make judgments and estimates about inherently uncertain matters.

Acquisitions

        The fair value of assets acquired and liabilities assumed in a business combination is estimated based on information available at the date of the acquisition. The estimate of fair value of the acquired intangible assets (including goodwill), property, plant and equipment, and other assets and the liabilities assumed at the date of acquisition as well as the useful lives of the acquired intangible assets and property, plant and equipment is based on assumptions. The measurement is largely based on projected cash flows, discount rates and market conditions at the date of acquisition.

Valuation of Derivatives

        In the valuation of the Company's outstanding derivatives, foreign currency forward contracts and foreign exchange swaps, the fair value is based on current foreign exchange rates at each reporting date. Since the Company recognizes the fair value of these financial instruments on the consolidated statements of financial position and records changes in fair value in the current period earnings, these estimates will have a direct impact on the Company's net income for the period.

Share-based Payments

        Accounting for the grant date fair value of stock option awards and the number of awards that are expected to vest is based on a number of assumptions and estimates, including the risk-free interest rate, expected share volatility, expected dividend yield, estimated forfeiture rates, and expected term. The calculation of the grant date fair value requires the input of highly subjective assumptions and changes in subjective input assumptions can materially affect the fair value estimate.

Warranties

        Estimated future warranty costs are accrued and charged to cost of goods sold in the period in which revenues are recognized from the sale of goods. The recognized amount of future warranty costs is based on management's best information and judgment and is based in part upon the Company's historical experience. An increase in the provision for warranty costs, with a corresponding charge to earnings, is recorded in the period in which management estimates that additional warranty obligations are likely.

Retirement Benefit Obligations

        Accounting for the costs of the defined benefit obligations is based on actuarial valuations. The present value of the defined benefit obligation recognized in the consolidated statements of financial position and the net financing charge recognized in the consolidated statements of comprehensive income is dependent on current market interest rates of high quality, fixed rate debt securities. Other key assumptions within this calculation are based on market conditions or estimates of future events, including mortality rates. Since the determination of the costs and obligations associated with employee future benefits requires the use of various assumptions, there is measurement uncertainty inherent in the actuarial valuation process.

Depreciation and Amortization

        Management is required to make certain estimates and assumptions when determining the depreciation and amortization methods and rates, and residual values of equipment and intangible assets. Useful lives are based on historical experience with similar assets as well as anticipation of future events, which may impact their life, such as changes in technology. Management reviews amortization methods, rates, and residual values annually and adjusts amortization accordingly on a prospective basis.

Income Taxes

        The measurement of income taxes payable and deferred income tax assets and liabilities requires management to make judgments in the interpretation and application of the relevant tax laws. The actual amount of income taxes only becomes final upon filing and acceptance of the tax return by the relevant authorities, which occurs subsequent to the issuance of the financial statements. Judgments are also made by management to determine the likelihood of whether deferred income tax assets at the end of the reporting period will be realized from future taxable earnings.

Impairment of Non-financial Assets

        Management exercises judgment in assessing whether there are indications that an asset may be impaired. In determining the recoverable amount of assets, in the absence of quoted market prices, impairment tests are based on estimates of discounted cash flow projections and other relevant assumptions. The assumptions used in the estimated discounted cash flow projections involve estimates and assumptions regarding discount rates, royalty rates, and long-term terminal growth rates. Differences in estimates could affect whether goodwill or intangible assets are in fact impaired and the dollar amount of that impairment.

Standards Adopted

        The following standards and amendments to existing standards were adopted by the Company on June 1, 2013:

Financial Statement Presentation

        The IASB issued amendments to IAS 1, Financial Statement Presentation ("IAS 1"), which requires changes in the presentation of other comprehensive income, including grouping together certain items of other comprehensive income that may be reclassified to net income (loss). As a result of the adoption of the IAS 1 amendments, the Company has modified its presentation of other comprehensive income (loss) in the condensed consolidated interim financial statements.

Employee Benefits

        The IASB issued amendments to IAS 19, Employee Benefits ("IAS 19"). The revised standard requires immediate recognition of actuarial gains and losses in other comprehensive income, eliminating the previous options that were available, and enhances the guidance concerning the measurement of plan assets and defined benefit obligations, streamlining the presentation of changes in assets and liabilities arising from defined benefit plans and the introduction of enhanced disclosures for defined benefit plans. The adoption of the amendments to IAS 19 did not have an impact on the Company's financial statements.

Consolidated Financial Statements

        The IASB issued IFRS 10, Consolidated Financial Statements ("IFRS 10"), which establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities. IFRS 10 supersedes IAS 27, Consolidated and Separate Financial Statements ("IAS 27") and SIC 12, Consolidation — Special Purpose Entities. The implementation of IFRS 10 and the amendments to IAS 27 did not have an impact on the Company's financial statements.

Disclosure of Interests in Other Entities

        The IASB issued IFRS 12, Disclosure of Interests in Other Entities ("IFRS 12"), which applies to entities that have an interest in a subsidiary, a joint arrangement, an associate or an unconsolidated structured entity and establishes comprehensive disclosure requirements for all forms of interests in other entities. The implementation of IFRS 12 did not have an impact on the Company's financial statements.

Fair Value Measurements

        The IASB issued IFRS 13, Fair Value Measurements ("IFRS 13"), which defines fair value, sets out a single IFRS framework for measuring fair value and requires disclosures about fair value measurements. IFRS 13 applies when another IFRS requires or permits fair value measurements or disclosures about fair value measurements (and measurements, such as fair value less costs to sell, based on fair value or disclosures about those measurements), except in specified circumstances. The Company has included the additional disclosures required by this standard in the condensed consolidated interim financial statements.

Future Accounting Standards

Financial Instruments: Presentation

        The IASB issued amendments to IAS 32, Financial Instruments: Presentation ("IAS 32"). IAS 32 applies to the classification of financial instruments, from the perspective of the issuer, into financial assets, financial liabilities and equity instruments; and the right for offsetting financial assets and financial liabilities. A right to offset may be currently available or it may be contingent on a future event. An entity must have a legally enforceable right of set-off. The new requirements are effective for annual periods beginning on or after January 1, 2014. The Company is in the process of assessing the potential impact of the IAS 32 amendments.

Levies

        In May 2013, International Financial Reporting Standards Interpretations Committee Interpretation 21, Levies ("IFRIC 21") was issued. IFRIC 21 provides guidance on when to recognize a liability to pay a levy imposed by a government that is accounted for in accordance with IAS 37 Provisions, Contingent Liabilities and Contingent Assets. IFRIC 21 is effective for annual periods beginning on or after January 1, 2014 and is to be applied retrospectively. The Company is currently assessing the impact the adoption of this interpretation may have on the consolidated financial statements.

Financial Instruments

        The IASB issued IFRS 9, Financial Instruments ("IFRS 9"). IFRS 9 (2009) introduces new requirements for the classification and measurement of financial assets. Under IFRS 9 (2009), financial assets are classified and measured based on the business model in which they are held and the characteristics of their contractual cash flows. IFRS 9 (2010) introduces additional changes relating to financial liabilities. The IASB currently has an active project to make limited amendments to the classification and measurement requirements of IFRS 9 and add new requirements to address the impairment of financial assets and hedge accounting. IFRS 9 (2013) introduces new requirements for hedge accounting that align hedge accounting more closely with risk management. The requirements also establish a more principles-based approach to hedge accounting and address inconsistencies and weaknesses in the hedge accounting model in IAS 39, Financial Instruments: Recognition and Measurement. The mandatory effective date of IFRS 9 is not specified but will be determined when the outstanding phases are finalized. However, application of IFRS 9 is permitted. The Company is currently assessing the impact of and when to adopt IFRS 9.

Annual Improvements to IFRS (2010-2012) and (2011-2013) Cycles

        In December 2013, the IASB issued narrow-scope amendments to a total of nine standards as part of its annual improvements process. Amendments were made to clarify items including the definition of vesting conditions in IFRS 2 Share-based Payment, disclosures on the aggregation of operating segments in IFRS 8 Operating Segments, measurement of short-term receivables and payables under IFRS 13 Fair Value Measurement, definition of related party in IAS 24 Related Party Disclosures and other amendments. Special transitional requirements have been set for certain of these amendments. Most amendments will apply prospectively for annual periods beginning on or after July 1, 2014, earlier application is permitted. The Company is in the process of assessing the potential impact of the amendments.

Controls and Procedures

Management's Report on Internal Controls Over Financial Reporting

        Management, under the supervision of and with the participation of the Company's CEO and CFO, evaluated and concluded, as of May 31, 2013, that the Company's internal controls over financial reporting (as defined under National Instrument 52-109) were effective. This evaluation included review of the documentation of controls, evaluation of the design and testing the operating effectiveness of controls, and a conclusion about this evaluation. Based on their evaluation, the CEO and the CFO have concluded that, as at May 31, 2013, the Company's internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. In making this evaluation, management used the Internal Control-Integrated Framework, which is a recognized and suitable framework as developed in 1992 by the Committee of Sponsoring Organizations of the Treadway Commissions (COSO). This evaluation also took into consideration the Company's Corporate Disclosure Policy and the functioning of its Disclosure Committee. There were no changes to our internal control over financial reporting that occurred during the nine month period ended February 28, 2014 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

 THE EASTON BASEBALL/SOFTBALL ACQUISITION

        On April 15, 2014, we completed the acquisition of the Easton baseball and softball business and the assets formerly used in Easton-Bell Sports, Inc.'s lacrosse business from Easton-Bell Sports, Inc., now named BRG Sports, for $330 million in cash, subject to a working capital adjustment.

        The combined Company (including Easton Baseball/Softball) would have generated pro forma revenues and Adjusted EBITDA in 2013 (year ended December 31, 2013 for Easton Baseball/Softball and 12 months ended February 28, 2014 for the Company) of approximately $594 million and $95 million, respectively, excluding synergies that are expected to be realized through operational efficiencies.

(1)
Represents a non-IFRS measure. This non-IFRS measure is not a recognized measure under IFRS and does not have a standardized meaning prescribed by IFRS. See "Non-GAAP Measures".

(2)
Represents pro forma figures for the twelve months ended December 31, 2013 for Easton Baseball/Softball and the twelve months ended February 28, 2014 for the Company.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness" for a discussion of the Credit Facilities which financed the cash purchase price of the Easton Baseball/Softball Acquisition.

Rationale for the Easton Baseball/Softball Acquisition

        We acquired Easton Baseball/Softball as part of an ongoing strategy to utilize our proven acquisition platform to expand our business into complementary categories and sports. The acquisition greatly enhances our brand portfolio, offers us another significant lever for growth, adds valuable intellectual property (including 146 patents and patents pending) and provides a significant counter-seasonal business to our existing revenue stream and working capital needs. Additionally, our R&D-focused platform will allow for cross-pollination of technologies between EASTON and COMBAT, as well as our other sports, and provide the necessary infrastructure to grow the EASTON brand.

        We expect the acquisition to have numerous financial benefits, including being accretive to Adjusted EPS within the first year of ownership and generating significant Free Cash Flow to support our growth. The spring/summer season of baseball and softball is highly complementary to the fall/winter season of hockey, and our quarterly sources of revenue and profitability will be more balanced throughout the year as a result. The more evenly distributed seasonality of the combined business will provide more consistent working capital levels and will allow us to improve our efficiency in our manufacturing, distribution and marketing efforts. We believe we will be able to leverage our existing platform to achieve operating cost synergies of approximately $2 million annually, while benefitting from a reduced exposure to fluctuations in the value of the Canadian dollar to the U.S. dollar.

        We actively review opportunities to acquire performance sports equipment and related apparel companies that have growth potential and would benefit from our platform and scale. In line with our growth strategy, the Easton Baseball/Softball Acquisition solidifies our position as a leading, world-class, multi-sport performance sports platform and enhances our company and platform for the following reasons:

  Adds the Leading and Most Iconic Diamond Sports Brand to the Company's Portfolio

        Our business is built on a heritage of investing in game-changing products, strong intellectual property, authentic brands and strong consumer connections. Our mission is to elevate player performance and protection at all levels through innovation. The addition of the EASTON brand to the other strong brands in our portfolio, including BAUER, MISSION, MAVERIK, CASCADE, INARIA and COMBAT, greatly enhances our brand portfolio and diversifies our revenue streams.

        As a result of the Easton Baseball/Softball Acquisition, we acquired the EASTON and MAKO brands and trademarks and entered into an intellectual property agreement to license back the use of these trademarks to BRG Sports (and their permitted successors and assigns) for use in their hockey and cycling businesses on an exclusive, perpetual, royalty-free basis. BRG Sports has since announced the planned sale of the cycling business to Raceface Performance Products Inc. EASTON is one of the world's leading and most iconic diamond sports brands with authentic brand equity accumulated over 40 years of designing and manufacturing high performance diamond sports products. Building upon its heritage in bats, EASTON has developed into one of the strongest and most innovative brands in baseball and softball and holds the #1 position in diamond sports in North America with an approximately 28% market share and strong positions in multiple product categories.

        As we integrate Easton Baseball/Softball into our platform, it will benefit from our leading R&D, sourcing, distribution and other support services. Additionally, our R&D focused platform will allow for cross-pollination of technologies between EASTON and COMBAT, as well as our other sports, and provide the necessary infrastructure to grow the EASTON brand.

  Significant Revenue Growth Opportunities

        Easton Baseball/Softball has gained market share in recent years, as revenues grew at a 7% compound annual growth rate from 2009 to 2013 driven by innovative and higher-priced new product lines, an effective go-to-market strategy and significant brand investment that generated market share gains. The acquisition provides us with significant opportunities to build on the business' strong foundation to further drive revenue growth opportunities in the United States and internationally.

        EASTON is a strong and authentic brand that has built upon its heritage in bats to expand its presence in other categories and capture an approximately 28% market share in diamond sports in North America. Its leading position in the bats, helmets, bags and catcher's protective equipment categories reflects its significant credibility with diamond sports enthusiasts. We believe EASTON's brand equity positions it well to expand in other diamond sports equipment categories that have historically been less of a focus for the business, such as ball gloves, accessories, batting gloves and apparel.

        As we have done with Bauer Hockey, we expect to increase Easton Baseball/Softball's market share in diamond sports equipment by accelerating investment in product development, instilling category management discipline and enhancing already strong connections with consumers. We also believe we can leverage our team apparel capabilities to add uniforms to Easton Baseball/Softball's apparel business, further increasing its revenue growth potential.

        Another area of revenue growth opportunity is the expansion of EASTON's presence outside of North America, which currently accounts for nearly all of its revenues. We intend to utilize our international experience to expand Easton Baseball/Softball's presence internationally, particularly in Japan, the second largest baseball market globally, where the EASTON brand has historically had a presence and remains well-known among baseball enthusiasts.

  Contributes Valuable IP and Product Portfolio

        Easton Baseball/Softball is a high technology performance-driven organization with a long history of innovation and investment in R&D. According to a recent survey of baseball and softball team dealers, the EASTON brand was rated higher on product innovation than all other brands. Since the advent of the non-wood bat in the early 1970s, and especially over the past decade, the EASTON brand has brought several innovations to the sports of baseball and softball. Easton Baseball/Softball's patented "firsts" include the ConneXion — the world's first two-piece bat for maximum barrel speed with minimum vibration; the Power Brigade line of bats featuring a swing speed/barrel length combination for every type of hitter; the Mako, which provided an unparalleled combination of maximum barrel length with minimum swing weight; and for 2015, the Mako TorQ, featuring a patented rotating handle that allows batters to get the barrel into the hitting zone quicker and keep it there longer.

        Easton Baseball/Softball supplements our world-class R&D by adding 146 patents (85 issued and 61 pending) to our existing portfolio of 481 global patents (394 issued and 87 pending). Like our entire organization, Easton Baseball/Softball has a passion for improving the performance of athletes and we fully expect to raise the bar of innovation in diamond sports through this acquisition.

  Provides Balance to Existing Revenue and Working Capital Needs

        The Easton Baseball/Softball Acquisition more evenly balances our quarterly sources of revenue and profitability and diversifies working capital needs throughout the year. In preparation for hockey played in the fall/winter, a majority of hockey sales are shipped from May through October. For the spring/summer season of baseball and softball, a majority of sales are shipped from December through March. The more evenly distributed seasonality of the combined business will provide a more consistent working capital balance throughout our fiscal year and will allow us to improve our efficiency in our manufacturing, distribution and marketing efforts.

  Additional Value Creation

        In addition to the factors mentioned above, we believe the Easton Baseball/Softball Acquisition creates value in the following ways:

  •
  We expect Easton Baseball/Softball to generate significant Free Cash Flow, which can be used to further support our growth strategies and/or reduce indebtedness.

  •
  By leveraging our existing platform, we expect over time to achieve operating cost synergies of approximately $2 million annually, primarily from freight and distribution savings, as well as in SG&A.

  •
  The acquisition will reduce our total exposure to fluctuations in the value of the Canadian dollar to the U.S. dollar. As most of Easton Baseball/Softball's revenues are denominated in U.S. dollars, our total sales that are denominated in Canadian dollars will be reduced from approximately 50% to approximately 33%.

  The Acquisition is Accretive to Adjusted EPS

        Management expects the Easton Baseball/Softball Acquisition to be accretive to Adjusted EPS within the first year of ownership. The purchase price of $330 million values Easton Baseball/Softball at an Adjusted EBITDA multiple of 9.0x, including the value of the tax benefit acquired as part of the transaction.

 MARKET OPPORTUNITY (INDUSTRY OVERVIEW)

Sporting Goods Industries

        We design, develop, manufacture and sell performance sports equipment for ice hockey and roller hockey, baseball and softball, and lacrosse, as well as related apparel and accessories.

        We operate in the global sporting goods industry with a primary focus on North America and Europe. We believe this global industry is growing, including in the U.S. where from 2009 to 2013, manufacturers' wholesale sales of sporting goods increased from $48.3 billion in 2009 to $55.0 billion in 2013, representing a compound annual growth rate of 3%.

Manufacturers' Wholesale Dollar Sales of Sporting Goods in the U.S.

Source: SFIA, Manufacturers' Sales by Category Report, 2014. Sporting goods includes sports equipment and sports apparel.

        The growing sporting goods-focused retail channel reflects resilient qualities with stable performance through the recent global economic downturn and continued broad market size growth. According to IBISWorld Inc., retail sales of U.S. sporting goods stores, including specialty retailers such as Total Hockey, Lacrosse Unlimited and Baseball Express, and "big box" retailers such as Dick's Sporting Goods and The Sports Authority, were estimated to be $42.3 billion in 2013 and are forecasted to grow at a 2.3% compound annual growth rate to reach $47.5 billion by 2018. Specialty retail is the main retail outlet for our market and accounts for the majority of our sales. We also sell to "big box" retailers, which are exhibiting growth and expansion.

U.S. Sporting Goods Stores Revenue

Source: IBISWorld Inc., Industry Report, November 2013. U.S. Sporting Goods Stores includes a variety of sports equipment and apparel but excludes certain retailers that exclusively sell apparel.

  A Large and Growing Addressable Market

        Within the sporting goods industry, we currently target an approximately $3 billion directly addressable market with attractive growth rates across multiple team sports, consisting of approximately $2 billion in equipment wholesale sales and approximately $1 billion in team apparel sales. The growing size of team sports and improving U.S. macroeconomic outlook serve as a strong tailwind for our growth.

Sport/Category	Anticipated Percentage Dollar Annual Growth

Hockey equipment (Global)	Low-Single-Digit to Mid-Single-Digit
Hockey apparel (Global)	Mid-Single-Digit to High-Single-Digit

Baseball/Softball equipment (Global)	Low-Single-Digit
Baseball/Softball apparel (Global)	Low-Single-Digit

Lacrosse equipment (U.S., Canada)	High-Single-Digit to Low-Double-Digit
Lacrosse apparel (U.S., Canada)	Mid-Single-Digit to High-Single Digit

Soccer team apparel (U.S., Canada)	Low-Single-Digit to Mid-Single-Digit

Source: Management estimates.

        Our addressable market features attractive category fundamentals, including frequent replacement cycles and innovation-driven rising average selling prices.

  Frequent Replacement Cycle and Innovation-Driven Rising Average Selling Prices

        As shown below, approximately 63% of hockey participants are under the age of 20, 50% of U.S. baseball/softball participants are under the age of 25 and 93% of U.S. lacrosse participants are under the age of 20.

Hockey Participation by Age	U.S. Baseball Participation by Age	U.S. Lacrosse Participation by Age

Source: IIHF 2013 membership data (Hockey), SFIA, U.S. Trends in Team Sports, 2012 (Baseball), U.S. Lacrosse 2013 Participation Survey (Lacrosse).

        Due to the younger demographics across team sports and the consumers' need to purchase new equipment as young sports participants grow, we benefit from short replacement cycles for equipment. On average, a two-year product life cycle and one-year product life cycle exists for hockey equipment and baseball bats, respectively. We successfully capitalize on this trend with one-to-two year product cycles focused on innovation and driving customer replenishment purchases. Often, more advanced technology across product cycles allows us to increase average selling prices when introducing new products, further driving growth in our addressable market.

Ice Hockey

  Ice Hockey Participation Rates and Demographics

        Ice hockey is a team sport played in over 80 countries by more than an estimated six million people. While ice hockey is played around the world, the largest and most significant markets for ice hockey are Canada, the United States and a number of European countries, including the Nordic countries (principally, Sweden and Finland), certain Central European countries (principally, the Czech Republic, Germany, Switzerland, Austria and Slovakia) and certain Eastern European countries (principally, Russia).

        Global registered hockey participation has grown, on average, 2% annually over the last eight years, and according to a 2013 report by the SFIA, ice hockey participation in the United States experienced a 5.1% increase from 2007 to 2012, including a 10.9% increase from 2011 to 2012. We believe that the global industry is currently growing at an annual rate in the low-to-mid single digits. Growth rates in Eastern European countries (principally, Russia) and women's hockey have exceeded that of the registered segment as a whole.

  Ice Hockey Equipment and Related Apparel Industry

        The global ice hockey equipment industry has significant barriers to entry and is stable in certain regions and growing in others, such as the United States, Eastern Europe and Russia. Ice hockey equipment and related apparel sales are driven primarily by global ice hockey participation rates (registered and unregistered). Other drivers of equipment sales include demand creation efforts, the introduction of innovative products, a shorter product replacement cycle, general macroeconomic conditions and the level of consumer discretionary spending. Management estimates that the global ice hockey equipment wholesale market (which excludes related apparel, such as performance apparel, team jerseys and socks) totaled approximately $650 million in 2013. Skates and sticks are the largest contributors to equipment sales, accounting for an estimated 60% of industry sales in 2013, according to management estimates.

        The following graphs provide a breakdown of our hockey revenue mix by both product and channel.

Industry Revenue Mix by Product	Industry Revenue Mix by Channel

Source: Management estimates, 2013.

        Management estimates that over 85% of the ice hockey equipment market is attributable to three major competitors: Bauer Hockey, Reebok (which owns both the REEBOK and CCM brands) and Easton Hockey (which is owned by BRG Sports and utilizes the EASTON brand under a trademark license from the Company), each of which offers consumers a full range of products (skates, sticks and full protective equipment). The remaining equipment market is highly fragmented among many smaller equipment manufacturers offering specific products, catering to niche segments within the broader market. These competitors include, but are not limited to, WARRIOR, GRAF, VAUGHN and SHER-WOOD/TPS.

Market Position of the Three Major Ice Hockey Equipment Manufacturers

Company	Total Market	Skates	Sticks	Helmets	Protective	Goalie

Bauer Hockey	#1	#1	#1	#1	#1	#1

Reebok	#2	#2	#2	#2	#2	#2

Easton Hockey	#3	#3	#3	#3	#3	n/a

Source: Management estimates.

        Management estimates that the wholesale global ice hockey-related apparel market for 2013 (which includes such items as performance apparel, team jerseys and socks) was approximately $390 million in size, and is growing at an annual rate which we believe exceeds that of the ice hockey equipment market. Included in the ice hockey-related apparel market is licensed apparel, which represents approximately one-third of the market. The related apparel market is more fragmented than the equipment market and includes a variety of larger and smaller participants. We expect consolidation in this market to occur in the coming years, in a manner similar to what has occurred in the ice hockey equipment industry.

Roller Hockey

  Roller Hockey Participation Rates and Demographics

        Roller hockey is a team sport played principally in the United States, particularly in warmer regions such as California. According to SFIA, there were approximately 493,000 "frequent" roller hockey participants in the United States in 2012 who played at least 13 times during the year, which represents a 22.1% increase over the prior year. In 2012, total participation was reported to be 1.4 million participants, a 10.5% increase in participation from the previous year.

  Roller Hockey Equipment and Related Apparel Industry

        The roller hockey equipment and related apparel industry shares similar characteristics to the ice hockey equipment and related apparel industry given the similarity of the sports. Management estimates that the wholesale roller hockey equipment market generated approximately $20 million in sales in 2013. Through the Company's MISSION and BAUER brands, we hold the number one and two market share positions in the roller hockey equipment market, respectively, and have a substantial lead over our primary competitors, including Reebok, Tour and a few competitors in niche categories such as wheels and accessories.

Street Hockey

  Street Hockey Participation Rates and Demographics

        Street hockey is a team sport played throughout the world, primarily in the largest ice hockey markets. According to management estimates and industry sources, there are approximately 93,000 registered players in Canada, approximately 48,000 registered players in the United States, and approximately 50,000 registered players in the rest of the world. Youth players represent approximately 50% of the registered participants.

  Street Hockey Equipment Industry

        The street hockey equipment industry shares similar characteristics to the ice hockey equipment and related apparel industry given the similarity of the sports. Management estimates that the wholesale street hockey equipment market generated approximately $25 million in sales in 2013. The Company has not yet entered the street hockey market, but intends to do so in the near future.

Baseball and Softball

  Participation Rates and Demographics

        Baseball and softball are team sports played principally in the United States, Japan, certain other Asian countries (such as South Korea) and Latin America. Globally, the World Baseball Softball Confederation estimates that there are 65 million baseball/softball participants. Baseball is experiencing growth in participation globally and remains one of the most popular sports by participation in the United States, second only to basketball, according to SFIA. Fast-pitch softball participation grew by 9.4% from the 2011 to 2012 season, a sport that is a significant focus for Easton Baseball/Softball and Combat Sports businesses of high-performing elite bats. While participation for baseball and slow-pitch softball in the United States has declined in recent years, the market continues to grow as innovation, particularly in bats, has driven rising prices.

  Baseball and Softball Equipment and Related Apparel Industry

        Management estimates that in 2013, the North American and global baseball and softball equipment and related apparel (excluding uniforms) wholesale markets were estimated to be approximately $600 million and $1 billion in size, respectively, one-third of which is attributable to bat sales. Management estimates that the global wholesale baseball/softball-related apparel market for 2013 (which includes uniforms) was approximately $300 million in size. We believe the enthusiast base in these sports will experience continued growth, driven by increasing popularity of travel ball, club baseball and softball, and more frequent play.

        The following graphs provide a breakdown of our baseball/softball revenue mix by both product and channel in North America.

North American Industry Revenue Mix by Product	North American Industry Revenue Mix by Channel

Source: Management estimates for 12 month period ending May 2014.

        The baseball and softball equipment market is fragmented and is currently led by five major players: our EASTON brand, Hillerich & Bradsby-owned LOUISVILLE SLUGGER, Jarden-owned Rawlings Sporting Goods, Amer Sports-owned Wilson Sporting Goods and Mizuno Corp. Similar to Easton Baseball/Softball, our major competitors offer a full line of baseball and softball products and varying degrees of related apparel. In total, we compete with over a dozen brands in the baseball and softball equipment market including, in addition to those above, Amer Sports-owned DEMARINI, MARUCCI, Jarden-owned MIKEN and WORTH, NOKONA, ZETT and SSK.

North American Market Position of the Major Baseball/Softball Equipment Manufacturers

Company	Total Market	Bats	Batting Helmets	Catcher Protective	Equipment Bags	Batting Gloves	Apparel	Accessories	Ball Gloves

Easton	#1	#1	#1	#1	#1	#3	#2	#3	#6

Rawlings	#3	#3	#2	#2	#5	n/a	#1	#5	#1

Mizuno	#4	n/a	#3	#3	n/a	#4	#3	n/a	#2

Hillerich & Bradsby	#5	#4	n/a	n/a	#4	n/a	n/a	n/a	#4

Wilson	#2	#2	n/a	#4	#3	#5	#7	n/a	#3

Source: Management estimates.

Lacrosse

  Lacrosse Participation Rates and Demographics

        Lacrosse is a team sport played principally in the United States and Canada. According to U.S. Lacrosse, lacrosse has been one of the fastest growing team sports in the United States, with participation growing at a compound annual growth rate of approximately 10% from 2001 to 2012, with over 750,000 registered players in the United States in 2013. In Canada, we estimate that there are currently 150,000 participants. The drivers of this growth include: (i) the establishment and popularity of the National Lacrosse League and Major League Lacrosse, (ii) the rapid expansion of high school and youth programs, (iii) emerging growth outside of key lacrosse markets in the Mid-Atlantic and Northeastern United States, (iv) enhanced funding and popularity of the NCAA lacrosse programs, and (v) increased visibility of the sport in media and advertising.

        Approximately 93% of lacrosse participants in the United States are under the age of 20, with 54% of participants in the youth (15 and under) category and 39% of participants in the high school category. Similar to ice hockey, the high representation of youth in the sport provides the industry with a more frequent product replacement cycle as players grow out of their equipment. The following graphs illustrate the growth in

U.S. lacrosse participation for the periods presented and the demographic breakdown of U.S. participation for 2013:

U.S. Lacrosse Participation (# of Players in Thousands)	2013 U.S. Lacrosse Participation by Level

Source: U.S. Lacrosse, Participation Survey, 2013.

  Lacrosse Equipment and Related Apparel Industry

        In 2013, the United States lacrosse equipment market was estimated to be approximately $110 million in size at wholesale while the Canadian market was estimated to be approximately $10 million in size. Management estimates that the lacrosse market will continue to grow in the range of high single digits to low double digits for the next several years. The lacrosse equipment market is made up of four primary equipment categories: sticks (shafts and heads), gloves, helmets and protective equipment. Representing approximately 35% of 2013 industry-wide United States sales, sticks currently make up the largest segment of the lacrosse equipment market. Helmets currently make up approximately 25% of 2013 industry-wide United States sales. Management estimates that the lacrosse apparel market in North America for 2013 was approximately $30 million in size.

Market Position of the Major Lacrosse Equipment Manufacturers

Market Position:	#1	#2	#3	#4
Estimated sales ($MM)	$40	$30	$25	$10

Source: Management estimates.

        The North American lacrosse equipment and related apparel market is a high growth, emerging sports equipment market underpinned by strong growth in participation rates. The lacrosse equipment market is currently led by six major brands: New Balance-owned WARRIOR and BRINE, our MAVERIK and CASCADE brands, STX, and Jarden-owned DEBEER (women's only). The Company's three major competitors all offer full lines of lacrosse equipment products, while Cascade's product offering is primarily focused on helmets.

Team and Other Apparel

        Team apparel and uniforms make up a large and growing market characterized by high fragmentation and competition, which provides significant competitive advantages to companies that can offer one-stop shopping for high quality products and a unified look (equipment and apparel) under authentic brands. Most of our major competitors in the sports markets that we address offer related apparel to varying degrees but since our acquisition of Inaria, we are able to offer a one-stop shop across all segments of apparel: team, performance and lifestyle. The performance nature of team apparel also provides growth opportunities through innovation, demonstration events and enhanced consumer connection.

        We currently offer all segments of apparel under the BAUER brand in hockey. We have recently launched MAVERIK-branded uniforms in lacrosse and will be looking to expand our apparel presence in lacrosse in the future. We expect to expand our apparel presence in baseball/softball using the strength of the EASTON and COMBAT brands to grow this category in the future.

        We participate in the soccer uniform market through our INARIA brand, which offers a wide variety of soccer apparel, including uniforms, as well as related accessories. As the most popular and widely played sport in the world, global soccer participation is estimated to be approximately 265 million, according to FIFA. In 2011, similar reports estimated that there were nearly one million registered soccer players in Canada and more than 4.5 million registered players in the U.S. The Canadian and U.S. soccer uniform market is estimated to be in excess of $300 million, including both registered and recreational players.

 BUSINESS

Business Overview and History

        Headquartered in Exeter, New Hampshire, we are a leading developer and manufacturer of high performance sports equipment and related apparel. Our mission is to elevate player performance and protection at all levels through a combination of athlete insights and superior innovation.

        We have the most recognized and strongest brands in ice hockey, roller hockey, baseball and softball, and hold top market share positions in these sports, with an expanding presence in the fast-growing lacrosse market. Our products are marketed under the BAUER (ice and roller hockey), MISSION (roller hockey), MAVERIK (lacrosse), CASCADE (lacrosse), INARIA (soccer apparel), EASTON (baseball and softball) and COMBAT (baseball and softball) brand names and are sold by sales representatives and independent distributors throughout the world. Our brands have a rich history of innovation, authenticity and market leadership, with the BAUER and EASTON brands dating back to 1927 and 1922, respectively.

        In recent years, we have experienced strong revenue and profit growth through innovation, product development, marketing and acquisitions that have driven market share gains in all of our sports. Our scale, strong distribution and manufacturing relationships, disciplined cost management and sourcing strategies have enabled us to maintain consistent and attractive Adjusted EBITDA margins and to compete successfully. Our annual revenues have grown from $220 million in Fiscal 2008 to $400 million in Fiscal 2013, representing a compound annual growth rate of 12.7%; Adjusted EBITDA has grown from $22.9 million in Fiscal 2008 to $62.3 million in Fiscal 2013, representing a compound annual growth rate of 22.9%; and Adjusted EPS has grown from $0.15 in Fiscal 2010 to $0.98 in Fiscal 2013, representing a compound annual growth rate of 87% (we did not report Adjusted EPS prior to Fiscal 2010). Our Adjusted EBITDA, together with our relatively low level of capital expenditures and certain tax attributes, allow us to generate predictable and significant cash flows to invest in R&D, pursue acquisitions and other growth initiatives, and reduce our indebtedness.

        As part of our growth strategy, we have acquired, integrated and significantly accelerated the growth of six businesses since 2008, and recently completed our seventh acquisition, Easton Baseball/Softball, in April 2014. As we have done with prior acquisitions, we will utilize our platform to accelerate Easton Baseball/Softball's growth by increasing market share in every category of baseball and softball equipment both domestically and internationally, and to expand EASTON's presence in apparel.

        On a pro forma basis, we would have generated revenues and Adjusted EBITDA in 2013 (year ended December 31, 2013 for Easton Baseball/Softball and 12 months ended February 28, 2014 for the Company) of approximately $594 million and $95 million, respectively, without accounting for the synergies that are expected to be realized through operational efficiencies. Our revenue, profitability and working capital needs will be significantly more balanced as a result of the seasonality of Easton Baseball/Softball's sales, and we believe that this counter-seasonality to our existing sales will also allow us to improve the efficiency and effectiveness of our manufacturing, distribution and marketing platform.

        Our Adjusted EBITDA, together with our relatively low level of capital expenditures and certain tax attributes, allow us to generate cash flows to invest in R&D, pursue acquisitions and other growth initiatives, and reduce our indebtedness. Our ordinary course operations require minimal capital expenditures given that most of our products are manufactured through partners. Our capital expenditure requirements have averaged less than 2% of revenues for the past three fiscal years ended May 31, 2013. Going forward, to support our growth and key business initiatives, we anticipate moderately higher levels of capital expenditures and investment.

Our Core Strengths

        We believe the following strengths are integral to enhancing our leadership position and market share in all product categories in all our sports:

  Strong and Authentic Brands in Attractive Markets

        We have the #1 brands in the ice hockey, roller hockey and diamond sports (baseball and softball) equipment industries through the BAUER, MISSION and EASTON brands, respectively. BAUER is the most recognized and strongest brand in ice hockey with an estimated 53% overall worldwide market share. MISSION is the leading brand in roller hockey with an estimated 55% market share. EASTON is one of the most iconic diamond sports brand with the #1 market share in North America estimated at 28%. Easton Baseball/Softball has an opportunity to meaningfully increase its market share above 28% by growing its core bats category and expanding its position in several other large and profitable diamond sports categories where it is underpenetrated today. In the lacrosse category, our CASCADE brand is the leading helmet provider with an estimated 85% market share. Through continued rapid growth of our CASCADE and MAVERIK brands, we aim to become the market leader in the lacrosse market by 2016. Our market leadership within each sport extends across multiple product categories through a full product suite that addresses our consumers' needs for high performance equipment and apparel.

        We believe the strong brand recognition and consumer loyalty for our brands is the result of regularly bringing to market innovative, top quality equipment with superior performance, our "true to the game" authenticity, and consistent and effective brand communication. Our brand recognition in every sport creates significant barriers to entry in our markets, as many consumers believe that brands with heritage and authenticity will provide the best products to improve their game. This belief is reinforced by the numerous professional and elite-level athletes who utilize our products and who thereby create a halo effect that influences our broader group of consumers. These elite athletes include the 72% of NHL players who wore BAUER skates last season, 37 of the last 44 NCAA Division I lacrosse national championship finalist teams who wore CASCADE helmets, and numerous elite college baseball programs who utilize EASTON equipment.

        Our brands and their broad product offerings address an attractive, highly popular team sports market that is estimated at approximately $3 billion. Despite modest participation growth in these sports, these markets exhibit strong dollar value growth due to positive underlying fundamentals. There are attractive purchasing patterns in the markets we service. A short replacement cycle is driven by our core youth consumers regularly outgrowing their equipment and parents wanting to provide their children with the highest performing products. Additionally, we deliver products to market using one to two year innovation-led product cycles that ensure a relentless flow of the latest technologies are available for consumers. Consistent innovation that improves the quality and performance of our products also allows us to raise average selling prices, further underpinning growth in the size of our markets.

  Integrated Performance Sports Platform

        We have achieved our leadership position and growth by leveraging our world-class performance sports products platform. Customer-facing, consumer-facing and product development functions are managed individually by sport, and by category within each sport. Back-end functions and certain R&D activities are shared across sports to drive operational synergies and efficiency. This integrated platform is supported by authentic brands, deep consumer insights, significant R&D investments, and strong intellectual property protections. We originally developed this organizational structure to promote and support the rapid growth of our ice hockey equipment business but have also used it to successfully integrate and significantly grow the new performance equipment and apparel categories and sports markets we have entered through our recent acquisitions.

        Each of our businesses maintains dedicated management, sales, marketing and product development teams, while leveraging highly scalable and shared resources such as R&D, sourcing & manufacturing, distribution & logistics, information technology, human resources, finance and legal. These distinct units within each business often collaborate with their counterparts across the Company. This approach ensures we benefit from our scale and capitalize on opportunities to apply key advances across our platform without compromising the functions that support our strong consumer connections, "true to the game" authenticity, high performance products and well-established retailer relationships. Our platform will provide Easton Baseball/Softball numerous revenue and profit growth opportunities as we improve the efficiency of the business through additional scale in manufacturing, distribution and product development.

        Our category management structure allows us to drive growth opportunities in every sport by deploying a multi-disciplinary approach to product development. We have a strong product development process that is organized by product categories within each sport and additionally takes advantage of our category-based integrated R&D platform, thus allowing us to share best practices and innovation across the Company. These resources are both scalable and shareable across sports and categories. We believe this collaborative approach to product development yields superior results and products.

        Our collaborative product development process exemplifies the potential of our integrated platform. We deploy a multi-disciplinary approach to product development that is organized by product categories within each sport and takes advantage of our category-based integrated R&D platform. This process has been successful in leveraging best practices and innovation across the Company; one of the many examples of this is where we recently cross-pollinated innovative helmet technology between BAUER and CASCADE to launch the latest CASCADE helmet with BAUER technologies and introduced customizable BAUER hockey helmets made at our lacrosse business' facilities utilizing CASCADE technology and processes.

        We are always innovating and consistently seek to deliver the highest performance for our athletes, even in areas where we are the clear market leader. As an example, we recently unveiled BAUER OD1N, the most technologically advanced line of equipment ever introduced to the sport of hockey. Taking two years to develop, the line includes the lightest hockey skate ever created, a fully personalized protective body suit and an ultra-lightweight goal pad constructed with advanced materials never before used in hockey. These product developments would not have been possible in the timeframe they were achieved without the exceptionally talented team across our platform and our unique collaborative process.

  Industry Leading R&D and Innovation

        We believe our development capabilities and intellectual property portfolio provide us with a strategic competitive advantage by allowing us to create advanced products, drive new purchases and create barriers to entry. With the Easton Baseball/Softball Acquisition, our intellectual property portfolio now includes 627 patents (including design patents and patents pending). Both the Easton Baseball/Softball and Combat Sports acquisitions have provided us with valuable and proprietary trade secrets and know-how relating to advanced materials technologies, further strengthening the industry-leading R&D capabilities we share across our platform.

        Our mission is to elevate player performance and protection at all levels by combining athlete insights with superior innovation. To achieve this we have consistently invested in R&D, spending on average, from Fiscal 2009 to Fiscal 2013, approximately 4% of our annual revenues on R&D ($16.1 million in Fiscal 2013). Few of our competitors can match this level of investment due to their lack of scale or their concentration on a single sport. We employ a passionate and committed team of over 75 designers, developers, engineers and technicians, who work closely with our scientific and research partners, including McGill University, the University of Pittsburgh Medical Center, the Composites Innovation Center and the University of Bath. This team has a world-class reputation and leads the sporting goods industry by continuously bringing to market innovative, often revolutionary, top-quality equipment with superior performance that is trusted by players of all skill levels. Recent examples of our game changing products include:

  •
  the TUUK LIGHTSPEED EDGE: Revolutionary, trigger-based system allows for immediate replacement of steel and tighter turns;

  •
  the EASTON MAKO bat: Provides an unparalleled combination of maximum barrel length with minimum swing weight; and

  •
  the CASCADE R helmet: Most advanced impact management system Cascade has ever created with a dual SevenTech™ and Poron®XRD™ liner system that addresses both high and low energy impacts.

        We have a disciplined, rolling, multi-year product development program through which we bring hundreds of new products to market across all of our sports in an organized and efficient manner every year. We introduce new products on a regular basis, with the timing of new product launches typically driven by one to two year product life cycles, depending on the sport. For example, new Bauer Hockey products are planned and initiated by cross-functional category teams who transform formal consumer and professional athlete insights into category business plans that leverage our integrated R&D platform.

        The graphic below outlines our history of innovation across all of our sports:

  Diversified and Balanced Business Model

        As a result of the successful expansion of our performance sports platform beyond hockey equipment, we have built a balanced business model that provides a consistent flow of revenue across several product categories and geographies. The growth in our multi-sport platform combined with the Easton Baseball/Softball Acquisition allows us to achieve significant diversification across sport, product categories, seasons, customers and geographies.

        Following the recent Easton Baseball/Softball Acquisition, we expect that hockey will represent approximately 60% of our sales, with baseball and softball accounting for approximately 30% of sales and other sports contributing the remainder. Within each sport, we maintain a broad offering across all major equipment categories, with an increasing team and related-apparel offering, that limits our reliance on any one type of product, sport season or geography.

        As illustrated below, Easton Baseball/Softball will significantly reduce seasonality, further diversify our performance sports platform and balance our revenue and profitability stream. The majority of sales for the spring/summer season of baseball and softball are shipped December through March, a perfect complement to ice hockey, where the majority of sales are shipped May through October. We believe this diversified model will generate more consistent cash flow to allow us to invest in other growth opportunities and/or pay down our debt more evenly each year. We expect that the complementary seasonality of ice hockey and diamond sports will offer us incremental benefits in physical distribution, raw material purchasing and internal manufacturing, and provide the most efficient utilization of our third party manufacturing partners' annual production capacity.

Revenue Pre-Easton Baseball/Softball Acquisition	Revenue Post-Easton Baseball/Softball Acquisition

Source: Management estimates.

        The Company has a global sales and distribution network in over 60 countries to service a broad and diverse customer base. With the recent Easton Baseball/Softball Acquisition, we now sell to more than 5,000 retailers in Canada, U.S., Scandinavia and Finland, and more than 60 distributors in other international markets. The majority of our sales are to independent or specialty retailers, such as Total Hockey, Pro Hockey Live, Lacrosse Unlimited and Monkey Sports. As a result we have relatively low customer concentration, as evidenced by our largest customer representing approximately 12% of sales on a pro forma basis. The specialty channel offers us numerous attractive qualities, including higher margins, a focus on higher performance products, superior levels of customer service that drive customer engagement with our brand, a more diversified customer base and higher barriers to entry for new brands due to the fragmented nature of the channel and associated investment to properly service it.

        Our sales are diversified geographically, but we expect increased sales concentration in the United States as a result of our acquisition of Easton Baseball/Softball. In Fiscal 2013, approximately 40% of our total sales were in the United States, approximately 34% were in Canada, and approximately 26% were in the rest of the world. The combined Company (including Easton Baseball/Softball) would have generated approximately 57% of sales in the United States, approximately 25% in Canada and approximately 18% in the rest of the world.

  Proven Acquisition Platform

        We have a proven capability to identify, acquire, integrate and rapidly grow complementary businesses. We believe that our integrated performance sports platform and scale enable us to materially enhance the synergy potential and success of an acquisition by leveraging our industry-leading R&D expertise, customer relationships, marketing resources and low-cost manufacturing.

        Since September 2008, as part of our growth strategy, we have acquired, integrated and significantly accelerated the growth of six businesses, and recently completed our seventh acquisition, Easton Baseball/Softball, in April 2014. From our base with Bauer Hockey, we acquired Mission-ITECH Hockey Inc. in September 2008, the leader in roller hockey and at the time the fourth largest ice hockey company; entered the performance apparel market through the acquisition of certain intellectual property assets from Jock Plus Hockey Inc. in November 2009; secured a lacrosse platform brand with our acquisition of Maverik in June 2010; complemented Maverik with the acquisition of Cascade, the industry-leader in lacrosse helmets, in June 2012; acquired the assets of Inaria in October 2012 to provide the capability to support all of our existing sports with team and performance apparel and enter the youth soccer apparel market; entered the diamond sports market through the acquisition of specialty bat manufacturer Combat Sports in May 2013; and gained the market-

leading position in the North American baseball and softball market through the Easton Baseball/Softball Acquisition in April 2014.

        As we expanded our performance sports platform, we remained focused on value, maintained prudent debt levels and acquired only complementary brands and businesses that have allowed us to drive significant organic revenue, market share and earnings growth in the acquired businesses. We have maintained the discipline to forgo other acquisition opportunities that did not meet our criteria. We expect that our acquisition platform will be best exemplified with the Easton Baseball/Softball Acquisition, which we believe will result in revenue growth and increased market share as we expand and enhance Easton Baseball/Softball's product offering, go-to-market strategy, and marketing initiatives.

  Seasoned Management Team

        We are led by an experienced and committed management team with a successful track record of developing and marketing innovative products, integrating strategic acquisitions, and implementing successful growth strategies that continually outperform the respective market in which we compete. Under their leadership, we have expanded our market share in hockey, sourced and integrated six acquisitions since September 2008, and dramatically increased sales and earnings.

        Led by Kevin Davis, President and Chief Executive Officer, who has been with the Company for more than 12 years and Amir Rosenthal, Chief Financial Officer, who has been with the Company for nearly six years, the senior management team has an average of nearly 20 years' experience in the sporting goods and consumer product industries, including with Nike, Procter & Gamble, Newell Rubbermaid, Unilever and the Boston Bruins. On a company-wide basis, our dedicated and passionate employees have been with the Company for an average of more than eight years, which we believe represents a strong commitment to the Company and an enthusiasm for our sports categories.

Growth Strategies

  Significantly Grow Market Share in Baseball and Softball

        As a result of the Easton Baseball/Softball Acquisition, we now have the leading market share in the overall diamond sports equipment market with an estimated 30% market share in North America, the largest market in the world. The EASTON brand provides authentic brand equity and heritage, strong consumer connections, high-quality and innovative performance products and adds 146 patents (including patents pending) to our existing portfolio of 481 global patents while the COMBAT brand has provided us with a strong grass-roots brand and superior composite technologies. See "The Easton Baseball/Softball Acquisition".
        Easton Baseball/Softball Growth
We believe that we can successfully leverage EASTON's authenticity and credibility to strengthen its position in its core categories of bats, helmets and catchers' protective gear and expand its presence in other categories such as ball gloves, accessories, batting gloves and apparel in the same manner that we increased our market share in hockey from approximately 35% in 2007 to approximately 53% in 2013. We expect to leverage our performance sports platform to increase Easton Baseball/Softball's market share in diamond sports by accelerating investment in product development, implementing category management, enhancing already strong consumer connections, expanding into team apparel and leveraging our scale in other key areas.	Source: Management estimates.

        As an example of products that can be improved through our performance sports platform, there are substantial performance and protective attributes of our hockey and lacrosse helmets that do not yet exist in baseball helmets and we believe we can develop better products with higher price points, allowing us to expand market share and increase our revenues.

Bauer Hockey Helmet Interior	Easton Baseball Helmet Interior

        We see potential growth in diamond sports apparel, including uniforms. Our growth in hockey, lacrosse and baseball and softball over the past several years exemplifies the benefits and potential of our category management structure, investment in R&D, and effective marketing to our consumers. In addition, we expect to grow our diamond sports business through territorial expansion. See "The Easton Baseball/Softball Acquisition — Rationale for the Easton Baseball/Softball Acquisition".

  Combat Sports Growth

        We intend to use the COMBAT brand, its dedicated and passionate team and its intellectual property assets to grow our diamond sports business. We believe Combat Sports will continue its rapid growth in bats through an expansion of marketing and grass roots initiatives and by leveraging our unique and proprietary technologies. Combat Sports has significant experience embodied in trade secrets and know how related to prototyping and manufacturing advanced composite sporting goods and other products using proprietary software, formulations, seamless construction and precision molding processes. This knowledge enables advanced composite products to be manufactured with greater quality and efficiency, and provides a significant competitive advantage over existing and potential competitors. Combat Sports' valuable intellectual property assets have further strengthened our industry-leading R&D capabilities across our high performance sports equipment platform while providing cost efficiencies and allowing us to expand our platform in baseball and softball.

  Continue to Grow in Hockey

        BAUER is the most recognized brand in ice hockey equipment and has been synonymous with the sport itself for more than 85 years. We believe that this strong brand recognition is the result of consistent brand communication, our "true to the game" authenticity, and regularly bringing to market innovative top-quality equipment with superior performance. We have the leading market share in the overall ice hockey equipment market, with an estimated 53% market share in Fiscal 2013, which is in excess of all other equipment manufacturers combined. The following graph sets forth our estimated overall market share of ice hockey equipment sales:

Overall Market Share — Ice Hockey Equipment Sales

        As the result of our continued focus on category management, product development and consistent innovation, we have increased our market share substantially from approximately 35% in 2007 and hold the #1 market share position in each of our ice and roller hockey equipment categories. For Fiscal 2013, we estimate we had more than a 65% market share in ice hockey skates and helmets, more than a 40% market share in other key ice hockey categories and more than a 55% market share in roller hockey.

53% Market Share in Fiscal 2013

        While we are already the leading player in ice hockey, we believe there is still a substantial opportunity to increase our market share. We intend to expand our market share in all categories, and are particularly focused on categories where we have a leading but less than 65% market share, such as sticks, the largest ice hockey product category. Historically, we have driven market share growth by introducing new products with performance improvements each year, and we intend to continue leveraging our world-class R&D and product development platform to develop high performance and innovative products that advance player performance and protection and distinguish us from our competitors.

        In addition, we are utilizing Bauer Hockey's unique position in the market to develop partnerships and initiatives to drive hockey participation growth across the world. In October 2012, Bauer Hockey, in partnership with Hockey Canada and USA Hockey, launched "Grow the Game", a multi-faceted global initiative to add one million new players globally to the game of hockey by 2022 (double the recent industry growth rate) and increase player safety. Partnering with Hockey Canada and USA Hockey, and led by a cross-functional team, including support from Mark Messier, who joined the Bauer Hockey team in connection with the acquisition of Cascade, the initiative will take a leadership role in both growing participation and increasing player safety. The first round of pilot programs was launched in Canada this past winter and has proven to be extremely successful through innovations such as reducing the length of seasons, parent outreach and education, and cost reduction initiatives. We plan to launch an expanded program in the upcoming hockey season across Canada and are working with USA Hockey to launch a similar program in the United States. Based on our success in hockey, we see an additional opportunity to launch similar initiatives in other sports.

  Grow Apparel Across All Sports

        Our ice hockey, roller hockey, lacrosse and diamond sports authentic brands and product offerings provide us with an opportunity to develop and sell a comprehensive line of related apparel and accessories, including team performance and lifestyle apparel. Drawing on our experience in ice hockey, where we have successfully grown our apparel revenues at a 37% compound annual growth rate from Fiscal 2009 to Fiscal 2013, we believe we can also grow our share in each of these apparel categories in other sports.

Wholesale Hockey Apparel Sales
~$390 Million Global Market

        When we acquired Inaria in 2012, we not only acquired the INARIA soccer apparel brand but also an engine to drive growth in team apparel across all sports. We are now a "one-stop shop" in this growing segment of the market through our ability to offer a full-line of team apparel products for hockey, including pro-style jerseys, practice jerseys and socks for both youth sports programs and the most elite-level teams with the #1 brand in the sport. We deliver convenience and consistent branding to a traditionally fragmented market, thus helping our retail partners to provide a fully customized service to their customers. We are expanding our team apparel offering across our high performance sports platform, including building on our iconic EASTON and cutting-edge MAVERIK brands in the diamond sports and lacrosse apparel markets, respectively, while focusing the INARIA brand on the soccer apparel market. The expansion of our team apparel capabilities in hockey under the BAUER brand has provided another lever of growth to our hockey business by combining team apparel offerings with customized equipment such as helmets and pants. Furthermore, our ability to offer full finishing and embellishment services has better positioned us to bid for the NHL apparel license in 2017, which accounts for approximately one-third of the hockey apparel market.

        In addition to team apparel, we believe there is a significant opportunity to leverage our strong brand names to increase our presence and product offering in performance and lifestyle apparel. We are making significant R&D investments in apparel as well as in our equipment categories. Recent examples of products developed from these efforts include our training and base layer products for hockey utilizing the 37.5™ moisture management system and our new line of protective hockey apparel utilizing PORON XRD®, a proprietary foam exclusively available to us for use in hockey and lacrosse. Our performance apparel business has seen the benefit of this investment and grown at a 66% compound annual growth rate from Fiscal 2009 to Fiscal 2013.

  Continue Our Rapid Growth in Lacrosse

        Through our CASCADE and MAVERIK brands, we estimate our lacrosse market share to be 25%, including an 85% market share in helmets. We believe our intellectual property assets (enhanced with the addition of certain lacrosse patents from the Easton Baseball/Softball Acquisition), authentic lacrosse brand names, and strong R&D and product development platform position us well to achieve overall market leadership by 2016.

        We intend to continue to focus and drive growth amongst core youth (15 and under) and high school markets, which represent 39% and 54% of lacrosse participants in the United States, respectively. Similar to ice hockey and baseball, the high representation of youth in the sport provides the industry with a more frequent product replacement cycle as players grow out of their equipment.

        With our CASCADE brand, we are the leading manufacturer and distributor of men's and youth lacrosse helmets in North America. CASCADE has been able to develop its leading market position, long-term relationships with retailers and strong industry-wide brand recognition due to an efficient manufacturing process and supply chain that allows it to manufacture and ship customized products within 48 hours of order. Cascade has been the exclusive helmet sponsor of Major League Lacrosse since 1999, and 37 of the last 44 NCAA Division I lacrosse national championship finalist teams have exclusively worn CASCADE helmets. We are the exclusive helmet provider for approximately 82% of all NCAA Division I collegiate lacrosse teams, and 46 of the U.S.'s top 50 high school teams.

        Our lacrosse business operates a 72,000 square-foot manufacturing facility in Liverpool, New York with multiple production lines, as well as operations in New York City and Exeter, New Hampshire. As most of our lacrosse business' component suppliers and vendors have facilities located within 300 miles of the Liverpool facility, we are able to manufacture and ship individualized products within a 48-hour turnaround time from order confirmation. We intend to maintain our factory custom competitive advantage while ensuring our lacrosse business continues to provide its specialty dealers and retailers with strong customer service and product customization capabilities, which are particularly important for the many school and travel lacrosse teams that customize the color schemes of their helmets as part of the team uniforms. These unique attributes have enabled our lacrosse business to develop long-term relationships with its retailers while also building strong industry-wide brand recognition. We manufacture and deliver all of our lacrosse helmet products to retailers and other distributors through our facility in Liverpool, New York and our lacrosse equipment products through our third party facility in Aurora, Illinois.

        Beyond increasing market share in our current men's lacrosse categories, we see substantial opportunity to expand our presence in women's lacrosse and in lacrosse team apparel by leveraging the combined product innovation and research capabilities of the Company. We launched women's lacrosse equipment in 2013, are well positioned to deliver advancements in women's head protection as a result of CASCADE's leadership position in helmets and recently launched MAVERIK branded lacrosse uniforms through a targeted strategy incorporating our team apparel capabilities and Cascade's strong customization-based customer relationships.

  Continue to Pursue Strategic Acquisitions

        We have repeatedly used our world-class performance sports product platform to grow our business into new performance equipment and apparel categories and sports markets. Our successful acquisition and integration of six businesses since 2008 has demonstrated our ability to identify targets and integrate acquired businesses. We are continuing to explore a number of potential near-term opportunities to complement our organic growth. When evaluating potential targets, we look for the ability to leverage our world-class performance sports platform, existing or potential market leaders, authentic brand equity and heritage and sports that demand high quality, innovative performance products. We are disciplined in our approach and have foregone many acquisition opportunities that did not satisfy our criteria. While we remain receptive to other acquisition opportunities, considering the size of the Easton Baseball/Softball Acquisition, any such acquisitions in the short-term are likely to be smaller bolt-on acquisitions to complement our existing brands and sport presence.

Products

  Hockey

        We offer a complete line of head-to-toe performance-driven equipment under the BAUER and MISSION brands for players in every major ice and roller hockey market in the world. As shown below, our equipment offerings include skates, sticks, protective equipment, helmets and goalie equipment for both ice and roller hockey. Our ice hockey products are sold at various price points and are developed for and targeted to three performance levels:

  •
  "Elite" — For professional and non-professional elite players, including players in the NHL and other professional leagues around the world who will pay a premium price for the best performing equipment

  •
  "Performance" — For high level players (typically between the ages of 12 to 22) who buy technically advanced equipment that provides a competitive edge

  •
  "Recreational" — For recreational players of all ages who seek comfort and value

        We have been able to drive market share growth by introducing new products with performance improvements each year in most of our equipment categories, alternating three sub-brands of products for ice hockey, the VAPOR, SUPREME and NEXUS lines. Through this strategy, we have grown sales by creating excitement and dialogue at the retail level with retailers and consumers, maintaining a significant advantage over competitors who introduce new products less frequently.

Product Type	2013 Market Position	Primary Characteristics and Performance Features

ICE HOCKEY

Skates	#1

•

Three sub-brands of skates (VAPOR, SUPREME and NEXUS) that are tailored to different skating style and provide unique fit characteristics

•

Multiple patented boot construction methodologies highlighted by the Company's elite level 3D-lasting boot construction that optimizes player performance based on skating style and fit characteristics

•

TUUK LIGHTSPEED EDGE holder technology provides the player with increased turning radius and the ability to remove and insert a new runner in seconds

•

Approximately 72% of NHL players wore BAUER skates during the 2012/2013 NHL season

Product Type	2013 Market Position	Primary Characteristics and Performance Features

Sticks	#1

•

Three sub-brands of sticks (VAPOR, SUPREME and NEXUS) that utilize different technologies to offer players distinct shapes, flex points, blade constructions, and shaft textures — all designed to optimize performance for each individual player

•

The elite sticks utilize many patented and exclusive technologies making what the Company does best-in-class and difficult to replicate. Some of these technologies are utilized in its performance and recreational products as well

•

The new PRODIGY family of sticks is designed with the first-time hockey player and first-time hockey family in mind focusing on making the experience as enjoyable as possible. Key factors include: three heights with their own specific flexes, an end plug that replicates a taped stick end and simple graphic instructions on the blade and handle to demonstrate how to tape a stick

•

MYBAUER.com offers individual players the opportunity to order a custom stick from a broader menu of colors, curves, flexes and a custom "name bar"

Protective	#1

•

Three sub-brands of gloves that deliver unique fits to meet player preferences

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Three sub-brands of shoulder pads, elbow pads and shin pads and two sub-brands of pants that utilize different technologies to deliver distinctly different levels of fit, protection and mobility

Helmets	#1

•

12 fully certified helmets, utilizing over seven exclusive and/or patented different impact absorbing liner materials and multiple tool-free fit adjustment mechanisms to deliver optimal protection through fit characteristics and lab tested impact

•

Advanced protection is combined with a streamlined design, aggressive styling and improved ventilation for elite protection and performance

•

Patented SEVEN TECHNOLOGY™ impact attenuation liner system featuring PORON® XRD™, along with the ProFit2™ system, a 15-point micro adjustment for a customized fit, makes the IMS 11.0 helmet another pinnacle BAUER offering

•

RE-AKT 100 helmet features patented technologies such as the SUSPEND-TECH 2 system, SEVEN TECHNOLOGY™ impact attenuation, exclusive materials such as PORON® XRDTM and VTX foam and over 500 team color combinations

Product Type	2013 Market Position	Primary Characteristics and Performance Features

Goalie	#1

•

BAUER offers two distinct series of goal protective gear (leg pads, gloves & blockers) that meet the needs of goalies from the pond to the NHL. Built into all BAUER protective gear is an industry leading amount of customization and adjustability

•

BAUER is the official mask of the NHL. With the widest assortment of styles, fits, designs and levels of protection, Bauer is the #1 mask worldwide

•

BAUER is the market leader in goal skates, with two sub-brands of goal skates that offer goalies the latest in weight and technology or classic fit and performance

•

BAUER is the #1 composite goal stick in the NHL

ROLLER HOCKEY

Roller Hockey	#1

•

Roller hockey specific design and technology featuring ventilated toe caps, quarters and tongue to keep players' feet cool on the court

•

Patented HI-LO Chassis technology optimizes agility and overall performance

  Baseball and Softball

        With the EASTON and COMBAT brands, we now offer a broad line of baseball and softball equipment for all ages and levels of skill. Our equipment and accessories (bats, gloves, protective equipment and apparel) for athletes and enthusiasts at all levels of competition serve the professional, inter-scholastic, and recreational levels of the diamond sports market across a variety of price points.

Market Position
Product Type		Primary Characteristics and Performance Features

BASEBALL AND SOFTBALL

EASTON Bats	#1

•

Patented technologies for composite 2-piece, aluminum-composite hybrid and one piece aluminum bats deliver a product range that offers players distinct bat swing weight (MOI), flex and barrel size to match their swing and optimize power at the plate

•

New 360° Torq Handle technology relieves stress on the wrist and hamate bone and allows batters to get to more pitches, more often with more power

•

MAKO design technology combines the fastest swinging bats on the market with large barrels, so hitters can deliver a larger sweet spot to the hitting zone with more speed and power

•

CXN 2-piece conneXion technology optimizes flex and absorbs shock for improved bat whip and a smoother feel at impact

Market Position
Product Type		Primary Characteristics and Performance Features

Bags	#1

•

EASTON equipment bags deliver sport utility, which is functional durability with iconic style. We offer a complete range of backpacks, wheeled bags, totes and duffles that deliver features, functionality and durability designed to the specific needs and payload requirements of the baseball and softball athlete

Batting Helmets	#1

•

EASTON batting helmets deliver NOCSAE approved protection for all levels of play, along with the low-profile classic look preferred by baseball and softball athletes from tee ball to the highest level of NCAA college play

Catcher's Protective	#1

•

Easton Baseball/Softball offers a full range of catcher's protective gear that is inspired by the extreme athleticism and agility required to play this critical position. Every design detail and every material used is in pursuit of improving the athletes range of motion, while delivering protection and style

COMBAT Bats	n/a

•

Exclusive Precision Molding Technology uses computer controlled tooling to define both outer and inner barrel diameters with precision control and accuracy. This leads to an exceptionally consistent product

•

Use of Seamless Construction Technology, a process by which thousands of continuous strands of fiber run "seamlessly" from knob to end cap on the bat. This leads to increased durability and supreme performance over a wider area of the bat, one of the contributing factors to Combat Sports' 20% larger "sweet spot" than its closest competitor

•

One Piece bats are ideal for the players who want to "feel" the bat working as well as the stronger player with higher swing speed who requires the stiffness that a One Piece bat provides

  Lacrosse

        With our MAVERIK and CASCADE brands, we offer a comprehensive line of lacrosse equipment for all ages and levels of skill.

Product Type	2013 Market Position	Primary Characteristics and Performance Features

LACROSSE

Helmets	#1

•

CASCADE's lacrosse helmet offering is comprised of five models of men's and youth lacrosse helmets, which can be collectively customized with over 750,000 different color combinations

•

The R helmet marks the most advanced impact management system Cascade has ever created. The patented SevenTech™ liner combined with PoronXRD™ Foam addresses both high and low energy impacts

Heads and shafts	#3

•

Heads that cater to all player levels and regulatory requirements. The Company's newest heads, the OPTIK and the TANK build off of the METRIK, and are all made in the U.S. Designed and engineered for maximum stiffness and durability. Complementing the METRIK's LEVEL 3 Bottom Rail and a DUAL DESIGN SCOOP for the perfect blend of power and accuracy, the OPTIK is made with a LEVEL 2 bottom rail and is developed for the Attack position designed for a quick release with power. The Tank has a LEVEL 5 bottom rail designed for the Defensive player looking for instant control off the ground. The METRIK is made with a LEVEL 3 Bottom Rail and a DUAL DESIGN SCOOP for the perfect blend of power and accuracy

•

Top quality materials highlight the Company's advanced and expert level shafts with 3 distinct shapes to elevate your game. Titanium, scandium and 9000 series aluminum provide one of the most durable and lightweight sticks on the market. Our new revolutionary Adjustable Butt End (ABE) allows players to adjust hand position along the shaft for a custom feel

Protective and Gloves	#3

•

New for 2015, the Company's protective lines include 37.5 technology liners allowing for faster evaporation of heat and sweat from the player. Maximum protection, comfort and flex are available across all of the Company's protective lines. Designed with DILLO flex technology, its Expert and Advanced level protective products allow for compact and lightweight pads and gloves that bend with the player

•

New in 2015, gloves include Ax Suede palms which provide a soft and natural feel with increased durability over traditional palm materials. Expert, advanced, intermediate and beginner gloves are all designed for comfort, performance and durability. Utilizing seamless palms, DILLO flex technology and lightweight materials, the Company's gloves provide the player with proper fit and protection

  Team and Other Apparel

        We invest in best-in-industry R&D apparel expertise, which we combine with our in-depth knowledge. We pay attention to the details that others may overlook and ensure our product is expertly tailored to the hockey athlete's movements and environment, making our apparel comfortable and allowing the player to focus on his or her game.

        For example, 37.5™ technology performs as an active next-to-skin layer that helps regulate a hockey player's body heat at base layer, the foundation of a hockey player's equipment where body temperature and humidity levels can best be managed. Unlike traditional wicking fabrics which become saturated under equipment, 37.5™ is the fastest drying fabric in hockey. The technology uses the body's heat to evaporate sweat. Keeping fabric dry for as long as possible keeps an athlete's body temperature down, which provides more energy over a longer period of time. This technology is exclusive to the Company in the sport of hockey and featured in all of our premium and elite products. We expect to expand the use of this material into other hockey apparel as well as apparel used in other sports.

Product Type	2013 Market Position	Primary Characteristics and Performance Features

Apparel

Jock Short	n/a

•

Our Premium Lockjock® short features 37.5™ technology, as well as a patented twin-band suspension system that locks the cup against the torso, while providing full range of mobility for the skater's legs

Training Apparel	n/a

•

New training apparel features the 37.5™ technology as well as soft comfortable fabrics

•

Offering includes long and short sleeve tops and training shorts that all have a comfortable relaxed fit that moves with the athlete during rigorous dry-land training; and are offered in a range of classic and vibrant athletic colors

Neck Protect	n/a

•

Performance base layer has a signature "hockey fit" that contours to an athlete's physique during play; premium and elite products feature our best, lightweight stretch materials and styling details

•

Exclusive, patented NeckProtect products provide certified neck protection with Kevlar® brand threads at neck and clavicle

Product Type	2013 Market Position	Primary Characteristics and Performance Features

Protective Apparel	n/a

•

Exclusive protective apparel combines performance base layer with 37.5™ technology and the soft, flexible but superior protection of Flexorb; Flexorb (made from G-Form™ Reactive Protection Technology) pads are strategically designed and placed to protect vulnerable zones on the hockey player and goalie. The pads are waterproof, resulting in a washable garment. Shown is the Flexorb Goalie pant

•

Base layer has a signature "hockey fit" that contours to an athlete's physique during play; premium and elite products feature our best, lightweight stretch materials and styling details

Skate Socks	n/a

•

Our second generation cut-resistant sock features Dupont's newest and strongest yarn on the market — steel fiber wrapped in Kevlar® fiber, then blended with 37.5™ technology

•

The sock is surprisingly soft, with good stretchability and comfort, while providing unsurpassed protection against skate blade cuts to the foot and ankle; all BAUER skate socks incorporate details and features for optimum fit and comfort in the skate boot

800 Series Jersey/Sock	n/a

•

Our most popular design choice for associations and travel hockey programs. This mid-weight jersey was developed to withstand the wear and tear of an entire hockey season, while offering great breathability and a true hockey inspired fit

1000 / 800 Custom Jerseys	n/a

•

Our 1000 or 800 series allows teams to select a base design from over 38 options, then color the jersey up to match the team's colors. Teams can choose from multiple fabric options depending on the needs of the uniform

•

We have spent countless hours ensuring the colors chosen will directly match BAUER pants, gloves, helmets, ensuring the team will have one unified look on ice

Product Type	2013 Market Position	Primary Characteristics and Performance Features

MAKO Pant	#2

•

MAKO apparel is inspired by the concept of natural movement equals speed. The new men's MAKO pant uses a new poly-blend fabric that is supple yet the most durable pant in our line up for great functionality and comfort. MAKO is a true Pro-grade pant with numeric waist and inseam sizing that also features Scotchguard™ stain release

MAKO Sliding Group	#3

•

The MAKO sliding group delivers outstanding comfort and range-of-motion, employing a technical design of Lycra-compression fabric for faster muscle recovery with stretch-mesh panels for ventilation and mobility. Both the MAKO Sliding Short and Performance Top feature a Sealon® appliqué that creates a slip-layer between the pant and slider for state-of-the-art protection and abrasion resistance while sliding

Batting Jackets	#3

•

Easton Baseball/Softball's M9 Cage Jacket offers an athletic fit with stretch-mesh panels for ventilation and mobility. With a 6" front zipper, a draw cord at the waist and set-in zip closure pockets, the M9 Cage Jacket delivers the style, comfort and durability required for the intensity of hard-core batting cage workouts

Fastpitch Apparel	#3

•

Easton Baseball/Softball's new Fastpitch apparel is built on the same MAKO design platform for natural movement and speed. The MAKO pant delivers the snug fit preferred by athletes, with all the comfort and durability of the MAKO poly-blend fabric

•

The M7 slider, engineered to work as a system with our MAKO pant, uses true compression fabric for faster muscle recovery and a back mesh panel for ventilation, mobility and fit

Customers

        Our customer base spans over 5,000 retailers in Canada, U.S., the Nordic countries and more than 60 distributors. We sell our products through diverse channels of distribution including: (i) specialty retailers that cater to sports enthusiasts who typically seek premium products at the highest performance levels, (ii) national and regional full-line sporting goods retailers and distributors ("big box"), (iii) institutional buyers such as educational institutions and athletic leagues, and (iv) mass retailers that offer a focused selection of products at entry-level and mid-level price points. Pro forma for the Easton Baseball/Softball Acquisition, our largest customer will represent approximately 12% of revenues.

Research and Development

        We have a disciplined, rolling, multi-year product development program through which we bring hundreds of new products to market annually across all of our sports. To support the successful execution of our new product launches, we (i) fully integrate our manufacturing partners into our R&D program, (ii) incorporate advanced materials into our product design to create lighter, more durable products, (iii) maintain a strong focus and discipline on cost management, and (iv) heavily test prototypes throughout the development phase, including utilization lab tests and on-ice/on-field trials by elite and high level players. We believe that this collaborative process yields superior equipment and performance apparel.

        Our five-year product innovation agenda can be depicted as follows:

Our Five-Year Product Innovation Agenda

        Our brands were founded on and exemplify the principles of performance, innovation and quality. We constantly strive to improve product performance and reduce costs through the use of biomechanical research, high performance materials, efficient manufacturing processes and valuable consumer insights. We believe that the application of next generation manufacturing technology solidifies our position as the industry leader in ice, roller hockey and baseball/softball equipment and will continue to drive the MAVERIK and CASCADE brands in lacrosse. We have been combining relevant technologies, where applicable, across all of our sports to strengthen our equipment offerings. For example, there are substantial performance and protective attributes of our hockey and lacrosse helmets that do not yet exist in baseball helmets and we believe we can develop better products with higher price points on the strength of the EASTON brand, allowing us to expand market share and increase our revenues. See "— Growth Strategies — Significantly Grow Market Share in Baseball and Softball".

        We work closely with athletes at all levels to provide insights that help us develop new equipment, including some of the world's top professionals. In hockey, we have exclusive partnerships with NHL athletes such as Patrick Kane, Alexander Ovechkin, Steven Stamkos and Henrik Lundqvist who wear BAUER equipment exclusively and also work with us to provide insight and guidance to our industry leading R&D team as we develop the most advanced hockey equipment in the industry. We believe that this collaborative process yields superior ice and roller hockey equipment and by partnering with elite athletes in all of our sports will yield similar benefits for our lacrosse, baseball and softball businesses. The following table shows examples of some of our recent product launches across sports since May 2012:

Recent Product Launches

Global Manufacturing, Sourcing and Distribution

  Sourcing and Manufacturing

        We have an established comprehensive manufacturing platform with our key suppliers, primarily with facilities in Canada, China, Thailand and Vietnam, where most of our hockey equipment and related apparel is produced exclusively for us at what we believe to be low costs. We have excellent long-term relationships with our manufacturing partners and vendors, whom we fully integrate into our R&D and product development programs.

        Bauer Hockey manufactures the majority of its hockey equipment with an exclusive vendor base. Over 90% of our overseas production is located in China and Thailand. The remainder of hockey products are manufactured either at non-exclusive facilities or at our in-house manufacturing facility in St. Jerome, Québec. Quality control for our products manufactured in Asia is maintained from St. Jerome, Québec. We also have an office in Taichung, Taiwan. We operate a 72,000 square feet manufacturing facility in Liverpool, New York, with multiple production lines for lacrosse and ice hockey helmets. For uniforms, we source raw materials and work-in-process primarily from suppliers in Asia and finish production at a facility in Toronto, Ontario. Our Combat Sports business manufactures substantially all of its finished goods at the Ottawa, Ontario manufacturing facility. Similar to Bauer Hockey, Easton Baseball/Softball manufactures the majority of its products with an exclusive vendor base, with the exception of EASTON branded wood bats, which are produced at our facility in Van Nuys, California.

Scalable Global Operating Platform

5,000+ Retailers & 60+ Distributors with Global Sales,
Distribution & Manufacturing Footprint

  Distribution

        Our ice and roller hockey products are sold in over 60 countries through a distribution network of more than 2,400 retailers and distributors worldwide. We distribute our products to retailers and other distributors through our facility in Mississauga, Ontario, as well as through third-party logistics providers in Aurora, Illinois and Boras, Sweden. Our lacrosse products and whitewater helmets are sold in 10 different countries through a distribution network of more than 600 retailers and distributors worldwide. INARIA branded soccer products are sold directly to teams, clubs and associations across North America. All products are embellished and shipped from our 40,000 square feet facility located in Toronto, Ontario. Easton Baseball/Softball and Combat Sports' products are sold through a distribution network of more than 1,700 retailers and distributors in North America and Europe. With the Easton Baseball/Softball Acquisition, we have added the Salt Lake City, Utah distribution facility and a third-party logistics provider in Memphis, Tennessee. We anticipate that we will utilize the Salt Lake City facility for both baseball and hockey distribution, given the facility's historical experience handling hockey equipment for BRG Sports.

Facilities

        Our sales and distribution offices are located worldwide as shown in the table below.

Location	Type	Facility Size (Approx. Sq. Ft.)	Leased/Owned	Expiration
Exeter, New Hampshire	Global Headquarters	55,000	Leased	April 30, 2023
St. Jerome, Quebec	R&D and manufacturing	77,000	Leased	March 5, 2015
Mississauga, Ontario	Sales, marketing and distribution	145,000	Leased	September 30, 2016
Vantaa, Finland	Sales	4,600	Leased	June 30, 2015
Gothenburg, Sweden	Sales, administration and marketing	8,700	Leased	September 30, 2014
Rosenheim, Germany	Sales and marketing	3,800	Leased	May 31, 2015
Taichung, Taiwan	Asia sourcing	10,000	Leased	May 15, 2015
Irvine, California	Roller hockey sales and marketing	3,900	Leased	December 31, 2014
New York, New York	Lacrosse sales and marketing	6,000	Leased	March 31, 2016
Liverpool, New York	Lacrosse and hockey (all functions)	72,000	Leased	May 31, 2016
Toronto, Ontario	Apparel	40,000	Leased	January 6, 2017
Kent, Washington	Baseball and softball	13,600	Leased	December 31, 2014
Ottawa, Ontario	Baseball and softball	18,000	Leased	December 31, 2018
Salt Lake City, Utah	Baseball and softball	140,000	Leased	November 30, 2017
Van Nuys, California	Baseball and softball	54,000	Leased	January 1, 2016
Bentonville, Arkansas	Baseball and softball showroom	820	Leased	April 13, 2017
Blainville, Quebec	R&D and manufacturing	98,000	Leased	February 28, 2030

Employees

        As of April 15, 2014 (giving effect to the Easton Baseball/Softball Acquisition), the Company has 800 employees globally. By function, these employees are in Customer Service (71), Distribution (129), Factory (158), Foreign Sourcing (14), Product/R&D (147), Sales (73), Marketing (46), and Administrative (162). By location, these employees are in Canada (345), U.S. (396), Taiwan (20), Sweden (25), Germany (8), and Finland (6). By line of business, these employees are in hockey and shared services (435), baseball and softball (238), lacrosse (74), and apparel (53).

Legal Proceedings and Regulatory Actions

        We are from time to time involved in legal proceedings and regulatory actions of a nature considered to be in the ordinary course of business. On June 5, 2014, the Company received notice from the Canadian Competition Bureau that it had commenced an inquiry relating to certain marketing practices of Bauer Hockey Corp. in relation to the RE-AKT hockey helmet. The Company has devoted significant resources into researching, developing and testing this helmet and believes that its representations in the marketplace are based on adequate and proper testing. See "Risk Factors — Litigation may adversely affect our business and financial results".

        The Company does not currently believe there are any pending legal proceedings that will have an adverse impact on the Company's financial position or results of operation.

 MANAGEMENT

        We are led by an experienced and committed management team with a proven track record of successfully introducing and marketing innovative products, integrating strategic acquisitions, and implementing successful growth strategies. Led by Kevin Davis, President and CEO, who has been with the Company for more than 12 years and Amir Rosenthal, CFO, who has been with the Company for nearly six years, the senior management team has an average of nearly 20 years' experience in the sporting goods and consumer product industries, including with Nike, Procter & Gamble, Newell Rubbermaid, Unilever and the Boston Bruins. On a company-wide basis, our dedicated and passionate employees have been with the Company for an average of more than 8 years, which we believe represents a strong commitment to the Company and an enthusiasm for team sports.

        The following table sets out, for each of our directors and executive officers, the person's name, province or state and country of residence, positions with us or our operating subsidiaries, as applicable, principal occupation during the five preceding years and, if a director, the year in which the person became a director. Our directors are expected to hold office until our next meeting of Shareholders. Our directors are elected annually and, unless re-elected, retire from office at the end of the next annual general meeting of Shareholders.

Directors and Executive Officers

Name and Province or State and Country of Residence	Position(s)/Title	Since	Principal Occupation for Past Five Years
CHRISTOPHER W. ANDERSON(1)(2) Connecticut, USA	Director	2008	Partner, Kohlberg & Company
KARYN O. BARSA Utah, USA	Director	2014	CEO, Coyuchi, Inc.; Director, Deckers Outdoor Corporation
KEVIN DAVIS(3) New Hampshire, USA	Director, President and CEO	2008	President and CEO, PSG.
SAMUEL P. FRIEDER(1) New York, USA	Director	2008	Managing Partner, Kohlberg & Company.
C. MICHAEL JACOBI(2)(4) Connecticut, USA	Director	2012	President, Stable House 1, LLC
PAUL A. LAVOIE Toronto, Canada	Director	2013	Chairman of TAXI
MATTHEW M. MANNELLY Connecticut, USA	Director	2013	President and CEO, Prestige Brand Holdings, Inc.; CEO, Cannondale Bicycle Corporation
BERNARD MCDONELL(2)(4) Ontario, Canada	Director (Chairman)	2011	Lead Director, First Capital Realty Ltd.; Vice-Chair and President, Provigo Inc.; Director, Investus Real Estate Inc.; Vice Chairman and CEO, Capital Wapiti Inc.
BOB NICHOLSON(1)(4) British Columbia, Canada	Director	2011	President and CEO of Hockey Canada
AMIR ROSENTHAL New Hampshire, USA	Chief Financial Officer and Executive Vice President of Finance and Administration, and Treasurer	N/A	Chief Financial Officer and Executive Vice President of Finance and Administration, and Treasurer, PSG; CFO and Treasurer, PSG

Name and Province or State and Country of Residence	Position(s)/Title	Since	Principal Occupation for Past Five Years
PAUL GIBSON New Hampshire, USA	Executive Vice President, Product Creation and Supply Chain	N/A	EVP, Product Creation and Supply Chain, PSG
CLIFFORD HALL New Jersey, USA	Executive Vice President, Easton Baseball/Softball	N/A	Senior Director, Private Equity Services Operations Group, Alvarez and Marsal
RICH WUERTHELE Massachusetts, USA	Executive Vice President, Bauer Hockey	N/A	President, Tools Business Segment, Newell Rubbermaid; President, Industrial Products & Services, Newell Rubbermaid; President, North American Sales Organization, Newell Rubbermaid
ANGELA BASS New Hampshire, USA	Vice President, Global Human Resources	N/A	VP, Global Human Resources, PSG; DSVP Human Resources, Collective Brands Performance + Lifestyle Group
TROY MOHNS New Hampshire, USA	Vice President, Lacrosse and New Business	N/A	VP, Lacrosse and New Business, PSG; VP of Category Management, PSG; VP of Business Development, PSG
MICHAEL J. WALL Massachusetts, USA	Vice President, General Counsel and Corporate Secretary	N/A	VP, General Counsel and Corporate Secretary, PSG

(1)
Member of the Compensation Committee.

(2)
Member of the Corporate Governance and Nominating Committee.

(3)
As President and CEO of the Company, Mr. Davis is a non-independent director.

(4)
Member of the Audit Committee.

Biographies

        The following are brief profiles of the executive officers and directors of the Company, including a description of each individual's principal occupation within the past five years.

  Non-Executive Directors

  Christopher W. Anderson, Director

        Christopher Anderson has been a member of the Company's Board of Directors since April 2008. Mr. Anderson is a Partner of Kohlberg & Company, which he joined in 1998. He is a member of the board of directors for Aurora Products Group, L.L.C., Chronos Life Group, Katy Industries, Inc., Phillips-Medisize Corporation and Risk Strategies Company. Mr. Anderson received a Bachelor of Arts from Princeton University.

  Karyn O. Barsa, Director

        Karyn Barsa has been a member of the Company's Board of Directors since May 2014. Ms. Barsa has led numerous global premium brands and has been a member of the board of directors of Deckers Outdoor Corporation (NYSE) since 2008. Ms. Barsa served as the Chief Executive Officer at Coyuchi, Inc. from 2009 to

2013 and has also served as the Chief Executive Officer of Investor's Circle and Smith & Hawken, Ltd. In addition to her Chief Executive roles, Ms. Barsa served as Chief Operating Officer and Chief Financial Officer at Patagonia, Inc. and was the founder of HeadStart Custom Helmets. Ms. Barsa has also held financial positions with Kerr Glass Manufacturing Company, Wells Fargo Bank, Tacoma Boatbuilding Corporation and Midland Capital. Ms. Barsa received a Bachelor of Arts in Economics from Connecticut College and an MBA from the University of Southern California.

  Samuel P. Frieder, Director

        Samuel Frieder has been a member of the Company's Board of Directors since April 2008. Mr. Frieder is the Managing Partner of Kohlberg & Company, which he joined in 1989. He is a member of the board of directors of Nellson Nutraceutical, L.L.C., Aurora Products Group, L.L.C., BioScrip, Inc., Chronos Life Group, Concrete Technologies Worldwide, Inc., e+ CancerCare, Katy Industries, Inc., Kellermeyer Bergensons Services, Nielsen & Bainbridge, Inc., Packaging Dynamics Corporation, Phillips-Medisize Corporation, Pittsburgh Glass Works L.L.C., Risk Strategies Company, Sabre Industries, Inc., SouthernCare, Stanadyne Corporation, SVP Holdings, Ltd., and Trico Products, Inc. Mr. Frieder received a Bachelor of Arts from Harvard College.

  C. Michael Jacobi, Director

        Michael Jacobi has been a member of the Company's Board of Directors since October 2012. Mr. Jacobi is the president of Stable House 1, LLC, a private company engaged in real estate development. He has extensive executive and director experience with major international companies, including previously serving as President and Chief Executive Officer of Timex Corporation, a leading worldwide manufacturer of watches. He also serves as Chairman of the board of directors of Sturm, Ruger & Co., Inc. (NYSE), a company engaged in the manufacture and distribution of firearms. Mr. Jacobi previously was President and Chief Executive Officer at Katy Industries, Inc. and also currently serves on the board of directors of Webster Financial Corporation, KCAP Financial, Inc., and Corrections Corporation of America. Mr. Jacobi received a Bachelor of Science degree from the University of Connecticut and is a Certified Public Accountant.

  Paul A. Lavoie, Director

        Paul A. Lavoie has been a member of the Company's Board of Directors since October 2013. Mr. Lavoie is the chairman of TAXI, a Montreal based marketing and communications company which he co-founded in 1992. Mr. Lavoie has extensive experience in international marketing, integrated brand communications, and digital, print and broadcast production. Prior to co-founding TAXI, he held the positions of Creative Director for Cossette and Art Director for J. Walter Thompson. Mr. Lavoie currently serves on two not-for-profit boards as a member of the HEC's International Advisory Board and the Virginia Commonwealth University's Brand Center. Mr. Lavoie attended Dawson College in Westmount, Québec.

  Matthew M. Mannelly, Director

        Matthew M. Mannelly has been a member of the Company's Board of Directors since October 2013. Mr. Mannelly is the President and CEO of Prestige Brand Holdings, Inc. and has held this position since September 2009. Mr. Mannelly has extensive experience in consumer products, packaged goods, sports and fitness and apparel. Prior to Prestige Brands, he was the Chief Executive Officer of Cannondale Bicycle Corporation. Mr. Mannelly has also held management positions in marketing and retail development for Nike, Gatorade, Quaker Oats and the U.S. Olympic Committee. Mr. Mannelly received a Master of Business Administration in Marketing from the University of North Carolina at Chapel Hill and a Bachelor of Science in Economics from Boston College.

  Bernard McDonell, Director (Chairman)

        Bernard McDonell has been a member of the Company's Board of Directors since March 2011. Mr. McDonell is currently the Lead Director for First Capital Realty Ltd. (TSX), an owner, developer and manager of urban rental-centered properties and serves on the executive, audit and corporate governance committees for First Capital Realty Ltd. He was President of Provigo Inc., a food retailer owned by Loblaw Companies Inc. from 1999 to 2006. Mr. McDonell has also served as a Director of Investus Real Estate Inc. (TSX-V), and as Vice Chairman and CEO of Capital Wapiti Inc. (TSX-V), an industrial real estate company. Mr. McDonell received a Bachelor of Commerce from Concordia University.

  Bob Nicholson, Director

        Bob Nicholson has been a member of the Company's Board of Directors since March 2011. Mr. Nicholson served from 1998 until recently as President and Chief Executive Officer of Hockey Canada. Hockey Canada is the national sport governing body for hockey in Canada and overseas. With a staff of over 100 employees and a budget in excess of $50 million, Hockey Canada manages all Olympics, World Championships and Grassroots Hockey within Canada. As part of his responsibilities, Mr. Nicholson was involved in both the financial and operational side of the organization. Mr. Nicholson also oversaw corporate sales and marketing, licensing, insurance and regulations, hockey development programs both nationally and internationally, high performance programs and communications. He also managed and oversaw all operations for competitions that Canada participates in internationally. In 2004, Mr. Nicholson was inducted into the B.C. Hockey Hall of Fame. From 1992 to 1998, Mr. Nicholson was a senior vice-president of the Hockey Canada. Mr. Nicholson attended Providence College in Providence, Rhode Island.

  Executive Officer Who Also Serves as a Director

  Kevin Davis, President, Chief Executive Officer and Director

        Kevin Davis is the President and CEO of the Company and has acted in this capacity since 2008. Mr. Davis joined the Company in 2002 and has held positions of increasing responsibility over that time, most recently as the Chief Operating Officer from 2006-2008 and CFO from 2004-2006. Prior to joining the Company, Mr. Davis held senior finance positions in the medical device industry for Pathway Medical Technologies and Boston Scientific Corporation and in consumer products with The Gillette Company. Mr. Davis received a Bachelor of Science degree from the University of Massachusetts and earned Certified Public Accountant (CPA) and Certified Management Accountant (CMA) designations while employed at Ernst & Young LLP.

  Executive Officers Who Do Not Serve as Directors

  Amir Rosenthal, Chief Financial Officer and Executive Vice President of Finance and Administration, and Treasurer

        Amir Rosenthal is the Chief Financial Officer and Executive Vice President of Finance and Administration, and Treasurer. Mr. Rosenthal has acted in the capacity as Chief Financial Officer since 2008. From 2001 to 2008, Mr. Rosenthal was the Vice President, Chief Financial Officer, General Counsel and Secretary of Katy Industries, Inc. From 1989 to 2001, Mr. Rosenthal held various positions at Timex Group Limited, including Treasurer, Senior Counsel, and Counsel. Mr. Rosenthal was also Chairman of Timex Watches Limited (New Delhi, India). Mr. Rosenthal began his career with LeBoeuf, Lamb, Leiby and MacRae as an associate attorney in 1986. Mr. Rosenthal is a Director of Sturm, Ruger & Co., Inc. (NYSE), a company that manufactures high quality firearms for the commercial sporting market. Mr. Rosenthal received a Bachelor of Arts degree from Dartmouth College, a Doctorate of Jurisprudence from New York University School of Law, and a Master of Science in Finance from Rensselaer Polytechnic Institute.

  Paul Gibson, Executive Vice President of Product Creation and Supply Chain

        Paul Gibson is the Executive Vice President, Product Creation and Supply Chain and has held this position since 2008. Mr. Gibson is responsible for leading the Company's Research, Design and Development, Supply Chain, and Mergers and Acquisitions organizations. From 2006 to 2010, Mr. Gibson was also responsible for Category Management. From 2001 to 2006, he held the position of Vice President, Global Manufacturing and Sourcing, which included at various times responsibility for Research, Design and Development, Logistics and Distribution, Supply Planning, Quality, and Nike Bauer's Taiwan Production and Development Operations. From 2006 to 2008, Mr. Gibson was the Senior Vice President of Product Creation. During his prior roles with Nike Bauer spanning over 10 years, he held positions in manufacturing, sourcing and supply chain. Mr. Gibson has extensive relationships with suppliers throughout Asia and led the transition from internal manufacturing at Bauer Hockey to outsourcing products in Asia, including setting up Bauer's Asia Production and Development Operations located in Taichung, Taiwan.

  Clifford Hall, Executive Vice President, Easton Baseball/Softball

        Clifford Hall has served as Executive Vice President of Baseball/Softball since April 2014. Mr. Hall brings to Easton Baseball/Softball more than 20 years of global management experience, including expertise in sales, marketing, new product development and operations. As a Senior Director with Alvarez & Marsal, a global professional services firm based in New York, Mr. Hall has also held top executive roles with Timex Group (as Chief Operating Officer), with Trane, a division of American Standard (as Chief Marketing Officer) and with The Black and Decker Corporation (as General Manager of consumer cordless business worldwide). He received a Master's of Business Administration degree from Loyola University in Maryland.

  Rich Wuerthele, Executive Vice President, Bauer Hockey

        Rich Wuerthele has served as the Executive Vice President of Bauer Hockey since March 2014. Mr. Wuerthele brings to the Company more than 20 years of management experience, including expertise in sales, marketing and operations. Prior to joining the Company, Mr. Wuerthele spent 11 years with Newell Rubbermaid, most recently as President, Tools Business Segment, a global division that includes major brands such as Lenox, Irwin and Hilmor tools. Mr. Wuerthele previously held top executive roles in sales and marketing at The Black and Decker Corporation and Danaher. He received a Bachelor of Science degree in Business Management from Alfred University.

  Angela Bass, Vice President of Global Human Resources

        Angela Bass is the Vice President of Global Human Resources of the Company. Ms. Bass has held this position since returning to the Company in January 2012. Prior to her return, Ms. Bass served as Senior Vice President of Human Resources for the Performance + Lifestyle Group (PLG), a division of Collective Brands, Inc. As a member of the senior leadership team with responsibility for leading all aspects of the human resources function for the division, Ms. Bass led organizational initiatives across all brands and functions with a focus on talent acquisition, talent management and development, and shared services integration activities. Prior to joining PLG, she held the position of Vice President, Human Resources, for the J. Jill Group and Vice President, Global Human Resources, for Sport Brands International. Ms. Bass joined the Bauer Hockey team in 2002 as a transfer from Nike, and held the role of Director, Global Human Resources. She joined Nike in 1996 and held various human resources roles of increasing responsibility. Ms. Bass received a Bachelor of Science degree in Social Sciences from Portland State University and holds a Senior Professional in Human Resources certification.

  Troy Mohns, Vice President of Lacrosse and New Business

        Troy Mohns has held the position of Vice President, Lacrosse and New Business since January 2010. In his previous role as Vice President, Business Development, Mr. Mohns led the acquisition and integration of the Company's fourth largest competitor and managed the separation from Nike, including the creation of the current BAUER brand image and positioning. During his prior role with Nike Bauer spanning a period of 12 years, Mr. Mohns held roles in regional management, brand marketing, product marketing and strategic planning. He continues in an advisory role on mergers and acquisitions and other strategic opportunities. Mr. Mohns received a Bachelor of Arts degree in Economics from Colgate University. Mr. Mohns was also a varsity hockey player for four years and was drafted by the Los Angeles Kings after his freshman year.

  Michael J. Wall, Vice President, General Counsel and Corporate Secretary

        Michael J. Wall is Vice President, General Counsel and Corporate Secretary of the Company. Mr. Wall has held this position since 2008. Prior to joining Bauer Hockey, he held the position of Chief Legal Officer of the TD Garden and the Boston Bruins. During his 13 years with the TD Garden and the Boston Bruins organizations, he was the sole in-house attorney, providing legal support, advice and counsel to the executive management of the TD Garden, the Boston Bruins, Massachusetts Sportservice (the concessionaire for the TD Garden), New England Sportservice (the concessionaire for the Comcast Center) and H.A. Sportservice (the concessionaire for the Agganis Arena at Boston University). He served as a member of the board of directors of the NHL Pension Society during this time and continues to serve on the board of directors of The Boston Bruins Charitable Foundation. Before joining the TD Garden and Boston Bruins executive teams in 1995, he was an attorney with two law firms in Boston at Hinckley, Allen & Snyder and at Goodwin Procter. Mr. Wall received a Bachelor of Arts degree from The College of the Holy Cross and a Doctorate of Jurisprudence from Boston College Law School.

Board of Directors Committees

        Our Board of Directors ensures that the composition of its committees meets applicable statutory independence requirements as well as any other applicable legal and regulatory requirements.

Audit Committee

        The Audit Committee is composed of a minimum of three directors, each of whom is financially literate and "independent" within the meaning of National Instrument 52-110 — Audit Committee, Rule 10A-3 under the United States Securities and Exchange Act of 1934 (the "Exchange Act") and the NYSE rules. The Audit Committee is composed of three directors, all of which are independent, C. Michael Jacobi, Bernard McDonell and Bob Nicholson. Mr. McDonell acts as chairman of the Audit Committee.

        Our Board of Directors has adopted a written charter for the Audit Committee (the "Charter of the Audit Committee") which sets out the Audit Committee's responsibility in reviewing the financial statements of the Company and public disclosure documents containing financial information and reporting on such review to our Board of Directors, ensuring that adequate procedures are in place for the review of the Company's public disclosure documents that contain financial information, overseeing the work and reviewing the independence of the external auditors and reviewing, evaluating and approving the internal control procedures that are implemented and maintained by management. The Charter of the Audit Committee can be viewed in the Annual Information Form incorporated herein by reference and the Company's website at www.bauerperformancesports.com.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee is composed of three directors, Chris Anderson, C. Michael Jacobi and Bernard McDonell. Mr. McDonell acts as chairman of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee has a written charter describing the mandate of such committee.

        The Corporate Governance and Nominating Committee is responsible for identifying new candidates for Board nomination and for recommending to our Board of Directors qualifications for directors including, among other things, the competencies, skills, business and financial experience, leadership roles and level of commitment required to fulfill Board of Director responsibilities.

        After considering the qualifications that existing directors possess and that each new nominee will bring to our Board of Directors, the Corporate Governance and Nominating Committee is responsible for identifying candidates qualified for Board membership, and recommending to our Board of Directors nominees to be placed before the Shareholders at each annual meeting. In order to encourage an objective nomination process for new directors, the Corporate Governance and Nominating Committee considers potential candidates from a variety of sources and evaluates the suitability of such candidates using objective criteria determined by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for annually reviewing the performance of our Board of Directors and its committees against the objectives of their respective charters and mandates. In addition, it annually evaluates the contribution of the individual directors.

        The Corporate Governance and Nominating Committee also ensures the Company develops and implements an effective and efficient approach to corporate governance that enables the business and affairs of the Company to be carried out, directed and managed with the objective of enhancing shareholder value. Its mandate includes the development of the Company's Code of Conduct and monitoring compliance with the Code of Conduct. The Code of Conduct is available on SEDAR at www.sedar.com and the Company's website at www.bauerperformancesports.com. From time to time, the Corporate Governance and Nominating Committee reviews the size, composition and operation of the Board and its committees as well as the performance of the chairmen of all of the committees of the Board.

Compensation Committee

        The Compensation Committee is composed of three directors, Chris Anderson, Samuel P. Frieder, both nominees of the Kohlberg Funds, and Bob Nicholson. Mr. Anderson acts as chairman of the Compensation Committee. Our Board of Directors has adopted a written charter describing the mandate of the Compensation Committee.

        The Compensation Committee has a variety of responsibilities relating to compensation, including the establishment of key human resources and compensation policies, including all incentive and equity-based compensation plans; the performance evaluation of the CEO and the CFO, and determination of the compensation for the CEO, the CFO and other senior executives of the Company; succession planning, including the appointment, training and evaluation of senior management; and compensation of directors.

PRINCIPAL SHAREHOLDER

        The following table shows the name of each person or company who, as of the date hereof, owned of record, or who, to the Company's knowledge, owned beneficially, directly or indirectly, or controlled or directed more than 10% of the Common Shares, assuming conversion of the Proportionate Voting Shares issued into Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share.

	Number
Name	Type of Ownership	Number of Common Shares		Percentage of Votes
Kohlberg Funds(1)	Direct	4,336,695	(2)	12.1	(3)

(1)
The Kohlberg Funds include Kohlberg TE Investors VI, LP, Kohlberg Investors VI, LP, Kohlberg Partners VI, LP, and KOCO Investors VI, LP, each of which is managed by its general partner, Kohlberg Management VI, LP ("Kohlberg"). Investment and voting decisions with respect to any securities held by the Kohlberg Funds are made jointly by individuals who are members of Kohlberg, and therefore no sole member of Kohlberg is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest. Each of Chris Anderson and Samuel P. Frieder, current directors of the Company, is a member of Kohlberg (collectively, the "Members"). Additionally, Mr. Anderson is a Vice-President and Mr. Frieder is a Co-President of Kohlberg, and they are both members of its operating committee (collectively, the "Principals"). The primary occupation of the Principals is the management of Kohlberg and its affiliates. All Members are entitled to participate in investment and voting decisions and therefore may be deemed to share voting and dispositive power with respect to the Common Shares held by the Kohlberg Funds. Each of the Members disclaims any beneficial ownership of any such Common Shares, except to the extent of his pecuniary interest therein.

(2)
Substantially all of the shares held by the Kohlberg Funds are held in the form of Proportionate Voting Shares. As of the date hereof, the Kohlberg Funds hold an aggregate of 4,325 Proportionate Voting Shares and 11,695 Common Shares.

(3)
Approximately 10.0% on a fully-diluted basis (without giving effect to the Offering).

 DESCRIPTION OF SHARE CAPITAL

        The following description of our share capital summarizes certain provisions of our articles (the "Articles"). These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our Articles.

General

        The Company's authorized share capital consists of an unlimited number of Common Shares and an unlimited number of Proportionate Voting Shares. As at the date hereof, the Company had 31,445,160 issued and outstanding Common Shares and 4,325 issued and outstanding Proportionate Voting Shares, or an equivalent of 35,770,160 Common Shares (assuming the conversion of all Proportionate Voting Shares into Common Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share).

Equity Shares

        Except as described herein, the Common Shares and the Proportionate Voting Shares have the same rights, are equal in all respects, and are treated as if they were shares of a single class.

Conversion Rights

        Common Shares may at any time, at the option of the holder, be converted into Proportionate Voting Shares on the basis of 1,000 Common Shares for one Proportionate Voting Share. Each issued and outstanding Proportionate Voting Share may at any time, at the option of the holder, be converted into 1,000 Common Shares. Except as provided for below, no fractional Equity Shares will be issued on any conversion of another class of Equity Share. See "— Take Over Bid Protection" below.

        Immediately at the time that none of the initial holders of Proportionate Voting Shares and their affiliates beneficially owns, controls or directs, directly or indirectly, any Proportionate Voting Shares: (i) all issued and outstanding Proportionate Voting Shares will automatically convert into Common Shares on a one to 1,000 basis, (ii) the right of holders of Common Shares to convert their Common Shares into Proportionate Voting Shares under the Articles will be terminated, (iii) all authorized and unissued Proportionate Voting Shares shall automatically convert into authorized and unissued Common Shares on a one to 1,000 basis, and (iv) our Board of Directors shall not thereafter be entitled under the Articles to issue any Proportionate Voting Shares.

Liquidation Entitlement

        In the event of the liquidation, dissolution or winding up of the Company or any other distribution of its assets among the Shareholders for the purpose of winding up its affairs, whether voluntarily or involuntarily, Shareholders are entitled to participate in the remaining property and assets of the Company available for distribution to Shareholders on the following basis, and otherwise without preference or distinction among or between such Equity Shares: each Proportionate Voting Share will be entitled to 1,000 times the amount distributed per Common Share. See "— Conversion Rights" above.

Dividend Rights

        Each Equity Share is entitled to dividends if, as and when declared by our Board of Directors, on the following basis, and otherwise without preference or distinction among or between such Equity Shares: each Proportionate Voting Share will be entitled to 1,000 times the amount paid or distributed per Common Share. See "— Conversion Rights" above.

Voting Rights

        The Common Shares carry one vote per share for all matters coming before Shareholders and the Proportionate Voting Shares carry 1,000 votes per share for all matters coming before Shareholders.

        Unless a different majority is required by law or the Articles, resolutions to be approved by Shareholders require approval by a simple majority of the total number of votes of all Equity Shares cast at a meeting of Shareholders at which a quorum is present, with holders of Common Shares entitled to one vote per share and holders of Proportionate Voting Shares entitled to 1,000 votes per share.

        Shareholders are entitled to receive notice of any meeting of Shareholders of the Company, and to attend and vote at those meetings, except those meetings at which holders of a specific class of shares are entitled to vote separately as a class under the Business Corporations Act (British Columbia).

Variation of Rights

        The rights, privileges, conditions and restrictions attaching to any Equity Shares may be modified if the amendment is authorized by not less than 66 2/3% of the total number of votes cast at a meeting of Shareholders duly held for that purpose. However, if the holders of Proportionate Voting Shares, as a class, or the holders of Common Shares, as a class, are to be affected in a manner materially different from such other class of Equity Shares, the amendment must, in addition, be authorized by not less than 66 2/3% of the total number of votes cast at a meeting of the holders of the class of Equity Shares which is affected differently.

Subdivision or Consolidation

        No subdivision or consolidation of the Common Shares or Proportionate Voting Shares may be carried out unless, at the same time, the Common Shares or Proportionate Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis, so as to preserve the relative rights of the holders of each class of Equity Shares.

Sale of All or Substantially All of the Company's Assets

        Pursuant to the Articles, the Company may not sell, lease or otherwise dispose of all or substantially all of its assets, other than in the ordinary course of business, unless authorized by not less than 66 2/3% of the total number of votes cast at a meeting of the Shareholders, voting as a single class.

Take Over Bid Protection

        In addition to the conversion rights described above, if an offer (the "Offer") is being made for Proportionate Voting Shares where:

  (a)
  by reason of applicable securities legislation or stock exchange requirements, the Offer must be made to all holders of the class of Proportionate Voting Shares; and

  (b)
  no equivalent offer is made for the Common Shares,

the holders of Common Shares have the right, at their option, to convert their Common Shares into Proportionate Voting Shares for the purpose of allowing the holders of the Common Shares to tender to that Offer.

        In the event that holders of Common Shares are entitled to convert their Common Shares into Proportionate Voting Shares in connection with an Offer pursuant to (b) above, holders of an aggregate of Common Shares of less than 1,000 ("Odd Lot") will be entitled to convert all but not less than all of such Odd Lot of Common Shares into a fraction of one Proportionate Voting Share, at a conversion ratio equivalent to 1,000 to one, provided that such conversion into a fractional Proportionate Voting Share will be solely for the purpose of tendering the fractional Proportionate Voting Share to the Offer and that any fraction of a Proportionate Voting Share that is tendered to the Offer but that is not, for any reason, taken up and paid for by the offeror will automatically be reconverted into the Common Shares that existed prior to such conversion.

 PRIOR SALES

        Other than as described below, during the 12 month period before the date of this prospectus, the Company has not issued any Common Shares or any securities that are convertible into Common Shares.

        The Company issued Common Shares to eligible participants pursuant to the exercise of stock options under the Company's stock option plans as follows:

Date of Exercise	Number of Shares Issued	Exercise Price (per option)
June 17, 2013	21,700	C$ 3.49
June 20, 2013	21,700	C$ 3.49
June 20, 2013	39,012	C$ 6.97
June 20, 2013	50,500	C$ 7.50
June 21, 2013	7,966	C$ 7.50
August 15, 2013	278,025	C$ 3.49
August 21, 2013	6,673	C$ 3.49
August 23, 2013	5,274	C$ 3.49
October 7, 2013	537,391	C$ 3.49
April 17, 2014	1,558	C$ 3.49
April 29, 2014	8,744	C$ 4.71
May 4, 2014	1,781	C$ 3.49
May 16, 2014	15,538	C$ 3.49
May 22, 2014	5,603	C$ 3.49
May 27, 2014	1,321	C$ 7.50
May 27, 2014	85	C$10.73
May 30, 2014	2,625	C$ 7.50

        The Company granted options to purchase Common Shares to eligible participants under the Company's second amended and restated 2011 stock option plan (the "2011 Plan") as follows:

Date of Grant(1)	Number of Options Issued	Exercise Price (per option)
August 19, 2013	40,000	C$12.29
August 19, 2013	25,000	C$12.25
October 8, 2013	71,500	C$12.46
October 8, 2013	101,000	C$12.47
November 6, 2013	1,000	C$12.65
February 28, 2014	780,000	C$14.55
March 1, 2014	175,000	C$14.46
April 15, 2014	180,000	C$14.79

(1)
Options issued on the same date reflect applicable option pricing formulas for Canadian and U.S. eligible participants under the Company's 2011 Plan.

        The Company granted the following DSUs (based on the fair market value of the underlying Common Shares as calculated in accordance with the deferred share unit plan) to eligible directors in accordance with the Company's deferred share unit plan as follows:

Date of Grant	Number of DSUs Granted	Fair Market Value
September 3, 2013	4,008	C$11.15
December 2, 2013	6,370	C$11.95
March 3, 2014	9,006	C$13.54
June 2, 2014	7,502	C$14.30

 TRADING PRICE AND VOLUME

        The principal market for trading of the Common Shares is the TSX. The Company has made an application to the TSX to list the Offered Shares on the TSX and the Offered Shares and the outstanding Common Shares on the NYSE. Listing is subject to our fulfillment of all of the listing requirements of the TSX and NYSE, respectively.

        The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of Proportionate Voting Shares. The Proportionate Voting Shares are not listed for trading on any stock exchange. The Common Shares are currently listed for trading on the TSX under the symbol "BAU". The Company plans to change its corporate name from Bauer Performance Sports Ltd. to Performance Sports Group Ltd. on June 17, 2014. Following the Company's name change, the Company's trading symbol on the TSX will be changed to "PSG". The following table shows: (i) the monthly range of high and low prices per Common Share for the period from June 1, 2013 to June 6, 2014, and (ii) the total monthly volumes of the Common Shares traded on the TSX during the same period.

Period	High (C$)	Low (C$)	Volume
2014
June 1 to June 6	$15.98	$14.87	198,822
May	$15.38	$14.68	1,676,697
April	$15.45	$14.23	1,068,884
March	$14.66	$13.93	1,266,582
February	$14.71	$12.90	4,769,339
January	$14.24	$12.93	2,180,763
2013
December	$14.17	$12.39	1,852,691
November	$13.81	$12.52	1,629,641
October	$13.00	$12.25	2,098,554
September	$12.82	$11.77	1,607,270
August	$12.75	$11.25	1,304,118
July	$12.43	$11.16	1,460,937
June	$12.03	$10.90	2,313,575

        On June 6, 2014, the last trading day before the date of this prospectus, the closing price of the Common Shares as reported by the TSX was U.S.$14.38 or C$15.73 based on the Bank of Canada dollar noon rate of exchange of U.S.$1.00 = C$1.0936 on June 6, 2014.

 PLAN OF DISTRIBUTION

        Under the terms and subject to the conditions in an underwriting agreement dated                , 2014 (the "Underwriting Agreement"), the Underwriters named below, for whom Morgan Stanley & Co. LLC, Merrill, Lynch, Pierce, Fenner & Smith Incorporated and RBC Capital Markets, LLC (the "Joint Bookrunners") are acting as representatives, have agreed severally to purchase, on                , 2014, or such later date as the Company and Underwriters agree, but in any event not later than                , 2014, and the Company has agreed to sell to them, severally, the number of Offered Shares indicated below at a price of $            per Offered Share (C$            ), for aggregate gross consideration of $            , payable in cash to the Company against delivery of the Offered Shares:

Name	Number of Offered Shares
Morgan Stanley & Co. LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Capital Markets, LLC
Paradigm Capital Inc.
GMP Securities L.P.
Roth Capital Partners, LLC
Total

        The obligations of the Underwriters under the Underwriting Agreement are several (and not joint or joint and several), are subject to certain closing conditions and may be terminated at their discretion on the basis of their assessment of the state of the financial markets and may also be terminated upon the occurrence of certain stated events. The Underwriting Agreement also provides that the obligations of the Underwriters to purchase the Offered Shares are subject to approval of legal matters by counsel. The Underwriters are obligated to purchase all the Offered Shares (other than those covered by the Over-Allotment Option) if they purchase any of the Offered Shares.

        The Offering is being made concurrently in Canada under the terms of this prospectus and in the United States under the terms of a registration statement on Form F-10 filed with the SEC. Subject to applicable law, the Underwriters may offer the Offered Shares outside of Canada and the United States.

        Offered Shares sold by the Underwriters to the public will initially be offered at the public offering price set forth on the cover page of this prospectus. If all the Offered Shares are not sold at the public offering price, the Underwriters may change the offering price and the other selling terms, and the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to the Company. The Offering of the Offered Shares by the Underwriters is subject to receipt and acceptance and subject to the Underwriters' right to reject any order in whole or in part.

        Pursuant to the Underwriting Agreement, the Company has granted the Underwriters an Over-Allotment Option to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised by the Underwriters, in whole or in part, for a 30-day period following the closing of the Offering and entitles the Underwriters to purchase from the Company up to            Common Shares at the offering price less the Underwriters' fee (representing approximately 15% of the aggregate number of Offered Shares). If the Over-Allotment Option is exercised in full, the total "Price to the Public", "Underwriters' Fee" and "Net Proceeds" will be $            , $            and $            , respectively (C$            , C$            and C$            , respectively). To the extent the Over-Allotment Option is exercised, each Underwriter must purchase a number of additional Common Shares approximately proportionate to that Underwriter's initial purchase commitment. Any Common Shares sold under the Over-Allotment Option will be issued and sold on the same terms and conditions as the Offered Shares that are the subject of the Offering.

        In connection with the Offering, the Company, certain of its shareholders, all of its officers and all of its directors have agreed that, for a period of 45 days after the date of this prospectus, the Company and they will not, without the prior written consent of Morgan Stanley & Co. LLC on behalf of the Underwriters, acting reasonably (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) or any other securities so owned that are convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares. The foregoing is subject to several customary exceptions.

        In connection with the Offering, certain of the Underwriters or securities dealers may distribute prospectuses electronically.

        Prior to the Offering, there has been no public market for Common Shares in the United States. Consequently, the public offering price for the Offered Shares was determined by negotiations between the Company and the Underwriters. The Company cannot provide assurance that the price at which the Offered Shares will sell in the public market after the Offering will not be lower than the public offering price or that an active trading market in the Common Shares will develop and continue after the Offering.

        The Common Shares are currently listed and posted for trading on the TSX under the trading symbol "BAU". Following the Company's name change to Performance Sports Group Ltd., the Company's trading symbol on the TSX will be changed to "PSG". The Company has applied to list the Offered Shares on the TSX. The Company has applied to list the Offered Shares and the outstanding Common Shares on the NYSE under the trading symbol "PSG". Listing will be subject to the Company's fulfillment of the respective listing requirements of the TSX and the NYSE.

        The Company estimates that its total expenses of the Offering will be $1.7 million.

        In connection with the Offering, the Underwriters may purchase and sell Common Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the Over-Allotment Option, and stabilizing purchases.

  •
  Short sales involve secondary market sales by the Underwriters of a greater number of Common Shares than they are required to purchase in the Offering.

  •
  "Covered" short sales are sales of Common Shares in an amount up to the number of Common Shares represented by the Over-Allotment Option.

  •
  "Naked" short sales are sales of Common Shares in an amount in excess of the number of Common Shares represented by the Over-Allotment Option.

  •
  Covering transactions involve purchases of Common Shares either pursuant to the Over-Allotment Option or in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the Underwriters must purchase Common Shares in the open market after the distribution has been completed. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

  •
  To close a covered short position, the Underwriters must purchase Common Shares in the open market after the distribution has been completed or must exercise the Over-Allotment Option. In determining the source of Common Shares to close the covered short position, the Underwriters will consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which they may purchase Common Shares through the Over-Allotment Option.

  •
  Stabilizing transactions involve bids to purchase Common Shares so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the Underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Common Shares. They may also cause the price of the Common Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The Underwriters may conduct these transactions on the NYSE, the TSX, in the over-the-counter market or otherwise. If the Underwriters commence any of these transactions, they may discontinue them at any time.

        Pursuant to the policy statements of certain securities regulators in Canada, the Underwriters may not, throughout the period of distribution, bid for or purchase Common Shares. The foregoing restriction is subject to certain exceptions for bids or purchases made through the facilities of the TSX, in accordance with the Universal Market Integrity Rules of Market Regulation Services Inc., including (i) market stabilization or market balancing activities on the TSX where the bid for or purchase of the Common Shares is for the purpose of maintaining a fair and orderly market in the Common Shares, subject to price limitations applicable to such bids or purchases, (ii) a bid or purchase on behalf of a client, other than certain prescribed clients, provided that the client's order was not solicited by the Underwriters, or if the client's order was solicited, the solicitation occurred before the commencement of a prescribed restricted period, and (iii) a bid or purchase to cover a short position entered into prior to the commencement of a prescribed restricted period.

        The Underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and reimbursement of expenses. See "Relationship Between the Company and Certain Underwriters".

        In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of instruments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company's securities and instruments.

        The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the securities which are the subject of the Offering in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) per Relevant Member State, as permitted under the Prospectus Directive; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the securities shall require the Company or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any securities which are the subject of the Offering or to whom any offer of the securities is made will be deemed to have represented, warranted and agreed to and with the relevant Underwriter and the Company that it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        This prospectus does not constitute an offer document or an offer of transferable securities to the public in the United Kingdom (the "UK") to which section 85 of the Financial Services and Markets Act 2000 of the UK (as amended, the "FSMA") applies, and should not be considered as a recommendation that any person should subscribe for or purchase any of the Offered Shares. The Common Shares will not be offered or sold to any person in the UK save in the circumstances which have not resulted and will not result in an offer to the public in the UK in contravention of section 85(1) of the FSMA.

        This prospectus is not being distributed by, nor has it been approved for the purposes of section 21 of FSMA by, a person authorized under the FSMA. This prospectus is being communicated only to (i) persons outside the UK; or (ii) persons having professional experience in matters relating to investments who fall within the definition of "investment professionals" falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (as amended, the "FPO"); or (iii) high net worth companies unincorporated associations and other bodies described in Article 49(2) of the FPO (together, the "relevant persons"). The Common Shares are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons in the UK. No part of this prospectus should be published, reproduced, distributed or otherwise made available in whole or in part to any other person without the prior written consent of each of the Company and the underwriters. Any investment or investment activity to which this prospectus relates is only available to and will only be engaged in with the relevant persons and those who are not relevant persons should not rely on or act upon this communication.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in France

        Neither this prospectus nor any other offering material relating to the Offered Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers in France or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers in France. The Offered Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Offered Shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the Offered Shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restraint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The Offered Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

        The Offered Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

        The Offered Shares have not been registered under the Securities and Exchange Law of Japan. The Offered Shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Offered Shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

        Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  •
  to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

  •
  where no consideration is or will be given for the transfer; or

  •
  where the transfer is by operation of law.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS

        Morgan Stanley Canada Limited, Morgan Stanley & Co. LLC, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Inc. and RBC Capital Markets, LLC are affiliates of certain banks who are lenders in connection with the Credit Facilities. Accordingly, pursuant to applicable securities legislation, the Company may be considered a "connected issuer" of Morgan Stanley Canada Limited, Morgan Stanley & Co. LLC, Merrill Lynch Canada Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Dominion Securities Inc. and RBC Capital Markets, LLC for the purposes of securities legislation in certain provinces of Canada. A summary of certain provisions of the Credit Facilities is set out under "Management's Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness".

        As at June 1, 2014 approximately $450 million was outstanding under the New Term Loan Facility and approximately $44.4 million was outstanding under the New ABL Facility. The Company is in compliance with all material terms of the Credit Facilities and none of the Lenders has waived any material breach by the Company since its execution. None of the Lenders was involved in the decision to distribute the Offered Shares hereunder or was involved in the determination of the terms of the Offering, including structure and pricing. The decision to distribute the Offered Shares hereunder and the determination of the terms of the Offering were made through negotiation between the Company and the Underwriters. No Lender affiliate will receive any direct benefit under the Offering other than their respective portion of the Underwriters' Fees payable pursuant to the Underwriting Agreement and the repayment of $            of the New Term Loan Facility, which amount will be repaid from the net proceeds of the Offering.

        The Lenders have a first priority perfected security interest in all existing and after acquired real and personal property of the Company, subject to certain exceptions and materiality thresholds. There has been no material change to the financial position of the Company since the date the Credit Facilities were made available.

        Certain of the Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

        Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive the customary fees. Certain of the Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CANADIAN FEDERAL TAX CONSIDERATIONS

        In the opinion of Stikeman Elliott LLP, Canadian counsel to the Company, and Norton Rose Fulbright Canada LLP, Canadian counsel to the Underwriters, the following is, as at the date hereof, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "Tax Act") generally applicable to the acquisition, holding and disposition of Common Shares acquired pursuant to this prospectus. This summary is applicable to a Shareholder who, for the purposes of Tax Act, (i) deals at arm's length, and is not affiliated, with the Company and the Underwriters, and (ii) holds Common Shares or Proportionate Voting Shares, as applicable, as capital property (a "Holder").

        Generally, Equity Shares will be considered to be capital property to a Holder provided the Holder does not hold such shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

        This summary is not applicable to a Holder: (a) that is a "financial institution" (as defined in the Tax Act) for the purposes of the mark-to-market rules contained in the Tax Act; (b) that is a "specified financial institution" (as defined in the Tax Act); (c) an interest in which would be a "tax shelter investment" (as defined in the Tax Act); (d) a holder that has elected to report its "Canadian tax results" (as defined in the Tax Act) in a currency other than Canadian currency; or (e) enters into, or has entered into, a "derivative forward agreement" (as defined in Tax Act) with respect to Equity Shares.

        Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada, and is, or becomes, controlled by a non-resident corporation for purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring the Common Shares.

        This summary is based on the facts set out in this prospectus, the current provisions of the Tax Act and the regulations thereunder, counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof, and all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and assumes that all such Tax Proposals will be enacted in the form proposed. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations. There can be no assurance that the Tax Proposals will be enacted in the form currently proposed or at all.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of Equity Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, holders and prospective holders of Equity Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Offered Shares pursuant to the Offering, having regard to their particular circumstances.

Currency Conversion

        Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Equity Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act.

Holders Resident in Canada

        The following portion of the summary is applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for purposes of the Tax Act (a "Resident Holder"). Certain Resident Holders who might not otherwise be considered to hold their Equity Shares as capital property may, in certain circumstances, be entitled to have the Equity Shares and all other "Canadian securities" owned or subsequently owned by them treated as capital property by making an irrevocable election pursuant to subsection 39(4) of the Tax Act. Resident Holders should consult their own tax advisors as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.

  Dividends on Equity Shares

        A Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to be received) on its Equity Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by the Company as "eligible dividends" in accordance with the provisions of the Tax Act. The Company may be subject to restrictions on its ability to make such designations under the Tax Act.

        Taxable dividends received by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

        A dividend received (or deemed to be received) by a Resident Holder that is a corporation will be included in computing the corporation's income for the year and will generally be deductible in computing the corporation's taxable income for the year. A Resident Holder that is a "private corporation" or "subject corporation" (as defined in the Tax Act) may be liable to pay a refundable tax of 33 1/3% under Part IV of the Tax Act on dividends received (or deemed to be received) on Equity Shares to the extent such dividends are deductible in computing the Resident Holder's taxable income for the taxation year. This tax will generally be refunded to the corporation at the rate of $1 for every $3 of taxable dividend paid while it is a private corporation or subject corporation.

  Conversion of Equity Shares

        A Resident Holder will be deemed not to have disposed of an Equity Share on a conversion of such share into an Equity Share of another class. Accordingly, no capital gain or capital loss will result from such a conversion. The cost to a Resident Holder of an Equity Share received on a conversion will be deemed to be an amount equal to the adjusted cost base to the Resident Holder, determined immediately before the conversion of the shares (or fractions of shares) which have been converted into such Equity Share. The cost of any particular Equity Share received on a conversion by a Resident Holder will be averaged with the adjusted cost base of all other Equity Shares of the same class held by the Resident Holder as capital property immediately before the conversion for the purpose of determining thereafter the adjusted cost base of each such share.

  Dispositions of Equity Shares

        Generally, on a disposition or deemed disposition of an Equity Share (other than upon a conversion thereof or to the Company unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of the Equity Shares immediately before the disposition or deemed disposition and any reasonable costs of disposition. Generally, a Resident Holder's adjusted cost base of an Equity Share will be the amount paid by the Resident Holder to acquire the Equity Share, subject to the detailed rules and adjustments set out in the Tax Act. For the purpose of determining the adjusted cost base to a Resident Holder of a Common Share or Proportionate Voting Share, as the case may be, the adjusted cost base will be determined by averaging the cost of newly-acquired shares with the adjusted cost base of any other Common Shares or Proportionate Voting Shares, as the case may be, owned by the Resident Holder as capital property.

        One-half of any capital gain (a "taxable capital gain") realized by a Resident Holder in a taxation year must be included in computing the Resident Holder's income for that taxation year. One-half of any capital loss (an "allowable capital loss") must be deducted against taxable capital gains realized by the Resident Holder in the year of disposition, in accordance with the detailed rules of the Tax Act. Allowable capital losses not deducted in the taxation year in which they are realized may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such taxation years, to the extent and under the circumstances as specified in the Tax Act.

        If a Resident Holder is a corporation, the amount of any capital loss otherwise arising upon the disposition of an Equity Share may be reduced by certain dividends previously received or deemed to have been received on the Equity Share, all to the extent and under the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Equity Shares, directly or indirectly, through a partnership or a trust.

        A Resident Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation", as defined in the Tax Act, may be subject to a refundable tax of 6 2/3% on its "aggregate investment income", which is defined in the Tax Act to include taxable capital gains.

        Capital gains realized by a Resident Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders who are individuals should consult their own tax advisors in this regard.

Holders Not Resident in Canada

        The following portion of the summary is applicable to a Holder who, at all relevant times, (i) is not, and is not deemed to be, resident in Canada, and (ii) does not use or hold, and is not deemed to use or hold, the Equity Shares in a business carried on in Canada (a "Non-Resident Holder"). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

  Dividends on Equity Shares

        Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder on an Equity Share will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under any applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. For example, where the Non-Resident Holder is a U.S. resident entitled to benefits under the Canada-U.S. Income Tax Convention (1980) and is the beneficial owner of the dividends, the applicable rate of Canadian withholding tax is generally reduced to 15%.

  Dispositions and Conversion of Equity Shares

        A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of an Equity Share, unless the Equity Share is or is deemed to be "taxable Canadian property" to the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

        Generally, provided the Equity Shares are listed on a "designated stock exchange" as defined in the Tax Act (which includes the TSX and NYSE) at the time of disposition, the Equity Shares will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition (i) 25% or more of the issued shares of any class or series of the Company were owned by (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder does not deal at arm's length, (c)partnerships in which the Non-Resident Holder or a person with whom the Non-Resident Holder does not deal at arm's length, holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination thereof; and (ii) more than 50% of the fair market value of the Equity Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" as defined in the Tax Act, "timber resource properties" as defined in the Tax Act, and options in respect of, interests in, or civil law rights in, any such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Equity Shares would be deemed to be taxable Canadian property. Non-Resident Holders whose Equity Shares constitute taxable Canadian property should consult with their own tax advisors.

        An Equity Share that is not listed on a "designated stock exchange" will not generally constitute taxable Canadian property of a Non-Resident Holder at any particular time provided that at no time during the 60-month period immediately preceding such time was more than 50% of the fair market value of the Equity Share derived directly or indirectly from one, or any combination of, real or immovable property situated in Canada, "Canadian resource properties" as defined in the Tax Act, "timber resource properties" as defined in the Tax Act, and options in respect of, interests in, or for civil law rights in, any such properties. In addition, an Equity Share acquired on a conversion of another Equity Share of another class that was taxable Canadian property of the Non-Resident Holder will be taxable Canadian property to the Non-Resident Holder at any time that is within 60 months after the conversion. Non-Resident Holders for whom an Equity Share is, or may be, taxable Canadian property should consult their own tax advisors.

        If the Equity Shares are considered taxable Canadian property of a Non-Resident Holder, an applicable tax convention between Canada and the country in which the Non-Resident Holder is resident may exempt that Non-Resident Holder from tax under the Tax Act in respect of the disposition thereof. If the Equity Shares constitute taxable Canadian property of a Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax convention, the tax consequences described above under the heading

"Canadian Federal Tax Considerations — Holders Resident in Canada — Dispositions of Equity Shares" will generally apply.

        In the event a particular class of Equity Share is taxable Canadian property of a Non-Resident Holder, the Non-Resident Holder will not be required to satisfy certain withholding and reporting obligations imposed under section 116 of the Tax Act in connection with a disposition thereof, if, at the time of the disposition the particular class of Equity Share is listed on the TSX, NYSE or another "recognized stock exchange", as defined in the Tax Act. An exemption from such requirements may also be available in respect of such disposition if the Equity Share is "treaty-exempt property" of the Non-Resident Holder, as defined in the Tax Act. Non-Resident Holders are urged to consult their own tax advisors in this regard should they dispose of an Equity Share that is taxable Canadian property that is not listed on a recognized stock exchange.

        A conversion of an Equity Share of one class into an Equity Share of another class will be deemed not to be a disposition thereof, and accordingly, will not give rise to a capital gain or capital loss. The cost to a Non-Resident Holder of an Equity Share received on a conversion will be deemed to be an amount equal to the adjusted cost base to the Non-Resident Holder, determined immediately before the conversion of the shares (or fractions of shares) which have been converted into such Equity Shares. The cost of any particular Equity Share so obtained by a Non-Resident Holder will be averaged with the adjusted cost base of all other Equity Shares of the same class held by the Non-Resident Holder as capital property immediately before such time for purposes of determining thereafter the adjusted cost base of each such share.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS

        Subject to the limitations and qualifications set forth herein, the following is a discussion of material U.S. federal income tax considerations to a U.S. Holder, as defined herein, of the acquisition, ownership and disposition of Offered Shares acquired pursuant to this prospectus. This discussion does not address the acquisition, ownership or disposition of Proportionate Voting Shares.

        This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code ("Treasury Regulations"), administrative pronouncements or practices, judicial decisions, and the Canada-U.S. Income Tax Convention (1980), all as of the date hereof. Future legislative, judicial, or administrative modifications, revocations, or interpretations, which may or may not be retroactive, may result in U.S. federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the U.S. Internal Revenue Service (the "IRS"). No ruling has been or will be sought or obtained from the IRS with respect to any of the U.S. federal tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a U.S. court will not sustain such a challenge. This summary is for general informational purposes only and does not address all possible U.S. federal tax issues that could apply with respect to the acquisition, ownership or disposition of Offered Shares by a U.S. Holder.

        This summary does not take into account the facts unique to any particular U.S. Holder that could impact his, her or its U.S. federal income tax consequences with respect to acquiring, owning and disposing of the Offered Shares. This discussion is not, and should not be, construed as legal or tax advice to a U.S. Holder of Offered Shares.

        This discussion does not address the U.S. federal income tax consequences to U.S. Holders subject to special rules, including but not limited to U.S. Holders that (i) are banks, financial institutions, or insurance companies; (ii) are regulated investment companies or real estate investment trusts; (iii) are brokers, dealers, or traders in securities or currencies; (iv) are tax-exempt organizations; (v) hold Offered Shares as part of hedges, straddles, constructive sales, conversion transactions, or other integrated investments; (vi) acquire Offered Shares as compensation for services or through the exercise or cancellation of employee stock options or warrants; (vii) have a functional currency other than the U.S. dollar; (viii) own or have owned directly, indirectly, or constructively 10% or more of the voting power of the Company; or (ix) are subject to the alternative minimum tax. In addition, this discussion does not address any U.S. federal estate, gift, or other non-income tax, or any state, local, or non-U.S. tax consequences of the ownership and disposition of the Offered Shares.

        As used herein, "U.S. Holder" means a beneficial owner of Offered Shares that is (i) an individual who is a citizen or resident of the U.S. for U.S. federal income tax purposes; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any U.S. state, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary jurisdiction of a court within the United States and for which one or more U.S. persons have authority to control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

        If a pass-through entity, including a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, holds Offered Shares, the U.S. federal income tax treatment of an owner or partner generally will depend on the status of such owner or partner and on the activities of the pass-through entity. This summary does not address any U.S. federal income tax issues that may apply to U.S. person that owns Offered Shares through a pass-through entity, and a U.S. person that is an owner or partner of a pass-through entity holding Offered Shares is urged to consult its own tax advisor.

        This discussion assumes that Offered Shares are held as capital assets (generally, property held for investment), within the meaning of the Code, in the hands of a U.S. Holder at all relevant times.

        A U.S. HOLDER OF OFFERED SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO ITS PARTICULAR SITUATION AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S., OR OTHER TAXING JURISDICTION.

U.S. Federal Income Tax Consequences of the Ownership and Disposition of Offered Shares

  Distributions on Offered Shares

        Subject to the discussion under "United States Federal Income Tax Considerations for U.S. Holders — Passive Foreign Investment Company (PFIC) Considerations" below, the gross amount of any distribution paid on the Offered Shares of the Company will generally be subject to U.S. federal income tax as dividend income to the extent paid out of the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such amount will be includable in gross income by a U.S. Holder as ordinary income on the date such U.S. Holder actually or constructively receives the distribution. Dividends paid by the Company will not be eligible for the dividends received deduction generally allowed to corporations.

        Under the current law, certain dividends paid by foreign corporations to non-corporate U.S. Holders are eligible for taxation at reduced rates. A foreign corporation is treated as a qualified foreign corporation with respect to dividends paid by that corporation on ordinary shares that are readily tradeable on an established securities market in the United States. U.S. Treasury guidance indicates that the Offered Shares will be readily tradeable on an established securities market in the United States; however, there can be no assurance that the Offered Shares will be considered readily tradeable on an established securities market in future years. Dividends received by U.S. Holders from a foreign corporation that was a PFIC in either the taxable year of the distribution or the preceding taxable year will not constitute qualified dividends. As discussed below in "United States Federal Income Tax Considerations for U.S. Holders — Passive Foreign Investment Company Considerations", we believe that we are not a PFIC.

        Dividends received by a U.S. Holder with respect to Offered Shares will constitute foreign source income, which may be relevant in calculating the U.S. Holder's foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid by the Company with respect to the Offered Shares will, depending on a U.S. Holder's circumstances, be "passive category" or "general category" income. Subject to certain limitations, any Canadian tax withheld with respect to distributions made on the Offered Shares may be treated as a foreign tax eligible for credit against a U.S. Holder's U.S. federal income tax liability. Alternatively, a U.S. Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for U.S. federal income tax purposes. The rules governing the foreign tax credit are complex and their application depends on each U.S. Holder's particular circumstances. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

        To the extent that a distribution exceeds the amount of the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles, the distribution will be treated first as a tax-free return of capital, causing a reduction in the United States Holder's adjusted basis in the Offered Shares held by such U.S. Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such U.S. Holder upon a subsequent disposition of the Offered Shares), with any amount that exceeds the adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed under "United States Federal Income Tax Considerations for U.S. Holders — Sale, Exchange, or Other Taxable Disposition of Offered Shares" below). However, the Company does not maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Offered Shares will constitute ordinary dividend income.

        The gross amount of distributions paid in any foreign currency will be included by each U.S. Holder in gross income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the distributions are actually or constructively received, regardless of whether the payment is in fact converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of receipt, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of the foreign currency distributions. If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to the U.S. dollar value on the date of receipt. Any foreign currency gain or loss realized on a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss. The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

  Sale, Exchange, or Other Taxable Disposition of Offered Shares

        Subject to the discussion below under "United States Federal Income Tax Considerations for U.S. Holders — Passive Foreign Investment Company (PFIC) Considerations", a U.S. Holder generally will recognize U.S. source capital gain or loss on the sale, exchange or other disposition of Offered Shares in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder's adjusted tax basis in the Offered Shares. Such gain or loss would be long-term capital gain or loss if the U.S. Holder held the Offered Shares for more than one year as of the date of the sale, exchange or other disposition. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally is subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

        With respect to the sale, exchange or other taxable disposition of Offered Shares, the amount realized generally will be the U.S. dollar value of the payment received determined on (1) the date of receipt of payment in the case of a cash basis U.S. Holder and (2) the date of disposition in the case of an accrual basis U.S. Holder. A cash basis taxpayer, or, if it elects, an accrual basis taxpayer, will determine the U.S. dollar value of the amount realized by translating the amount received at the spot rate of exchange on the settlement date of the sale. Additionally, if a U.S. Holder receives any foreign currency on the sale of Offered Shares, such U.S. Holder may recognize ordinary income or loss as a result of currency fluctuations between the date of the sale of Offered Shares and the date the sale proceeds are converted into U.S. dollars.

  Conversion of Offered Shares

        A conversion of Offered Shares into Proportionate Voting Shares will not constitute a taxable exchange for U.S. federal income tax purposes, and therefore, a U.S. Holder will not recognize any gain or loss upon such exchange. A U.S. Holder's holding period for the Proportionate Voting Shares received on a conversion will include the holding period of the Offered Shares so exchanged and the U.S. Holder's initial adjusted tax basis in the Proportionate Voting Shares received on a conversion will equal the adjusted tax basis of such U.S. Holder in the Offered Shares.

  Passive Foreign Investment Company (PFIC) Considerations

        Special and generally unfavorable U.S. federal income tax rules may apply to a U.S. Holder if its holding period in its Offered Shares includes any period during a taxable year of the Company in which the Company or certain non-U.S. corporations related to it (a "Related Entity") is a passive foreign investment company

(a "PFIC"). A non-U.S. corporation is classified as a PFIC for each taxable year in which (a) 75% or more of its income is passive income (as defined for U.S. federal income tax purposes) or (b) on average for such taxable year, 50% or more of the value (or, if elected, the adjusted tax basis) of its assets either produce or are held for the production of passive income.

        The Company believes that neither it nor a Related Entity currently is a PFIC for U.S. federal income tax purposes, and the Company does not expect itself or any Related Entity to become a PFIC in the future. If the Company or a Related Entity were classified as a PFIC for any taxable year during which a U.S. Holder holds Offered Shares, such U.S. Holder would be subject to an increased tax liability (such tax generally will be calculated at the highest U.S. federal income tax rate and will also include an interest charge) upon the sale or other disposition of the Offered Shares or upon the receipt of certain distributions treated as "excess distributions", unless the U.S. Holder makes certain elections to mitigate such consequences (although even if either of such elections were made the U.S. federal income tax consequences of ownership of stock of a PFIC are still less favorable than ownership of stock of a non-PFIC). The Company must provide certain information to U.S. Holders in order for U.S. Holders to make and maintain certain such elections. The Company has not determined whether it would provide such information. In addition, certain annual information reporting to the IRS would be required of the U.S. Holder if the Company or a Related Entity is a PFIC.

        Each U.S. Holder is urged to consult its own tax advisor regarding the Company's PFIC classification, the consequences to such U.S. Holder of the Company's PFIC classification, and the availability and the consequences of making certain elections to mitigate such consequences.

  U.S. Information Reporting and Backup Withholding Tax

        Under U.S. federal income tax law and regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. Penalties for failure to file certain of these information returns are substantial. Reporting obligations (and related penalties for failure to disclose) have also been imposed on U.S. individuals that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the Offered Shares. U.S. Holders of Offered Shares should consult their own tax advisors regarding the requirements of filing information returns.

        Dividends on Offered Shares and proceeds from the sale or other disposition of Offered Shares that are paid in the United States or by a U.S.-related financial intermediary will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient. In addition, payments that are subject to information reporting may be subject to backup withholding (currently at a 28% rate) if a U.S. Holder does not provide its taxpayer identification number and otherwise comply with the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are available to be credited against a U.S. Holder's U.S. federal income tax liability and may be refunded by the IRS to the extent they exceed such liability, provided the required information is provided to the IRS in a timely manner.

  Additional Tax on Investment Income

        U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to an additional 3.8% tax on certain investment income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, the Offered Shares, subject to certain limitations and exceptions. Each U.S. Holder is urged to consult its own tax advisors regarding the possible implications of the additional tax on investment income described above.

  U.S. Federal Income Tax Consequences of the Acquisition of the Bauer business to the Company

        The Company believes that the acquisition of the Bauer business has no material U.S. federal income tax consequences to the Company.

        The Company used equity shares and a portion of the proceeds of the IPO to purchase 100% of Kohlberg Sports Group Inc., which owned (i) 100% of Bauer Hockey Corp., a Canadian corporation and (ii) 100% of Bauer Hockey, Inc., a Vermont corporation.

        In certain circumstances, the direct or indirect acquisition of substantially all of the assets of a U.S. corporation by a non-U.S. corporation will be subject to adverse U.S. federal income tax consequences ("inversion transactions"). If after the acquisition of the U.S. corporation, at least 80% of the stock of the acquiring corporation (without regard for stock sold in a public offering) is owned by former shareholders of the U.S. corporation by reason of their ownership of the U.S. corporation, the acquiring corporation is treated as a U.S. corporation for U.S. federal income tax purposes. If after the acquisition of the U.S. corporation, at least 60% (but less than 80%) of the stock of the acquiring corporation (without regard for stock sold in a public offering) is held by former shareholders of the U.S. corporation by reason of their ownership of the U.S. corporation, the U.S. corporation will be subject to U.S. federal income tax on its "inversion gain", which, in general, is the gain recognized on asset transfers that occur as part of the transaction or are made to related foreign parties during the 10-year period beginning on the date of the acquisition. Neither of these rules apply if, after the acquisition, the acquiring corporation and certain affiliated entities have substantial business activities in the foreign country in which the acquiring corporation is organized. The determination as to whether a foreign corporation has substantial business activities in its country of organization is based on all the facts and circumstances.

        The Company believes that the acquisition of the Bauer business was not an inversion transaction, because less than 60% of the equity shares issued in the acquisition of the Bauer business were held by existing holders by reason of their ownership of Bauer Hockey, Inc. Further, the Company believes, based on the level of business activity in Canada by it and its subsidiaries at the time of the acquisition of the Bauer business, including the value of the assets located in Canada, sales, and payroll, that the Company will conduct substantial business activities in Canada. Both of these conclusions depend upon the facts and circumstances of the Company, and there can be no assurance that the IRS will not challenge these conclusions.

LEGAL MATTERS

        Certain legal matters related to the Offered Shares being offered hereby are being passed upon on our behalf by Stikeman Elliott LLP with respect to Canadian legal matters and Paul, Weiss, Rifkind, Wharton & Garrison LLP with respect to U.S. legal matters, and on behalf of the Underwriters by Norton Rose Fulbright Canada LLP with respect to Canadian legal matters and Davis Polk & Wardwell LLP with respect to U.S. legal matters. As of the date hereof, the partners and associates of each of Stikeman Elliott LLP, Paul, Weiss, Rifkind, Wharton & Garrison LLP, Norton Rose Fulbright Canada LLP and Davis Polk & Wardwell LLP, in each case as a group, beneficially own, directly or indirectly, less than 1%, respectively, of our outstanding securities.

EXPERTS

        No person or company whose profession or business is named as having prepared or certified an independent report, valuation, statement or opinion described or included in this prospectus or any document incorporated herein by reference, or whose profession or business gives authority to a report, valuation, statement or opinion described or included in this prospectus or any document incorporated herein by reference, holds any registered or beneficial interest, direct or indirect, in any of our securities or other property of the Company or one of our associates or affiliates; and no such person or company, or a director, officer or employee of such person or company, is expected to be elected, appointed or employed as one of our directors, officers or employees or as a director, officer or employee of any of our associates or affiliates; and no such person is one of our promoters or the promoter of one of our associates or affiliates.

        KPMG LLP has advised the Company that they are independent in accordance with the standards of the American Institute of Certified Public Accountants.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        Our auditor is KPMG LLP and its address is Two Financial Center, 60 South Street, Boston, Massachusetts, 02111, United States.

        Ernst & Young LLP was the auditor of Easton Baseball/Softball prior to the Easton Baseball/Softball Acquisition. Ernst & Young LLP is located at 725 South Figueroa Street, Suite 500, Los Angeles, California, 90017, United States. Ernst & Young LLP has reported on Easton Baseball/Softball's audited abbreviated financial statements as of and for the fiscal years ended December 28, 2013 and 2012, which are included in this prospectus. Additionally, Ernst & Young LLP, the former auditors of Easton Baseball/Softball, is organized under the laws of a jurisdiction outside of Canada.

        The transfer agent and registrar for the Common Shares and Proportionate Voting Shares in Canada is Equity Financial Trust Company at its principal offices in Toronto, Ontario. TMX Equity Transfer Services Inc. is operating the transfer agency and corporate trust business in the name of Equity Financial Trust Company for a transition period. The transfer agent and registrar for the Common Shares and Proportionate Voting Shares in the United States is Continental Stock Transfer & Trust Company at its principal offices in New York, New York.

EXEMPTION FROM NATIONAL INSTRUMENTS

        In connection with the Easton Baseball/Softball Acquisition, the Company applied to the Canadian securities regulatory authorities for exemptive relief from the requirement to provide certain historical financial statements of a business that constitutes a significant acquisition under applicable Canadian securities laws, together with an auditor's report thereon. On April 29, 2014, the Canadian securities regulatory authorities granted exemptive relief from the applicable requirements to allow the Company to provide the abbreviated financial statements of Easton Baseball/Softball and the pro forma consolidated financial statements included in this prospectus.

        In connection with the filing of this prospectus, the Company has applied to the Canadian securities regulatory authorities for an exemption from the provisions of Part 12 of National Instrument 41-101 — General Prospectus Requirements and 44-101F1 — Short Form Prospectus relating to restricted securities. In accordance with Section 8.2 of NI 44-101 — Short Form Prospectus Distributions, the receipt for the (final) prospectus will constitute evidence of receipt of such relief.

        The Company has previously received exemptions from the Canadian securities regulatory authorities from requirements under Part 10 of National Instrument 51-102 — Continuous Disclosure Obligations, and from the requirements under Part 2 and 3 of OSC Rule 56-501 — Restricted Shares. Where applicable, these exemptions also apply to the Offering.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada (collectively, the "Commissions"). Copies of the documents incorporated herein by reference may be obtained on request without charge from the Company's Corporate Secretary at 100 Domain Drive, Exeter, New Hampshire, 03833, United States, telephone (603) 610-5802, or by accessing our disclosure documents available through the internet on SEDAR which can be accessed at www.sedar.com and on EDGAR at www.sec.gov.

        We file annual and quarterly financial information, material change reports and other information with the Commissions. The Commissions allow us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. The following documents filed with the Commissions are specifically incorporated by reference into and form an integral part of this prospectus:

  (a)
  the annual information form of the Company dated August 27, 2013 for the fiscal year ended May 31, 2013 (the "Annual Information Form");

  (b)
  the audited consolidated financial statements of the Company, as at and for the years ended May 31, 2013 and 2012, together with the notes thereto and the auditors' report thereon;

  (c)
  management's discussion and analysis of financial condition and results of operations of the Company for the three and twelve month periods ended May 31, 2013;

  (d)
  the management information circular of the Company dated September 9, 2013 distributed in connection with the Company's annual and special meeting of Shareholders held on October 16, 2013;

  (e)
  the unaudited condensed consolidated interim financial statements of the Company as at February 28, 2014 and for the three and nine months ended February 28, 2014 and 2013, together with the notes thereto;

  (f)
  management's discussion and analysis of financial condition and results of operations of the Company for the three and nine month periods ended February 28, 2014;

  (g)
  the material change report dated February 24, 2014 relating to the announcement of the Easton Baseball/Softball Acquisition; and

  (h)
  the material change report dated April 25, 2014 relating to the closing of the Easton Baseball/Softball Acquisition.

        Any annual information forms, annual consolidated financial statements and related management's discussion and analysis, consolidated interim financial statements and related management's discussion and analysis, any material change reports (except confidential material change reports), business acquisition reports, information circulars, the content of any news release disclosing financial information for a period more recent than the period for which financial information is deemed incorporated by reference in this prospectus and certain other disclosure documents as set forth in section 11.1 of Form 44-101F1 of National Instrument 44-101 — Prospectus Distributions filed by us with the securities commissions or similar regulatory authorities in Canada after the date of this prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this prospectus. Any report filed by us with the SEC or Report of Foreign Private Issuer on Form 6-K furnished to the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the termination of the distribution under this prospectus shall be deemed to be incorporated by reference into the registration statement of which this prospectus forms a part of, if and to the extent expressly provided in such report. The documents incorporated or deemed to be incorporated by reference herein contain meaningful and material information relating to us and prospective investors should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated by reference herein.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC under the Exchange Act a registration statement on Form F-10 relating to the Offered Shares and of which this prospectus is a part. This prospectus does not contain all of the information set forth in such registration statement, as to which reference is made for further information. Upon effectiveness of such registration statement on Form F-10, we will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file reports and other information with the SEC. Under the MJDS adopted by the United States and Canada, we may prepare such reports and other information in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Prospective investors may read any document we file or furnish to the SEC, including those documents that are incorporated by reference in this prospectus, which are filed as exhibits to the registration statement on Form F-10, at the SEC's website at http://www.sec.gov. Investors may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        As a "foreign private issuer" under the Exchange Act, we intend to provide Shareholders with proxy statements and annual reports prepared in accordance with applicable Canadian law. Our annual reports will be available within 90 days of the end of each fiscal year and will contain our audited consolidated financial statements. We will also make available quarterly reports containing unaudited summary consolidated financial information for each of the first three fiscal quarters. We intend to prepare these financial statements in accordance with IFRS. We are exempt from provisions of the Exchange Act which require issuers to provide proxy statements in prescribed form to Shareholders, and officers, directors and Shareholders are exempt from U.S. insider reporting requirements and "short swing" profit liability.

DOCUMENTS INCLUDED AS PART OF THE REGISTRATION STATEMENT

        We have or will file the following documents with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under the heading "Documents Incorporated by Reference"; the consent of KPMG LLP; the consent of Ernst & Young LLP; the consent of Stikeman Elliott LLP; the consent of Norton Rose Fulbright Canada LLP; the powers of attorney from our directors and certain officers; and the form of Underwriting Agreement.

ENFORCEMENT OF LEGAL RIGHTS

        Directors Christopher Anderson, Karyn O. Barsa, Samuel P. Frieder, C. Michael Jacobi and Matthew Mannelly, as well the CEO, Kevin Davis, and the CFO, Amir Rosenthal, reside outside of Canada and have appointed the Company, 666 Burrard Street, Suite 1700, Vancouver, British Columbia, V6C 2X8, as their representative agent for service of process in Canada. It may not be possible for investors to enforce judgments obtained in Canada against such directors and officers of the Company that reside outside of Canada. In addition, it may not be possible to enforce against these directors and officers judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

        The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of British Columbia, that certain of our directors and experts are residents of Canada, that some of the Underwriters or experts named in the registration statement to which this prospectus relates are not residents of the United States and that a portion of our assets and a substantial portion of the assets of said persons are located outside of the United States.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are a corporation existing under the Business Corporations Act (British Columbia). Certain of our directors are residents of Canada, and all or a significant portion of their assets, and a material portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors and experts under the United States federal securities laws.

        We filed with the SEC, concurrently with our registration statement on Form F-10 of which this prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed Bauer Hockey, Inc. as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the Offering of the Offered Shares under this prospectus.

 INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Pro Forma Consolidated Financial Statements of Bauer Performance Sports Ltd.
Pro forma consolidated statement of financial position as at February 28, 2014	F-3
Pro forma consolidated statement of comprehensive income for the nine month period ending February 28, 2014	F-4
Pro forma consolidated statement of comprehensive income for the twelve month period ending May 31, 2013	F-5
Notes to pro forma consolidated financial statements	F-6
Audited Abbreviated Financial Statements of Easton Baseball/Softball
Report of Independent Auditors	F-13
Statements of Assets Acquired and Liabilities Assumed as at December 28, 2013 and December 29, 2012	F-14
Statements of Direct Revenues and Expenses for the fiscal years ended December 28, 2013 and December 29, 2012	F-15
Notes to Abbreviated Financial Statements as of and for the fiscal years ended December 28, 2013 and December 29, 2012	F-16
Unaudited Interim (Abbreviated) Financial Statements of Easton Baseball/Softball
Interim Statements of Assets Acquired and Liabilities Assumed as at March 29, 2014 (unaudited) and December 28, 2013	F-24
Interim Statements of Direct Revenues and Expenses for the three month period ended March 29, 2014 (unaudited) and March 30, 2013 (unaudited)	F-25
Notes to Interim Abbreviated Financial Statements (unaudited) for the fiscal quarters ended March 29, 2014 and March 30, 2013	F-26

BAUER PERFORMANCE SPORTS LTD.
(to be renamed Performance Sports Group Ltd.)

Pro Forma Consolidated Financial Statements
(Unaudited)

As of and for the nine month period ending February 28, 2014 and for the twelve month period ending May 31, 2013

BAUER PERFORMANCE SPORTS LTD.

PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION (UNAUDITED)

(Expressed in thousands of U.S. dollars)

	Company As of February 28, 2014	EASTON As of December 28, 2013	IFRS Adjustments	Pro forma Adjustments	Notes	Pro forma Consolidated
ASSETS
Current assets:
Cash	$7,700	$—	$—	$—		$7,700
Trade and other receivables	109,896	66,382	—	—		176,278
Inventories	95,650	38,933	—	6,697	a	141,280
Income taxes recoverable	2,345	—	—	—		2,345
Foreign currency forward contracts	6,439	—	—	—		6,439
Prepaid expenses and other assets	4,483	190	—	150	b	4,823

Total current assets	226,513	105,505	—	6,847		338,865
Property, plant and equipment	9,310	2,788	(183)	—	c	11,915
Goodwill and intangible assets	146,891	214,750	183	53,354	c, d	415,178
Foreign currency forward contracts	143	—	—	—		143
Other non-current assets	3,048	112	—	—		3,160
Deferred income taxes	5,902	—	—	—		5,902

TOTAL ASSETS	$391,807	$323,155	$—	$60,201		$775,163

LIABILITIES
Current liabilities:
Debt	$7,866	$—	$—	$38,506	b, e, f, g	$46,372
Trade and other payables	25,658	25,914	—	—		51,572
Accrued liabilities	27,095	13,108	(2,824)	—	h	37,379
Provisions	2,944	—	2,824	—	h	5,768
Income taxes payable	3,593	—	—	(619)	j	2,974
Retirement benefit obligations	336	—	—	—		336

Total current liabilities	67,492	39,022	—	37,887		144,401
Debt	122,931	—	—	204,570	b, e, f, i	327,501
Provisions	—	—	—	—		—
Retirement benefit obligations	5,107	—	—	—		5,107
Other non-current liabilities	301	—	—	—		301
Deferred income taxes	850	—	—	—		850

TOTAL LIABILITIES	196,681	39,022	—	242,457		478,160
EQUITY
Share capital	145,821	—	—	102,282	k	248,103
Contributed surplus	11,990	—	—	—		11,990
Retained earnings	46,854	—	—	(405)		46,449
Accumulated other comprehensive loss	(9,539)	—	—	—		(9,539)

TOTAL EQUITY	195,126	—	—	101,877		297,003

TOTAL LIABILITIES & EQUITY	$391,807	$39,022	$—	$344,334		$775,163

See accompanying notes to unaudited pro forma consolidated financial statements.

BAUER PERFORMANCE SPORTS LTD.

PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

(Expressed in thousands of U.S. dollars, except per share amounts)

	Company For the nine months ended February 28, 2014	EASTON For the nine months ended December 28, 2013	Pro forma Adjustments	Notes	Pro forma Consolidated
Revenues	$333,277	$110,126	$—		$443,403
Cost of goods sold	216,732	71,889	6,942	l	295,563

Gross profit	116,545	38,237	(6,942)		147,840
Selling, general and administrative expenses	77,810	22,746	701	l, q, r	101,257
Research and development expenses	13,141	4,084	—		17,225

Income before finance costs, finance income, other expenses and income tax expense	25,594	11,407	(7,643)		29,358
Finance costs	5,384	—	8,396	t, u	13,780
Finance income	(8,148)	—	—		(8,148)
Other expenses	148	—	—		148

Income before income tax expense	28,210	11,407	(16,039)		23,578
Income tax expense	8,393	—	(5,163)	v, w	3,230

Net income	$19,817	$11,407	$(10,876)		$20,348
Other comprehensive income (loss):
Items that may be reclassified to net income:
Foreign currency translation differences	(8,023)				(8,023)
Items that will not be subsequently reclassified to net income:
Actuarial gains on defined benefit plans, net	40				40

Other comprehensive loss, net of taxes	(7,983)				(7,983)

Total comprehensive income	$11,834				$12,365

Basic earnings per common share (Note 4)	$0.56			x	$0.47

Diluted earnings per common share (Note 4)	$0.53			x	$0.45

See accompanying notes to unaudited pro forma consolidated financial statements.

BAUER PERFORMANCE SPORTS LTD.

PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED)

(Expressed in thousands of U.S. dollars, except per share amounts)

	Company For the twelve months ended May 31, 2013	EASTON For the twelve months ended March 30, 2013	Pro forma Adjustments	Notes	Pro forma Consolidated
Revenues	$399,593	$162,981	$—		$562,574
Cost of goods sold	252,419	108,679	15,265	l, m	376,363

Gross profit	147,174	54,302	(15,265)		186,211
Selling, general and administrative expenses	90,435	30,206	(2,878)	l, n, o, p, q, r	117,763
Research and development expenses	16,056	5,992	—		22,048

Income before finance costs, finance income, gain on bargain purchase, other expenses and income tax expense	40,683	18,104	(12,387)		46,400
Finance costs	8,566	—	14,697	s, t, u	23,263
Finance income	(2,000)	—	—		(2,000)
Gain on bargain purchase	(1,190)	—	—		(1,190)
Other expenses	158	—	—		158

Income before income tax expense	35,149	18,104	(27,084)		26,169
Income tax expense	9,817	—	(8,364)	v, w	1,453

Net income	$25,332	$18,104	$(18,720)		$24,716
Other comprehensive loss:
Items that may be reclassified to net income:
Foreign currency translation differences	(120)				(120)
Items that will not be subsequently reclassified to net income:
Actuarial losses on defined benefit plans, net	(217)				(217)

Other comprehensive loss, net of taxes	(337)				(337)

Total comprehensive income	$24,995				$24,379

Basic earnings per Common Share (Note 4)	$0.74			x	$0.58

Diluted earnings per Common Share (Note 4)	$0.70			x	$0.55

See accompanying notes to unaudited pro forma consolidated financial statements.

BAUER PERFORMANCE SPORTS LTD.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

AS OF AND FOR THE NINE MONTH PERIOD ENDING FEBRUARY 28, 2014 AND
FOR THE TWELVE MONTH PERIOD ENDING MAY 31, 2013

(In thousands of U.S. dollars except for share and per share amounts)

1.     BASIS OF PRESENTATION

  On April 15, 2014, Bauer Performance Sports Ltd. (the "Company"), through its subsidiaries, completed the acquisition (the "Easton Baseball/Softball Acquisition") of substantially all of the assets of the Easton baseball and softball business and the assets formerly utilized in the Sellers' (as defined below) lacrosse business (the "Acquired Business") pursuant to the terms of an asset purchase agreement, as amended, dated February 13, 2014 (the "Purchase Agreement"), with, among others, Easton-Bell Sports, Inc. and certain of its affiliates (collectively the "Sellers"). The total consideration paid to the Sellers at closing was $330,000 in cash, subject to a working capital adjustment, plus acquisition costs.

  These unaudited pro forma consolidated financial statements have been prepared by management of the Company giving effect to the Easton Baseball/Softball Acquisition and include an unaudited pro forma consolidated statement of financial position as of February 28, 2014, giving effect to the Easton Baseball/Softball Acquisition as if it occurred on February 28, 2014, and unaudited pro forma consolidated statements of comprehensive income for the nine months ended February 28, 2014 and the year ended May 31, 2013, each giving effect to the Easton Baseball/Softball Acquisition as if it occurred on June 1, 2012. The Company financed the Easton Baseball/Softball Acquisition, and refinanced certain of its existing indebtedness, with a combination of a $200,000 asset-backed revolving credit facility and $450,000 of senior secured loans (together, the "Credit Facilities"). The Company intends to use the net proceeds of the public offering of the Common Shares of the Company in the United States and in Canada (the "Offering") to reduce debt and repay up to $103,950 of the senior secured loans, as described more fully in the footnotes to these unaudited pro forma consolidated financial statements.

  These unaudited pro forma consolidated financial statements have been prepared using the following information:

  Pro forma consolidated statement of financial position as of February 28, 2014:

    •
    unaudited condensed consolidated interim statement of financial position of the Company as of February 28, 2014 prepared in accordance with International Accounting Standard 34 — Interim Financial Reporting ("IAS 34");

    •
    audited abbreviated financial statements of the Acquired Business as of and for the fiscal years ended December 28, 2013 and December 29, 2012 prepared in accordance with U.S. GAAP.

  Pro forma consolidated statement of comprehensive income for the nine months ended February 28, 2014:

    •
    unaudited condensed consolidated interim statement of comprehensive income (loss) of the Company for the three and nine months ended February 28, 2014 prepared in accordance with International Accounting Standard 34 — Interim Financial Reporting ("IAS 34");

    •
    audited abbreviated financial statements of the Acquired Business as of and for the fiscal years ended December 28, 2013 and December 29, 2012 prepared in accordance with U.S. GAAP;

    •
    unaudited interim abbreviated financial statements for the fiscal quarters ended March 29, 2014 and March 30, 2013 for the Acquired Business prepared in accordance with U.S. GAAP;

    •
    See Note 5 to these unaudited pro forma consolidated financial statements for a reconciliation of the results of the Acquired Business.

  Pro forma consolidated statement of comprehensive income for the year ended May 31, 2013:

    •
    audited consolidated statement of comprehensive income of the Company for the year ended May 31, 2013 prepared in accordance with IFRS;

    •
    audited abbreviated financial statements of the Acquired Business as of and for the fiscal years ended December 28, 2013 and December 29, 2012 prepared in accordance with U.S. GAAP;

    •
    unaudited interim abbreviated financial statements for the fiscal quarters ended March 29, 2014 and March 30, 2013 for the Acquired Business prepared in accordance with U.S. GAAP;

    •
    See Note 5 to these unaudited pro forma consolidated financial statements for a reconciliation of the results of the Acquired Business.

  Management of the Company has considered adjustments within the pro forma adjustments which it believes would be required to conform the Acquired Business accounting policies under U.S. GAAP to IFRS.

BAUER PERFORMANCE SPORTS LTD.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

AS OF AND FOR THE NINE MONTH PERIOD ENDING FEBRUARY 28, 2014 AND
FOR THE TWELVE MONTH PERIOD ENDING MAY 31, 2013

(In thousands of U.S. dollars except for share and per share amounts)

1.     BASIS OF PRESENTATION (Continued)

  The unaudited pro forma consolidated financial statements should be read in conjunction with (A) (i) the audited consolidated financial statements of the Company for the year ended May 31, 2013 and (ii) the unaudited condensed consolidated interim financial statements of the Company for the three and nine months ended February 28, 2014; and (B) (i) the abbreviated financial statements of the Acquired Business, which comprise the audited statements of assets acquired and liabilities assumed as of December 28, 2013 and the December 29, 2012, and the related statements of direct revenues and expenses for the fiscal years then ended; and (ii) the unaudited interim abbreviated financial statements for the Acquired Business which comprise the statements of assets acquired and liabilities assumed as of March 29, 2014 and December 28, 2013, and the related statements of direct revenues and expenses for the fiscal quarters ended March 29, 2014 and March 30, 2013.

  The pro forma information is based on estimates and assumptions set forth in the notes to such information. The pro forma information is being furnished solely for information purposes and is not necessarily indicative of the combined results or financial position that might have been achieved for the period or date indicated; nor is it necessarily indicative of future results that may occur. The pro forma information does not reflect costs savings expected to be realized from the synergies to be created or the costs to implement such cost savings or strategies. No assurance can be given that any operational cost savings or synergies will be realized.

  Pro forma adjustments are necessary to reflect the Easton Baseball/Softball Acquisition. The pro forma adjustments and allocation of the purchase price for the Easton Baseball/Softball Acquisition are based in part on estimates of the fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be based on the actual net assets of the Acquired Business that existed at the date of the completion of the acquisition. Any final adjustments may change the allocation of the purchase price which could affect the fair value assigned to the assets and liabilities. In addition, the impact of integration activities and unforeseen events could cause material differences in the information presented.

2.     EASTON BASEBALL/SOFTBALL ACQUISITION

  On April 15, 2014, the Company completed the Easton Baseball/Softball Acquisition pursuant to the terms of the Purchase Agreement. The total consideration paid to the Sellers at closing was $330,000 in cash, subject to a working capital adjustment, plus acquisition costs. The acquisition will be accounted for as a business combination by the Company and the results of operations will be combined with those of the Company from that date.

  The unaudited pro forma consolidated financial statements give effect to the following transactions:

    •
    The Company borrows $494,366 under the Credit Facilities comprised of a draw on the asset-backed revolving credit facility of $44,366 and term loan facility of $450,000 maturing on April 15, 2019 and April 15, 2021, respectively, at a variable interest rate based on LIBOR/Bankers Acceptance rate.

    •
    The Company intends to issue under the Offering an aggregate of 8,148,148 Common Shares (the "Offered Shares") resulting in estimated gross proceeds of $110,000 or net proceeds of $103,950 ($6,050 Common Share issuance costs in respect of underwriting fees). The price of $13.50 per share, being the U.S. dollar offering price for the issuance of 8,148,148 Common Shares has been used as the assumed issue price per share in these unaudited pro forma consolidated financial statements. The actual issue price will be determined in the context of the market. The Company has granted to the Underwriters an option to purchase that number of Common Shares representing up to 15% of the Offered Shares sold pursuant to the Offering at a price of $13.50 per share, to cover over-allotments, if any, and for market stabilization purposes (the "Over-Allotment Option"). Unless otherwise indicated, all information in these unaudited pro forma consolidated financial statements is presented without giving effect to the exercise of the Over-Allotment Option.

    •
    The Company intends to use the net proceeds of the Offering to reduce leverage and repay up to $103,950 of the senior secured loans which were drawn at the closing of the Easton Baseball/Softball Acquisition to fund part of the purchase price. An aggregate of $1,668 in estimated equity issuance fees will be funded from the revolving credit facility.

BAUER PERFORMANCE SPORTS LTD.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

AS OF AND FOR THE NINE MONTH PERIOD ENDING FEBRUARY 28, 2014 AND
FOR THE TWELVE MONTH PERIOD ENDING MAY 31, 2013

(In thousands of U.S. dollars except for share and per share amounts)

2.     EASTON BASEBALL/SOFTBALL ACQUISITION (Continued)

  The preliminary allocation of fair value of the net assets acquired, based on the consideration paid and initial working capital adjustment, is as follows (amounts in thousands):

Current assets	$112,202
Property, plant and equipment	2,788
Trademarks	80,100
Other intangible assets	56,800
Goodwill	131,204
Other non-current assets	112
Current liabilities	(39,022)

Total consideration	$344,184

  The total consideration of $344,184 reflects the purchase price of $330,000 plus an initial working capital adjustment of $14,184 based on the balance of working capital of the Acquired Business as of December 28, 2013, as defined in the Purchase Agreement, as of February 28, 2014. The purchase price has been allocated based on preliminary estimates of fair values of the acquired assets and liabilities at the effective date of the acquisition. The preliminary allocation is subject to revisions as additional information becomes available, and any such revisions could be material.

3.     UNAUDITED PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

  The unaudited pro forma statement of financial position gives effect to the following transactions as if they had occurred on February 28, 2014:

  (a)
  Increase in the Acquired Business' inventory of $6,697 resulting from the fair market value adjustment to inventory.

  (b)
  Decrease in current debt and non-current debt of $2,581 and $14,262, respectively, and an increase in prepaid expenses and other assets of $150 to reflect the deferred financing fees incurred on the Credit Facilities.

  (c)
  To reclassify software assets of $183 in property, plant and equipment to intangible assets in accordance with IFRS. Under U.S. GAAP software assets are disclosed as property, plant and equipment in the abbreviated financial statements of the Acquired Business.

  (d)
  Increase in goodwill and intangible assets of $53,354 reflecting the elimination of the Acquired Business' goodwill and intangible assets of $214,750 and adding $268,104 of goodwill and intangible assets reflecting the preliminary allocation of fair value of the net assets acquired and the working capital adjustment based on the balance of working capital as defined in the Purchase Agreement as of February 28, 2014.

  (e)
  Decrease in current debt and non-current debt of $7,779 and $122,718, respectively, to reflect the payoff of the Company's former credit facilities which were re-financed as a result of the Credit Facilities and the write off of unamortized deferred financing fees relating to such terminated credit facilities.

  (f)
  Increase in current debt and non-current debt of $4,500 and $445,500, respectively, to reflect the senior secured loans.

  (g)
  Increase in current debt of $44,366 to reflect the draw on the asset-backed revolving credit facility.

  (h)
  To reclassify accrued warranty expense of $2,824 to current provisions in accordance with IFRS. Under U.S. GAAP such costs are disclosed as current accrued liabilities in the abbreviated financial statements of the Acquired Business.

  (i)
  Decrease in non-current debt of $103,950 to reflect the repayment of a portion of the senior secured loans by applying the net proceeds of the Offering.

  (j)
  Decrease in income taxes payable of $619 to reflect the tax effect of the unaudited pro forma adjustments at the Company's effective tax rate or specific tax rates, where appropriate.

  (k)
  The Company plans to issue an aggregate of 8,148,148 Common Shares (assuming no exercise of the Over-Allotment Option) resulting in estimated gross proceeds of $110,000, or net proceeds of $102,282 ($6,050 Common Share issuance costs in respect of underwriting fees and $1,668 in other equity issuance fees). The price of $13.50 per share, being the U.S. dollar offering price for

BAUER PERFORMANCE SPORTS LTD.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

AS OF AND FOR THE NINE MONTH PERIOD ENDING FEBRUARY 28, 2014 AND
FOR THE TWELVE MONTH PERIOD ENDING MAY 31, 2013

(In thousands of U.S. dollars except for share and per share amounts)

3.     UNAUDITED PRO FORMA ASSUMPTIONS AND ADJUSTMENTS (Continued)

    the issuance of 8,148,148 Common Shares pursuant to the prospectus, has been used as the assumed issue price per share in these unaudited pro forma consolidated financial statements. See Note 2 of these unaudited pro forma consolidated financial statements.

    The unaudited pro forma consolidated statements of income for the nine months ended February 28, 2014 and the year ended May 31, 2013 gives effect to the following transactions as if the pro forma transaction occurred on June 1, 2012:

  (l)
  Amortization expense of $6,549 and $6,890 for the nine months ended February 28, 2014 and the year ended May 31, 2013, respectively, on new intangibles as a result of the Easton Baseball/Softball Acquisition. These amounts reflect the amortization expense, included in cost of goods sold, on new intangibles as a result of the Easton Baseball/Softball Acquisition in the nine months ended February 28, 2014 and the year ended May 31, 2013 of $6,942 and $10,425, respectively, offset by the removal of the Acquired Business amortization expense, included in selling, general and administrative expenses, in the nine months ended February 28, 2014 and the year ended May 31, 2013 of $393 and $3,535, respectively.

  (m)
  Non-cash charges to cost of goods sold resulting from the fair market value adjustment to inventory of the Acquired Business of $4,840 for the year ended May 31, 2013.

  (n)
  Decrease in selling, general and administrative expenses of $6,000 for the year ended May 31, 2013 to reflect a gain on the settlement of certain intellectual property matters between the Sellers' and the Company related to patents held by the Company's subsidiaries.

  (o)
  Direct acquisition costs including legal, accounting, and advisory fees. For the year ended May 31, 2013 are assumed to be approximately $4,018 and are expensed in accordance with IFRS.

  (p)
  Share listing fees for the year ended May 31, 2013 are assumed to be approximately $285 and are expensed in accordance with IFRS.

  (q)
  Share-based payment expense of $210 and $515 for the nine months ended February 28, 2014 and the year ended May 31, 2013, respectively, reflecting the grant of stock options to certain employees in connection with the closing of the Easton Baseball/Softball Acquisition.

  (r)
  Integration costs associated with the Easton Baseball/Softball Acquisition are assumed to be approximately $884 and $1,839 for the nine months ended February 28, 2014 and the year ended May 31, 2013, respectively.

  (s)
  Write off of unamortized deferred financing fees of $4,417 for the year ended May 31, 2013 relating to the Company's former credit facilities which were terminated.

  (t)
  Amortization expense of $2,048 and $2,731 for the nine months ended February 28, 2014 and the year ended May 31, 2013, respectively, on deferred financing fees related to the Credit Facilities.

  (u)
  Increase in interest expense of $6,348 and $7,549 for the nine months ended February 28, 2014 and the year ended May 31, 2013, respectively, to reflect the Credit Facilities.

  (v)
  Income tax expense of $4,335 and $6,880 for the nine months ended February 28, 2014 and the year ended May 31, 2013, respectively, reflecting the income tax expense of the Acquired Business for the nine months ended December 28, 2013 and the twelve months ended March 30, 2013, respectively.

  (w)
  The unaudited pro forma adjustments are tax affected at the Company's effective tax rate or specific tax rates, where appropriate.

  (x)
  The calculation of the unaudited pro forma earnings per Common Share for the nine months ended February 28, 2014 and the year ended May 31, 2013 considers the issuance of an aggregate of 8,148,148 Common Shares (assuming no exercise of the Over-Allotment Option) under the Offering.

BAUER PERFORMANCE SPORTS LTD.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

AS OF AND FOR THE NINE MONTH PERIOD ENDING FEBRUARY 28, 2014 AND
FOR THE TWELVE MONTH PERIOD ENDING MAY 31, 2013

(In thousands of U.S. dollars except for share and per share amounts)

4.     EARNINGS PER SHARE

  The computation of basic and diluted earnings per Common Share follows:

	Nine months ended February 28, 2014(1)	For the year ended May 31, 2013(1)	Pro forma Nine months ended February 28, 2014(1)	Pro forma for the year ended May 31, 2013(1)
Net income	$19,817	$25,332	$20,348	$24,716

Weighted average Common Shares outstanding	35,369,760	34,107,334	35,369,760	34,107,334
Issuance of Common Shares under Offering	—	—	8,148,148	8,148,148
Assumed conversion of dilutive stock options and awards	1,785,872	2,299,674	1,785,872	2,299,674

Diluted weighted average Common Shares outstanding	37,155,632	36,407,008	45,303,780	44,555,156

Basic earnings per Common Share	$0.56	$0.74	$0.47	$0.58

Diluted earnings per Common Share	$0.53	$0.70	$0.45	$0.55

Anti-dilutive stock options and awards excluded from diluted earnings per share calculation	—	745,717	—	745,717

  (1)
  Reflects a conversion of all Proportionate Voting Shares to Common Shares at the conversion ratio of 1,000 Common Shares to 1 Proportionate Voting Share.

5.     RECONCILIATION OF PRO FORMA FINANCIAL STATEMENTS

  The following table reconciles the statement of direct revenues and expenses for the Acquired Business for the twelve months ended December 28, 2013 to the pro forma balances included in the pro forma consolidated statement of comprehensive income for the nine months ended December 28, 2013. The constructed period for the nine months ended December 28, 2013 is computed by subtracting the three months ended March 30, 2013 from the twelve months ended December 28, 2013 as set forth below and excludes the three months ended March 29, 2014:

	For the twelve months ended December 28, 2013	For the three months ended March 30, 2013	For the nine months ended December 28, 2013
Revenues	$173,960	$(63,834)	$110,126
Cost of goods sold	113,788	(41,899)	71,889

Gross profit	60,172	(21,935)	38,237
Selling, general and administrative expenses	31,057	(8,311)	22,746
Research and development expenses	5,450	(1,366)	4,084

Operating Income	$23,665	$(12,258)	$11,407

  The following table reconciles the statement of direct revenues and expenses for the Acquired Business for the twelve months ended December 29, 2012 to the pro forma balances included in the pro forma consolidated statement of comprehensive income for the twelve months ended March 30, 2013. The constructed period for the twelve months ended March 30, 2013 is computed by subtracting the

BAUER PERFORMANCE SPORTS LTD.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

AS OF AND FOR THE NINE MONTH PERIOD ENDING FEBRUARY 28, 2014 AND
FOR THE TWELVE MONTH PERIOD ENDING MAY 31, 2013

(In thousands of U.S. dollars except for share and per share amounts)

5.     RECONCILIATION OF PRO FORMA FINANCIAL STATEMENTS (Continued)

  three months ended March 30, 2012 from the twelve months ended December 29, 2012, and adding the three months ended March 30, 2013 as follows:

	For the twelve months ended December 29, 2012	For the three months ended March 31, 2012	For the three months ended March 30, 2013	For the twelve months ended March 30, 2013
Revenues	$161,301	$(62,154)	$63,834	$162,981
Cost of goods sold	107,645	(40,865)	41,899	108,679

Gross profit	53,656	(21,289)	21,935	54,302
Selling, general and administrative expenses	31,134	(9,239)	8,311	30,206
Research and development expenses	6,142	(1,516)	1,366	5,992

Operating Income	$16,380	$(10,534)	$12,258	$18,104

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

Abbreviated Financial Statements

As of and for the Fiscal Years Ended December 28, 2013 and December 29, 2012
With Report of Independent Auditors

 Report of Independent Auditors

The Board of Directors and Stockholder of
Easton-Bell Sports, Inc.

        We have audited the accompanying abbreviated financial statements of the Baseball/Softball Business of Easton-Bell Sports, Inc. (the "Acquired Business"), which comprise the statements of assets acquired and liabilities assumed as of December 28, 2013 and December 29, 2012, the related statements of direct revenues and expenses for the fiscal years then ended, and the related notes to the abbreviated financial statements.

Management's responsibility for the Abbreviated Financial Statements

        Management is responsible for the preparation and fair presentation of these abbreviated financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's responsibility

        Our responsibility is to express an opinion on these abbreviated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the abbreviated financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the abbreviated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the abbreviated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the abbreviated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the abbreviated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the abbreviated financial statements referred to above present fairly, in all material respects, the statements of assets acquired and liabilities assumed of the Acquired Business at December 28, 2013 and December 29, 2012, and the statements of direct revenues and expenses for the fiscal years then ended in conformity with U.S. generally accepted accounting principles.

Emphasis of matter

        As discussed in Note 2 to the abbreviated financial statements, the abbreviated financial statements have been prepared in accordance with the April 29, 2014 exemptive relief order granted by the Canadian securities regulatory authorities, and are not intended to be a complete presentation of the Acquired Business. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Los Angeles, California
June 9, 2014

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(Amounts in thousands of U.S. dollars)

	As of December 28, 2013	As of December 29, 2012
ASSETS ACQUIRED
Current assets:
Trade and other receivables	$66,382	$63,726
Inventories	38,933	37,722
Prepaid expenses and other assets	190	—

Total current assets	105,505	101,448
Property, plant and equipment	2,788	3,534
Goodwill	81,969	82,926
Intangible Assets	132,781	133,960
Other non-current assets	112	112

TOTAL ASSETS ACQUIRED	$323,155	$321,980

LIABILITIES ASSUMED
Current liabilities:
Trade and other payables	25,914	18,074
Accrued liabilities	13,108	9,042

Total current liabilities assumed	$39,022	$27,116

NET ASSETS ACQUIRED	$284,133	$294,864

The accompanying notes are an integral part of the Abbreviated Financial Statements.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

STATEMENTS OF DIRECT REVENUES AND EXPENSES

(Amounts in thousands of U.S. dollars)

	For the fiscal year ended
	December 28, 2013	December 29, 2012
Revenues	$173,960	$161,301
Cost of goods sold	113,788	107,645

Gross profit	60,172	53,656
Selling, general and administrative expenses	31,057	31,134
Research and development expenses	5,450	6,142

Operating income	$23,665	$16,380

The accompanying notes are an integral part of the Abbreviated Financial Statements.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO ABBREVIATED FINANCIAL STATEMENTS

AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012

(Amounts in thousands of U.S. dollars)

1.     BACKGROUND AND DESCRIPTION OF BUSINESS

  On April 15, 2014, Bauer Performance Sports Ltd., through its subsidiaries ("BPS"), completed the acquisition (the "Easton Baseball/Softball Acquisition") of substantially all of the assets of the Easton baseball and softball business and the assets formerly used in the Sellers' (as defined below) lacrosse business (the "Acquired Business") pursuant to the terms of an asset purchase agreement, as amended, dated February 13, 2014 (the "Purchase Agreement"), with, among others, Easton-Bell Sports, Inc. and certain of its affiliates (collectively the "Sellers" or "Easton-Bell"). The total consideration paid to the Sellers at closing was $330,000 in cash, subject to a working capital adjustment, plus acquisition costs.

  The Easton baseball and softball business develops and manufactures baseball and softball bats, batting and fielding gloves, apparel, bags, helmets, catcher's protective equipment and related accessories in the U.S. and Canada.

  Upon closing of the Easton Baseball/Softball Acquisition, BPS owns the EASTON brand and the Acquired Business. In connection with the Easton Baseball/Softball Acquisition, BPS granted a license to Easton-Bell to permit Easton-Bell to use the EASTON name in their hockey and cycling businesses only. The Acquired Business operates out of their Van Nuys, California headquarters and Salt Lake City, Utah distribution center locations.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

  The statements of assets acquired and liabilities assumed as of December 28, 2013 and December 29, 2012, and the related statements of direct revenues and expenses for the fiscal years ended December 28, 2013 and December 29, 2012 and the accompanying notes (collectively, the "Abbreviated Financial Statements"), have been prepared in accordance with the April 29, 2014 exemptive relief order granted by the Canadian securities regulatory authorities.

  The Abbreviated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). All monetary references expressed in these notes are references to United States dollars. All intercompany accounts and transactions have been eliminated.

  The Acquired Business does not consist of a separate legal entity, subsidiary or segment of Easton-Bell and had not historically been structured, operated or accounted for as a separate business, business segment or operating unit within Easton-Bell. The Acquired Business has historically been operated as an integrated product line included in Easton-Bell consolidated operations. As a result, stand-alone financial statements of the Acquired Business have not been previously prepared. Easton-Bell has not historically allocated certain corporate expenses, interest expense, gains or losses on derivative instruments, certain corporate overhead expenses or income taxes to the Acquired Business. This information is not otherwise readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures between Easton-Bell and the Acquired Business as operated on a stand-alone basis. As a result, sufficient financial information about the Acquired Business on a standalone basis does not exist to prepare complete financial statements in accordance with U.S. GAAP.

  The Abbreviated Financial Statements, which have been carved-out of the historical books and records maintained by Easton-Bell, include only the specific assets acquired, liabilities assumed, revenues and direct expenses associated with the products and services in the scope of the Purchase Agreement, which have been identified within the terms of the Purchase Agreement as of April 15, 2014. Accordingly, those products and services, and these Abbreviated Financial Statements, are not a complete representation of the Acquired Business.

  In addition to the foregoing, all treasury and cash management functions of the Acquired Business were carried out by Easton-Bell centrally. Such functions were not performed or separately tracked at the Acquired Business level. As a result, a statement of cash flows cannot be compiled and is not presented. Additionally, since only specified assets were acquired and liabilities assumed, and the Acquired Business does not have a distinct capital structure, the statement of changes in equity is not presented. A statement of comprehensive income is also not presented. Such financial information was deemed not to be meaningful and impracticable to prepare given the nature of the presentation and information available relative to the assets acquired and liabilities assumed.

  Therefore, the Abbreviated Financial Statements are not intended to be a complete representation of the financial position or results of operations of the Acquired Business had it operated as a separate independent entity, nor are they indicative of the results to be expected from future operations of the Acquired Business.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO ABBREVIATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012

(Amounts in thousands of U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Statements of assets acquired and liabilities assumed

  The statements of assets acquired and liabilities assumed consist of the assets to be acquired and liabilities to be assumed by BPS pursuant to the terms of the Purchase Agreement. Assets or liabilities which may be related to the Acquired Business but which will be retained by Easton-Bell under the Purchase Agreement have not been included in the statements of assets acquired and liabilities assumed. Certain of the assets acquired and liabilities assumed include allocations of accrued amounts directly associated with revenue-generating activities of the Acquired Business. Pursuant to the Purchase Agreement, these amounts are subject to working capital adjustments, and final purchase price allocations remain open and subject to change, until such working capital adjustments have been finalized. Following is a description of the significant allocations that have been applied:

  a)
  Trade and other payables

  $25,581 and $17,367 of the trade and other payables balance of $25,914 and $18,074, as of December 28, 2013 and December 29, 2012, respectively, were directly allocated to the Acquired Business. The remaining $333 and $707, as of December 28, 2013 and December 29, 2012, respectively, were allocations, based on the pro rata portion of December revenues directly associated with the Acquired Business.

  b)
  Accrued liabilities

  $8,029 and $5,173 of the accrued liabilities balance of $13,108 and $9,042, as of December 28, 2013 and December 29, 2012, respectively, were directly allocated to the Acquired Business. The remaining $5,079 and $3,869, as of December 28, 2013 and December 29, 2012, respectively, were allocations, based on the pro rata portion of revenues directly associated with the Acquired Business.

  Statements of revenues and expenses

  The statements of direct revenues and expenses include the revenue and direct expenses of the Acquired Business. Revenue includes the amounts attributable to the sale of the products and services transferred to BPS and exclude certain amounts which are being retained by Easton-Bell in accordance with the terms of the Purchase Agreement. Direct expenses include costs directly associated with revenue-generating activities of the Acquired Business. Certain direct expenses were determined based upon allocations of the direct costs of the Acquired Business. Unless otherwise noted, these policies have been consistently applied in the Abbreviated Financial Statements. Revenue is recorded at the product line level and is directly attributable to the Acquired Business.

  Cost of goods sold, selling, general and administrative expenses, and research and development expenses include directly attributable costs and allocated costs. For purposes of presenting the Abbreviated Financial Statements, allocations were required to determine the cost activities performed by Easton-Bell, directly attributable to the Acquired Business. These shared services included, but are not limited to, executive management, accounting, information technology services, professional and consulting fees, legal and human resources. Where specific identification could not be used, allocations were made based on the pro rata portion of revenues directly associated with the Acquired Business.

  Management believes that the allocation methodologies are reasonable; however, expenses allocated to the Acquired Business are not necessarily indicative of the expenses that would have been incurred on a stand-alone basis nor are they indicative of costs that may be incurred in the future. Actual results could differ from these estimates. It is not practicable to estimate the costs that would have been incurred by the Acquired Business if it had operated on a stand-alone basis.

  Reporting Period

  Easton-Bell follows a 52/53 week fiscal year, which ends on the Saturday closest to December 31. As a result, the Abbreviated Financial Statements reflect the fiscal year 2013 ended on December 28 and fiscal year 2012 ended on December 29.

  Accounts Receivable and Concentration of Credit Risk

  Trade and other receivables as of December 28, 2013 and December 29, 2012 are net of allowances for doubtful accounts of $2,263 and $2,487, respectively. The Acquired Business's products are sold to a wide range of customers and our customers are not geographically concentrated. Ongoing credit evaluations of customers are performed and collateral on trade accounts receivable is generally not required. An allowance is determined based on the age of the accounts receivable balance and specific charge-off history. Trade accounts receivable are charged to the allowance when it is determined that the receivable will not be collectible.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO ABBREVIATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012

(Amounts in thousands of U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Inventories

  Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market and include material, labor, and factory overhead. Provisions for excess and obsolete inventories are based on our assessment of excess and obsolete inventory on a product-by-product basis. As of December 28, 2013 and December 29, 2012, there was a reserve for excess and obsolete inventories of $2,196 and $2,050, respectively. Inventories, which are net of excess and obsolete inventory, consist of the following:

	December 28, 2013	December 29, 2012
Raw materials	$280	$128
Work in process	19	8
Finished goods	38,634	37,586

Inventories	$38,933	$37,722

  Property, Plant and Equipment

  Property, plant and equipment are stated at acquisition cost less accumulated depreciation. Repairs and maintenance costs that do not extend the lives of property, plant and equipment are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, except for leasehold improvements, which are depreciated over the lesser of the lease term or their useful life, as follows:

Buildings and leasehold improvements	10 to 20 years
Machinery and equipment	3 to 7 years
Computer equipment and software	3 to 5 years

  Property, plant and equipment consist of the following:

	December 28, 2013	December 29, 2012
Building and leasehold improvements	$4,159	$4,160
Machinery and equipment	5,288	4,911
Office equipment and furniture	3,760	3,764
Computer equipment and software	2,933	2,741
Construction in progress	2	—

	$16,142	$15,576
Less: accumulated depreciation	(13,354)	(12,042)

Net book value	$2,788	$3,534

  Depreciation expense relating to property, plant and equipment amounted to $1,629 and $1,763 for the fiscal years ended December 28, 2013 and December 29, 2012, respectively. Depreciation expenses are primarily recorded in distribution relating to warehouse operations, and selling, general, and administrative relating to office operations.

  Goodwill and Intangible Assets

  Goodwill and other indefinite-lived intangible assets resulting from acquisitions are not amortized. A fair value method of testing goodwill and other indefinite-lived intangible assets for impairment is completed on an annual basis, or on an interim basis if an event occurs or circumstances change that would indicate impairment or reduce the fair value of the indefinite-lived intangible asset or a reporting unit (for goodwill) below its carrying value. Management's annual impairment assessments are performed as of the fiscal year-end date by determining an estimate of the fair value of the indefinite-lived intangible assets or, for goodwill, the fair value of the business to evaluate whether impairment exists. As of June 29, 2013, Easton-Bell management had made the decision to exit the lacrosse business. The exit resulted in the write off of $957 of goodwill, associated with the acquisition of Talon lacrosse in 2010.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO ABBREVIATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012

(Amounts in thousands of U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  The direct revenues and direct expenses of the lacrosse business (excluding the impairment) were $508 and $6,978, respectively, for the fiscal year ended December 28, 2013 and $704 and $5,075, respectively, for the fiscal year ended December 29, 2012.

  The results of Management's annual analysis indicated that no impairment occurred in the carrying amount of goodwill and other indefinite-lived intangible assets as of December 28, 2013, and the Acquired Business was not at risk of failing the impairment test as of the date of each respective impairment assessment. Management also reviewed the finite-lived intangible assets and noted no impairment occurred in the carrying amount in 2013.

  The Acquired Business's intangible assets were as follows as of December 28, 2013:

	Gross Carrying Amounts	Accumulated Amortization
Amortized intangible assets:
Customer relationships	$6,391	$(2,490)
Patents	22,000	(22,000)
Licensing and other	6,923	(6,343)

Total	$35,314	$(30,833)

Indefinite-lived intangible assets:
Trademarks	$128,300

  Management amortizes certain acquired intangible assets on a straight-line basis over estimated useful lives of 20 years for customer relationships, seven years for patents, and four to five years for licensing and other. As of December 28, 2013, the weighted-average life is 20 years for customer relationships, seven years for patents, 4.8 years for licensing and other, and the overall weighted-average life for acquired intangible assets is approximately 9.9 years. Amortization of existing intangible assets for the years ended December 28, 2013 and December 29, 2012 are $1,178 and $3,666, respectively. Management estimates that amortization of existing intangible assets for the five succeeding fiscal years will be $520 for each of the years from 2014 and 2015, $490 in 2016 and $320 for 2017 and 2018.

  Management does not amortize most of its trademarks, which are determined to have indefinite lives. Management has identified the EASTON trademark as an indefinite-lived asset. The EASTON brand has been in existence since 1922 and the Acquired Business will use this trademark for an indefinite period of time and will continue to make investments in product development to enhance the value of the brand in the future. There are no legal, regulatory, contractual, competitive, economic, or other factors that the Acquired Business are aware of that Management believes would limit the useful life of the EASTON trademark.

  Revenue Recognition

  Sales of products are recognized when title passes and risks of ownership have been transferred to the customer. Title generally passes to the customer upon shipment and the risk of loss upon damage, theft or destruction of the product in transit is the responsibility of the customer. Allowances for sales returns, and discounts and allowances, including volume-based customer incentives, are estimated and recorded concurrent with the recognition of the sale. Royalty income, which historically has not been material, is recorded when earned based upon contract terms with licensees which provide for royalties.

  Warranty Obligations

  A product warranty obligation is recorded at the time of sale based on historical experience. The warranty obligation is estimated by reference to historical product warranty return rates, material usage and service delivery costs incurred in correcting the product. Should actual product warranty return rates, material usage or service delivery costs differ from the historical rates, revisions to the estimated warranty liability would be required.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO ABBREVIATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012

(Amounts in thousands of U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  The following is a reconciliation of the changes in the product warranty liability:

	December 28, 2013	December 29, 2012
Beginning of year	$2,422	$1,727
Warranty expense incurred during the year	3,213	2,615
Warranty cost recorded during the year	(2,811)	(1,920)

End of year	$2,824	$2,422

  Advertising Costs

  Advertising costs are expensed as incurred. Cooperative advertising costs are recorded as a reduction of revenues at the time the revenue is earned. Advertising costs were $4,763 and $4,922 for the fiscal years ended December 28, 2013 and December 29, 2012, respectively.

  Shipping and Handling

  All shipping and handling fees billed to our customers are included as a component of revenues. Shipping and handling costs incurred by us are included in the cost of goods sold.

  Use of Estimates

  The preparation of the Abbreviated Financial Statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Abbreviated Financial Statements and reported amount of revenues during the reporting period. Actual results could differ from those estimates. The estimates made by our management primarily relate to accounts receivable allowances, inventory reserves, warranty reserves, and certain other liabilities. These Abbreviated Financial Statements also include estimates for allocations of certain expenses from Easton-Bell.

  Foreign Currency Translation

  The Abbreviated Financial Statements are presented in U.S. dollars, which is the reporting currency of Easton-Bell. The historical accounting records of the individual components comprising the Acquired Business, from which the Abbreviated Financial Statements are derived, are measured using the currency of the functional primary economic environment in which each component operates.

  Revenues and expenses are translated into U.S. dollars at average exchange rates prevailing during the fiscal period, and assets and liabilities are translated using the exchange rates at the end of the accounting period. As discussed previously, these Abbreviated Financial Statements do not present a statement of comprehensive income or statement of changes in equity, and accordingly, those translation differences are excluded.

  Fair Values of Financial Instruments

  The carrying amounts reported in the Abbreviated Financial Statements "Trade and other receivables" and "Trade and other payables" approximate fair value because of the immediate or short-term maturity of these financial instruments.

  Recent Accounting Pronouncements

  As of December 28, 2013, there are no recently issued accounting pronouncements not yet effective that are expected to have a material impact on the Abbreviated Financial Statements of the Acquired Business.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO ABBREVIATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012

(Amounts in thousands of U.S. dollars)

3.     ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

	December 28, 2013	December 29, 2012
Salaries, wages, commissions and bonuses	$317	$369
Advertising	4,026	2,120
Rebates	62	21
Warranty	2,824	2,422
Royalties	747	385
Other	5,132	3,725

Total accrued liabilities	$13,108	$9,042

4.     LEASE AND SPONSORSHIP COMMITMENTS

  Facilities and equipment are leased under non-cancelable operating leases with terms ranging from 1 to 5 years and have been assumed under the Purchase Agreement. Most leases contain renewal options and may be subject to periodic adjustments for inflation and scheduled escalations. In addition, there are sponsorship agreements with professional athletes, college teams and athletic associations with non-cancelable terms.

  As of December 28, 2013, future minimum commitments for operating leases and sponsorship agreements with non-cancelable terms were as follows:

	Operating Leases	Sponsorship Agreements
Fiscal year ending:
2014	$1,887	$3,138
2015	2,004	2,994
2016	998	1,829
2017	856	1,026
Thereafter	—	—

Total minimum commitments	$5,745	$8,987

  Rent expense for operating leases was approximately $2,085 and $2,224 for the fiscal years ended December 28, 2013 and December 29, 2012, respectively, and is included in distribution for warehouse operations, and selling, general and administrative expenses for office operations.

5.     EMPLOYEE BENEFIT PLANS

  As of December 28, 2013 and December 29, 2012, the Acquired Business participated in Easton-Bell's defined contribution plan covering substantially all of the non-union employees. A matching contribution to each participant was made and determined on a discretionary basis. Expenses to the plan amounted to approximately $218 and $263 for the fiscal years ended December 28, 2013 and December 29, 2012, respectively, and are included in selling, general and administrative expenses.

6.     COMMITMENTS AND CONTINGENCIES

  The Purchase Agreement contains various warranties and indemnifications between Easton-Bell and BPS that may result in additional adjustment to the consideration paid, or require indemnification payments between the parties. However, Easton-Bell shall not have any obligation for any individual loss of less than $150 and unless and until the aggregate amount of all such individual losses incurred or sustained by BPS exceeds $1,500.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO ABBREVIATED FINANCIAL STATEMENTS (Continued)

AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012

(Amounts in thousands of U.S. dollars)

7.     FINANCIAL AND CAPITAL RISK MANAGEMENT

  As described in Note 2, certain functions of the Acquired Business were carried out by Easton-Bell centrally. This includes both Easton-Bell's cash management and treasury functions which address the nature and extent of Easton-Bell's (and inherently the Acquired Business) exposure to risks arising from financial instruments, including credit, liquidity and market risks; how those risks arise; the objectives, policies and processes for managing those risks; and the methods used to measure those risks. As this is not performed or separately tracked at the Acquired Business level, such information in generally not available as it relates to the Acquired Business product line.

8.     RELATED PARTY TRANSACTIONS

  Jas. D. Easton, Inc. is an affiliate of James Easton and former owner of the Acquired Business. In connection with the acquisition of Easton brand from James Easton in 2006, James Easton and various affiliates of James L. Easton (including Jas. D. Easton, Inc.) owned certain of the properties leased by the Acquired Business through November 2013. During the fiscal years ended December 28, 2013 and December 29, 2012, respectively, Easton-Bell paid approximately $1,006 and $1,032, in rent pursuant to such affiliate leases.

9.     SUBSEQUENT EVENTS

  In connection with the preparation of these Abbreviated Financial Statements, we have evaluated subsequent events through June 9, 2014, the date the Acquired Business' Abbreviated Financial Statements were available to be issued.

BASEBALL/SOFTBALL BUSINESS OF
EASTON-BELL SPORTS, INC.

Interim Abbreviated Financial Statements
(Unaudited)

For the fiscal quarters ended March 29, 2014 and March 30, 2013

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(Amounts in thousands of U.S. dollars)

	As of March 29, 2014	As of December 28, 2013
	(Unaudited)
ASSETS ACQUIRED
Current assets:
Trade and other receivables	$76,281	$66,382
Inventories	29,959	38,933
Prepaid expenses and other assets	699	190

Total current assets	106,939	105,505
Property, plant and equipment	3,088	2,788
Goodwill	81,969	81,969
Intangible assets	132,650	132,781
Other non-current assets	108	112

TOTAL ASSETS ACQUIRED	$324,754	$323,155

LIABILITIES ASSUMED
Current liabilities:
Trade and other payables	19,074	25,914
Accrued liabilities	10,718	13,108

Total current liabilities assumed	$29,792	$39,022

NET ASSETS ACQUIRED	$294,962	$284,133

The accompanying notes are an integral part of the Interim Abbreviated Financial Statements.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

STATEMENTS OF DIRECT REVENUES AND EXPENSES
(Unaudited)

(Amounts in thousands of U.S. dollars)

	Fiscal quarter ended
	March 29, 2014	March 30, 2013
Revenues	$64,713	$63,834
Cost of goods sold	39,158	41,899

Gross profit	25,555	21,935
Selling, general and administrative expenses	8,501	8,311
Research and development expenses	937	1,366

Operating income	$16,117	$12,258

The accompanying notes are an integral part of the Interim Abbreviated Financial Statements.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO INTERIM ABBREVIATED FINANCIAL STATEMENTS (UNAUDITED)

FOR THE FISCAL QUARTERS ENDED MARCH 29, 2014 AND MARCH 30, 2013

(Amounts in thousands of U.S. dollars)

1.     BACKGROUND AND DESCRIPTION OF BUSINESS

  On April 15, 2014, Bauer Performance Sports Ltd., through its subsidiaries ("BPS"), completed the acquisition (the "Easton Baseball/Softball Acquisition") of substantially all of the assets of the Easton baseball and softball business and the assets formerly used in the Sellers' (as defined below) lacrosse business (the "Acquired Business") pursuant to the terms of an asset purchase agreement, as amended, dated February 13, 2014 (the "Purchase Agreement"), with, among others, Easton-Bell Sports, Inc. and certain of its affiliates (collectively the "Sellers" or "Easton-Bell"). The total consideration paid to the Sellers at closing was $330,000 in cash, subject to a working capital adjustment, plus acquisition costs.

  The Easton baseball and softball business develops and manufactures baseball and softball bats, batting and fielding gloves, apparel, bags, helmets, catcher's protective equipment and related accessories in the U.S. and Canada.

  Upon closing of the Easton Baseball/Softball Acquisition, BPS owns the EASTON brand and the Acquired Business. In connection with the Easton Baseball/Softball Acquisition, BPS granted a license to Easton-Bell to permit Easton-Bell to use the EASTON name in their hockey and cycling businesses only. The Acquired Business operates out of their Van Nuys, California headquarters and Salt Lake City, Utah distribution center locations.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

  The statements of assets acquired and liabilities assumed as of March 29, 2014 and December 28, 2013, and the related statements of direct revenues and expenses for the fiscal quarters ended March 29, 2014 and March 30, 2013 and the accompanying notes (collectively, the "Interim Abbreviated Financial Statements"), have been prepared in accordance with the April 29, 2014 exemptive relief order granted by the Canadian securities regulatory authorities.

  The Interim Abbreviated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). All monetary references expressed in these notes are references to United States dollars. All intercompany accounts and transactions have been eliminated. The Interim Abbreviated Financial Statements have been prepared on a basis consistent with the accounting policies described in Note 2 to the Abbreviated Financial Statements for the fiscal years ended December 28, 2013 and December 29, 2012. Certain information and footnote disclosure normally included in annual financial statements have been omitted or condensed. These Interim Abbreviated Financial Statements should be read in conjunction with the Abbreviated Financial Statements for the fiscal years ended December 28, 2013 and December 29, 2012.

  The Acquired Business does not consist of a separate legal entity, subsidiary or segment of Easton-Bell and had not historically been structured, operated or accounted for as a separate business, business segment or operating unit within Easton-Bell. The Acquired Business has historically been operated as an integrated product line included in Easton-Bell consolidated operations. As a result, stand-alone financial statements of the Acquired Business have not been previously prepared. Easton-Bell has not historically allocated certain corporate expenses, interest expense, gains or losses on derivative instruments, certain corporate overhead expenses or income taxes to the Acquired Business. This information is not otherwise readily available and any allocation would be subjective and may not be relevant due to differences in corporate structures between Easton-Bell and the Acquired Business as operated on a stand-alone basis. As a result, sufficient financial information about the Acquired Business on a standalone basis does not exist to prepare complete financial statements in accordance with U.S. GAAP.

  The Interim Abbreviated Financial Statements, which have been carved-out of the historical books and records maintained by Easton-Bell, include only the specific assets acquired, liabilities assumed, revenues and direct expenses associated with the products and services in the scope of the Purchase Agreement, which have been identified within the terms of the Purchase Agreement as of April 15, 2014. Accordingly, those products and services, and these Interim Abbreviated Financial Statements, are not a complete representation of the Acquired Business.

  In addition to the foregoing, all treasury and cash management functions of the Acquired Business were carried out by Easton-Bell centrally. Such functions were not performed or separately tracked at the Acquired Business level. As a result, a statement of cash flows cannot be compiled and is not presented. Additionally, since only specified assets were acquired and liabilities assumed, and the Acquired Business does not have a distinct capital structure, the statement of changes in equity is not presented. A statement of comprehensive income is also not presented. Such financial information was deemed not to be meaningful and impracticable to prepare given the nature of the presentation and information available relative to the assets acquired and liabilities assumed.

  Therefore, the Interim Abbreviated Financial Statements are not intended to be a complete representation of the financial position or results of operations of the Acquired Business had it operated as a separate independent entity, nor are they indicative of the results to be expected from future operations of the Acquired Business.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO INTERIM ABBREVIATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

FOR THE FISCAL QUARTERS ENDED MARCH 29, 2014 AND MARCH 30, 2013

(Amounts in thousands of U.S. dollars)

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  Statements of assets acquired and liabilities assumed

  The statements of assets acquired and liabilities assumed consist of the assets to be acquired and liabilities to be assumed by BPS pursuant to the terms of the Purchase Agreement. Assets or liabilities which may be related to the Acquired Business but which will be retained by Easton-Bell under the Purchase Agreement have not been included in the statements of assets acquired and liabilities assumed. Certain of the assets acquired and liabilities assumed include allocations of accrued amounts directly associated with revenue-generating activities of the Acquired Business. Pursuant to the Purchase Agreement, these amounts are subject to working capital adjustments, and final purchase price allocations remain open and subject to change, until such working capital adjustments have been finalized. Following is a description of the significant allocations that have been applied:

  a)
  Trade and other payables

    $18,918 and $25,581 of the trade and other payables balance of $19,074 and $25,914 as of March 29, 2014 and December 28, 2013, respectively, were directly allocated to the Acquired Business. The remaining $156 and $333, as of March 29, 2014 and December 28, 2013, respectively, were allocations, based on the pro rata portion of March 2014 and December 2013 revenues, respectively, directly associated with the Acquired Business.

  b)
  Accrued liabilities

    $7,688 and $8,029 of the accrued liabilities balance of $10,718 and $13,108, as of March 29, 2014 and December 28, 2013, respectively, were directly allocated to the Acquired Business. The remaining $3,030 and $5,079, as of March 29, 2014 and December 28, 2013, respectively, were allocations, based on the pro rata portion of revenues directly associated with the Acquired Business.

  Statements of revenues and expenses

  The statements of direct revenues and expenses include the revenue and direct expenses of the Acquired Business. Revenue includes the amounts attributable to the sale of the products and services transferred to BPS and exclude certain amounts which are being retained by Easton-Bell in accordance with the terms of the Purchase Agreement. Direct expenses include costs directly associated with revenue-generating activities of the Acquired Business. Certain direct expenses were determined based upon allocations of the direct costs of the Acquired Business. Unless otherwise noted, these policies have been consistently applied in the Interim Abbreviated Financial Statements. Revenue is recorded at the product line level and is directly attributable to the Acquired Business.

  Cost of goods sold, selling, general and administrative expenses, and research and development expenses include directly attributable costs and allocated costs. For purposes of presenting the Interim Abbreviated Financial Statements, allocations were required to determine the cost activities performed by Easton-Bell, directly attributable to the Acquired Business. These shared services included, but are not limited to, executive management, accounting, information technology services, professional and consulting fees, legal and human resources. Where specific identification could not be used, allocations were made based on the pro rata portion of revenues directly associated with the Acquired Business.

  Management believes that the allocation methodologies are reasonable; however, expenses allocated to the Acquired Business are not necessarily indicative of the expenses that would have been incurred on a stand-alone basis nor are they indicative of costs that may be incurred in the future. Actual results could differ from these estimates. It is not practicable to estimate the costs that would have been incurred by the Acquired Business if it had operated on a stand-alone basis.

  Reporting Period

  Easton-Bell's fiscal quarters are 13-week periods ending on Saturdays. As a result, the Interim Abbreviated Financial Statements reflect the fiscal quarter ended on March 29, 2014 and the fiscal quarter ended March 30, 2013.

  Recent Accounting Pronouncements

  As of March 29, 2014, there are no recently issued accounting pronouncements not yet effective that are expected to have a material impact on the Interim Abbreviated Financial Statements of the Acquired Business.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO INTERIM ABBREVIATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

FOR THE FISCAL QUARTERS ENDED MARCH 29, 2014 AND MARCH 30, 2013

(Amounts in thousands of U.S. dollars)

3.     ACCOUNTS RECEIVABLE

  Trade and other receivables at March 29, 2014 and December 28, 2013 are net of allowances for doubtful accounts of $2,591 and $2,263, respectively.

4.     INVENTORIES

  As of March 29, 2014 and December 28, 2013, there was a reserve for excess and obsolete inventories of $2,657 and $2,196, respectively. Inventories, which are net of excess and obsolete inventory, consist of the following:

	March 29, 2014	December 28, 2013
Raw materials	$283	$280
Work in process	20	19
Finished goods	29,656	38,634

Inventories	$29,959	$38,933

5.     PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consist of the following:

	March 29, 2014	December 28, 2013
Building and leasehold improvements	$4,830	$4,159
Machinery and equipment	5,818	5,288
Office equipment and furniture	4,627	3,760
Computer equipment and software	3,782	2,933
Construction in progress	—	2

	$19,057	$16,142
Less: accumulated depreciation	(15,969)	(13,354)

Net book value	$3,088	$2,788

  Depreciation expense relating to property, plant and equipment amounted to $801 and $391 for the fiscal quarters ended March 29, 2014 and March 30, 2013, respectively. Depreciation expenses are primarily recorded in distribution relating to warehouse operations, and selling, general, and administrative relating to office operations.

6.     GOODWILL AND INTANGIBLE ASSETS

  Amortization of existing intangible assets for the fiscal quarters ended March 29, 2014 and March 30, 2013 are $131 and $786, respectively, and are included in selling, general and administrative expenses.

  As of June 29, 2013, Easton-Bell management had made the decision to exit the lacrosse business. The exit resulted in the write off of $957 of goodwill, associated with the acquisition of Talon lacrosse in 2010. The direct revenues and direct expenses of the lacrosse business (excluding the impairment) were $66 and $66, respectively, for the fiscal quarter ended March 29, 2014 and $277 and $1,140, respectively, for the fiscal quarter ended March 30, 2013.

BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC.

NOTES TO INTERIM ABBREVIATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

FOR THE FISCAL QUARTERS ENDED MARCH 29, 2014 AND MARCH 30, 2013

(Amounts in thousands of U.S. dollars)

7.     WARRANTY OBLIGATIONS

  The following is a reconciliation of the changes in the product warranty liability:

	March 29, 2014	March 30, 2013
Beginning of period	$2,824	$2,422
Warranty expense incurred during the fiscal quarter	546	906
Warranty cost recorded during the fiscal quarter	(591)	(905)

End of period	$2,779	$2,423

8.     ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

	March 29, 2014	December 28, 2013
Salaries, wages, commissions and bonuses	$453	$317
Advertising	3,097	4,026
Rebates	287	62
Warranty	2,779	2,824
Royalties	1,073	747
Other	3,029	5,132

Total accrued liabilities	$10,718	$13,108

9.     COMMITMENTS AND CONTINGENCIES

  The Purchase Agreement contains various warranties and indemnifications between Easton-Bell and BPS that may result in additional adjustment to the consideration paid, or require indemnification payments between the parties. However, Easton-Bell shall not have any obligation for any individual loss of less than $150 and unless and until the aggregate amount of all such individual losses incurred or sustained by BPS exceeds $1,500.

10.   RELATED PARTY TRANSACTIONS

  Jas. D. Easton, Inc. is an affiliate of James Easton and former owner of the Acquired Business. In connection with the acquisition of Easton brand from James Easton in 2006, James Easton and various affiliates of James L. Easton (including Jas. D. Easton, Inc.) owned certain of the properties leased by the Acquired Business through November 2013. During the fiscal quarters ended March 29, 2014 and March 30, 2013, respectively, Easton-Bell paid approximately $0 and $251, in rent pursuant to such affiliate leases.

11.   SUBSEQUENT EVENTS

  In connection with the preparation of these Interim Abbreviated Financial Statements, we have evaluated subsequent events through June 9, 2014, the date the Acquired Business's Interim Abbreviated Financial Statements were available to be issued.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED
TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

        Bauer Performance Sports Ltd. ("Bauer" or the "Registrant") is subject to the provisions of the Business Corporations Act (British Columbia) (the "Act").

        Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify an eligible party (as defined herein) against all eligible penalties (as defined herein) to which the eligible party is or may be liable. An "eligible party" means an individual who:

  •
  is or was a director or officer of the Registrant,

  •
  is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

  •
  at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, except in the definition of "eligible proceeding" and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual. Section 160(b) of the Act permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined herein).

        Under Section 159 of the Act, an "eligible penalty" is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An "eligible proceeding" means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

        Under Section 161 of the Act, and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

        Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

        Under Section 163(1) of the Act, the Registrant must not indemnify an eligible party under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  •
  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  •
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

        Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act in respect of the proceeding.

        Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia, on application of the Registrant or an eligible party, may do one or more of the following:

  •
  order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  •
  order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  •
  order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

  •
  order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164; or

  •
  make any other order the Court considers appropriate.

        The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

        Under Part 20 of the amended and restated articles of Bauer Performance Sports Ltd. (the "Articles"), the Registrant must indemnify a director or former director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Registrant on the terms of the indemnity contained in Part 20 of the Articles.

        Subject to any restrictions in the Act, the Registrant may indemnify any person.

        The failure of a director or officer of the Registrant to comply with the Act or the Articles (or any predecessor version thereof) does not invalidate any indemnity to which he or she is entitled under Part 20 of the Articles.

        For the purposes of the Articles, an "eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding. An "eligible proceeding" means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director or former director of the Registrant (an "eligible party") or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director of the Registrant, (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. "Expenses" has the meaning set out in the Act.

        Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

  •
  is or was a director, officer, employee or agent of the Registrant;

  •
  is or was a director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant;

  •
  at the request of the Registrant, is or was a director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

  •
  at the request of the Registrant, holds or held a position equivalent to that of a director or officer of a partnership, trust, joint venture or other unincorporated entity against any liability incurred by him or her as such director, officer, employee or agent or person who holds or held such equivalent position. The Registrant has entered into indemnification agreements with each of its directors.

* * *

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

 FORM F-10

EXHIBITS OF BAUER PERFORMANCE SPORTS LTD.

Exhibit Number		Description
3.1	*	Underwriting Agreement.
4.1		Annual information form of the Registrant dated August 27, 2013 for the fiscal year ended May 31, 2013.
4.2		Audited consolidated financial statements of the Registrant, as at and for the years ended May 31, 2013 and 2012, together with the notes thereto and the auditors' report thereon.
4.3		Management's discussion and analysis of financial condition and results of operations of the Registrant for the three and twelve month periods ended May 31, 2013.
4.4		Management information circular of the Registrant dated September 9, 2013 distributed in connection with the Registrant's annual and special meeting of shareholders held on October 16, 2013.
4.5
Unaudited condensed consolidated interim financial statements of the Registrant as at February 28, 2014 and for the three and nine months ended February 28, 2014 and 2013, together with the notes thereto.
4.6		Management's discussion and analysis of financial condition and results of operations of the Registrant for the three and nine month periods ended February 28, 2014.
4.7		Material change report dated February 24, 2014.
4.8		Material change report dated April 25, 2014.
5.1		Consent of KPMG LLP, independent registered public accounting firm of the Registrant.
5.2		Consent of Ernst & Young LLP.
5.3		Consent of Stikeman Elliott LLP, Canadian legal counsel to the Registrant.
5.4		Consent of Norton Rose Fulbright Canada LLP, Canadian legal counsel to the underwriters.
6.1		Powers of Attorney (included on the signature page of this Registration Statement).

*
To be filed by amendment.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        A written Appointment of Agent for Service of Process and Undertaking on Form F-X for the Registrant and its agent for service of process is being filed concurrently herewith.

        Any change to the name or address of the agent for service of process of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement on Form F-10.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exeter, New Hampshire, on June 9, 2014.

BAUER PERFORMANCE SPORTS LTD.
By:	/s/ AMIR ROSENTHAL
	Name:	Amir Rosenthal
	Title:	Chief Financial Officer, Executive Vice President Finance & Administration and Treasurer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin Davis, Amir Rosenthal and Michael Wall, or any of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

III-2

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signature	Capacity	Date

/s/ KEVIN DAVIS Kevin Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2014
/s/ AMIR ROSENTHAL Amir Rosenthal	Executive Vice President, Finance & Administration, Chief Financial Officer and Treasurer (Principal Financial & Accounting Officer)	June 9, 2014
/s/ BERNARD MCDONELL Bernard McDonell	Director and Chairman	June 9, 2014
/s/ CHRISTOPHER W. ANDERSON Christopher W. Anderson	Director	June 9, 2014
/s/ SAMUEL P. FRIEDER Samuel P. Frieder	Director	June 9, 2014
/s/ C. MICHAEL JACOBI C. Michael Jacobi	Director	June 9, 2014
/s/ PAUL A. LAVOIE Paul A. Lavoie	Director	June 9, 2014
/s/ MATTHEW M. MANNELLY Matthew M. Mannelly	Director	June 9, 2014
Bob Nicholson	Director	June 9, 2014
/s/ KARYN O. BARSA Karyn O. Barsa	Director	June 9, 2014

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 9, 2014.

BAUER HOCKEY INC.
By:	/s/ MICHAEL J. WALL
	Name:	Michael J. Wall
	Title:	Vice President, General Counsel and Corporate Secretary

III-4

 INDEX OF EXHIBITS OF BAUER PERFORMANCE SPORTS LTD.
to
FORM F-10

Exhibit Number		Description
3.1	*	Underwriting Agreement.
4.1		Annual information form of the Registrant dated August 27, 2013 for the fiscal year ended May 31, 2013.
4.2		Audited consolidated financial statements of the Registrant, as at and for the years ended May 31, 2013 and 2012, together with the notes thereto and the auditors' report thereon.
4.3		Management's discussion and analysis of financial condition and results of operations of the Registrant for the three and twelve month periods ended May 31, 2013.
4.4		Management information circular of the Registrant dated September 9, 2013 distributed in connection with the Registrant's annual and special meeting of shareholders held on October 16, 2013.
4.5
Unaudited condensed consolidated interim financial statements of the Registrant as at February 28, 2014 and for the three and nine months ended February 28, 2014 and 2013, together with the notes thereto.
4.6		Management's discussion and analysis of financial condition and results of operations of the Registrant for the three and nine month periods ended February 28, 2014.
4.7		Material change report dated February 24, 2014.
4.8		Material change report dated April 25, 2014.
5.1		Consent of KPMG LLP, independent registered public accounting firm of the Registrant.
5.2		Consent of Ernst & Young LLP.
5.3		Consent of Stikeman Elliott LLP, Canadian legal counsel to the Registrant.
5.4		Consent of Norton Rose Fulbright Canada LLP, Canadian legal counsel to the underwriters.
6.1		Powers of Attorney (included on the signature page of this Registration Statement).

*
To be filed by amendment.

III-5

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
GENERAL MATTERS
PRESENTATION OF FINANCIAL INFORMATION
NON-GAAP MEASURES
EXCHANGE RATE INFORMATION
TRADEMARKS AND BUSINESS NAMES
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
INDUSTRY AND MARKET DATA
PROSPECTUS SUMMARY
BUSINESS
THE EASTON BASEBALL/SOFTBALL ACQUISITION
MARKET OPPORTUNITY (INDUSTRY OVERVIEW)
THE OFFERING
SUMMARY CONSOLIDATED FINANCIAL DATA
Historical and Unaudited Pro Forma Consolidated Statement of Income Items (Expressed in millions of U.S. dollars, except per share amounts)
Historical and Unaudited Pro Forma Balance Sheet Items (Expressed in millions of U.S. dollars)
RISK FACTORS
SELECTED CONSOLIDATED FINANCIAL DATA
Historical and Unaudited Pro Forma Consolidated Statement of Income Items (Expressed in millions of U.S. dollars, except per share amounts)
Historical and Unaudited Pro Forma Balance Sheet Items (Expressed in millions of U.S. dollars)
Reconciliation of Pro forma Adjusted EBITDA (Expressed in millions of U.S. dollars)
Reconciliation of Pro forma Net Income, Pro forma Adjusted Net Income and Pro forma Adjusted EPS (Expressed in millions of U.S. dollars; except per share amounts)
USE OF PROCEEDS
DIVIDEND POLICY
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
THE EASTON BASEBALL/SOFTBALL ACQUISITION
MARKET OPPORTUNITY (INDUSTRY OVERVIEW)
BUSINESS
Overall Market Share — Ice Hockey Equipment Sales
53% Market Share in Fiscal 2013
MANAGEMENT
PRINCIPAL SHAREHOLDER
DESCRIPTION OF SHARE CAPITAL
PRIOR SALES
TRADING PRICE AND VOLUME
PLAN OF DISTRIBUTION
RELATIONSHIP BETWEEN THE COMPANY AND CERTAIN UNDERWRITERS
CANADIAN FEDERAL TAX CONSIDERATIONS
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
LEGAL MATTERS
EXPERTS
AUDITORS, TRANSFER AGENT AND REGISTRAR
EXEMPTION FROM NATIONAL INSTRUMENTS
DOCUMENTS INCORPORATED BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS INCLUDED AS PART OF THE REGISTRATION STATEMENT
ENFORCEMENT OF LEGAL RIGHTS
ENFORCEABILITY OF CIVIL LIABILITIES
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
BAUER PERFORMANCE SPORTS LTD. PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION (UNAUDITED) (Expressed in thousands of U.S. dollars)
BAUER PERFORMANCE SPORTS LTD. PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED) (Expressed in thousands of U.S. dollars, except per share amounts)
BAUER PERFORMANCE SPORTS LTD. PRO FORMA CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME (UNAUDITED) (Expressed in thousands of U.S. dollars, except per share amounts)
BAUER PERFORMANCE SPORTS LTD. NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) AS OF AND FOR THE NINE MONTH PERIOD ENDING FEBRUARY 28, 2014 AND FOR THE TWELVE MONTH PERIOD ENDING MAY 31, 2013 (In thousands of U.S. dollars except for share and per share amounts)
Report of Independent Auditors
BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC. STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED (Amounts in thousands of U.S. dollars)
BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC. STATEMENTS OF DIRECT REVENUES AND EXPENSES (Amounts in thousands of U.S. dollars)
BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC. NOTES TO ABBREVIATED FINANCIAL STATEMENTS AS OF AND FOR THE FISCAL YEARS ENDED DECEMBER 28, 2013 AND DECEMBER 29, 2012 (Amounts in thousands of U.S. dollars)
BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC. STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED (Amounts in thousands of U.S. dollars)
BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC. STATEMENTS OF DIRECT REVENUES AND EXPENSES (Unaudited) (Amounts in thousands of U.S. dollars)
BASEBALL/SOFTBALL BUSINESS OF EASTON-BELL SPORTS, INC. NOTES TO INTERIM ABBREVIATED FINANCIAL STATEMENTS (UNAUDITED) FOR THE FISCAL QUARTERS ENDED MARCH 29, 2014 AND MARCH 30, 2013 (Amounts in thousands of U.S. dollars)
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
FORM F-10 EXHIBITS OF BAUER PERFORMANCE SPORTS LTD.
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
POWER OF ATTORNEY
AUTHORIZED REPRESENTATIVE
INDEX OF EXHIBITS OF BAUER PERFORMANCE SPORTS LTD. to FORM F-10